As filed with the Securities and Exchange Commission on March 31, 1999
                                                   Registration No. 333-
                                                                         -----

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                     VANDERBILT MORTGAGE AND FINANCE, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------


         TENNESSEE                                     62-0997810
(STATE OR OTHER JURISDICTION OF           (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

                                500 ALCOA TRAIL
                          MARYVILLE, TENNESSEE 37804
                                (423) 380-3000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                  REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                               KEVIN T. CLAYTON
                                500 ALCOA TRAIL
                          MARYVILLE, TENNESSEE 37804
                                (423) 380-3000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              CLAYTON HOMES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

    DELAWARE                                         62-1671360
(STATE OR OTHER JURISDICTION OF          (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

                                5000 CLAYTON ROAD
                           MARYVILLE, TENNESSEE 37804
                                 (423) 380-3000

         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                 AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE
                                    OFFICES)

                                ----------------


                                KEVIN T. CLAYTON
                                5000 CLAYTON ROAD
                           MARYVILLE, TENNESSEE 37804
                                 (423) 380-3000
    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                           CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                               JOHN W. TITUS, ESQ.
                      BOULT, CUMMINGS, CONNERS & BERRY, PLC
                          414 UNION STREET, SUITE 1600
                           NASHVILLE, TENNESSEE 37219

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE PUBLIC:
As soon as practicable after the effective date of this Registration
Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING./ /____________

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING./ /____________

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX./ /


                            CALCULATION OF REGISTRATION FEE

        Title of Each Class of                       Amount to be           Proposed            Proposed            Amount of
      Securities to Be Registered                    Registered*        Maximum Offering   Maximum Aggregate    Registration Fee
                                                                         Price Per Unit**   Offering Price**

Pass-Through Certificates....................       $2,500,000,000            100%           $2,500,000,000          $695,000

Limited Guarantee of Clayton Homes, Inc......       $2,500,000,000            100%           $2,500,000,000            N/A

* $287,363,000 in securities registered by the Registrants under Registration Statement No. 333-43583 referred to below and not previously sold is carried forward in this Registration Statement pursuant to Rule 429. A registration fee of $87,079.70 in connection with such unsold amount of securities was paid previously under the foregoing Registration Statement. Accordingly, the total amount registered under this Registration Statement as so consolidated as of the date of this filing is $2,787,363,000.

**  Estimated for the purpose of calculating the registration fee.

Pursuant to Rule 429, this Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-43583, which became effective on January 26, 1998.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


--------------------------------------------------------------------------------
You should consider the risk factors starting on page S-11 of this prospectus supplement and page 10 of the prospectus.

The offered certificates represent obligations of the trust only and do not represent an interest in or obligation of Vanderbilt Mortgage and Finance, Inc., ________________ or any of their affiliates [(except to the extent of the limited guarantee of the Class I B-2 and Class II B-3 Certificates by Clayton Homes, Inc.)].

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED MARCH 31, 1999

Prospectus Supplement
(To Prospectus dated _______, 1999)

                                  $-----------
                                  (Approximate)

                      Vanderbilt Mortgage and Finance, Inc.
                               Seller and Servicer

                          Manufactured Housing Contract
           Senior/Subordinate Pass-Through Certificates, Series 1999__




You should consider the risk factors starting on page S-11 of this prospectus supplement and page 10 of the prospectus.

The offered certificates represent obligations of the trust only and do not represent an interest in or obligation of Vanderbilt Mortgage and Finance, Inc., ______ or any of their affiliates [(except to the extent of the limited guarantee of the Class I B-2 and Class II B-3 Certificates by Clayton Homes, Inc.)].

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The Trust Fund will:

o  Issue thirteen Classes of offered certificates described in the table below.

o Consist primarily of manufactured housing installment sales contracts, installment loan agreements and mortgage loans.

o  Make an election to be treated as REMIC for federal income tax purposes.

The Certificates:

o  Represent ownership interests in a trust fund.

o Include the Group I Certificates which generally relate to the fixed rate contracts and the Group II Certificates which generally relate to the adjustable rate contracts.

o Currently have no trading market and are not listed on any securities exchange.

o Receive distributions on the ___ day of each month (or if such day is not a business day, the next business day) beginning on _____ __, 1999.


                             Original        Price
                           Certificate         To         Underwriting     Proceeds to
                             Balance         Public         Discount       Company(2)

Class I A-1 Certificates     $
Class I A-2 Certificates(1)  $
Class I A-3 Certificates(1)  $
Class I A-4 Certificates(1)  $
Class I A-5 Certificates(1)  $
Class I A-6 Certificates(1)  $
Class I M-1 Certificates(1)  $
Class I B-1 Certificates(1)  $
Class I B-2 Certificates(1)  $
Class II A-1 Certificates(1) $
Class II B-1 Certificates(1) $
Class II B-2 Certificates(1) $
Class II B-3 Certificates(1) $

  Total...................   $             $               $                $


(1) Plus accrued interest, if any, at the applicable rate from ________ __, 1999.
(2) Before deducting expenses, estimated to be $_______.


The underwriters named below will offer these securities to the public at the price to public set forth above and they will receive the discount listed above.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

________ __, 1999






        You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

        We provide information about the certificates to you through this document which consists of two parts: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates. This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

        If there is a conflict between the terms of this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        This prospectus supplement and the accompanying prospectus include cross-references to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

        We have filed preliminary information regarding the trust's assets and the certificates with the Securities and Exchange Commission. The information contained in this document supersedes all of that preliminary information, which was prepared by the underwriters for prospective investors.

                                TABLE OF CONTENTS

                                                       Page

                PROSPECTUS SUPPLEMENT

Summary Information......................................S-3
Risk Factors.............................................S-11
The Contract Pool........................................S-15
Vanderbilt Mortgage and Finance, Inc.....................S-26
[Ratio of Earnings to Fixed Charges for CHI..............S-29]
Yield and Prepayment Considerations......................S-29
Description of The Certificates..........................S-50
Use of Proceeds..........................................S-75
Certain Federal Income Tax Consequences..................S-75
State Tax Considerations.................................S-77
ERISA Considerations.....................................S-77
Legal Investment Considerations..........................S-78
Certificate Rating.......................................S-78
Underwriting.............................................S-79
Legal Matters............................................S-80
Index Of Defined Terms...................................S-81
Annex I..................................................I-1

                                                        Page

                      PROSPECTUS

Reports to Holders of Certificates.........................2
Where You Can Find More Information........................2
Risk Factors...............................................4
The Trust Fund.............................................8
Use of Proceeds............................................9
Vanderbilt Mortgage and Finance, Inc.......................9
Underwriting Policies......................................10
Yield Considerations.......................................11
Maturity and Prepayment Considerations.....................12
Description of the Certificates............................12
Description of FHA Insurance and VA Guarantees.............26
Certain Legal Aspects of the Contracts.....................27
ERISA Considerations.......................................32
Certain Federal Income Tax Consequences....................35
State and Local Tax Considerations.........................53
Legal Investment Considerations............................54
Ratings....................................................54
Underwriting...............................................55
Legal Matters..............................................55
Experts....................................................55
Glossary...................................................56





                               SUMMARY INFORMATION

    This summary highlights selected information from this document and does not contain all of the information to make your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the Offered
Certificates.

                          Manufactured Housing Contract
                  Senior/Subordinate Pass-Through Certificates,
                                  Series 1999__

                                                          Initial Rating of
                                                            Certificates(5)
                         Original
                     Class Principal   Remittance Rate     [______] [_____]
   Class                 Balance(1)      (per annum)        Rating   Rating

Offered Certificates
Class I A-1                   $             (2)(3)
Class I A-2                   $               (2)
Class I A-3                   $               (2)
Class I A-4                   $               (2)
Class I A-5                   $               (2)
Class I A-6                   $               (2)
Class I M-1                   $               (2)
Class I B-1                   $               (2)
Class I B-2                   $               (2)
Class II A-1                  $             (3)(4)
Class II B-1                  $             (3)(4)
Class II B-2                  $             (3)(4)
Class II B-3                  $             (3)(4)

Non-Offered Certificate
Class R                      N/A              N/A                  N/A

----------
(1) This amount is subject to a variance of plus or minus 5%.

(2) Subject to a maximum rate equal to (a) the weighted average contract rate of the Group I Contracts less (b) the applicable servicing fee (if Vanderbilt Mortgage and Finance, Inc. is no longer the servicer).

(3) Interest will accrue at a variable rate based on one-month LIBOR plus the applicable spread subject to certain caps described in "Distributions--Interest Distributions".

(4) The spread will increase if the option to repurchase the Contracts is not exercised. See "Distributions--Interest Distributions--Remittance Rates of the Certificates" herein.

(5) A description of the ratings of the Certificates is set forth under the heading "Certificate Rating" in this prospectus supplement.





The Trust Fund

        A trust fund will be established pursuant to a pooling and servicing agreement, dated as of __________ __, 1999, among Vanderbilt Mortgage and Finance, Inc., ("Vanderbilt") as seller and servicer[, Clayton Homes, Inc., ("CHI") as provider of the limited guarantee] and ____________________, as trustee (the "Trustee").

Seller

        o Vanderbilt Mortgage and Finance, Inc. maintains its principal office at 500 Alcoa Trail, Maryville, Tennessee 37804. Its telephone number is
(423) 380-3000.

Servicer

        o  Vanderbilt Mortgage and Finance, Inc.

        o The Servicer will service all of the Contracts either directly or through one or more sub-servicers.

Trustee

        o  ________________________.

Cut-off Date

        o  _______ __, 1999.

Closing Date

        o  ________ __, 1999.

Remittance Date

        o The __ day of each month or if such day is not a business day, the next business day. The first Remittance Date will be _____, 1999.

Designations

o Offered Certificates--Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5, Class I A-6, Class I M-1, Class I B-1, Class I B-2, Class II A-1, Class II B-1, Class II B-2 and Class II B-3.

o Group I Certificates--Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5, Class I A-6, Class I M-1, Class I B-1 and Class I B-2.

o Group II Certificates--Class II A-1, Class II B-1, Class II B-2 and Class II B-3.

o Group I Senior Certificates--Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5.

o Group II Senior Certificates--Class II A-1.

o Senior Certificates--Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5 and Class II A-1.

o Group I Subordinate Certificates--Class I A-6, Class I M-1, Class I B-1 and Class I B-2.

o Group II Subordinate Certificates--Class II B-1, Class II B-2 and Class II
B-3.

o Subordinate Certificates--Class I A-6, Class I M-1, Class I B-1, Class I B-2, Class II B-1, Class II B-2 and Class II B-3.

o Fixed Rate Certificates--Class I A-2, Class I A-3, Class I A-4, Class I A-5, Class I A-6, Class I M-1, Class I B-1 and Class I B-2.

o Floating Rate Certificates--Class I A-1 and the Group II Certificates.

The Contracts

        The trust fund will consist of two separate pools of manufactured housing installment sales contracts, installment loan agreements and mortgage loans (the "Contracts"). Generally, the Group I Certificates relate to the fixed rate contracts (the "Group I Contracts") and the Group II Certificates relate to the adjustable rate contracts (the "Group II Contracts").

        _____ Contracts, with an aggregate unpaid principal balance of approximately $______________ as of the Cut-off Date, are manufactured housing installment sales contracts or installment loan agreements originated by manufactured housing dealers and purchased by Vanderbilt from such dealers or originated directly by Vanderbilt.

[Certain of these dealers are affiliates of CHI.]

        Vanderbilt purchased the remaining Contracts from different financing companies and financial institutions. A portion of such Contracts were originated or acquired by 21st Century Mortgage Corporation and Access Financial Lending Corp.

For additional information with respect to the Contracts, we refer you to the table below and "The Contract Pool" in this prospectus supplement for more detail.





                              Summary of Contract
                     Characteristics as of the Cut-off Date
                                 (Approximate)

All Contracts

Pool Balance $
Number of Contracts
 Average Contract Balance $
Location of homes
Percentage by outstanding principal balance with Monthly Payments % Percentage by outstanding principal balance with Bi-Weekly Payments %

Group I Contracts

Pool Balance $
Number of Contracts
Average Contract Balance $
Weighted Average Annual Percentage Rate of Interest ("APR") %
Range of APRs %to %
Weighted Average Original Term to Scheduled Maturity (at origination) Weighted Average Remaining Term to Scheduled Maturity (at Cut-off Date) Latest maturity date of any Group I Contract

Group II Contracts*

Pool Balance $
Number of Contracts
Average Contract Balance $
Percentage by outstanding principal balance with Periodic Caps of 1% % Percentage by outstanding principal balance with Periodic Caps of 2% % Percentage by outstanding principal balance with a Lifetime Cap of 5%
  over the initial APR %
Percentage by outstanding principal balance with a Lifetime Cap of 6%
 over the initial APR %
Weighted Average APR as of the Cut-off Date %
Range of APR as of the Cut-off Date % to %
Weighted Average Maximum APR % Range of Maximum APR % to %
Weighed Average Minimum APR+ % Range of Minimum APR+ % to %
Weighted Average Gross Margin %
Range of Gross Margins % to %
Weighted Average Original Term to Scheduled Maturity (at origination) months Weighted Average Remaining Term to Scheduled Maturity (at Cut-off Date) months Latest maturity date of any Group II Contract

* The Group II Contracts are variable rate contracts that adjust annually (initially at the date set forth in the related Contract and at regular intervals thereafter). They bear interest at a rate equal to the sum of (i) the monthly average yield on U.S. Treasury securities adjusted to a constant maturity of five years and (ii) the Gross Margin set forth in the Contract, subject to rounding and the effects of the applicable Periodic Cap, Lifetime Cap and Lifetime Floor.

+ Assumes Minimum APR to be equal to the Gross Margin.

We refer you to "The Contract Pool" in this prospectus supplement for more detail.






Final Scheduled Remittance Dates

       The Final Scheduled Remittance Date of each Class of Certificates is as follows:

                                         Final Scheduled
Class                                    Remittance Date
Class I A-1(1)
Class I A-2(1)
Class I A-3(1)
Class I A-4(1)
Class I A-5(1)
Class I A-6(2)
Class I M-1(2)
Class I B-1(1)
Class I B-2(2)
Class II A-1(2)
Class II B-1(1)
Class II B-2(1)
Class II B-3(2)

(1) Such determination of the Final Scheduled Remittance Dates is based on the following assumptions: (i) there are no defaults, prepayments or delinquencies with respect to payments due based on the Assumed Contract Characteristics (set forth in "Yield and Prepayment Considerations" herein), (ii) the Seller or Servicer does not exercise its right to purchase the Contracts and the related trust property when the current balance of the Contracts declines below 10% of the balance of the Contracts as of the Cut-off Date and (iii) excess spread from the Contracts is not used to make accelerated payments of principal to increase the level of overcollateralization with respect to the Group II Certificates.

(2) The Final Scheduled Remittance Date for these Classes is the Remittance Date in the month following the date on which the Contracts with the latest scheduled maturity date in the relevant group amortizes according to their terms.

It is anticipated that the actual final Remittance Date for each Class may occur earlier than the Final Scheduled Remittance Date. In the event of large losses and delinquencies on the Contracts, however, the actual payment on certain of the subordinated classes of Certificates may occur later than the Final Scheduled Remittance Date and in certain scenarios, holders of such classes may incur a loss on their investment.

We refer you to "Yield and Prepayment Considerations" in this prospectus supplement for more detail.

Priority of Distributions

Group I Certificates: Funds available from payments and other amounts received on the Group I Contracts on any Remittance Date (less certain expenses and reimbursements) will be distributed in the following order:

        (i) to pay interest on the Group I Senior Certificates, at their respective Remittance Rates together with any previously undistributed shortfalls in interest due, on a pro rata basis;

        (ii) to pay principal on the Group I Senior Certificates in an amount equal to the applicable class percentage of a formula amount dictated by principal payable on the Group I contracts for the remittance date, in the following order of priority:

o     Class I A-1
o     Class I A-2
o     Class I A-3
o     Class I A-4
o     Class I A-5;

        (iii) first, to pay interest and then to pay principal on the Classes listed below, in an amount equal to the applicable class percentage of a formula amount dictated by amount of principal payable on the Group I Contracts for that Remittance Date, in the following order of priority:

o     Class I A-6
o     Class I M-1
o     Class I B-1

     Class I B-2 (subject, in certain instances, to a floor set forth herein);

        (iv) to pay shortfalls, if any, with respect to the Group II Certificates; and

        (v) to increase overcollateralization to the required overcollateralization level with respect to the Group II Certificates.

        After payment of the above, the remaining amounts received on the Group I Contracts will be distributed to pay Vanderbilt (if Vanderbilt is the servicer) the servicing fee [and to reimburse CHI with respect to any guarantee or enhancement payments], in the order of priority set forth herein. Remaining amounts will be paid to the holder of the Class R Certificate.

Group II Certificates: Funds available from payments and other amounts received on the Group II Contracts on any Remittance Date (less certain expenses and reimbursements) will be distributed in the following order:

        (i) first to pay interest, and then to pay principal on the Classes listed below in an amount equal to the applicable class percentage of a formula amount dictated by principal payable on the Group II Contracts for that Remittance Date, in the following order of priority:

o     Class II A-1
o     Class II B-1
o     Class II B-2
o     Class II B-3 (subject, in certain instances, to a floor set forth herein)

        (ii) to increase overcollateralization to the required overcollateralization level with respect to the Group II Certificates;

        (iii) to pay shortfalls, if any, with respect to the Group I Certificates; and

        (iv) to any net funds cap carryover amounts (as further described herein), on a pro rata basis.

        After payment of the above, the remaining amounts received on the Group II Contracts will be distributed to pay Vanderbilt (if Vanderbilt is the servicer) the servicing fee [and to reimburse CHI with respect to any guarantee or enhancement payments], in the order of priority set forth herein. Remaining amounts will be paid to the holder of the Class R Certificate.

We refer you to "Description of the Certificates --Distributions" in this prospectus supplement for more detail.

Interest Distributions

        Interest accrues on the Fixed Rate Certificates during the calendar month prior to the related Remittance Date on the basis of a 360-day year consisting of twelve 30-day months.

        Interest accrues on the Floating Rate Certificates (other than the first Remittance Date) based on the actual number of days during the period from the Remittance Date in the prior month to the day preceding the related Remittance Date and a 360 day year.

        On each Remittance Date, you will be entitled to the following:

o Interest at the related Remittance Rate that accrued during the accrual period.

o Interest due on any prior Remittance Date that was not paid.

        Your interest entitlement may be reduced as a result of prepayments or losses on the Contracts.

We refer you to "Description of the Certificates -- Distributions -- Interest Distributions" in this prospectus supplement for more information.

Principal Distributions

Group I Certificates:

o On each Remittance Date, you will be entitled to receive principal distributions in an amount equal to the applicable class percentage of a formula amount dictated by principal payable on the Group I Contracts for that Remittance Date.

o Prior to the Remittance Date in ___________, the applicable class percentage for the Class I A Certificates is expected to be 100% and the class percentage for the Class I M-1 and Class I B Certificates is expected to be 0%. The Class I A Certificates will receive all principal distributions in the order of priority set forth herein.

o Thereafter, assuming delinquencies, defaults and losses on the Group I Contracts remain below certain thresholds, principal is expected to be distributed to the Class I A Certificates, Class I M-1 Certificates and Class I B Certificates in proportion to their outstanding principal balances as further set forth herein.

o Payments to the Class I B-2 Certificates are subject to a floor set forth herein. If principal payments to the Class I B-2 Certificates would reduce the Class I B-2 Certificates below the floor such principal payments will be reallocated to the more senior classes as set forth herein.

We refer you to "Description of the Certificates --Distributions" in this prospectus supplement for more detail.

Group II Certificates:

o On each Remittance Date, you will be entitled to receive principal distributions in an amount equal to the applicable class percentage of a formula amount dictated by principal payable on the Group II Contracts for that Remittance Date.

o Prior to the Remittance Date in _____ ____, the applicable class percentage for the Class II A-1 Certificates is expected to be 100% and the class percentage for the Class II B Certificates is expected to be 0%.

o Thereafter, principal is expected to be distributed to the Class II A-1 Certificates and Class II B Certificates in proportion to their outstanding principal balances as further set forth herein.

o Payments to the Class II B-3 Certificates are subject to a floor set forth herein. If principal payments to the Class II B-3 Certificates would reduce the Class II B-3 Certificate below the floor, such principal payments will be reallocated to the more senior classes as set forth herein.

We refer you to "Description of the Certificates -- Distributions" in this prospectus supplement for more detail.

Credit Enhancement

        Credit enhancement in the form of subordination should reduce delays in distributions and losses on certain classes of certificates. The subordination feature will support the classes of certificates in varying degrees.

Group I Certificates

A.     Subordination

        There are two types of subordination with respect to the Group I
Certificates:

1. The Group I Senior Certificates will receive distributions of interest prior to distributions of interest made to the other Group I Certificates. Until certain distribution tests are met, the Group I Senior Certificates will receive distributions of principal prior to distributions of principal made to the Group I Subordinate Certificates. Also, on each Remittance Date, each class of Group I Subordinate Certificates will generally receive its interest and principal distribution in the following order: Class I A-6, Class I M-1, Class I B-1 and Class I B-2; and

2. Losses resulting from the liquidation of defaulted Group I Contracts will be absorbed by the Group I Subordinate Certificates in the following order: Class I B-2, Class I B-1, Class I M-1 and Class I A-6.

We refer you to "Description of the Certificates -- Group I Certificates and the Senior/Subordinate Structure" and "--Losses on Liquidated Contracts" in the prospectus supplement for more detail.

B.     Cross Collateralization Provisions

       Excess amounts generated by the Group II Contracts will fund shortfalls in the Group I available funds, subject to certain prior requirements relating to the Group II Certificates.

We refer you to "Description of the Certificates-- Cross Collateralization Provisions" in this prospectus supplement for more detail.

Group II Certificates

A.     Subordination

        There are two types of subordination with respect to the Group II
Certificates:

1. The Class II A-1 Certificates will receive distributions of interest prior to distributions of interest made to the Class II B Certificates. Until certain distribution tests are met, the Class II A-1 Certificates will receive distributions of principal prior to distributions of principal made to the Class II B Subordinate Certificates. Also, on each Remittance Date each class of Class II B Certificates will receive its interest and principal distribution before any other class of Class II B Certificates with a higher numerical class designation; and

2. Losses resulting from the liquidation of defaulted Group II Contracts will be absorbed by the Class II B Certificates in reverse order of numerical class designation.

We refer you to "Description of the Certificates-- Group II Certificates and the Senior Subordinate Structure" and "--Losses on Liquidated Contracts" in this prospectus supplement for more detail.

B.     Overcollateralization;
       Excess Interest Collections
       to Increase Overcollateralization

       Overcollateralization refers to the actual amount by which the aggregate principal balance of the Group II Contracts exceeds the aggregate principal balance of the Group II Certificates. This excess is intended to protect against any shortfalls in required payments on the Group II Certificates.

       In certain instances, excess interest collections shall be applied to make accelerated payments of principal to the Class of Group II Certificates then entitled to receive principal. This will cause the outstanding principal balance of the Group II Certificates to decrease faster than the principal balance of the Group II Contracts, thereby increasing the overcollateralization.

       If the overcollateralization is greater than the required overcollateralization (which will vary throughout the life of the Certificates), certain amounts will not be applied to reduce the principal balance of the Group II Certificates and will be distributed as set forth herein.

We refer you to "Description of the Certificates-- Group II Certificates; Overcollateralization Provisions" in this prospectus supplement for more detail.

C.     Cross Collaterization Provisions

       Excess amounts generated by the Group I Contracts may fund shortfalls and accelerate principal payments for the Group II Certificates, subject to certain prior requirements relating to the Group I Certificates.

We refer you to "Description of the Certificates-- Cross Collateralization Provisions" in this prospectus supplement for more detail.

Optional Repurchase

If the aggregate pool scheduled principal balance of the Contracts declines below 10% of the aggregate pool principal balance as of the Cut-off Date, then the Servicer and the Seller (if the Seller is no longer Servicer) each have the option to purchase all of the Contracts and the other property in the Trust. If the Servicer or Seller purchases all of the Contracts, you will receive a final distribution and then the Trust will be terminated.

We refer you to "Description of the Certificates-- Termination; Optional Termination" in this prospectus supplement for more detail.

[Limited Guarantee of CHI

CHI will guarantee the payment of interest and principal on the Class I B-2 and Class II B-3 Certificates. No other Certificates have the benefit of this guarantee.

The limited guarantee, if applicable, will be an unsecured general obligation of CHI and will not be supported by any letter of credit or other enhancement arrangement. See "Incorporation of Certain Documents of CHI by Reference" in the Prospectus.

At CHI's option and subject to certain conditions, such limited guarantee may be replaced by an alternate credit enhancement. Such credit enhancement may consist of cash or securities deposited by CHI or any other person in a segregated escrow, trust or collateral account or a letter of credit, certificate insurance policy or surety bond provided by a third party.

We refer you to "Description of the Certificates-- Limited Guarantee of CHI" and "-- Alternate Credit Enhancement" in this prospectus supplement for more detail.]

Advances

If the Servicer reasonably believes that cash advances can be recovered from a delinquent obligor then the Servicer will make cash advances to the Trust Fund to cover delinquent scheduled payments on the Contracts. The Servicer will make advances to maintain a regular flow of scheduled interest and principal payments on the certificates, not to guarantee or insure against losses. The Trust Fund will reimburse the Servicer for such advances.

We refer you to "Description of the Certificates-- Advances" in this prospectus supplement for more detail.

Federal Income Tax Consequences

For federal income tax purposes:

o An election will be made to treat the Trust Fund as a "real estate mortgage investment conduit," or REMIC.

o Each class of Certificates other than the Class R Certificate will be "regular interests" in the REMIC and will be treated as debt instruments of the REMIC.

o The Class R Certificate will represent the beneficial ownership of the sole class of "residual interest" in the REMIC. Certain types of investors may not purchase the Class R Certificate.

We refer you to "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for more detail.

ERISA Considerations

The fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and Section 4975 of the Internal Revenue Code of 1986 (the Code) can limit investments by certain pension and other employee benefit plans. For example, the acquisition of Certificates by certain plans may be considered a "prohibited transaction" under ERISA; however, certain exemptions from the prohibited transactions rules could apply. If you are a fiduciary of a pension or other employee benefit plan which is subject to ERISA or section 4975 of the Code, you should consult with your counsel regarding the applicability of the provisions of ERISA and the Code before purchasing a Certificate.

Subject to the considerations and conditions described under "ERISA Considerations" in this prospectus supplement and prospectus, it is expected that pension or employee benefit plans subject to ERISA or Section 4975 of the Code may purchase the Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5 and Class II A-1 Certificates.

We refer you to "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment

The Class II A-1 and Class II B-1 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

The other Certificates will not be "mortgage related securities" for purposes of SMMEA.

We refer you to "Legal Investment Considerations" in this prospectus supplement and in the prospectus for more detail.

Certificate Rating

The Trust Fund will not issue the Offered Certificates unless they have been assigned the ratings designated on page S-3.

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either rating agency.

We refer you to "Certificate Rating" in this prospectus supplement for more detail.





                                  RISK FACTORS

        You should carefully consider the following risk factors prior to any purchase of certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

Prepayments on Contracts May Adversely Affect Yield of Offered Certificates

        The rate of principal distributions and the average life of your Certificates will be directly related to the rate of principal payments on the Contracts. Obligors may prepay a Contract in full or in part at any time. The Contracts do not impose any prepayment penalties. For example, the rate of principal payments on the Contracts will be affected by the following:

o     the amortization schedules of the Contracts;

o partial prepayments and prepayments resulting from refinancing by obligors;

o     liquidations of defaulted Contracts by the Servicer;

o repurchases of Contracts by the Seller due to defective documentation or breaches of representations and warranties in the pooling and servicing agreement; and

o the optional purchase by the Seller or Servicer of all of the Contracts in connection with the termination of the Trust.

        Prepayments on the Contracts are influenced by a variety of economic, geographic, social and other factors. For example, if interest rates for similar contracts fall below the interest rates on the Contracts, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar contracts rise above the interest rates on the Contracts, the rate of prepayment would generally be expected to decrease.

        We cannot predict the rate at which obligors will repay their contracts. Please consider the following:

o If you are purchasing a Certificate at a discount, your yield may be lower than expected if principal payments on the Contracts occur at a slower rate than you expected.

o If you are purchasing a Certificate at a premium, your yield may be lower than expected if principal payments on the Contracts occur at a faster rate than you expected.

o The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase a Certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect.

o In addition, in the event a Contract is prepaid in full, interest on such Contract will cease to accrue on the date of prepayment. If such prepayments and related interest shortfalls are sufficiently high in a month, with respect to a group of Certificates, the amount available for the next Remittance Date could be less than the amount of principal and interest that would be distributable to the applicable Certificateholders, in the absence of such shortfalls.

        We refer you to "Yield and Prepayment Considerations" in this prospectus supplement and "Maturity and Prepayment Considerations" in the prospectus for more detail.

Risks of Holding Subordinate Certificates

        The protections afforded the Senior Certificates in this transaction create risks for the Subordinate Certificates. Before purchasing Subordinate Certificates, you should consider the following factors that may negatively impact your yield:

o Because the Subordinate Certificates receive distributions after the Senior Certificates, there is a greater likelihood that one or more classes of Subordinate Certificates will not receive the distributions to which they are entitled on any Remittance Date.

o If the Servicer determines not to advance a delinquent payment because such amount is not recoverable from an obligor, there will be a shortfall in distributions on the Certificates which will initially impact the Subordinate Certificates.

o The Subordinate Certificates are not entitled to a proportionate share of principal payments on the Contracts until (a) the beginning of the fifth year after the Closing Date and (b) the satisfaction of certain delinquency and performance tests.

o With respect to each Group of Certificates, losses resulting from the liquidation of defaulted Contracts will initally be absorbed by the related Subordinate Certificates. The liquidation losses on the Group I Contracts and resulting deficiencies in the amount available to pay the Group I Certificates will, in effect, be absorbed by the Group I Subordinate Certificates in the following order: Class I B-2, Class I B-1, Class I M-1 and Class I A-6. The liquidation losses on the Group II Contracts and resulting deficiencies in the amount available to pay the Group II Certificates will, in effect, be absorbed by the Group II Subordinate Certificates in the following order: Class II B-3, Class II B-2 and Class II B-1.

o     The earlier a loss on a Contract occurs, the greater the impact on yield.

o The risks presented in this section are more severe for the more subordinate classes of Certificates (i.e. Class I B, Class II B-2 and Class II B-3 Certificates). No class of Subordinate Certificates will receive a distribution on any Remittance Date prior to the class or classes of Subordinate Certificates of a higher priority. With limited exceptions, losses on the Contracts are allocated to the most junior classes of Certificates outstanding. In addition, if losses on the Contracts exceed certain levels, the amounts that these classes would otherwise receive will be distributed to the classes of Subordinate Certificates with a higher priority.

        Please review "Description of the Certificates" and "Yield and Prepayment Considerations" in this prospectus supplement and "Risk Factors--Subordination may not protect holders of senior certificates from losses" in this prospectus for more detail.

Limited Source of Payments - No Recourse to Seller, Servicer or Trustee

        The Contracts are the sole source of distributions for the Certificates (except to the extent of the limited guarantee or alternate credit enhancement in respect to the Class I B-2 and Class II B-3 Certificates). The Certificates do not represent an interest in or obligation of the Seller, the Servicer, the Trustee or any of their affiliates, except for (i) the limited obligations of the Seller with respect to certain breaches of its representations and warranties, (ii) the Servicer with respect to its servicing obligations [and (iii) CHI, as the provider of the Limited Guarantee with respect to the Class I B-2 and Class II B-3 Certificates.] Neither the Certificates nor the Contracts will be guaranteed by or insured by any governmental agency or instrumentality, the Seller, the Servicer, the Trustee or any of their affiliates (except to the extent of the limited guarantee in respect to the Class I B-2 and Class II B-3 Certificates). Consequently, if payments on the Contracts are insufficient to make all payments required on the Certificates you may incur a loss on your investment.

[Limited Guarantee of CHI is an Unsecured General Obligation of CHI

          The Limited Guarantee, if applicable, will be an unsecured general obligation of CHI and will not be supported by any letter of credit or other enhancement arrangement. See "Where You Can Find More Information" in the Prospectus.]

[Alternate Credit Enhancement may be Exhausted and Result in Losses

        If CHI has replaced the Limited Guarantee with an Alternate Credit Enhancement and such Alternate Credit Enhancement is exhausted, CHI has no obligation to replace such enhancement. Consequently, the Class I B-2 and Class II B-3 Certificates may bear a greater risk relating to losses on the Contracts than if the Limited Guarantee was in place and CHI was able to make payments pursuant to the Limited Guarantee.]

Lack of Secondary Market for the Offered Certificates

        The Underwriters intend to make a market for the purchase and sale of the Offered Certificates after their initial issuance but have no obligation to do so. There is currently no secondary market for the Offered Certificates. We cannot give you any assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your Certificates readily or at prices that will enable you to realize your desired yield. Your limited ability to resell your certificates could adversely affect the market value of your certificates and result in losses to you.

        The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

        In addition, the Group I Certificates and the Class II B-2 and Class II B-3 Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in such Certificates, limiting the market for such securities.

Geographic Concentration and Depreciation in Value of Manufactured Homes

        An investment in the Certificates evidencing interests in the Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile and historically have affected the delinquency, loan loss and repossession experience of manufactured housing installment sales contracts. The geographic location of the Manufactured Homes is set forth in "The Contract Pool" herein.

        Moreover, regardless of its location, manufactured housing generally depreciates in value. Consequently, the market value of the Manufactured Homes could be or become lower than the principal balances of the related Contracts. See "The Contract Pool" herein.

Certain Matters Relating to Insolvency

        If Vanderbilt becomes involved in bankruptcy proceedings, distributions to you could be delayed or reduced. Please review "Risk Factors--If Vanderbilt Mortgage and Finance, Inc. becomes insolvent there may be delays or reductions in distributions on your certificates" in the Prospectus for more detail.

Security Interests and Certain Other Aspects of the Contracts

        A variety of factors may limit the ability of the Servicer, on behalf of the Certificateholders, to realize upon the Manufactured Homes or other property securing the contracts or may limit the amount realized to less than the amount due. See "Risk Factors--Risks relating to enforceability on the contracts" in the Prospectus.

Consequences of Owning Book-Entry Certificates

        Limit on Liquidity of Certificates. Issuance of the Offered Certificates in book-entry form (the "Book-Entry Certificates") may reduce the liquidity of such certificates in the secondary trading market since investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

        Limit on Ability to Transfer or Pledge. Since transactions in the Book-Entry Certificates can be effected only though DTC, Cedel, Euroclear, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a Book-Entry Certificate to persons or entities that do not participate in the DTC, Cedel or Euroclear system or otherwise to take actions in respect of such certificates, may be limited due to lack of a physical certificate representing the Book-Entry Certificates.

        Delays in Distributions. You may experience some delay in the receipt of distributions on the Book-Entry Certificates since the distributions will be forwarded by the Trustee to DTC for DTC to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

        Please review "Description of the Certificates--Registration of the Offered Certificates" in this prospectus supplement for more detail.

Basis Risk with Respect to the Class I A-1 Certificates and Group II
Certificates

        With respect to the Group I Contracts, interest will accrue at a fixed rate which may differ from the LIBOR based rate generally payable to the holders of the Class I A-1 Certificates. Moreover, interest rates on the Group I Contracts do not adjust while the rate on the Class I A-1 Certificates does adjust. Accordingly, the amount of collections with respect to interest on the Group I Contracts available to pay interest on the Class I A-1 Certificates (which may have increased) and other amounts due on the Class A-1 Certificates during such period may be less than would be the case if the interest rates on the Group I Contracts matched the index and adjustment frequency of the Class I A-1 Certificates.

        With respect to the Group II Contracts, interest will accrue on indices which may differ from the LIBOR based rates generally payable to the holders of the Group II Certificates. Moreover, interest rates on the Group II Contracts generally adjust less frequently than the rates on the Group II Certificates. Accordingly, the amount of collections with respect to interest on the Group II Contracts available to pay interest on the Group II Certificates (which may have increased) and other amounts due on the Group II Certificates during such period may be less than would be the case if the interest rates on the Group II Contracts matched the index and adjustment frequency of the Group II Certificates.

        Risks Associated With Year 2000 Compliance

        The Servicer is faced with the task of completing its goals for compliance in connection with the year 2000 issue. The year 2000 issue is the result of prior computer programs being written using two digits to define the applicable year. Any computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could result in a major computer system failure or miscalculations. Although the Servicer believes its computer systems are year 2000 compliant, it is presently engaged in various procedures to determine if the computer systems and software of its suppliers, customers, brokers and agents will be year 2000 compliant.

        In the event that the Servicer, any sub-servicer or any of their suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the Servicer's performance of its obligations under the pooling and servicing agreement could be adversely affected. This could result in delays in processing payments on the Contracts and could cause a delay in distributions to you.





                               THE CONTRACT POOL

        The "Contracts" consist of fixed rate and variable rate manufactured housing installment sales contracts and installment loan agreements (the "Manufactured Housing Contracts") and mortgage loans (the "Mortgage Loans"). The Manufactured Housing Contracts are secured by security interests in manufactured homes, as defined herein (the "Manufactured Homes"), purchased with the proceeds of the Contracts and, with respect to certain of the Contracts (the "Land-and-Home Contracts"), secured by liens on the real estate on which the related Manufactured Homes are located. The Mortgage Loans are secured by one- to four-family residential properties (the "Mortgaged Properties"). All of the Contracts in the Trust Fund (the "Contract Pool") have been purchased or originated by Vanderbilt Mortgage and Finance, Inc. (the "Company" or "Vanderbilt"). The Contracts, as of origination, were secured by Manufactured Homes or Mortgaged Properties located in 45 states. The statistical information presented in this Prospectus Supplement concerning the Contract Pool is based on the Contract Pool of Contracts as of the Cut-off Date.

        A description of the Company's general practice with respect to the origination or purchase, on an individual basis, of manufactured housing contracts is set forth under "Underwriting Policies" in the Prospectus.

        Under the Pooling and Servicing Agreement dated as of _______ __, 1999 among the Seller[, CHI] and the Trustee (the "Agreement"), the Manufactured Homes are required to comply with the requirements of certain federal statutes which generally would require the Manufactured Homes to have a minimum of 400 square feet of living space and a minimum width of 102 inches and to be of a kind customarily used at a fixed location. Such statutes would also require the Manufactured Homes to be transportable in one or more sections, built on a permanent chassis and designed to be used as dwellings, with or without permanent foundations, when connected to the required utilities. The Manufactured Homes are also required to include the plumbing, heating, air conditioning, and electrical systems therein. Management of the Company estimates that in excess of 95% of the Manufactured Homes are used as primary residences by the Obligors under the Contracts secured by such Manufactured Homes.

        The Agreement requires the Servicer to maintain hazard insurance policies with respect to each Manufactured Home (other than a Manufactured Home in repossession) in the amounts and manner set forth herein under "Description of the Certificates--Servicing" in the Prospectus. Generally, no other insurance will be maintained with respect to the Manufactured Homes, the Contracts or the Contract Pool.

        The Company will cause to be conveyed to the Trustee the Contracts and all rights to receive payments on the Contracts that have not been received prior to _______ __, 1999 (the "Cut-off Date"), including any such payments that were due prior to such date but were not received prior to such date. Payments due on or after _______ __, 1999, that have been received by the Company prior to _______ __, 1999 will be the property of the Company and will not be part of the Trust Fund. The Servicer will retain physical possession of the Contract documents (other than certain documents related to the Land-and-Home Contracts and the Mortgage Loans which will be held by a custodian on behalf of the Trustee). See "Description of the Certificates--Conveyance of Contracts" herein.

        The Contract Pool will have an aggregate principal balance as of the Cut-off Date of approximately $______________ (subject to a permitted variance of plus or minus 5%) (the "Cut-off Date Pool Principal Balance") consisting of _____ Contracts. Each Contract was originated on or after _____ __, ____.
_____ of the Contracts, having an aggregate unpaid principal balance of approximately $______________ as of the Cut-off Date, are manufactured housing installment sale contracts originated by manufactured housing dealers and purchased by the Company from such dealers or originated by the Company. Certain of these dealers are affiliates of CHI, the parent of the Company. The Company purchased the remaining _____ Contracts (the "Acquired Contracts") from different financing companies and financial institutions (the "Other Lenders").

        Approximately ___ of the Acquired Contracts (the "21st Century Contracts") having an aggregate unpaid principal balance of approximately $_____________ as of the Cut-off Date were originated or acquired by 21st Century Mortgage Corporation, a Delaware corporation ("21st Century"). The 21st Century Contracts constitute approximately _____% of the Contract Pool by outstanding principal balance as of the Cut-off Date. 21st Century was founded in 1995 for the origination, acquisition and servicing of manufactured housing contracts like the Contracts. Certain of the officers of 21st Century were previously officers of the Company and the President of the Company is on the Board of Directors of 21st Century. CHI is a minority stockholder of 21st Century. 21st Century will act as subservicer for the 21st Century Contracts. The Servicer, however, will remain primarily liable for the servicing of the 21st Century Contracts. The underwriting standards employed by 21st Century are similar to the standards used by the Company.

        Approximately ____% of the Contract Pool by outstanding principal balance as of the Cut-off Date are Contracts originated by Access Financial Lending Corp. ("Access"). On May 28, 1998, the Company purchased approximately $245 million of manufactured housing installment sales contracts (the "Access Financial Contracts") from Access.

        Approximately _____% of the Contracts by outstanding principal balance as of the Cut-off-Date having an aggregate unpaid principal balance of approximately $_____________ are re-financed contracts originated by the Company. Of such Contracts, approximately $_____________ by aggregate unpaid principal balance as of the Cut-off Date are cash-out refinancings.

        Approximately _____% of the Contracts by Cut-off Date Pool Principal Balance having an outstanding principal balance of $_____________ are Land-and-Home Contracts.

        Approximately _____% of the Contracts by Cut-off Date Pool Principal Balance having an outstanding principal balance of $_____________ are Mortgage Loans.

        Approximately _____% of the Contracts (the "Bi-weekly Contracts") by principal balance as of the Cut-off Date have bi-weekly scheduled payments of principal and interest. Approximately _____% of the Contracts (the "Semi-Monthly Contracts") by outstanding principal balance as of the Cut-off Date have semi-monthly scheduled payments of principal and interest. The remainder of the Contracts have monthly scheduled payments of principal and interest. Under a Bi-weekly Contract the obligor authorizes the Company to automatically debit the obligor's account for the payment of each scheduled payment. If the obligor terminates such account or the authorization of the Company to debit such account, then such Bi-weekly Contract is converted to a Contract with scheduled monthly payments.

        Approximately ____% of the Contracts by outstanding principal balance as of the Cut-off Date provide for an annual increase in monthly payments over the first five years of the term of the Contract with an original Contract term of __ years, and approximately ____% of the Contracts by outstanding principal balance as of the Cut-off Date provide for an annual increase in monthly payments over the first five years of the term of the Contract with an original Contract term of __ years, in each case providing initially for lower monthly payments than if the contract were of a shorter term (collectively, the "Escalating Principal Payment Contracts"). The Escalating Principal Payment Contracts automatically convert to a shorter term, and the monthly payment increases accordingly. At year six, the monthly payment increases to a level monthly payment which fully amortizes the remaining principal over a twelve year term with respect to the 36-year original term or seven years with respect to the 21-year term. There is no period in which the Escalating Principal Payment Contracts have negative amortization.

        Each Contract in Group I has a fixed annual percentage rate of interest (the "APR") and, except for the Escalating Principal Payment Contracts, generally provides for level payments over the term of such Contract. Each Contract in Group II has an adjustable APR, as further described herein. Each Contract fully amortizes the principal balance of the Contract over the term of the Contract. All of the Contracts are actuarial obligations. The portion of each scheduled payment for any Contract allocable to principal is equal to the total amount thereof less the portion allocable to interest. The portion of each scheduled payment due in a particular month that is allocable to interest is a precomputed amount equal to one month's interest (or 14 days' interest in the case of a Bi-weekly Contract and one-half of one month's interest in the case of a Semi-Monthly Contract) on the principal balance of the Contract, which principal balance is determined by reducing the initial principal balance by the principal portion of all scheduled payments that were due in prior months (whether or not such scheduled payments were timely made) and all prior partial principal prepayments. Thus, each payment allocated to a scheduled monthly, bi-weekly or semi-monthly payment of a Contract will be applied to interest and to principal in accordance with such precomputed allocation whether such scheduled payments are received in advance of or subsequent to the day of the month (or in the case of a Bi-weekly Contract or Semi-Monthly Contract, each day in the month) on which each scheduled payment of principal and interest is due on a Contract, exclusive of any days of grace (the "Due Date"). All payments received on the Contracts (other than payments allocated to items other than principal and interest or payments sufficient to pay the outstanding principal balance of and all accrued and unpaid interest on such Contracts) will be applied when received to current and any previously unpaid scheduled monthly payments in the order of the Due Dates of such payments and any payments that exceed the amount necessary to bring the Contract current are applied to the partial prepayment of principal of the Contract.

        In certain instances, the Company finances the purchase of the Manufactured Home and takes as additional security a mortgage on the property on which the Manufactured Home is located or, in certain cases, a mortgage on other property pledged on behalf of the Obligor. The Company may also take a mortgage on the property on which the Manufactured Home is located in lieu of a down payment in the form of cash or the value of a trade-in unit, or as additional security. Approximately _____% of the Contracts by outstanding principal balance as of the Cut-off Date are secured by a mortgage on the property on which the Manufactured Home is located in lieu of a down payment in the form of cash or the value of a trade-in unit. See "Certain Legal Aspects of the Contracts" in the Prospectus.

Group I Contracts

        As of the Cut-off Date, the aggregate unpaid principal balance of the Group I Contracts will equal $______________ (subject to a permitted variance of plus or minus 5%) (the "Group I Cut-off Date Principal Balance"). _____% of the Group I Contracts by outstanding principal balance as of the Cut-off Date are secured by Manufactured Homes which were new at the time the related Group I Contracts were originated and _____% of the Group I Contracts by outstanding principal balance as of the Cut-off Date are secured by Manufactured Homes which were used at the time the related Group I Contracts were originated. Each Group I Contract has an APR of at least _____% and not more than ______%. The weighted average APR of the Group I Contracts as of the Cut-off Date is approximately ______%. The Group I Contracts have remaining maturities as of the Cut-off Date of at least __ months but not more than ___ months and original maturities of at least __ months but not more than ___ months. As of the Cut-off Date, the Group I Contracts had a weighted average original term to scheduled maturity of approximately ___ months, and a weighted average remaining term to scheduled maturity of approximately ___ months. The remaining term to stated maturity of a Group I Contract is as of the Cut-off Date. The average outstanding principal balance of the Group I Contracts as of the Cut-off Date was $_________. The weighted average loan-to-value ratio at the time of origination of the Group I Contracts was approximately _____%. Generally, "value" in such calculation is equal to the sum of the down payment (which includes the value allocated to any trade-in unit or land pledged as additional security or in lieu of a down payment), the original amount financed on the related Contract, which may include sales and other taxes, and, in the case of a Land-and-Home Contract, the value of the land securing the Contract as estimated by the dealer. Manufactured Homes, unlike site-built homes, generally depreciate in value, and it has been the Company's experience that, upon repossession, the market value of a Manufactured Home securing a manufactured housing contract is generally lower than the principal balance of the related manufactured housing contract. The Group I Contracts are secured by Manufactured Homes and/or real estate located in __ states. Approximately _____%, ____%, ____%, ____%, ____%, ____% and ____% of the Group I Contracts
by aggregate unpaid principal balance were secured by Manufactured Homes or real estate located in _____, ______________, _________, ______________,
_________, ________ and _______, respectively. No other state represented more than _____% of the Group I Contracts by aggregate unpaid principal balance as of the Cut-off Date.





                               GROUP I STATISTICS

        Set forth below is a description of certain additional characteristics of the Group I Contracts as of the Cut-off Date. Percentages may not add to 100.00% due to rounding. Totals may not add to aggregate balances due to rounding.

Geographical Distribution of Manufactured Homes as of Origination - Group I Contracts


                                                                                                   Percentage of
                                                                                                 Group I Contracts
                                                      Number of          Aggregate Principal        by Outstanding
                                                      Contracts          Balance Outstanding      Principal Balance
State                                            As of Cut-off Date       As of Cut-off Date      As of Cut-off Date

Alabama.................................                                       $                             %
Arizona.................................
Arkansas................................
California..............................
Colorado................................
Connecticut.............................
Delaware................................
Florida.................................
Georgia.................................
Hawaii..................................
Idaho...................................
Illinois................................
Indiana.................................
Iowa....................................
Kansas..................................
Kentucky................................
Louisiana...............................
Maine...................................
Maryland................................
Michigan................................
Minnesota...............................
Mississippi.............................
Missouri................................
Montana.................................
Nebraska................................
Nevada..................................
New Jersey..............................
New Mexico..............................
New York................................
North Carolina..........................
North Dakota............................
Ohio....................................
Oklahoma................................
Oregon..................................
Pennsylvania............................
South Carolina..........................
Tennessee...............................
Texas...................................
Utah....................................
Virginia................................
Washington..............................
West Virginia...........................
Wisconsin...............................
Wyoming.................................
     Total..............................                                                                100.00%


                               Years of Origination of Contracts - Group I Contracts

                                                                                                    Percentage of
                                                                                                  Group I Contracts
                                                      Number of          Aggregate Principal        by Outstanding
                                                      Contracts          Balance Outstanding      Principal Balance
Year of Origination                              As of Cut-off Date       As of Cut-off Date      As of Cut-off Date
1989....................................                                               $                  %
1990....................................
1991....................................
1992....................................
1993....................................
1994....................................
1995....................................
1996....................................
1997....................................
1998....................................
1999....................................

     Total..............................                                                                100.00%




                           Distribution of Original Contract Amounts - Group I Contracts

                                                                                                    Percentage of
                                                                                                  Group I Contracts
                                                      Number of          Aggregate Principal        by Outstanding
                                                      Contracts          Balance Outstanding      Principal Balance
Original Contract Amount                         As of Cut-off Date       As of Cut-off Date      As of Cut-off Date
 $ 5,000.01   - $   10,000.00.............                                              $                 %
  10,000.01   -     15,000.00.............
  15,000.01   -     20,000.00.............
  20,000.01   -     25,000.00.............
  25,000.01   -     30,000.00.............
  30,000.01   -     35,000.00.............
  35,000.01   -     40,000.00.............
  40,000.01   -     45,000.00.............
  45,000.01   -     50,000.00.............
  50,000.01   -     55,000.00.............
  55,000.01   -     60,000.00.............
  60,000.01   -     65,000.00.............
  65,000.01   -     70,000.00.............
  70,000.01   -     75,000.00.............
  75,000.01   -     80,000.00.............
  80,000.01   -     85,000.00.............
  85,000.01   -     90,000.00.............
  90,000.01   -     95,000.00.............
  95,000.01   -    100,000.00.............
 100,000.01   -    105,000.00.............
 105,000.01   -    110,000.00.............
 110,000.01   -    115,000.00.............
 115,000.01   -    120,000.00.............
 120,000.01   -    125,000.00.............
 125,000.01   -    130,000.00.............
 130,000.01   -    135,000.00.............
 140,000.01   -    145,000.00.............
 145,000.01   -    150,000.00.............
 150,000.01   -    155,000.00.............
 155,000.01   -    160,000.00.............
 165,000.01   -    170,000.00.............
 170,000.01 or greater

     Total................................                                                              100.00%




                       Distribution of Original Loan-to-Value Ratios(1) - Group I Contracts

                                                                                                    Percentage of
                                                                                                  Group I Contracts
                                                      Number of          Aggregate Principal        by Outstanding
       Original                                       Contracts          Balance Outstanding      Principal Balance
  Loan-to-Value Ratio                            As of Cut-off Date       As of Cut-off Date      As of Cut-off Date
Less than 61.000%.........................                                              $                 %
From     61.000%   -    65.999%...........
From     66.000    -    70.999............
From     71.000    -    75.999............
From     76.000    -    80.999............
From     81.000    -    85.999............
From     86.000    -    90.999............
From     91.000    -   100.000............
     Total................................                                                              100.00%


(1) The definition of "Value" is set forth above. Manufactured Homes, unlike site-built homes, generally depreciate in value, and it should generally be expected, especially with Contracts with high loan-to-value ratios at origination, that any time after the origination of a Contract, the market value of the Manufactured Home securing such Contract may be lower than the outstanding principal balance of such Contract.


                                  Cut-off Date Contract Rates - Group I Contracts

                                                                                                    Percentage of
                                                                                                  Group I Contracts
                                                      Number of          Aggregate Principal        by Outstanding
                                                      Contracts          Balance Outstanding      Principal Balance
     Contract Rate                               As of Cut-off Date       As of Cut-off Date      As of Cut-off Date
   6.001% -     7.000%....................                                              $                 %
   7.001  -     8.000.....................
   8.001  -     9.000.....................
   9.001  -    10.000.....................
  10.001  -    11.000.....................
  11.001  -    12.000.....................
  12.001  -    13.000.....................
  13.001  -    14.000.....................
  14.001  -    15.000.....................
  15.001  -    16.000.....................
     Total................................                                                              100.00%



                                 Remaining Months to Maturity - Group I Contracts

                                                                                                    Percentage of
                                                                                                  Group I Contracts
                                                      Number of          Aggregate Principal        by Outstanding
   Months Remaining                                   Contracts          Balance Outstanding      Principal Balance
  As of Cut-off Date                             As of Cut-off Date       As of Cut-off Date      As of Cut-off Date
  13    -     72..........................                                              $                 %
  73    -     84..........................
  85    -    120..........................
 121    -    156..........................
 157    -    180..........................
 181    -    240..........................
 241    -    300..........................
 301    -    360..........................
     Total................................                                                              100.00%


Group II Contracts

        As of the Cut-off Date, the aggregate unpaid principal balance of the Group II Contracts will equal approximately $_____________ (subject to a permitted variance of plus or minus 5%) (the "Group II Cut-off Date Principal Balance"). _____% of the Group II Contracts by outstanding principal balance as of the Cut-off Date are secured by Manufactured Homes which were new at the time the related Group II Contracts were originated and _____% of the Group II Contracts by outstanding principal balance as of the Cut-off Date are secured by Manufactured Homes which were used at the time the related Group II Contracts were originated. All of the Group II Contracts are variable rate Contracts that adjust annually initially at the date set forth in the related Contract and at regular intervals thereafter (each such date, a "Change Date") to equal the sum of (i) the monthly average yield on U.S. Treasury securities adjusted to a constant maturity of five years as made available by the Federal Reserve Board (the "Index") on a "lookback date" (a date specified in each Contract which occurs up to a specified number of days before the applicable Change Date) and (ii) the number of basis points set forth in such Contract (the "Gross Margin"), subject to rounding and to the effects of the Periodic Cap, the applicable Lifetime Cap and the applicable Lifetime Floor. The "Periodic Cap" limits changes in the APR for each Group II Contract on each Change Date. The "Lifetime Cap" is the maximum APR that may be borne by a Group II Contract over its life. The "Lifetime Floor" is the minimum APR that may be borne by a Group II Contract over its life and is equal to the Gross Margin for such Group II Contract. Each Group II Contract has an APR of at least _____% and not more than ______%. The weighted average APR of the Group II Contracts as of the Cut-off Date is approximately ______%. The Group II Contracts have remaining maturities as of the Cut-off Date of at least __ months but not more than ___ months and original maturities of at least __ months but not more than ___ months. As of the Cut-off Date, the Group II Contracts had a weighted average original term to scheduled maturity of approximately ___ months, and a weighted average remaining term to scheduled maturity of approximately ___ months. The remaining term to stated maturity of a Group II Contract is as of the Cut-off Date. The average outstanding principal balance of the Group II Contracts as of the Cut-off Date was $_________. The weighted average loan-to-value ratio at the time of origination of the Group II Contracts was approximately _____%. The calculation of the loan-to-value for the Group II Contracts is as set forth under the "The Contract Pool--Group I Contracts". Manufactured Homes, unlike site-built homes, generally depreciate in value, and it has been the Company's experience that, upon repossession, the market value of a Manufactured Home securing a manufactured housing contract is generally lower than the principal balance of the related manufactured housing contract. The Group II Contracts are secured by Manufactured Homes and/or real estate located in 30 states. Approximately _____%, _____%, _____%, _____%, ____% and ____% of the Group II
Contracts by outstanding principal balance as of the Cut-off Date were secured by Manufactured Homes or real estate located in ______________, _________, _____, ______________, ________ and ________, respectively. No other state represented more than ____% of the Group II Contracts by outstanding principal balance as of the Cut-off Date.

        The Periodic Cap for the Group II Contracts ranged from _% to _% with a weighted average of approximately _____%. The Months to Interest Roll (with respect to each Group II Contract, the number of months from the Cut-off Date to the next adjustment of the APR of such Contract) for the Group II Contracts as of the Cut-off Date ranged from __ to __ months with a weighted average of approximately ______ months. The weighted average Payment Roll Frequency (with respect to each Contract, the number of months between adjustments of the APR) for all Group II Contracts was approximately __ months.





                              GROUP II STATISTICS

        Set forth below is a description of certain additional characteristics of the Group II Contracts as of the Cut-off Date. Percentages may not add to 100.00% due to rounding. Totals may not add to aggregate balances due to rounding.

 Geographical Distribution of Manufactured Homes as of Origination -
                               Group II Contracts

                                                                                                    Percentage of
                                                                                                  Group II Contracts
                                                      Number of          Aggregate Principal        by Outstanding
                                                      Contracts          Balance Outstanding      Principal Balance
State                                            As of Cut-off Date       As of Cut-off Date      As of Cut-off Date
Alabama.................................                                                $                 %
Arizona.................................
Arkansas................................
California..............................
Colorado................................
Delaware................................
Florida.................................
Georgia.................................
Illinois................................
Indiana.................................
Iowa....................................
Kentucky................................
Louisiana...............................
Maryland................................
Mississippi.............................
Missouri................................
New Jersey..............................
New Mexico..............................
New York................................
North Carolina..........................
Ohio....................................
Oklahoma................................
Pennsylvania............................
South Carolina..........................
South Dakota............................
Tennessee...............................
Texas...................................
Virginia................................
West Virginia...........................
Wyoming.................................

     Total..............................                                                                100.00%


                              Years of Origination of Contracts - Group II Contracts

                                                                                                    Percentage of
                                                                                                  Group II Contracts
                                                      Number of          Aggregate Principal        by Outstanding
                                                      Contracts          Balance Outstanding      Principal Balance
Year of Origination                              As of Cut-off Date       As of Cut-off Date      As of Cut-off Date
1997....................................                                                $                 %
1998....................................
1999....................................

     Total..............................                                                                100.00%



                          Distribution of Original Contract Amounts - Group II Contracts

                                                                                                    Percentage of
                                                                                                  Group II Contracts
                                                      Number of          Aggregate Principal        by Outstanding
                                                      Contracts          Balance Outstanding      Principal Balance
Original Contract Amount                         As of Cut-off Date       As of Cut-off Date      As of Cut-off Date
$  5,000.01    - $  10,000.00.............                                              $                 %
  10,000.01    -    15,000.00.............
  15,000.01    -    20,000.00.............
  20,000.01    -    25,000.00.............
  25,000.01    -    30,000.00.............
  30,000.01    -    35,000.00.............
  35,000.01    -    40,000.00.............
  40,000.01    -    45,000.00.............
  45,000.01    -    50,000.00.............
  50,000.01    -    55,000.00.............
  55,000.01    -    60,000.00.............
  60,000.01    -    65,000.00.............
  65,000.01    -    70,000.00.............
  70,000.01    -    75,000.00.............
  75,000.01    -    80,000.00.............
  80,000.01    -    85,000.00.............
  85,000.01    -    90,000.00.............
  90,000.01    -    95,000.00.............
  95,000.01    -   100,000.00.............
 100,000.01    -   105,000.00.............
 105,000.01    -   110,000.00.............
 110,000.01    -   115,000.00.............
 115,000.01    -   120,000.00.............
     Total................................                                                              100.00%


                       Distribution of Original Loan-to-Value Ratios(1) - Group II Contracts

                                                                                                    Percentage of
                                                                                                  Group II Contracts
                                                      Number of          Aggregate Principal        by Outstanding
       Original                                       Contracts          Balance Outstanding      Principal Balance
  Loan-to-Value Ratio                            As of Cut-off Date       As of Cut-off Date      As of Cut-off Date
Less than 61.000%.........................                                              $                 %
From     61.000%   -    65.999%...........
From     66.000    -    70.999............
From     71.000    -    75.999............
From     76.000    -    80.999............
From     81.000    -    85.999............
From     86.000    -    90.999............
From     91.000    -   100.000............
     Total................................                                                              100.00%


(1) The definition of "Value" is set forth above. Manufactured Homes, unlike site-built homes, generally depreciate in value, and it should generally be expected, especially with Contracts with high loan-to-value ratios at origination, that any time after the origination of a Contract, the market value of the Manufactured Home securing such Contract may be lower than the outstanding principal balance of such Contract.






                                 Cut-off Date Contract Rates - Group II Contracts

                                                                                                    Percentage of
                                                                                                  Group II Contracts
                                                      Number of          Aggregate Principal        by Outstanding
                                                      Contracts          Balance Outstanding      Principal Balance
     Contract Rate                               As of Cut-off Date       As of Cut-off Date      As of Cut-off Date
   7.001%  -    8.000%....................                                              $                 %
   8.001   -    9.000.....................
   9.001   -   10.000.....................
  10.001   -   11.000.....................
  11.001   -   12.000.....................
  12.001   -   13.000.....................
  13.001   -   14.000.....................
  14.001   -   15.000.....................
  15.001   -   16.000.....................
     Total................................                                                              100.00%



                                 Remaining Months to Maturity - Group II Contracts

                                                                                                    Percentage of
                                                                                                 Group II Contracts
                                                      Number of          Aggregate Principal        by Outstanding
   Months Remaining                                   Contracts          Balance Outstanding      Principal Balance
  As of Cut-off Date                             As of Cut-off Date       As of Cut-off Date      As of Cut-off Date

    13    -     72........................                                              $                 %
    73    -     84........................
    85    -    120........................
   121    -    156........................
   157    -    180........................
   181    -    240........................
   241    -    300........................
   301    -    360........................
     Total................................                                                              100.00%







                                 Remaining Months to Maturity - Group II Contracts

                                                                                                    Percentage of
                                                                                                  Group II Contracts
                                                      Number of          Aggregate Principal        by Outstanding
                                                      Contracts          Balance Outstanding      Principal Balance
     Lifetime Cap                                As of Cut-off Date       As of Cut-off Date      As of Cut-off Date
  13.001%  -    13.500%...................                                              $                 %
  13.501   -    14.000....................
  14.001   -    14.500....................
  14.501   -    15.000....................
  15.001   -    15.500....................
  15.501   -    16.000....................
  16.001   -    16.500....................
  16.501   -    17.000....................
  17.001   -    17.500....................
  17.501   -    18.000....................
  18.001   -    18.500....................
  18.501   -    19.000....................
  19.001   -    19.500....................
  19.501   -    20.000....................
  20.001   -    20.500....................
  20.501   -    21.000....................
  21.001        21.500....................
     Total      ..........................                                                              100.00%


                                Distribution of Gross Margins - Group II Contracts

                                                                                                    Percentage of
                                                                                                  Group II Contracts
                                                      Number of          Aggregate Principal        by Outstanding
                                                      Contracts          Balance Outstanding      Principal Balance
     Gross Margin                                As of Cut-off Date       As of Cut-off Date      As of Cut-off Date
   2.501%  -    3.000%....................                                              $                 %
   3.001   -    3.500.....................
   3.501   -    4.000.....................
   4.001   -    4.500.....................
   4.501   -    5.000.....................
   5.001   -    5.500....................
   5.501   -    6.000.....................
   6.001   -    6.500.....................
   6.501   -    7.000.....................
   7.001   -    7.500.....................
   7.501   -    8.000.....................
   8.001   -    8.500.....................
   8.501   -    9.000.....................
   9.001   -    9.500.....................
   9.501   -   10.000.....................
  10.001   -   10.500.....................
  11.001   -   11.500.....................
     Total      ..........................                                                              100.00%









                          Distribution of Next Contract Rate Change - Group II Contracts

                                                                                                    Percentage of
                                                                                                  Group II Contracts
                                                      Number of          Aggregate Principal        by Outstanding
       Date of Next                                   Contracts          Balance Outstanding      Principal Balance
   Contract Rate Change                          As of Cut-off Date       As of Cut-off Date      As of Cut-off Date

___________ 1, 1999 ......................                                              $                 %
___________ 1, 1999 ......................
___________ 1, 1999 ......................
___________ 1, 1999 ......................
___________ 1, 1999 ......................
___________ 1, 1999 ......................
___________ 1, 1999 ......................
___________ 1, 1999 ......................
___________ 1, 1999 ......................
___________ 1, 1999 ......................
  Total                                                                                                 100.00%




                                 Distribution of Periodic Cap - Group II Contracts

                                                                                                    Percentage of
                                                                                                  Group II Contracts
                                                      Number of          Aggregate Principal        by Outstanding
                                                      Contracts          Balance Outstanding      Principal Balance
   Periodic Cap                                  As of Cut-off Date       As of Cut-off Date      As of Cut-off Date
%.........................................                                              $                 %
 ..........................................
  Total...................................                                                              100.00%



                     VANDERBILT MORTGAGE AND FINANCE, INC.

        The following information supplements the information in the Prospectus under the heading "Vanderbilt Mortgage and Finance, Inc." and "Underwriting Policies" in the Prospectus.

        The volume of manufactured housing contracts originated by the Company for the periods indicated below and certain other information at the end of such periods are as follows:

                                               Contract Origination

                                                                                                                    For the Six
                                                                                                                       Month
                                                                                                                    Period Ended
                                                                     Year Ended June 30,                            December 31,
                                               1994           1995           1996           1997           1998         1998
Principal Balance of Contracts
Originated (in thousands)................    $292,435        $345,26       $476,467       $646,624       $801,865      $500,622
Number of Contracts Originated...........      12,401         13,857         16,910         21,691         24,304        13,293
Average Contract Size(1).................     $23,582        $24,916        $28,177        $29,811        $32,993       $37,661
Average Interest Rate(1).................      10.84%         12.24%         10.72%         11.10%         10.51%        10.19%

(1)  As of period end.

        The following table shows the size of the portfolio of manufactured housing contracts serviced by the Company on the dates indicated:

                                           Contract Servicing Portfolio

                                                                                                                         At
                                                                         At June 30,                                December 31,
                                               1994           1995           1996           1997         1998(2)         1998(2)
Total Number of Contracts
   Being Serviced(1)                          60,165         66,960         74,154         85,912        108,045      113,547
Originated by the Company                     47,944         55,923         64,298         75,455         86,245       92,702
Acquired from other institutions              12,221         11,037          9,856         10,457         21,800       20,845

(1) Excludes contracts serviced by the Company on behalf of the Resolution Trust Corporation trust and other trusts previously serviced by First Manufactured Housing Credit Corporation.

(2)  Includes Access Financial Contracts.


                                             Delinquency Experience(1)

                                                                                                                     At
                                                                  At June 30,                                   December 31,
                                        1994        1995        1996        1997      1998(8)     1998(9)     1998(8)   1998(9)
Total Number of Contracts
   Outstanding(2)(3)............       60,165      66,960      74,154      85,912      99,819     108,045     105,839   113,547
   Company Originations.........       47,944      55,923      64,298      75,455      86,245      86,245      92,702    92,702
   Acquisitions from other
   institutions.................       12,221      11,037       9,856      10,457      13,574      21,800      13,137    20,845
Number of Contracts Delinquent(4):
   Total 30 to 59 days past due.          772         819         953       1,159       1,287       2,045       1,859     2,195
   Company Originations.........          353         565         761         982       1,048       1,048       1,584     1,584
   Acquisitions from other
   institutions.................          419         254         192         177         239         997         275       611
Total 60 to 89 days past due....          209         227         285         284         326         568         481       611
   Company Originations.........          109         167         238         236         268         268         410       410
   Acquisitions from other
   institutions.................          100          60          47          48          58         300          71       201
Total 90 days or more past due..          498         625         516         590         787       1,486       1,027     1,742
   Company Originations.........          203         315         341         440         547         547         748       748
   Acquisitions from other
   institutions.................          295         310         175         150         240         939         279       994
Total Contracts Delinquent(5)...        1,479       1,671       1,754       2,033       2,400       4,099       3,367     4,548
   Company Originations.........          665       1,047       1,340       1,658       1,863       1,863       2,742     2,742
   Acquisitions from other
   institutions.................          814         624         414         375         537       2,236         625     1,806
Total Contracts Delinquent(6)...        1,184       1,208       1,511       1,789       2,153       3,603       3,069     3,898
   Company Originations.........          556         873       1,211       1,503       1,711       1,711       2,563     2,563
   Acquisitions from other
   institutions.................          628         335         300         286         442       1,892         506     1,335
Total Delinquencies as a
   Percent(7) of
   Contracts Outstanding(5).....          2.46%       2.50%       2.37%       2.37%       2.40%       3.79%       3.18%     4.01%
   Company Originations.........          1.39%       1.87%       2.08%       2.20%       2.16%       2.16%       2.96%     2.96%
   Acquisitions from other
   institutions.................          6.66%       5.65%       4.20%       3.59%       3.96%      10.26%       4.76%     8.66%
Total Delinquencies as a Percent(7)
   of Contracts Outstanding(6)..          1.97%       1.80%       2.04%       2.08%       2.16%       3.34%       2.90%     3.43%
   Company Originations.........          1.16%       1.56%       1.88%       1.99%       1.98%       1.98%       2.76%     2.76%
   Acquisitions from other
   institutions....................       5.14%       3.04%       3.04%       2.74%       3.26%       8.68%       3.85%     6.40%

(1) Includes data on contracts originated by the Company and portfolios acquired by the Company from other financial institutions, as described under "Vanderbilt Mortgage and Finance, Inc." in the Prospectus.
(2) Excludes contracts serviced by others for which the Company is contingently liable.
(3)    Excludes contracts serviced by the Company on behalf of the Resolution
       Trust Corporation trust and other trusts previously serviced by First
       Manufactured Housing Credit Corporation.
(4) Including contracts that were repossessed during the prior 30-day period, and based on number of days payments are contractually past due
       (assuming 30-day months). Consequently, a payment due on the first day of a month is not 30 days delinquent until the first day of the following month.
(5) Including contracts that were repossessed during the prior 30-day period; figures for Acquisitions from other institutions at June 30, 1995 also include all such repossessed contracts on hand.
(6) Excluding contracts that were repossessed during the prior 30-day period.
(7)    By number of contracts.
(8)    Excludes Access Financial Contracts.
(9)    Includes Access Financial Contracts.

        The following table sets forth the loan loss/repossession experience of the Company and its affiliates for the manufactured housing contracts serviced by the Company.

                                       Loan Loss/Repossession Experience(1)

                                                                                                           At
                                                 At or for the Year Ended June 30,                    December 31,
                                        1994        1995        1996        1997      1998(9)      1998(9)     1998(10)
                                                                    (Dollars in Thousand)
Total Number of Contracts
   Serviced(2)(3)..................      60,165      66,960      74,154      85,912      99,819       105,839     113,547
   Company Originations............      47,944      55,923      64,298      75,455      86,245        92,702      92,702
   Acquisitions from other
     institutions..................      12,221      11,037       9,856      10,457      13,574        13,137      20,845
Aggregate Principal Balance of
   Contracts Serviced(4)...........  $1,006,794  $1,200,893  $1,456,103  $1,910,438  $2,340,583   $ 2,616,274  $2,841,829
   Company Originations............  $  852,536  $1,074,302  $1,351,324  $1,749,645  $2,190,183   $ 2,463,916  $2,463,916
   Acquisitions from other
     institutions..................  $  154,258  $  126,591  $  104,779  $  160,793  $  150,400   $   152,358  $  377,913
Net Losses from Contract
   Liquidations(5):
   Total Dollars(6)................  $    2,758  $    2,262  $    2,052  $      715  $   17,861   $    12,871    $ 17,565
   Company Originations(6).........  $      528  $      362  $     (442  $   (1,622) $   15,099   $    11,027    $ 11,027
   Acquisitions from other
     institutions..................  $    2,230  $    1,900  $    2,494  $    2,337  $    2,762   $     1,844    $  6,538
Percentage of Average Principal
   Balance(7)......................        0.30%       0.20%       0.15%       0.04%       0.84%         1.04%       1.29%
Company Originations...............        0.07%       0.04%      (0.04)%     (0.10)%      0.77%         0.95%       0.95%
Acquisitions from other
   institutions....................        1.62%       1.35%       2.16%        1.76%      1.70%         2.44%       3.35%
Total Number of Contracts in
   Repossession(3).................         565         540         709         937       1,682(10)     1,577       2,014
   Company Originations(8)                  388         422         635         885       1,229         1,459       1,459
   Acquisitions from Other
     Institutions..................         177         118          74          52         453           118         555

(1) Includes data on contracts originated by the Company and portfolios acquired by the Company from other financial institutions, as described under "Vanderbilt Mortgage and Finance, Inc." in the Prospectus.
(2) As of period end. Excludes contracts serviced by others for which the Company is contingently liable.
(3) Excludes contracts serviced by the Company on behalf of Access, the Resolution Trust Corporation and trusts previously serviced by First
        Manufactured Housing Credit Corporation.
(4) As of period end. Includes principal balances of contracts serviced by others for which the Company is contingently liable.
(5) Includes net losses on contracts serviced by others for which the Company is contingently liable. (6) For all periods through June 30, 1997, the calculation of net losses has been determined after all accrued and unpaid interest was written off and does not include repossession and other liquidation expenses. For these periods, data with respect to repossession and other liquidation expenses generally was not maintained by dealers on a separately identifiable basis, and, therefore, this information was not available to the Company. The
        Company believes that it would not be unusual for such expenses to have been equal to 15% of the Scheduled Principal Balance of a defaulted Contract. However, actual expenses may have been higher or lower. For the periods ended June 30, 1998 and December 31, 1998, data with respect to repossession and other liquidation expenses has been maintained by dealers and made available to the Company. The Company has, therefore, included dealer repossession and liquidation expense data in the numbers calculated for such periods. Because of the different computational method used, amounts shown for the periods ended June 30, 1998 and December 31, 1998 are not comparable to prior periods.
(7) As a percentage of the average principal balance of all contracts being serviced during the period. Percentages have been annualized.
(8) Includes repossessions from contracts serviced by others for which the Company is contingently liable.
(9)     Excludes Access Financial Contracts.
(10)    Includes Access Financial Contracts.

        The Company believes that its historical loss experience has been favorably affected by its capacity to resell repossessed units through dealers owned by CHI and to make needed repairs on repossessed units through the facilities of such dealers, rather than paying the rates charged by unaffiliated parties. If the Company is replaced as Servicer of the Contracts, the successor Servicer may not have access to the CHI dealer network and, as a consequence, the loss experience on the Contracts may be adversely affected.

        The data presented in the preceding tables are for illustrative purposes only, and there is no assurance that the delinquency, loan loss and repossession experience of Contracts in the Contract Pool will be similar to that set forth above. The delinquency, loan loss and repossession experience of manufactured housing contracts historically has been sharply affected by a downturn in regional or local economic conditions. For instance, such a downturn and higher levels of delinquency, loan loss and repossession were experienced in areas dependent on the oil and gas industry. These regional or local economic conditions are often volatile, and no predictions can be made regarding future economic loss upon repossession. In addition, an increased supply of used units in one region may in turn affect the supply in other regions, thus affecting economic loss upon liquidation in such other regions. Information regarding the geographic location, at origination, of the Manufactured Homes securing the Contracts in the Contract Pool is set forth under "The Contract Pool" herein.

Recent Developments

        On February 16, 1999, the Company purchased from United Companies Funding, Inc, a Louisiana corporation, approximately $94 million of manufactured housing installment sales contracts and installment loan agreements.

                  [RATIO OF EARNINGS TO FIXED CHARGES FOR CHI

        Set forth below are CHI's ratios of earnings to fixed charges for the past five years and the six month period ended December 31, 1998. For the purposes of compiling these ratios, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                                                                                                       For Six Month
                                                                                                       Period Ended
                                                               For Year Ended June 30,                 December 31,
                                                   1994       1995      1996       1997       1998          1998
Ratio of Earnings to Fixed Charges..               10.12      21.64     36.00      39.99      41.24         10.08*

-----------------
*   The  reduction  in the  earnings  to fixed  charges  ratio for the six month  period  ended  December  31, 1998 compared  to prior  years was due  primarily  to an  increase  in  interest  expense  as a result of  increased borrowings  by CHI and  its  consolidated  companies.  The  requisite  financing  for  recent  acquisitions  of contracts,  the  funding  of a CHI  stock  repurchase  program  and  general  working  capital  needs  have all attributed to the recent rise in CHI's outstanding debt obligations.  For additional  financial  information we refer you to CHI's  annual 10-K report for fiscal year ended June 30, 1998 and  quarterly  10-Q reports for the quarterly  periods ended  September 30, 1998 and December 31, 1998,  which reports were  previously  filed with the SEC.]

                      YIELD AND PREPAYMENT CONSIDERATIONS

        The Contracts have maturities at origination ranging from __ to ___ months, but may be prepaid in full or in part at any time. The prepayment experience of the Contracts (including prepayments due to liquidations of defaulted contracts) will affect the average life of the Certificates. The weighted average life of, and, if purchased at other than par, the yield to maturity on, the Offered Certificates will relate to the rate of payment of principal in the Contracts in the related Contract Group, including, for this purpose, prepayments, liquidations due to defaults, casualties and condemnations. Based on the Company's experience with the portfolio of conventional manufactured housing contracts serviced by it, the Company anticipates that a number of Contracts will be prepaid in full prior to their maturity. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates may influence prepayments. In addition, repurchases of Contracts on account of certain breaches of representations and warranties as described below under "Descriptions of the Certificates--Conveyance of Contracts" will have the effect of prepayment of such Contracts and therefore will affect the life of the Certificates. Most of the Contracts contain provisions that prohibit the owner from selling the Manufactured Home without the prior consent of the holder of the related Contract. Such provisions are similar to the "due-on-sale" clauses and may not be enforceable in some states. See "Certain Legal Aspects of the Contracts--Transfers of Manufactured Homes; Enforceability of `Due-on-Sale' Clauses" in the Prospectus. The initial Servicer's policy is to permit most sales of Manufactured Homes where the proposed buyer meets the initial Servicer's then current underwriting standards and enters into an assumption agreement. See "--Weighted Average Life of the Offered Certificates" below and "Maturity and Prepayment Considerations" in the Prospectus.

        As with fixed rate obligations generally, the rate of prepayment on a pool of Contracts with fixed rates (such as the Group I Contracts) is affected by prevailing market rates for Contracts of a comparable term and risk level. When the market interest rate is below the contract APR, Obligors may have an increased incentive to refinance their contracts. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some Obligors may sell or refinance their contracts in order to realize their equity in the manufactured house, to meet cash flow needs or to make other investments.

        As is the case with conventional fixed rate obligations, adjustable rate obligations (such as the Group II Contracts) may also be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate contracts could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate contracts at competitive interest rates may encourage Obligors to refinance their adjustable rate contract to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Group II Contracts will experience.

        The allocation of distributions to the Certificateholders in accordance with the Agreement will have the effect of accelerating the amortization of the Senior Certificates in the sequence indicated under "Description of the Certificates--Distributions" from the amortization that would be applicable if distributions in respect of the applicable Formula Principal Distribution Amount were made pro rata according to the respective Principal Balances of each Class of Certificates. As described under "Description of the Certificates--Group I Certificates and the Senior/Subordinate Structure" and "--Group II Certificates and the Senior/Subordinate Structure" herein, to the extent that, on any Remittance Date, the Group I or Group II Available Distribution Amount, as applicable, is not sufficient to permit a full distribution of the applicable Formula Principal Distribution Amount or the portion thereof due on such Remittance Date to the Class of the Offered Certificates entitled to such distribution, the effect will be to delay the amortization of such Class of the Offered Certificates. If a purchaser of a Class of Offered Certificates purchases them at a discount and calculates its anticipated yield to maturity based on an assumed rate of payment of principal on such Offered Certificates that is faster than the rate actually realized, such purchaser's actual yield to maturity will be lower than the yield so calculated by such purchaser.

        In addition to the foregoing factors affecting the weighted average life of the Senior Certificates, the overcollateralization provisions of the Trust result in a limited acceleration of the Group II Certificates relative to the amortization of the Group II Contracts in early months of the transaction. The accelerated amortization is achieved by the application of certain excess interest to the payment of the Group II Certificate Principal Balance. This acceleration feature creates overcollateralization which results from the excess of the Group II Contract Balance over the Group II Certificate Principal Balance. Once the required level of overcollateralization is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

        The effective yield to each holder of a Group I Certificate (other than a Class I A-1 Certificate) will be below that otherwise produced by the applicable Remittance Rate and the purchase price of such holder's Certificate because, while interest will accrue in respect of each calendar month, the distribution of such interest to such holders will be made on the __ day (or, if such day is not a business day, the next succeeding business day) of the month following the Due Period in which it accrues.

        The rate of distributions of principal of the Offered Certificates and the yield to maturity of the Offered Certificates also will be directly related to the rate of payment of principal (including prepayments) of the Contracts. The rate of principal distributions on the Offered Certificates will be affected by the amortization schedules of the Contracts and the rate of principal payments on the Contracts (including prepayments due to liquidations upon default). In general, the Contracts may be prepaid by the Obligors at any time without payment of any prepayment fee or penalty.

        The Class I M-1 Certificateholders will not receive any distributions of principal until the Class I M-1 and Class I B Principal Distribution Test is met or the Class I A Principal Balance is reduced to zero. The rate of principal payments on the Class I M-1 Certificates, the aggregate amount of distributions on the Class I M-1 Certificates and the yield to maturity of the Class I M-1 Certificates will be affected by the rate of Obligor defaults resulting in losses on Liquidated Contracts, by the severity of those losses and by the timing of those losses. If a purchaser of Class I M-1 Certificates calculates its anticipated yield based on an assumed rate of default and an assumed amount of losses that are lower than the default rate and amount of losses actually incurred and such amount of losses actually incurred is not entirely covered by the subordination of the Class I B Certificates, its actual yield to maturity will be lower than that so calculated. The timing of losses on Liquidated Contracts will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses are consistent with an investor's expectations. If the protection afforded to the Class I M-1 Certificateholders by the subordination of the Class I B Certificates is exhausted, the Class I M-1 Certificateholders will bear all losses and delinquencies on the Contracts and will incur a loss on their investment.

        The Class I B-1 Certificateholders will not receive any distributions of principal until the Class I M-1 and Class I B Principal Distribution Test is met or the Class I A Principal Balance and the Class I M-1 Principal Balance is reduced to zero. The rate of principal payments on the Class I B-1 Certificates, the aggregate amount of distributions on the Class I B-1 Certificates and the yield to maturity of the Class I B-1 Certificates will be affected by the rate of Obligor defaults resulting in losses on Liquidated Contracts, by the severity of those losses and by the timing of those losses. If a purchaser of Class I B-1 Certificates calculates its anticipated yield based on an assumed rate of default and an assumed amount of losses that are lower than the default rate and amount of losses actually incurred and such amount of losses actually incurred is not entirely covered by the subordination of the Class I B-2 Certificates, its actual yield to maturity will be lower than that so calculated. The timing of losses on Liquidated Contracts will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses are consistent with an investor's expectations. If the protection afforded to the Class I B-1 Certificateholders by the subordination of the Class I B-2 Certificates is exhausted, the Class I B-1 Certificateholders will bear all losses and delinquencies on the Contracts and will incur a loss on their investment.

        The Class II B Certificateholders will not receive any distributions of principal until the Class II B Principal Distribution Test is met or the Class II A-1 Principal Balance is reduced to zero. Once the Class II B Principal Distribution Test is met, however, there is a likelihood that the Class II A-1 Certificates will not receive distributions of principal for a period of time. The rate of principal payments on the Class II B-1 Certificates, the aggregate amount of distributions on the Class II B-1 Certificates and the yield to maturity of the Class II B-1 Certificates will be affected by the rate of Obligor defaults resulting in losses on Liquidated Contracts, by the severity of those losses and by the timing of those losses. If a purchaser of Class II B-1 Certificates calculates its anticipated yield based on an assumed rate of default and an assumed amount of losses that are lower than the default rate and amount of losses actually incurred and such amount of losses actually incurred is not entirely covered by the subordination of the Class II B-2 Certificates and the Class II B-3 Certificates, its actual yield to maturity will be lower than that so calculated. The timing of losses on Liquidated Contracts will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses are consistent with an investor's expectations. If the protection afforded to the Class II B-1 Certificateholders by the subordination of the Class II B-2 Certificates and the Class II B-3 Certificates is exhausted, the Class II B-1 Certificateholders will bear all losses and delinquencies on the Contracts and will incur a loss on their investment. The rate of principal payments on the Class II B-2 Certificates, the aggregate amount of distributions on the Class II B-2 Certificates and the yield to maturity of the Class II B-2 Certificates will be affected by the rate of Obligor defaults resulting in losses on Liquidated Contracts, by the severity of those losses and by the timing of those losses. If a purchaser of Class II B-2 Certificates calculates its anticipated yield based on an assumed rate of default and an assumed amount of losses that are lower than the default rate and amount of losses actually incurred and such amount of losses actually incurred is not entirely covered by the subordination of the Class II B-3 Certificates, its actual yield to maturity will be lower than that so calculated. The timing of losses on Liquidated Contracts will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses are consistent with an investor's expectations. If the protection afforded to the Class II B-2 Certificateholders by the subordination of the Class II B-3 Certificates is exhausted, the Class II B-2 Certificateholders will bear all losses and delinquencies on the Contracts and will incur a loss on their investment. There can be no assurance that the delinquency or repossession experience set forth herein under "Vanderbilt Mortgage and Finance, Inc." will be representative of the results that may be experienced with respect to the Contracts. There can be no assurance as to the delinquency, repossession or loss experience with respect to the Contracts.

        As described herein under the "Description of the Certificates--Group I Certificates and the Senior/Subordinate Structure" and "--Losses on Liquidated Contracts" on any Remittance Date on or after the Remittance Date, if any, on which the Class I A Principal Balance is greater than the related Pool Scheduled Principal Balance, if the Available Distribution Amount is not sufficient to permit a full distribution of the Formula Principal Distribution Amount to the Class of Class I A Certificateholders then entitled to such amount, the Class I A-6 Certificateholders will absorb (i) all losses on each Liquidated Contract in the amount by which its Liquidation Proceeds (net of Liquidation Expenses and applicable Advances) are less than its unpaid principal balance plus accrued and unpaid interest thereon at the weighted average Remittance Rate and the percentage rate used to calculate the monthly servicing fee and (ii) other shortfalls in the Available Distribution Amount and will incur a loss on their investments. See "Description of the Certificates--Distributions" herein.

        On any Remittance Date on or after the Remittance Date, if any, on which the Principal Balance of the Senior Certificates of a particular Group is greater than the Pool Scheduled Principal Balance for such Group, if the related Available Distribution Amount is not sufficient to permit a full distribution of the related Formula Principal Distribution Amount to such Senior Certificateholders, such Senior Certificateholders will absorb (i) all losses on each Liquidated Contract in such Group in the amount by which its Liquidation Proceeds (net of Liquidation Expenses and applicable Advances) are less than its unpaid principal balance plus accrued and unpaid interest thereon at the weighted average Remittance Rate and the percentage rate used to calculate the monthly servicing fee and (ii) other shortfalls in the related Available Distribution Amount and will incur a loss on their investments. See "Description of the Certificates--Distributions" herein.

        The Company (if it is no longer the Servicer) and the Servicer (whether or not the Company remains the Servicer) each has the option to repurchase the Contracts then outstanding and any other property constituting the Trust Fund if on any Remittance Date the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance. See "Description of the Certificates--Optional Termination" herein. The exercise of such option would effect the early retirement of the then outstanding Certificates.

        In the event that there were a sufficiently large number of delinquencies on the Contracts in any Due Period that were not covered by Monthly Advances as described herein, the amounts paid to Certificateholders could be less than the amount of principal and interest that would otherwise be payable on the Offered Certificates with respect to such Due Period. In such event, even if delinquent payments on the Contracts were eventually recovered upon liquidation, since the amounts received would not include interest on delinquent interest payments, the effective yield on the Contracts would be reduced, and under certain circumstances it is possible that sufficient amounts might not be available for the ultimate payment of all principal of the Offered Certificates plus accrued interest thereon at the related Remittance Rate, thus also reducing the effective yield on the Offered Certificates.

        While partial prepayments of the principal on the Contracts are applied on Due Dates, Obligors are not required to pay interest on the Contracts after the date of a full prepayment of principal. As a result, full prepayments in advance of the related Due Dates for such Contracts in any Due Period will reduce the amount of interest received from Obligors during such Due Period to less than one month's interest. On the other hand, when a Contract (other than a Bi-weekly Contract or a Semi-Monthly Contract) is prepaid in full during any period, but after the Due Date for such Contract in such Due Period, the effect will be to increase the amount of interest received from the related Obligor during such Due Period to more than one month's interest. If a sufficient number of Contracts are prepaid in full in a given Due Period in advance of their respective Due Dates, interest payable on all of the Contracts during that Due Period may be less than the interest payable on the related Classes of Certificates with respect to such Due Period. In addition, because the principal balance of the Bi-weekly Contracts are reduced on a bi-weekly basis and the principal balance of the Semi-Monthly Contracts on a semi-monthly basis, the amount of interest due from Obligors on such Contracts is less than that which would have accrued if such Contracts were amortized on a monthly basis. As a result, the Trust Fund may not receive sufficient monies to pay the interest on such Certificates in the amounts set forth herein under "Description of the Certificates--Distributions" and to make a full distribution to the related Certificateholders of the related Formula Principal Distribution Amounts respectively allocable to them. Although no assurance can be given in this matter, the Company does not anticipate that the net shortfall of interest received because of prepayments in full or the amortization of the Bi-weekly Contracts or the Semi-Monthly Contracts in any Due Period would be great enough, in the absence of delinquencies and Liquidation Losses, to reduce the related Available Distribution Amount for a Remittance Date below the amount required to be distributed to the related Certificateholders on that Remittance Date in the absence of such prepayment interest shortfalls.

        Each scheduled payment on a Bi-weekly Contract in any Due Period will contain only two weeks of interest, and each scheduled payment on a Semi-Monthly Contract in any Due Period will contain only one-half of one month's interest rather than one month's interest. In addition, the second, and in some Due Periods the third (in the case of a Bi-weekly Contract) scheduled payment in each Due Period will be calculated on a principal balance that is lower than the principal balance at the beginning of that Due Period. These characteristics may result in the interest due on a Bi-weekly Contract or a Semi-Monthly Contract in a particular Due Period being less than thirty days' interest on the principal balance thereof at the beginning of the Due Period.

Weighted Average Life of the Offered Certificates

        The following information is given solely to illustrate the effect of prepayments of the Contracts on the weighted average life of the Offered Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts.

        Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be affected by the rate at which principal on the Contracts is paid. Principal payments on Contracts may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of Contracts). Prepayments on contracts may be measured by a prepayment standard or model. The model used in this Prospectus Supplement ("Prepayment Model") is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new Contracts. 100% of the Prepayment Model assumes prepayment rates of ____% per annum of the then unpaid principal balance of such Contracts in the first month of the life of the Contracts and an additional ____% per annum in each month thereafter until the ____ month. Beginning in the 24th month and in each month thereafter during the life of the Contracts, 100% of the Prepayment Model assumes a constant prepayment rate of ____% per annum.

        As used in the following tables "0% of the Prepayment Model" assumes no prepayments on the Contracts; "100% of the Prepayment Model" assumes the Contracts will prepay at rates equal to 100% of the Prepayment Model assumed prepayment rates; "225% of the Prepayment Model" assumes the Contracts will prepay at rates equal to 225% of the Prepayment Model assumed prepayment rates; and "250% of the Prepayment Model" assumes the Contracts will prepay at rates equal to 250% of the Prepayment Model assumed prepayment rates.

        There is no assurance, however, that prepayments of the Contracts will conform to any level of the Prepayment Model, and no representation is made that the Contracts will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of manufactured housing contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which manufactured homeowners sell their manufactured homes or default on their contracts. Other factors affecting prepayment of contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the manufactured homes. In the case of mortgage loans secured by site-built homes, in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease. In the case of manufactured housing contracts, however, because the outstanding principal balances are, in general, much smaller than mortgage loan balances and the original term to maturity of each such contract is generally shorter, the reduction or increase in the size of the monthly payments on contracts of the same maturity and principal balance arising from a change in the interest rate thereon is generally much smaller. Consequently, changes in prevailing interest rates may not have a similar effect, or may have a similar effect, but to a smaller degree, on the prepayment rates on manufactured housing contracts.

Group I Assumptions

        The tables set forth below assume that there are no delinquencies on the Group I Contracts and that there will be a sufficient Group I Available Distribution Amount to distribute interest on the Group I Certificates and the Group I Formula Principal Distribution Amount to the Certificateholders then entitled thereto.

        The percentages and weighted average lives in the following tables were determined assuming that (i) scheduled interest and principal payments on the Group I Contracts are received in a timely manner and prepayments are made at the indicated percentages of the Prepayment Model set forth in the tables;
(ii) the Servicer or the Company exercises its right of optional termination described above; (iii) the Group I Contracts will, as of the Cut-off Date, be grouped into ____ pools having the additional characteristics set forth below under "Assumed Contract Characteristics for Group I"; (iv) one-month LIBOR is ______%; (v) the Original Class Principal Balance and the Remittance Rate of each Class of Group I Certificates is as set forth under "Summary Information"; (vi) no interest shortfalls will arise in connection with prepayment in full of the Contracts; (vii) there will be no losses on the Group I Contracts; (viii) the Group I Performance Tests are satisfied; (ix) the Group II Contracts prepay at 250% of the Prepayment Model except in the case of the 0% of the Prepayment Model scenario in which the Group II Contracts prepay at 0% of the Prepayment Model; and (x) the Group I Certificates are purchased on ________ __, 1999. No representation is made that the Contracts will experience delinquencies or losses at the respective rates assumed above or at any other rates.

                                   Assumed Contract Characteristics for Group I

                                                                                   Remaining            Original
                                                                                    Term to             Term to
                                      Current Principal                             Maturity            Maturity
                Pool                       Balance                APR               (Months)            (Months)

1...............................        $
2...............................
3...............................
4...............................
5...............................
6...............................
7...............................
8...............................
9...............................
    Total.......................

        Since the tables were prepared on the basis of the assumptions in the preceding paragraph, there may be discrepancies between the characteristics of the actual Group I Contracts and the characteristics of the Group I Contracts assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Original Class I A-1 Principal Balance, Original Class I A-2 Principal Balance, Original Class I A-3 Principal Balance, Original Class A-4 Principal Balance, Original Class A-5 Principal Balance, Original Class A-6 Principal Balance, Original Class I M-1 Principal Balance, Original Class I B-1 Principal Balance and Original Class I B-2 Principal Balance outstanding and weighted average lives of the Class I A-1 Certificates, Class I A-2 Certificates, Class I A-3 Certificates, Class I A-4 Certificates, Class I A-5 Certificates, Class I A-6 Certificates, Class I M-1 Certificates, Class I B-1 Certificates and Class I B-2 Certificates set forth in the tables. In addition, since the actual Contracts and the Trust Fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on each Class of Group I Certificates may be made earlier or later than as indicated in the tables.

        It is not likely that Contracts will prepay at any constant percentage of the Prepayment Model to maturity or that all Contracts will prepay at the same rate. In addition, the diverse remaining terms to maturity of the Contracts (which include recently originated Contracts) could produce slower distributions of principal than as indicated in the tables at the various percentages of the Prepayment Model specified even if the weighted average remaining term to maturity of the Contracts is the same as the weighted average remaining term to maturity of the Assumed Contract Characteristics.

        Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

        Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of the Certificates and set forth the percentage of the Original Class Principal Balance of each Group I Certificate that would be outstanding after each of the dates shown at the indicated percentages of the Prepayment Model.






                           Percent of the Original Principal Balance of the Class I A-1
                                 Certificates at the Respective Percentages of the
                                         Prepayment Model Set Forth Below:

                                                                       Prepayments (% of Prepayment Model)
                                                             0%        175%        200%         225%        275%         300%
Initial Percentage.............................
________, 2000.................................
________, 2001.................................
________, 2002.................................
________, 2003.................................
________, 2004.................................
________, 2005.................................
________, 2006.................................
________, 2007.................................
________, 2008.................................
________, 2009.................................
________, 2010.................................
________, 2011.................................
________, 2012.................................
________, 2013.................................
________, 2014.................................
________, 2015.................................
________, 2016.................................
________, 2017.................................
________, 2018.................................
________, 2019.................................
________, 2020.................................
________, 2021.................................
________, 2022.................................
________, 2023.................................
________, 2024.................................
________, 2025.................................
________, 2026.................................
________, 2027.................................
________, 2028.................................
________, 2029.................................
Weighted Average Life (years)(1)...............

(1) The weighted average life of the Class I A-1 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class I A-1 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class I A-1 Principal Balance.







                           Percent of the Original Principal Balance of the Class I A-2
                                 Certificates at the Respective Percentages of the
                                         Prepayment Model Set Forth Below:

                                                                       Prepayments (% of Prepayment Model)
                                                             0%        175%        200%         225%        275%         300%
Initial Percentage.............................
________, 2000.................................
________, 2001.................................
________, 2002.................................
________, 2003.................................
________, 2004.................................
________, 2005.................................
________, 2006.................................
________, 2007.................................
________, 2008.................................
________, 2009.................................
________, 2010.................................
________, 2011.................................
________, 2012.................................
________, 2013.................................
________, 2014.................................
________, 2015.................................
________, 2016.................................
________, 2017.................................
________, 2018.................................
________, 2019.................................
________, 2020.................................
________, 2021.................................
________, 2022.................................
________, 2023.................................
________, 2024.................................
________, 2025.................................
________, 2026.................................
________, 2027.................................
________, 2028.................................
________, 2029.................................
Weighted Average Life (years)(1)...............

(1) The weighted average life of the Class I A-2 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class I A-2 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class I A-2 Principal Balance.






                           Percent of the Original Principal Balance of the Class I A-3
                                 Certificates at the Respective Percentages of the
                                         Prepayment Model Set Forth Below:

                                                                       Prepayments (% of Prepayment Model)
                                                             0%        175%        200%         225%        275%         300%
Initial Percentage.............................
________, 2000.................................
________, 2001.................................
________, 2002.................................
________, 2003.................................
________, 2004.................................
________, 2005.................................
________, 2006.................................
________, 2007.................................
________, 2008.................................
________, 2009.................................
________, 2010.................................
________, 2011.................................
________, 2012.................................
________, 2013.................................
________, 2014.................................
________, 2015.................................
________, 2016.................................
________, 2017.................................
________, 2018.................................
________, 2019.................................
________, 2020.................................
________, 2021.................................
________, 2022.................................
________, 2023.................................
________, 2024.................................
________, 2025.................................
________, 2026.................................
________, 2027.................................
________, 2028.................................
________, 2029.................................
Weighted Average Life (years)(1)...............

(1) The weighted average life of the Class I A-3 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class I A-3 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class I A-3 Principal Balance.






                           Percent of the Original Principal Balance of the Class I A-4
                                 Certificates at the Respective Percentages of the
                                         Prepayment Model Set Forth Below:

                                                                       Prepayments (% of Prepayment Model)
                                                             0%        175%        200%         225%        275%         300%
Initial Percentage.............................
________, 2000.................................
________, 2001.................................
________, 2002.................................
________, 2003.................................
________, 2004.................................
________, 2005.................................
________, 2006.................................
________, 2007.................................
________, 2008.................................
________, 2009.................................
________, 2010.................................
________, 2011.................................
________, 2012.................................
________, 2013.................................
________, 2014.................................
________, 2015.................................
________, 2016.................................
________, 2017.................................
________, 2018.................................
________, 2019.................................
________, 2020.................................
________, 2021.................................
________, 2022.................................
________, 2023.................................
________, 2024.................................
________, 2025.................................
________, 2026.................................
________, 2027.................................
________, 2028.................................
________, 2029.................................
Weighted Average Life (years)(1)...............

(1) The weighted average life of the Class I A-4 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class I A-4 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class I A-4 Principal Balance.






                           Percent of the Original Principal Balance of the Class I A-5
                                 Certificates at the Respective Percentages of the
                                         Prepayment Model Set Forth Below:

                                                                       Prepayments (% of Prepayment Model)
                                                             0%        175%        200%         225%        275%         300%
Initial Percentage.............................
________, 2000.................................
________, 2001.................................
________, 2002.................................
________, 2003.................................
________, 2004.................................
________, 2005.................................
________, 2006.................................
________, 2007.................................
________, 2008.................................
________, 2009.................................
________, 2010.................................
________, 2011.................................
________, 2012.................................
________, 2013.................................
________, 2014.................................
________, 2015.................................
________, 2016.................................
________, 2017.................................
________, 2018.................................
________, 2019.................................
________, 2020.................................
________, 2021.................................
________, 2022.................................
________, 2023.................................
________, 2024.................................
________, 2025.................................
________, 2026.................................
________, 2027.................................
________, 2028.................................
________, 2029.................................
Weighted Average Life (years)(1)...............

(1) The weighted average life of the Class I A-5 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class I A-5 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class I A-5 Principal Balance.






                           Percent of the Original Principal Balance of the Class I A-6
                                 Certificates at the Respective Percentages of the
                                         Prepayment Model Set Forth Below:

                                                                       Prepayments (% of Prepayment Model)
                                                             0%        175%        200%         225%        275%         300%
Initial Percentage.............................
________, 2000.................................
________, 2001.................................
________, 2002.................................
________, 2003.................................
________, 2004.................................
________, 2005.................................
________, 2006.................................
________, 2007.................................
________, 2008.................................
________, 2009.................................
________, 2010.................................
________, 2011.................................
________, 2012.................................
________, 2013.................................
________, 2014.................................
________, 2015.................................
________, 2016.................................
________, 2017.................................
________, 2018.................................
________, 2019.................................
________, 2020.................................
________, 2021.................................
________, 2022.................................
________, 2023.................................
________, 2024.................................
________, 2025.................................
________, 2026.................................
________, 2027.................................
________, 2028.................................
________, 2029.................................
Weighted Average Life (years)(1)...............

(1) The weighted average life of the Class I A-6 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class I A-6 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class I A-6 Principal Balance.







                           Percent of the Original Principal Balance of the Class I M-1
                                 Certificates at the Respective Percentages of the
                                         Prepayment Model Set Forth Below:

                                                                       Prepayments (% of Prepayment Model)
                                                             0%        175%        200%         225%        275%         300%
Initial Percentage.............................
________, 2000.................................
________, 2001.................................
________, 2002.................................
________, 2003.................................
________, 2004.................................
________, 2005.................................
________, 2006.................................
________, 2007.................................
________, 2008.................................
________, 2009.................................
________, 2010.................................
________, 2011.................................
________, 2012.................................
________, 2013.................................
________, 2014.................................
________, 2015.................................
________, 2016.................................
________, 2017.................................
________, 2018.................................
________, 2019.................................
________, 2020.................................
________, 2021.................................
________, 2022.................................
________, 2023.................................
________, 2024.................................
________, 2025.................................
________, 2026.................................
________, 2027.................................
________, 2028.................................
________, 2029.................................
Weighted Average Life (years)(1)...............

(1) The weighted average life of the Class I M-1 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class I M-1 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class I M-1 Principal Balance.






                           Percent of the Original Principal Balance of the Class I B-1
                                 Certificates at the Respective Percentages of the
                                         Prepayment Model Set Forth Below:

                                                                       Prepayments (% of Prepayment Model)
                                                             0%        175%        200%         225%        275%         300%
Initial Percentage.............................
________, 2000.................................
________, 2001.................................
________, 2002.................................
________, 2003.................................
________, 2004.................................
________, 2005.................................
________, 2006.................................
________, 2007.................................
________, 2008.................................
________, 2009.................................
________, 2010.................................
________, 2011.................................
________, 2012.................................
________, 2013.................................
________, 2014.................................
________, 2015.................................
________, 2016.................................
________, 2017.................................
________, 2018.................................
________, 2019.................................
________, 2020.................................
________, 2021.................................
________, 2022.................................
________, 2023.................................
________, 2024.................................
________, 2025.................................
________, 2026.................................
________, 2027.................................
________, 2028.................................
________, 2029.................................
Weighted Average Life (years)(1)...............

(1) The weighted average life of the Class I B-1 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class I B-1 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class I B-1 Principal Balance.






                           Percent of the Original Principal Balance of the Class I B-2
                                 Certificates at the Respective Percentages of the
                                         Prepayment Model Set Forth Below:

                                                                       Prepayments (% of Prepayment Model)
                                                             0%        175%        200%         225%        275%         300%
Initial Percentage.............................
________, 2000.................................
________, 2001.................................
________, 2002.................................
________, 2003.................................
________, 2004.................................
________, 2005.................................
________, 2006.................................
________, 2007.................................
________, 2008.................................
________, 2009.................................
________, 2010.................................
________, 2011.................................
________, 2012.................................
________, 2013.................................
________, 2014.................................
________, 2015.................................
________, 2016.................................
________, 2017.................................
________, 2018.................................
________, 2019.................................
________, 2020.................................
________, 2021.................................
________, 2022.................................
________, 2023.................................
________, 2024.................................
________, 2025.................................
________, 2026.................................
________, 2027.................................
________, 2028.................................
________, 2029.................................
Weighted Average Life (years)(1)...............

(1) The weighted average life of the Class I B-2 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class I B-2 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class I B-2 Principal Balance.





Group II Assumptions

        The tables set forth below assume that there are no delinquencies on the Group II Contracts and that there will be a sufficient Group II Available Distribution Amount to distribute interest on the Group II Certificates and the Group II Formula Principal Distribution Amount to the Certificateholders then entitled thereto.

        The percentages and weighted average lives in the following tables were determined assuming that (i) scheduled interest and principal payments on the Group II Contracts are received in a timely manner and prepayments are made at the indicated percentages of the Prepayment Model set forth in the tables; (ii) the Servicer or the Company exercises its right of optional termination described above; (iii) the Group II Contracts will, as of the Cut-off Date, be grouped into ___ pools having the additional characteristics set forth below under "Assumed Contract Characteristics for Group II"; (iv) one-month LIBOR is ______% and ____ year CMT is _____%; (v) the Original Class Principal Balance and the Remittance Rate of each Class of Group II Certificates is as set forth under "Summary Information"; (vi) no interest shortfalls will arise in connection with prepayment in full of the Group II Contracts; (vii) there will be no losses on the Group II Contracts; (viii) the Group II Performance Tests are satisfied; (ix) the Group I Contracts prepay at ____% of the Prepayment Model except in the case of the 0% of the Prepayment Model scenario in which the Group I Contracts prepay at 0% of the Prepayment Model; and (x) the Group II Certificates are purchased on ________ __, 1999. No representation is made that the Contracts will experience delinquencies or losses at the respective rates assumed above or at any other rates.


                                   Assumed Contract Characteristics for Group II

                                                                                              Remaining
                                               Current                                         Term to           Original Term
                                              Principal                 Current                Maturity           to Maturity
                 Pool                          Balance                    APR                  (Months)            (Months)
1................................                          $              %
2................................
3................................
4................................
5................................
6................................
       Total.....................                          $



                                                                       First
                           Lifetime   Lifetime     Periodic         Adjustment              Adjustment
                 Gross       Rate       Rate         Rate              Date                  Frequency
    Pool        Margin       Cap        Floor        Cap             (Months)                (Months)               Index
                                                               Interest    Payment     Interest     Payment
1.........      %            %         %            %
2.........
3.........
4.........
5.........
6.........



        Since the tables were prepared on the basis of the assumptions in the preceding paragraph, there are discrepancies between the characteristics of the actual Contracts and the characteristics of the Contracts assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Original Class II A-1 Principal Balance, Original Class II B-1 Principal Balance, Original Class II B-2 Principal Balance and Original Class II B-3 Principal Balance outstanding and weighted average lives of the Class II A-1 Certificates, Class II B-1 Certificates, Class II B-2 Certificates and Class II B-3 Certificates set forth in the tables. In addition, since the actual Contracts and the Trust Fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the each Class of Group II Certificates may be made earlier or later than as indicated in the tables.

        It is not likely that Contracts will prepay at any constant percentage of the Prepayment Model to maturity or that all Contracts will prepay at the same rate. In addition, the diverse remaining terms to maturity of the Contracts (which include recently originated Contracts) could produce slower distributions of principal than as indicated in the tables at the various percentages of the Prepayment Model specified even if the weighted average remaining term to maturity of the Contracts is the same as the weighted average remaining term to maturity of the Assumed Contract Characteristics.

        Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

        Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of the Certificates and set forth the percentage of the Original Class Principal Balance of each Group II Certificate that would be outstanding after each of the dates shown at the indicated percentages of the Prepayment Model.






                           Percent of the Original Principal Balance of the Class II A-1
                                 Certificates at the Respective Percentages of the
                                         Prepayment Model Set Forth Below:

                                                                       Prepayments (% of Prepayment Model)
                                                             0%        175%        200%         225%        275%         300%
Initial Percentage.............................
________, 2000.................................
________, 2001.................................
________, 2002.................................
________, 2003.................................
________, 2004.................................
________, 2005.................................
________, 2006.................................
________, 2007.................................
________, 2008.................................
________, 2009.................................
________, 2010.................................
________, 2011.................................
________, 2012.................................
________, 2013.................................
________, 2014.................................
________, 2015.................................
________, 2016.................................
________, 2017.................................
________, 2018.................................
________, 2019.................................
________, 2020.................................
________, 2021.................................
________, 2022.................................
________, 2023.................................
________, 2024.................................
________, 2025.................................
________, 2026.................................
________, 2027.................................
________, 2028.................................
________, 2029.................................
Weighted Average Life (years)(1)...............

(1) The weighted average life of the Class II A-1 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class II A-1 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class II A-1 Principal Balance.






                           Percent of the Original Principal Balance of the Class II B-1
                                 Certificates at the Respective Percentages of the
                                         Prepayment Model Set Forth Below:

                                                                       Prepayments (% of Prepayment Model)
                                                             0%        175%        200%         225%        275%         300%
Initial Percentage.............................
________, 2000.................................
________, 2001.................................
________, 2002.................................
________, 2003.................................
________, 2004.................................
________, 2005.................................
________, 2006.................................
________, 2007.................................
________, 2008.................................
________, 2009.................................
________, 2010.................................
________, 2011.................................
________, 2012.................................
________, 2013.................................
________, 2014.................................
________, 2015.................................
________, 2016.................................
________, 2017.................................
________, 2018.................................
________, 2019.................................
________, 2020.................................
________, 2021.................................
________, 2022.................................
________, 2023.................................
________, 2024.................................
________, 2025.................................
________, 2026.................................
________, 2027.................................
________, 2028.................................
________, 2029.................................
Weighted Average Life (years)(1)...............

(1) The weighted average life of the Class II B-1 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class II B-1 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class II B-1 Principal Balance.






                           Percent of the Original Principal Balance of the Class II B-2
                                 Certificates at the Respective Percentages of the
                                         Prepayment Model Set Forth Below:

                                                                       Prepayments (% of Prepayment Model)
                                                             0%        175%        200%         225%        275%         300%
Initial Percentage.............................
________, 2000.................................
________, 2001.................................
________, 2002.................................
________, 2003.................................
________, 2004.................................
________, 2005.................................
________, 2006.................................
________, 2007.................................
________, 2008.................................
________, 2009.................................
________, 2010.................................
________, 2011.................................
________, 2012.................................
________, 2013.................................
________, 2014.................................
________, 2015.................................
________, 2016.................................
________, 2017.................................
________, 2018.................................
________, 2019.................................
________, 2020.................................
________, 2021.................................
________, 2022.................................
________, 2023.................................
________, 2024.................................
________, 2025.................................
________, 2026.................................
________, 2027.................................
________, 2028.................................
________, 2029.................................
Weighted Average Life (years)(1)...............

(1) The weighted average life of the Class II B-2 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class II B-2 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class II B-2 Principal Balance.







                           Percent of the Original Principal Balance of the Class II B-3
                                 Certificates at the Respective Percentages of the
                                         Prepayment Model Set Forth Below:

                                                                       Prepayments (% of Prepayment Model)
                                                             0%        175%        200%         225%        275%         300%
Initial Percentage.............................
________, 2000.................................
________, 2001.................................
________, 2002.................................
________, 2003.................................
________, 2004.................................
________, 2005.................................
________, 2006.................................
________, 2007.................................
________, 2008.................................
________, 2009.................................
________, 2010.................................
________, 2011.................................
________, 2012.................................
________, 2013.................................
________, 2014.................................
________, 2015.................................
________, 2016.................................
________, 2017.................................
________, 2018.................................
________, 2019.................................
________, 2020.................................
________, 2021.................................
________, 2022.................................
________, 2023.................................
________, 2024.................................
________, 2025.................................
________, 2026.................................
________, 2027.................................
________, 2028.................................
________, 2029.................................
Weighted Average Life (years)(1)...............

(1) The weighted average life of the Class II B-3 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class II B-3 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class II B-3 Principal Balance.




                        DESCRIPTION OF THE CERTIFICATES

        The Certificates will be issued pursuant to the Agreement. A copy of a general form of a Pooling and Servicing Agreement has been filed with the Securities and Exchange Commission (the "Commission"). A copy of the execution form of the Agreement (without certain exhibits) will be filed with the Securities and Exchange Commission after the initial issuance of the Certificates. The following description supplements the description of the Agreement and the Certificates under the caption "Description of the Certificates" in the Prospectus and must be read together therewith. The following summaries describe certain terms of the Agreement, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

General

        The Trust will issue classes (each a "Class") of certificates. Each Class (other than the Class R Certificate) will be issued in fully registered form only, in denominations of $50,000 and integral multiples of $1,000 in excess thereof, except for a denomination representing the remainder of a Class of Certificates. The undivided percentage interest (the "Percentage Interest") of each Class of Certificates in the distributions on such Certificates will be equal to the percentage obtained from dividing the denomination of such Certificate by the Original Class Principal Balance of such Class of Certificates. Definitive Certificates, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

        The Certificates evidence undivided interests in the Contract Pool and certain other property held in trust for the benefit of the Certificateholders (the "Trust Fund"). The Certificates will consist of (a) two groups of certificates (each, a "Group") including the "Group I Certificates" consisting of five classes of senior certificates (the "Class I A-1 Certificates," the "Class I A-2 Certificates," the "Class I A-3 Certificates," the "Class I A-4 Certificates" and the "Class I A-5 Certificates") and four classes of subordinated certificates (the "Class I A-6 Certificates," the "Class I M-1 Certificates," the "Class I B-1 Certificates" and the "Class I B-2 Certificates") and the "Group II Certificates" consisting of one class of senior certificates (the "Class II A-1 Certificates") and three classes of subordinated certificates (the "Class II B-1 Certificates," the "Class II B-2 Certificates" and the "Class II B-3 Certificates") and (b) one class of residual certificates (the "Class R Certificate"). The Class I A-1 Certificates, Class I A-2 Certificates, Class I A-3 Certificates, Class I A-4 Certificates and Class I A-5 Certificates will evidence in the aggregate approximate initial _____%, _____%, _____%, ____% and _____% undivided interests, respectively, in the "Group I Contracts". The Class I A-6 Certificates, Class I M-1 Certificates, Class I B-1 Certificates and Class I B-2 Certificates will evidence in the aggregate approximate initial ____%, ____%, ____% and ____% undivided interests, respectively, in the Group I Contracts. The Class II A-1 Certificates, the Class II B-1 Certificates, the Class II B-2 Certificates and the Class II B-3 Certificates will evidence in the aggregate approximate initial _____%, _____%, ____% and ____% undivided interests, respectively, in the "Group II Contracts".

        The Trust Fund includes (i) the Contract Pool, including all rights to receive payments on the Contracts received on or after the Cut-off Date, (ii) the amounts held from time to time in trust accounts (with respect to the Group I Certificates, the "Group I Certificate Account" and with respect to the Group II Certificates, the "Group II Certificate Account") maintained by the Trustee pursuant to the Agreement, (iii) any property which initially secured a Contract and which is acquired in the process of realizing thereon and (iv) the proceeds of all insurance policies described herein.

        The Company will cause the Contracts to be assigned to the Trustee or a co-trustee. The Company, as Servicer, will service the Contracts pursuant to the Agreement. The Servicer may perform any of its servicing obligations under the Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Servicer will remain liable for its servicing duties and obligations under the Agreement as if the Servicer alone were servicing the Contracts. The Contract documents will be held for the benefit of the Trustee by the Servicer (other than certain documents related to the Land-and-Home Contracts which will be held by a custodian on behalf of the Trustee).

        Distributions of principal and interest on the Certificates will be made on the __ day of each month, or, if such day is not a business day, the next succeeding business day (each, a "Remittance Date") beginning in _____, 1999, to the persons in whose names the Certificates are registered at the close of business on the related Record Date. The "Record Date" means (a) with respect to the initial Remittance Date, the Closing Date, (b) with respect to any Remittance Date thereafter and the Fixed Rate Certificates, the last business day of the month preceding the month of the related Remittance Date,
(c) with respect to any Remittance Date thereafter and the Floating Rate Certificates, the business day preceding the related Remittance Date; provided, however, in the event that Definitive Certificates are issued with respect to a Class of Certificates, the Record Date with respect to such Class will be the close of business on the last business Day of the month preceding the month of the related Remittance Date. If definitive Offered Certificates are issued, distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, except that a holder of Offered Certificates with original denominations aggregating at least $5 million may request payment by wire transfer of funds pursuant to written instructions delivered to the Trustee at least five business days prior to the Record Date. The final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee in New York, New York specified in the final distribution notice to Certificateholders.

Conveyance of Contracts

        In addition to the representations and warranties described in the Prospectus under "Description of Certificates--Conveyance of Contracts," the Company has also made certain warranties with respect to the Contracts in the aggregate, including that (i) the aggregate principal amount payable by the Obligors as of the Cut-off Date equals the Cut-off Date Pool Principal Balance; (ii) (a) approximately _____% of the Group I Cut-off Date Principal Balance is attributable to loans to purchase new Manufactured Homes and approximately _____% of the Group I Cut-off Date Principal Balance is attributable to loans to purchase used Manufactured Homes and (b) approximately _____% of the Group II Cut-off Date Principal Balance is attributable to loans to purchase new Manufactured Homes and approximately _____% of the Group II Cut-off Date Principal Balance is attributable to loans to purchase used Manufactured Homes; (iii) no Contract has a remaining maturity of more than ___ months; (iv) the date of origination of each Contract is on or after _____ __, ____; and (v) no adverse selection procedures were employed in selecting the Contracts.

Payments on Contracts

        The Trustee will establish and maintain the Certificate Accounts (i) at a depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation (the "FDIC") whose commercial paper or unsecured short-term debt has a rating of ____ by ____ and ____ by _____, and which is subject to examination by federal or state authorities or a depository institution otherwise acceptable to ________ and ________, (ii) in the corporate trust department of the Trustee or (iii) at an institution otherwise acceptable to ________ and ________ (an "Eligible Institution"). Funds in each Certificate Account will be invested in Eligible Investments (as defined in the Agreement) that will mature or be subject to redemption not later than the business day preceding the applicable monthly Remittance Date. Eligible Investments include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States; federal funds, certificates of deposit, time deposits and bankers' acceptances sold by eligible financial institutions; commercial paper rated ___ by _______ and ___ by _______; money market funds acceptable to the Rating Agencies; and other obligations acceptable to the Rating Agencies.

        All payments in respect of principal and interest on the Contracts received by the Servicer, including Principal Prepayments and Liquidation Proceeds (net of Liquidation Expenses), will be paid into the applicable Certificate Account no later than the second business day following receipt thereof. Amounts received as late payment fees, extension fees, assumption fees or similar fees will be retained by the Servicer as part of its servicing fees. See "Description of Certificates--Servicing Compensation and Payment of Expenses" in the Prospectus. In addition, amounts paid by the Company for Contracts repurchased as a result of breach of a representation or warranty under the Agreement and amounts required to be deposited upon substitution of an Eligible Substitute Contract because of breach of a representation or warranty, as described under "Conveyance of Contracts" above, will be paid into the applicable Certificate Account. The Servicer will deposit the Monthly Advance (described under "Advances" below), if any, in the applicable Certificate Account on or before each Determination Date.

        On the fifth business day prior to each Remittance Date (the "Determination Date"), the Servicer will determine the Available Distribution Amount and the amounts to be distributed on the Certificates for the following Remittance Date.

        The Available Distribution Amount for a Group (the "Group I Available Distribution Amount" or the "Group II Available Distribution Amount," as applicable) is the sum of (a) the Monthly Advance relating to the Contracts in such Group for such Remittance Date and (b) the amount in the related Certificate Account on the close of business on the last day of the immediately preceding Due Period less the sum of (i) scheduled payments for Contracts in such Group that are due in a Due Period subsequent to such Due Period; (ii) payments on Contracts in such Group that have been repurchased as a result of a breach of a representation or warranty and any other payments not required to be deposited in the related Certificate Account; (iii) reimbursements to the Servicer in the amount of Liquidation Expenses incurred and taxes and insurance premiums advanced by the Servicer in respect of Contracts in such Group; (iv) if the Company is no longer the Servicer, the related Monthly Servicing Fee equal to 1/12th of the product of ____% and the Pool Scheduled Principal Balance for such Group for the immediately preceding Remittance Date; (v) reimbursements to the Servicer for Nonrecoverable Advances and Monthly Advances relating to the Contracts in such Group in respect of Liquidated Contracts, to the extent permitted by the Agreement; and
(vi) certain expenses reimbursable to the Company as provided in the Agreement.

        The "Due Period" with respect to any Remittance Date is the period beginning on the 26th day of the second month preceding the month of such Remittance Date and ending on the 25th day of the month preceding the month of such Remittance Date.

        The Trustee or its Paying Agent will withdraw funds from the applicable Certificate Account (but only to the extent of the related Available Distribution Amount) to make payments to Certificateholders as specified under "Distributions" below. From time to time, as provided in the Agreement, the Servicer will also withdraw funds from the Certificate Account to make payments to it as permitted by the Agreement and described in clauses
(ii), (iii), (iv), (v) and (vi) in the previous paragraph.

Distributions

        Distributions of principal and interest to holders of a Class of Certificates will be made on each Remittance Date in an amount equal to the respective Percentage Interests multiplied by the aggregate amount distributed on such Class of Certificates on such Remittance Date.

        Each distribution with respect to a Book-Entry Certificate will be paid to DTC, which will credit the amount of such distribution to the accounts of its Participants in accordance with its normal procedures. Each Participant will be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to Book-Entry Certificates are to be made by DTC and the Participants in accordance with DTC's rules.

Interest Distributions:

        With respect to each Remittance Date, the Fixed Rate Certificates will accrue interest in respect of each calendar month preceding such Remittance Date. With respect to each Remittance Date (other than the first Remittance
Date), the Floating Rate Certificates will accrue interest from the Remittance Date in the preceding calendar month through the day preceding the Remittance Date in the current calendar month. With respect to the first Remittance Date, the Floating Rate Certificates will accrue interest from Closing Date. Distributions to a Class of Certificateholders will be applied first to the payment of interest and, if any payment is then due, then to the payment of principal. Interest on the Fixed Rate Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Floating Rate Certificates will be calculated on the basis of the number of actual days elapsed during the related Interest Period and a 360-day year.

        With respect to the Floating Rate Certificates and any Remittance Date, the "Interest Period" shall be the period from the Remittance Date preceding such Remittance Date (or in the case of the first Remittance Date, from the Closing Date) through the day preceding such Remittance Date. With respect to each Class of Fixed Rate Certificates and any Remittance Date, the "Interest Period" shall be the period from the first day of the calendar month preceding the month of such Remittance Date through the last day of such calendar month on the basis of a 360-day year consisting of twelve 30-day months.

        On each Remittance Date, holders of each Class of Certificates will be entitled to receive, to the extent of the Group I Available Distribution Amount or Group II Available Distribution Amount, as applicable, (i) interest accrued on such Class during the related Interest Period at the then applicable Remittance Rate on the Principal Balance of such Class immediately prior to that Remittance Date (the "Interest Distribution Amount" for such Class and Remittance Date), plus (ii) any amounts distributable under clause
(i) above or this clause (ii) on such Class on the previous Remittance Date but not previously distributed, plus, to the extent legally permissible, interest accrued on any such amount during the related Interest Period at the then applicable Remittance Rate (the "Carryover Interest Distribution Amount" for such Class and Remittance Date).

        Remittance Rates of the Certificates

        Fixed Rate Certificates: The Remittance Rates on the Fixed Rate Certificates listed below are subject to a maximum rate equal to the Group I Weighted Average Net Contract Rate for the applicable Remittance Date:

              The "Class I A-2 Remittance Rate" shall equal _____%.

              The "Class I A-3 Remittance Rate" shall equal _____%.

              The "Class I A-4 Remittance Rate" shall equal _____%.

              The "Class I A-5 Remittance Rate" shall equal _____%.

              The "Class I A-6 Remittance Rate" shall equal _____%. The "Class I M-1 Remittance Rate" shall equal _____%.

              The "Class I B-1 Remittance Rate" shall equal _____%.

              The "Class I B-2 Remittance Rate" shall equal _____%.

        Floating Rate Certificates: The Remittance Rates on the Floating Rate Certificates are as follows:

              The "Class I A-1 Remittance Rate" shall equal the lesser of (a) the sum of (i) the London interbank offered rate for one-month United States dollar deposits ("LIBOR") appearing on the Telerate Screen Page 3570 as of the second LIBOR Business Day prior to the first day of the related Interest Period (or as of two LIBOR Business Days of the Closing Date in the case of the first Interest Period) and (ii) ____% and (b) the Group I Weighted Average Net Contract Rate (as defined herein) for such Remittance Date.

              The "Class II A-1 Remittance Rate" shall be the lesser of (a) the Class II A-1 Formula Rate and (b) the Net Funds Cap for such Remittance Date.

              The "Class II B-1 Remittance Rate" shall be the lesser of (a) the Class II B-1 Formula Rate and (b) the Net Funds Cap for such Remittance Date.

              The "Class II B-2 Remittance Rate" shall be the lesser of (a) the Class II B-2 Formula Rate and (b) the Net Funds Cap for such Remittance Date.

              The "Class II B-3 Remittance Rate" shall be the lesser of (a) the Class II B-3 Formula Rate and (b) the Net Funds Cap for such Remittance Date.

        If on any Remittance Date, the Remittance Rate for any of the Group II Certificates is based on the Net Funds Cap, Certificateholders of such Class will be entitled to receive on subsequent Remittance Dates the applicable Net Funds Cap Carryover Amount (as defined herein) to the extent of funds available therefore as described herein; provided, however, additional funds resulting from the cross-collateralization provisions described herein shall not be available to Group II Certificateholders to pay the Net Funds Cap Carryover Amount.

        With respect to the Floating Rate Certificates, the Remittance Rates for the first Remittance Date (the "Initial Remittance Rates") will not be determined until two days prior to the Closing Date. Therefore, the Initial Remittance Rates have not been determined as of the date of this Prospectus Supplement.

        The "Call Option Date" shall be the Remittance Date on which the sum of the Group I Pool Scheduled Principal Balance and the Group II Pool Scheduled Principal Balance has declined to 10% or less of the Cut-off Date Pool Principal Balance.

        The "Class II A-1 Formula Rate" shall be a per annum rate equal to the sum of (a) LIBOR (calculated as described above) plus (b) (i) with respect to any Remittance Date which occurs on or prior to the Call Option Date (as defined herein), ____% or (ii) with respect to any Remittance Date which occurs after the Call Option Date, ____%.

        The "Class II B-1 Formula Rate" shall be a per annum rate equal to the sum of (a) LIBOR (calculated as described above) plus (b) (i) with respect to any Remittance Date which occurs on or prior to the Call Option Date, ____% or
(ii) with respect to any Remittance Date which occurs after the Call Option Date, ____%.

        The "Class II B-2 Formula Rate" shall be a per annum rate equal to the sum of (a) LIBOR (calculated as described above) plus (b) (i) with respect to any Remittance Date which occurs on or prior to the Call Option Date, ____% or
(ii) with respect to any Remittance Date which occurs after the Call Option Date, ____%.

        The "Class II B-3 Formula Rate" shall be a per annum rate equal to the sum of (a) LIBOR (calculated as described above) plus (b) (i) with respect to any Remittance Date which occurs on or prior to the Call Option Date, ____% or
(ii) with respect to any Remittance Date which occurs after the Call Option Date, ____%.

        The "Group I Weighted Average Net Contract Rate" shall be equal to (a) the weighted average of the Group I Contract Rates applicable to the scheduled payments due on the outstanding Group I Contracts in the Due Period preceding such Remittance Date minus (b) (i) if the Company is the Servicer, 0.00% or
(ii) if the Company is no longer the Servicer, ____% of the Group I Pool Scheduled Principal Balance on the first day of the related Due Period.

        "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

        The "Net Funds Cap" for any Remittance Date shall equal the per annum rate equal to a fraction, expressed as a percentage, the numerator of which equals the sum of (a) the aggregate amount of interest due on the Group II Contracts on the related Due Date and (b) the Overcollateralization Reduction Amount, if any, for such Distribution Date less (c) one-twelfth of (i) if the Company is the Servicer, 0.00% or (ii) if the Company is no longer the Servicer, ____% of the Group II Pool Scheduled Principal Balance on the first day of the Due Period less (d) one-twelfth of (i) if the actual Overcollateralization Amount is equal to or greater than the Required Overcollateralization Amount for such Remittance Date, 0.00% or (ii) if the actual Overcollateralization Amount is less than the Required Overcollateralization Amount for such Remittance Date, ____% of the Group II Pool Scheduled Principal Balance on the first day of the Due Period and the denominator of which is equal to the Certificate Principal Balance of the Group II Certificates (adjusted to reflect the actual number of days elapsed in the Interest Period divided by 360).

        Priority of Distributions:

        A. On each Remittance Date on which the Class I M-1 and Class I B Principal Distribution Test is not met, the Group I Available Distribution Amount will be distributed in the following amounts in the following order of priority:

               (i) interest accrued during the related Interest Period on the Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certificates, at their respective Remittance Rates on the outstanding Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Principal Balances, respectively, together with any previously undistributed shortfalls in interest due on the Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certificates, respectively, in respect of prior Remittance Dates; if the Group I Available Distribution Amount is not sufficient to distribute the full amount of interest due on the Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certificates, the Group I Available Distribution Amount will be distributed on such Classes of Certificates pro rata on the basis of the interest due thereon;

               (ii) the Group I Formula Principal Distribution Amount in the following order of priority:

                  (a) to the Class I A-1 Certificates until the Class I A-1 Principal Balance is reduced to zero;

                  (b) to the Class I A-2 Certificates until the Class I A-2 Principal Balance is reduced to zero;

                  (c) to the Class I A-3 Certificates until the Class I A-3 Principal Balance is reduced to zero;

                  (d) to the Class I A-4 Certificates until the Class I A-4 Principal Balance is reduced to zero; and

                  (e) to the Class I A-5 Certificates until the Class I A-5 Principal Balance is reduced to zero;

               (iii) interest accrued during the related Interest Period on the Class I A-6 Principal Balance to the Class I A-6 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class I A-6 Certificates in respect of prior Remittance Dates;

               (iv) the remainder of the Group I Formula Principal Distribution Amount, if any, to the Class I A-6 Certificates until the Class I A-6 Principal Balance is reduced to zero;

               (v) interest accrued during the related Interest Period on the Class I M-1 Principal Balance to the Class I M-1 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class I M-1 Certificates in respect of prior Remittance Dates;

               (vi) the remainder of the Group I Formula Principal Distribution Amount, if any, to the Class I M-1 Certificates until the Class I M-1 Principal Balance is reduced to zero;

               (vii) interest accrued during the related Interest Period on the Class I B-1 Principal Balance to the Class I B-1 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class I B-1 Certificates in respect of prior Remittance Dates;

               (viii) the remainder of the Group I Formula Principal Distribution Amount, if any, to the Class I B-1 Certificates until the Class I B-1 Principal Balance is reduced to zero;

               (ix) interest accrued during the related Interest Period on the Class I B-2 Principal Balance to the Class I B-2 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class I B-2 Certificates in respect of prior Remittance Dates;

               (x) the remainder of the Group I Formula Principal Distribution Amount, if any, to the Class I B-2 Certificates until the Class I B-2 Principal Balance is reduced to zero;

               (xi) any Group I Monthly Excess Spread (as defined below) to fund any Group II Available Funds Shortfall;

               (xii) any remaining Group I Monthly Excess Spread to fund any unfunded Accelerated Principal Payment (as defined below) on the Group II Certificates after giving effect to the distribution described in clause C(ix) or D(ix), as applicable, below;

               (xiii) so long as the Company is the Servicer, any remaining available funds up to the amount equal to 1/12th of the product of ____% and the Group I Pool Scheduled Principal Balance for such Remittance Date (the "Group I Monthly Servicing Fee"), to the Servicer;

               (xiv) [the amount of any reimbursement to CHI for Enhancement Payments with respect to the Class I B-2 Certificates as provided in the Agreement;]

               (xv) so long as the Company is the Servicer, any remaining available funds up to the amount of the Group II Monthly Servicing Fee (as defined herein), if any, remaining unpaid after giving effect to the distribution described in clause C(xii) or D(xii), as applicable, below, to the Servicer;

               (xvi) [the amount of any reimbursement to CHI for Enhancement Payments with respect to the Class II B-3 Certificates as provided in the Agreement, which remains unpaid after giving effect to the distribution described in clause C(xiii) or D(xiii), as applicable, below; and]

               (xvii) any remaining available funds to the holder of the Class R Certificate, which will initially be a special purpose subsidiary of the Company.

        B. On each Remittance Date on which the Class I M-1 and Class I B Principal Distribution Test is met, the Group I Available Distribution Amount will be distributed in the following amounts in the following order of priority:

               (i) interest accrued during the related Interest Period on the Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certificates, at their respective Remittance Rates on the outstanding Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Principal Balances, respectively, together with any previously undistributed shortfalls in interest due on the Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certificates, respectively, in respect of prior Remittance Dates; if the Group I Available Distribution Amount is not sufficient to distribute the full amount of interest due on the Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certificates, the Group I Available Distribution Amount will be distributed on such Classes of Certificates pro rata on the basis of the interest due thereon;

               (ii) the Class I A Percentage of the Group I Formula Principal Distribution Amount in the following order of priority:

                  (a) to the Class I A-1 Certificates until the Class I A-1 Principal Balance is reduced to zero;

                  (b) to the Class I A-2 Certificates until the Class I A-2 Principal Balance is reduced to zero;

                  (c) to the Class I A-3 Certificates until the Class I A-3 Principal Balance is reduced to zero;

                  (d) to the Class I A-4 Certificates until the Class I A-4 Principal Balance is reduced to zero; and

                  (e) to the Class I A-5 Certificates until the Class I A-5 Principal Balance is reduced to zero;

               (iii) interest accrued during the related Interest Period on the Class I A-6 Principal Balance to the Class I A-6 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class I A-6 Certificates in respect of prior Remittance Dates;

               (iv) the remainder of the Class I A Percentage of the Group I Formula Principal Distribution Amount, if any, to the Class I A-6 Certificates until the Class I A-6 Principal Balance is reduced to zero;

               (v) interest accrued during the related Interest Period on the Class I M-1 Principal Balance to the Class I M-1 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class I M-1 Certificates in respect of prior Remittance Dates;

               (vi) the Class I M-1 Percentage of the Group I Formula Principal Distribution Amount to the Class I M-1 Certificates until the Class I M-1 Principal Balance is reduced to zero;

               (vii) interest accrued during the related Interest Period on the Class I B-1 Principal Balance to the Class I B-1 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class I B-1 Certificates in respect of prior Remittance Dates;

               (viii) the Class I B Percentage of the Group I Formula Principal Distribution Amount to the Class I-B-1 Certificates until the Class I B-1 Principal Balance is reduced to zero;

               (ix) interest accrued during the related Interest Period on the Class I B-2 Principal Balance to the Class I B-2 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class I B-2 Certificates in respect of prior Remittance Dates;

               (x) the remainder of the Group I Formula Principal Distribution Amount to the Class I B-2 Certificates until the Class I B-2 Principal Balance is reduced to zero; provided, however, if the Class I A and Class I M-1 Principal Balances have not been reduced to zero on or before a Remittance Date, to the extent that allocations in respect of principal to the Class I B-2 Certificates would reduce the Class I B-2 Principal Balance below the Class I B-2 Floor Amount, then the amount of such excess principal will instead be distributed, pro rata, to the Class I A Certificates and the Class I M-1 Certificates based on the Class I A Principal Balance and the Class I M-1 Principal Balance prior to distributions pursuant to clauses B(ii), (iv) and (vi) above with respect to such Remittance Date. The allocations in respect of such excess principal to the Class I A Certificates will be in the order of priority set forth in clauses B(ii) and (iv) above. With respect to any Remittance Date, the "Class I B-2 Floor Amount" will equal $____________ (which represents approximately 2% of the Group I Cut-off Date Pool Principal Balance);

               (xi) any Group I Monthly Excess Spread to fund any Group II Available Funds Shortfall;

               (xii) any remaining Group I Monthly Excess Spread to fund any unfunded Accelerated Principal Payment (as defined below) on the Group II Certificates after giving effect to the distribution described in clause C(ix) or D(ix), as applicable, below;

               (xiii) so long as the Company is the Servicer, any remaining available funds up to the Group I Monthly Servicing Fee, to the Servicer;

               (xiv) [the amount of any reimbursement to CHI for Enhancement Payments with respect to the Class I B-2 Certificates as provided in the Agreement;]

               (xv) so long as the Company is the Servicer, any remaining available funds up to the amount of the Group II Monthly Servicing Fee, if any, remaining unpaid after giving effect to the distribution described in clause C(xii) or D(xii), as applicable, below, to the Servicer;

               (xvi) [the amount of any reimbursement to CHI for Enhancement Payments with respect to the Class II B-3 Certificates as provided in the Agreement, which remains unpaid after giving effect to the distribution described in clause C(xiii) or D(xiii), as applicable, below; and]

               (xvii) any remaining available funds to the holder of the Class R Certificate.

        C. On each Remittance Date on which the Class II B Principal Distribution Test is not met, the Group II Available Distribution Amount will be distributed in the following amounts in the following order of priority:

               (i) interest accrued during the related Interest Period on the Class II A-1 Principal Balance to the Class II A-1 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class II A-1 Certificates in respect of prior Remittance Dates;

               (ii) the Group II Formula Principal Distribution Amount, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, to the Class II A-1 Certificates until the Class II A-1 Principal Balance is reduced to zero;

               (iii) interest accrued during the related Interest Period on the Class II B-1 Principal Balance to the Class II B-1 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class II B-1 Certificates in respect of prior Remittance Dates;

               (iv) the remaining Group II Formula Principal Distribution Amount, if any, to the Class II B-1 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-1 Principal Balance is reduced to zero;

               (v) interest accrued during the related Interest Period on the Class II B-2 Principal Balance to the Class II B-2 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class II B-2 Certificates in respect of prior Remittance Dates;

               (vi) the remaining Group II Formula Principal Distribution Amount, if any, to the Class II B-2 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-2 Principal Balance is reduced to zero;

               (vii) interest accrued during the related Interest Period on the Class II B-3 Principal Balance to the Class II B-3 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class II B-3 Certificates in respect of prior Remittance Dates;

               (viii) the remainder of the Group II Formula Principal Distribution Amount, if any, to the Class II B-3 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-3 Principal Balance is reduced to zero;

               (ix) any remaining Group II Available Distribution Amount to fund any Accelerated Principal Payment on the Group II Certificates;

               (x) any Group II Monthly Excess Spread, together with any Overcollateralization Reduction Amount, to fund any Group I Available Funds Shortfall;

               (xi) any remaining available funds up to the Class II A-1 Net Funds Cap Carryover Amount, Class II B-1 Net Funds Cap Carryover Amount, Class II B-2 Net Funds Cap Carryover Amount and Class II B-3 Net Funds Cap Carryover Amount to the applicable Certificateholder; if such available funds are not sufficient to distribute the total Net Funds Cap Carryover Amount to the applicable Classes of Certificates, such remaining available funds will be distributed on such Classes of Certificates pro rata based on the amount of the Net Funds Cap Carryover Amount owing to each such Class of Certificates;

               (xii) so long as the Company is the Servicer, any remaining available funds up to the amount equal to 1/12th of the product of ____% and the Group II Pool Scheduled Principal Balance for such Remittance Date (the "Group II Monthly Servicing Fee") to the Servicer;

               (xiii) [the amount of any reimbursement to CHI for Enhancement Payments with respect to the Class II B-3 Certificates as provided in the Agreement;]

               (xiv) so long as the Company is the Servicer, any remaining available funds up to the amount of the Group I Monthly Servicing Fee, if any, remaining unpaid after giving effect to the distribution described in clause A(xiii) or B(xiii), as applicable, above, to the Servicer;

               (xv) [the amount of any reimbursement to CHI for Enhancement Payments with respect to the Class I B-2 Certificates as provided in the Agreement, which remains unpaid after giving effect to the distribution described in clause A(xiv) or B(xiv), as applicable, above; and]

               (xvi) any remaining available funds to the holder of the Class R Certificate.

        D. On each Remittance Date on which the Class II B Principal Distribution Test is met, the Available Distribution Amount will be distributed in the following amounts in the following order of priority:

               (i) interest accrued during the related Interest Period on the Class II A-1 Principal Balance to the Class II A-1 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class II A-1 Certificates, in respect of prior Remittance Dates;

               (ii) the Class II A Percentage of the Group II Formula Principal Distribution Amount, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, to the Class II A-1 Certificateholders until the Class II A-1 Principal Balance is reduced to zero;

               (iii) interest accrued during the related Interest Period on the Class II B-1 Principal Balance to the Class II B-1 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class II B-1 Certificates in respect of prior Remittance Dates;

               (iv) the Class II B Percentage of the Group II Formula Principal Distribution Amount to the Class II B-1 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-1 Principal Balance is reduced to zero;

               (v) interest accrued during the related Interest Period on the Class II B-2 Principal Balance to the Class II B-2 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class II B-2 Certificates in respect of prior Remittance Dates;

               (vi) the remainder of the Class II B Percentage, if any, of the Group II Formula Principal Distribution Amount to the Class II B-2 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-2 Principal Balance is reduced to zero;

               (vii) interest accrued during the related Interest Period on the Class II B-3 Principal Balance to the Class II B-3 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class II B-3 Certificates in respect of prior Remittance Dates;

               (viii) the remainder of the Group II Formula Principal Distribution Amount to the Class II B-3 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-3 Principal Balance is reduced to zero; provided, however, if the Class II A-1 Principal Balance has not been reduced to zero on or before a Remittance Date, to the extent that allocations in respect of principal to the Class II B-3 Certificates would reduce the sum of the Class II B-3 Principal Balance and the Overcollateralization Amount below the Group II Certificate Floor Amount, then the amount of such excess principal will instead be distributed to the Class II A-1 Certificates. With respect to any Remittance Date, the "Group II Certificate Floor Amount" will equal $____________ (which represents approximately __% of the Group II Cut-off Date Principal Balance);

               (ix) any remaining Group II Available Distribution Amount to fund any Accelerated Principal Payment on the Group II Certificates;

               (x) any Group II Monthly Excess Spread, together with any Overcollateralization Reduction Amount, to fund any Group I Available Funds Shortfall;

               (xi) any remaining available funds up to the Class II A-1 Net Funds Cap Carryover Amount, Class II B-1 Net Funds Cap Carryover Amount, Class II B-2 Net Funds Cap Carryover Amount and Class II B-3 Net Funds Cap Carryover Amount to the applicable Certificateholder; if such available funds are not sufficient to distribute the total Net Funds Cap Carryover Amount to the applicable Classes of Certificates, such remaining available funds will be distributed on such Classes of Certificates pro rata based on the amount of the Net Funds Cap Carryover Amount owing to each such Class of Certificates;

               (xii) so long as the Company is the Servicer, any remaining available funds up to the Group II Monthly Servicing Fee, to the Servicer;

               (xiii) [the amount of any reimbursement to CHI for Enhancement Payments with respect to the Class II B-3 Certificates as provided in the Agreement;]

               (xiv) so long as the Company is the Servicer, any remaining available funds up to the amount of the Group I Monthly Servicing Fee, if any, remaining unpaid after giving effect to the distribution described in clause A(xiii) or B(xiii), as applicable, above, to the Servicer;

               (xv) [the amount of any reimbursement to CHI for Enhancement Payments with respect to the Class I B-2 Certificates as provided in the Agreement, which remains unpaid after giving effect to the distribution described in clause A(xiv) or B(xiv), as applicable, above; and]

               (xvi) any remaining available funds to the holder of the Class R Certificate.

        In no event will the aggregate distributions of principal to any Class of Certificates [(including, in the case of the Class IB-2 and Class IIB-3 Certificates, any principal amounts included in any Enhancement Payments)] exceed the Original Principal Balance of such Class of Certificates.

        Notwithstanding the prioritization of the distribution of the Group I Formula Principal Distribution Amount among the Group I Senior Certificates pursuant to clauses A(ii) and B(ii) above, on each Remittance Date on and after the Remittance Date, if any, on which the Deficiency Event occurs, the Group I Available Distribution Amount remaining after making the distributions of interest to the Group I Senior Certificates required by clauses A(i) and B(i) above will be applied to distribute the Group I Formula Principal Distribution Amount on each Class of Group I Senior Certificates pro rata in accordance with the outstanding Principal Balance of such Class. The "Deficiency Event" will occur if the sum of the Principal Balances of the Group I Senior Certificates becomes equal to or greater than the Pool Scheduled Principal Balance for Group I.

Definitions:

        The "Class I M-1 and Class I B Principal Distribution Test" is met in respect of a Remittance Date on which each of the following requirements is satisfied:

               (i) such Remittance Date is on or after the ______ ____ Remittance Date;

               (ii) the Class I M-1 Percentage plus the Class I B Percentage for such Remittance Date is equal to at least ______% (which is ____ times the sum of the original Class I M-1 Percentage and the original Class I B Percentage);

               (iii) the Group I Performance Tests are satisfied; and

                (iv) the Class I B-2 Principal Balance is not less than the Class I B-2 Floor Amount.

        The "Class II B Principal Distribution Test" is met in respect of a Remittance Date on which each of the following requirements is satisfied:

               (i) such Remittance Date is on or after the __________ Remittance Date;

               (ii) the Class II B Percentage for such Remittance Date is equal to at least 50%;

               (iii) the Group II Performance Tests are satisfied; and

               (iv) the sum of the Class II B-3 Principal Balance and the Overcollateralization Amount is not less than the Group II Certificate Floor Amount.

        The "Group I Performance Tests" are satisfied in respect of a Remittance Date if all of the following conditions with respect to Group I are met:

               (i) the Average Sixty-Day Delinquency Ratio (as defined in the Agreement) as of such Remittance Date does not exceed __% for the Group I Contracts;

               (ii) the Average Thirty-Day Delinquency Ratio (as defined in the Agreement) as of such Remittance Date does not exceed __% for the Group I Contracts;

                (iii) the Cumulative Realized Losses (as defined in the Agreement) for the Group I Contracts as of such Remittance Date do not exceed a certain specified percentage of the Group I Cut-off Date Principal Balance, depending on the year in which such Remittance Date occurs; and

                (iv) the Current Realized Loss Ratio (as defined in the Agreement) as of such Remittance Date does not exceed _____% for Group I Contracts.

        The "Group II Performance Tests" are satisfied in respect of a Remittance Date if all of the following conditions with respect to the Group II Contracts are met:

               (i) the Average Sixty-Day Delinquency Ratio (as defined in the Agreement) as of such Remittance Date does not exceed __% for the Group II Contracts;

               (ii) the Average Thirty-Day Delinquency Ratio (as defined in the Agreement) as of such Remittance Date does not exceed __% for the Group II Contracts;

               (iii) the Cumulative Realized Losses (as defined in the Agreement) for the Group II Contracts as of such Remittance Date do not exceed a certain specified percentage of the Group II Cut-off Date, depending on the year in which such Remittance Date occurs; and

               (iv) the Current Realized Loss Ratio (as defined in the Agreement) as of such Remittance Date does not exceed ____% for the Group II Contracts.

        The "Group I Monthly Excess Spread" with respect to any Remittance Date will generally be equal to the excess interest collections on the Group I Contracts for the related Due Period which remain available after payment of all required distributions on the Group I Certificates and certain other required payments for such Remittance Date as specified in the Agreement.

        The "Group II Monthly Excess Spread" with respect to any Remittance Date will generally be equal to the excess interest collections on the Group II Contracts for the related Due Period (together with interest on the Overcollateralization Amount to the extent provided in the Agreement) which remain available after payment of all required distributions on the Group II Certificates (including any Accelerated Principal Payment for such Remittance
Date) and certain other required payment for such Remittance Date as specified in the Agreement.

        The "Group I Available Funds Shortfall", if any, with respect to any Remittance Date, will be equal to the amount, if any, by which the Group I Available Distribution Amount is less than the amount required to be distributed to the Group I Certificates on such Remittance Date pursuant to clauses A(i) through (x) or clauses B(i) through (x), as the case may be, of the distribution priorities set forth above.

        The "Group II Available Funds Shortfall", if any, with respect to any Remittance Date, will be equal to the amount, if any, by which the Group II Available Distribution Amount is less than the amount required to be distributed to the Group II Certificates on such Remittance Date Pursuant to clauses C(i) through (viii) or clauses D(i) through (viii), as the case may be, of the distribution priorities set forth above.

        The "Principal Balance" of each Class of Certificates is its original Principal Balance reduced by all distributions on such Class in respect of principal. The "Class I A Principal Balance" is the sum of the Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5 and Class I A-6 Principal Balances. The "Class I B Principal Balance" is the sum of the Class I B-1 Principal Balance and the Class I B-2 Principal Balance. The "Class II B Principal Balance" is the sum of the Class II B-1 Principal Balance, the Class II B-2 Principal Balance and the Class II B-3 Principal Balance.

        The "Class I A Percentage" for a Remittance Date is the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the aggregate Principal Balance of the Class I A Certificates immediately prior to such Remittance Date and the denominator of which is the Pool Scheduled Principal Balance for Group I Contracts.

        The "Class I M-1 Percentage" for a Remittance Date is the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the aggregate Principal Balance of the Class I M-1 Certificates immediately prior to such Remittance Date and the denominator of which is the Pool Scheduled Principal Balance for the Group I Contracts.

        The "Class I B Percentage" is 100% less the Class I A Percentage and Class I M-1 Percentage.

        The "Class II A Percentage" for a Remittance Date is the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the aggregate Principal Balance of the Class II A-1 Certificates immediately prior to such Remittance Date and the denominator of which is the Pool Scheduled Principal Balance for Group II Contracts.

        The "Class II B Percentage" is 100% less the Class II A Percentage; provided, however, that on any Remittance Date on which (i) the Class II B Principal Distribution Test is met and (ii) the Class II B Percentage is greater than 50%, the Class II A Percentage shall equal 0% until distribution of principal to the Class II B Certificateholders on such Remittance Date shall reduce the Class II B Percentage to a percentage equal to 50%; provided, further, on the Remittance Date on which there is a Group II Formula Principal Distribution Amount in excess of the amount (the "Required Class II B Payment") required to be distributed to the Class II B Certificates so as to reduce the Class II B Percentage to 50%, the Required Class II B Payment shall be distributed to the Class II B Certificates and the remaining Group II Formula Principal Distribution Amount shall be distributed pro rata to the Class II A Certificates and the Class II B Certificates.

        The "Average Sixty-Day Delinquency Ratio" and the "Average Thirty-Day Delinquency Ratio" are, in general, the ratios of the average of the aggregate principal balances of Contracts in the applicable Group delinquent 60 days or more and 30 days or more, respectively, for the preceding three Due Periods (determined as of the last day of each such Due Period) to the average Pool Scheduled Principal Balance for such periods. "Cumulative Realized Losses" are, in general, the aggregate net liquidation losses (calculated as specified in the Agreement) in respect of Liquidated Contracts since the Cut-off Date. The "Current Realized Loss Ratio" is, in general, the ratio of the aggregate net liquidation losses in respect of Liquidated Contracts for the periods specified in the Agreement to an average Pool Scheduled Principal Balance specified in the Agreement.

        The "Formula Principal Distribution Amount" in respect of a Remittance Date and a Group equals the sum of (i) all scheduled payments of principal due on each outstanding Contract in such Group during the Due Period preceding the month in which the Remittance Date occurs, (ii) the Scheduled Principal
Balance (as defined below) of each Contract in such Group which, during the Due Period preceding the month of such Remittance Date, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties, (iii) all Partial Prepayments (as defined in the Agreement) of Contracts in such Group received during such preceding Due Period, (iv) the Scheduled Principal Balance of each Contract in such Group that was prepaid in full during such preceding Due Period, (v) the Scheduled Principal Balance of each Contract in such Group that became a Liquidated Contract during such preceding Due Period and (vi) any previously undistributed shortfalls in the amounts in clauses (i) through (v) in respect of the prior Remittance Dates [(other than any such shortfall with respect to which an Enhancement Payment has been made to the related Certificateholders)].

        The "Class II A-1 Net Funds Cap Carryover Amount" means, on any Remittance Date, the sum of (A) if on such Remittance Date, the Remittance Rate for the Class II A-1 Certificates is based upon the Net Funds Cap, the excess of (i) the lesser of (a) the product of (i) the Weighted Average Lifetime Cap (as defined herein) and (ii) the Class II A-1 Certificate Principal Balance and (b) the amount of interest the Class II A-1 Certificates would otherwise be entitled to receive on such Remittance Date had such rate been calculated at the Class II A-1 Formula Rate for such Remittance Date over
(ii) the amount of interest payable on the Class II A-1 Certificates at the Net Funds Cap for such Remittance Date and (B) the Class II A-1 Net Funds Cap Carryover Amount, together with accrued interest thereon, for all previous Remittance Dates not previously paid pursuant to clause C(xi) or D(xi) above. The "Weighted Average Lifetime Cap" with respect to any Remittance Date shall equal, on such Remittance Date, the weighted average of the Lifetime Caps of the Group II Contracts multiplied by a fraction the numerator of which is the actual number of days elapsed in the related Interest Period and the denominator of which is 360.

        The "Class II B-1 Net Funds Cap Carryover Amount" means, on any Remittance Date, the sum of (A) if on such Remittance Date, the Remittance Rate for the Class II B-1 Certificates is based upon the Net Funds Cap, the excess of (i) the lesser of (a) the product of (i) the Weighted Average Lifetime Cap and (ii) the Class II B-1 Certificate Principal Balance and (b) the amount of interest the Class II B-1 Certificates would otherwise be entitled to receive on such Remittance Date had such rate been calculated at the Class II B-1 Formula Rate for such Remittance Date over (ii) the amount of interest payable on the Class II B-1 Certificates at the Net Funds Cap for such Remittance Date and (B) the Class II B-1 Net Funds Cap Carryover Amount, together with accrued interest thereon, for all previous Remittance Dates not previously paid pursuant to clause C(xi) or D(xi) above.

        The "Class II B-2 Net Funds Cap Carryover Amount" means, on any Remittance Date, the sum of (A) if on such Remittance Date, the Remittance Rate for the Class II B-2 Certificates is based upon the Net Funds Cap, the excess of (i) the lesser of (a) the product of (i) the Weighted Average Lifetime Cap and (ii) the Class II B-2 Certificate Principal Balance and (b) the amount of interest the Class II B-2 Certificates would otherwise be entitled to receive on such Remittance Date had such rate been calculated at the Class II B-2 Formula Rate for such Remittance Date over (ii) the amount of interest payable on the Class II B-2 Certificates at the Net Funds Cap for such Remittance Date and (B) the Class II B-2 Net Funds Cap Carryover Amount, together with accrued interest thereon, for all previous Remittance Dates not previously paid pursuant to clause C(xi) or D(xi) above.

        The "Class II B-3 Net Funds Cap Carryover Amount" means, on any Remittance Date, the sum of (A) if on such Remittance Date, the Remittance Rate for the Class II B-3 Certificates is based upon the Net Funds Cap, the excess of (i) the lesser of (a) the product of (i) the Weighted Average Lifetime Cap and (ii) the Class II B-3 Certificate Principal Balance and (b) the amount of interest the Class II B-3 Certificates would otherwise be entitled to receive on such Remittance Date had such rate been calculated at the Class II B-3 Formula Rate for such Remittance Date over (ii) the amount of interest payable on the Class II B-3 Certificates at the Net Funds Cap for such Remittance Date and (B) the Class II B-3 Net Funds Cap Carryover Amount, together with accrued interest thereon, for all previous Remittance Dates not previously paid pursuant to clause C(xi) or D(xi) above.

        The "Net Funds Cap Carryover Amount" with respect to each Class of Group II Certificates shall equal each of the Class II A-1 Net Funds Cap Carryover Amount, Class II B-1 Net Funds Cap Carryover Amount, Class II B-2 Net Funds Cap Carryover Amount and Class II B-3 Net Funds Cap Carryover Amount, as applicable. The "Net Funds Cap Carryover Amount" with respect to all Classes of Group II Certificates shall equal the sum of the Class II A-1 Net Funds Cap Carryover Amount, the Class II B-1 Net Funds Cap Carryover Amount, the Class II B-2 Net Funds Cap Carryover Amount and the Class II B-3 Net Funds Cap Carryover Amount. The Class II B-3 Net Funds Cap Carryover Amount shall not have the benefit of the Limited Guarantee or the Alternate Credit Enhancement.

        The "Scheduled Principal Balance" of a Contract as of any Remittance Date is its principal balance (before any adjustment by reason of bankruptcy, moratorium or similar waiver or grace period) as of the Due Date (or latest occurring Due Date, in the case of a Bi-weekly Contract or a Semi-Monthly Contract) in the Due Period next preceding such Remittance Date, after giving effect to any previous Partial Prepayments and after giving effect to all previous scheduled principal payments and to the scheduled payment of principal due on such Due Date (whether or not paid and before any adjustment by reason of bankruptcy, moratorium or similar waiver or grace period).

        The "Pool Scheduled Principal Balance" for a Group (the "Group I Pool Scheduled Principal Balance" or the "Group II Pool Scheduled Principal Balance" as applicable) for any Remittance Date is equal to (i) the Cut-off Date Pool Principal Balance for such Group less (ii) the aggregate of the Formula Principal Distribution Amounts for such Group (exclusive of the amounts in clause (vi) of the definition thereof) for all prior Remittance Dates.

        A "Liquidated Contract" is a defaulted Contract as to which all amounts that the Servicer expects to recover through the date of disposition of the Manufactured Home and/or any real property securing such Contract have been received.

Group II Certificates; Overcollateralization Provisions

        The Group II Weighted Average Contract Rate for the Group II Contracts is expected generally to be higher than the weighted average of the Remittance Rates applicable to the Group II Certificates, thus generating certain excess interest collections which in the absence of losses and delinquencies, will not be needed to fund distributions on the Group II Certificates. The Agreement provides that this excess interest is to be applied, to the extent available, to make accelerated payments of principal to the Class or Classes of Group II Certificates then entitled to receive distributions of principal. Such accelerated payments are expected to cause the aggregate Principal Balance of the Group II Certificates to amortize more rapidly than the principal balance of the Group II Contracts, resulting in "overcollateralization" (i.e., the excess of the Group II Pool Scheduled Principal Balance over the aggregate Principal Balance of the Group II Certificates). This interest for a Due Period, together with interest on the Overcollateralization Amount itself, remaining after distributions in clauses C(i) to C(ix) or D(i) to D(ix) above is the "Group II Monthly Excess Spread" for the Remittance Date immediately following the applicable Due Period. On any Remittance Date, the "Overcollateralization Amount" will be an amount equal to the excess, if any, of (x) the Group II Pool Scheduled Principal Balance as of the end of the immediately preceding Due Period over (y) the aggregate Certificate Principal Balance of the Group II Certificates on such Remittance Date (after taking into account all other distributions to be made on such Remittance Date). On the Closing Date, the Overcollateralization Amount will be $______.

        The Group II Monthly Excess Spread will be applied to make accelerated payments of principal on each Remittance Date until the Overcollateralization Amount is equal to the "Initial Required Overcollateralization Amount," which is expected to equal $____________, which represents approximately ____% of the initial Group II Contract Pool Balance. Thereafter, the Group II Monthly Excess Spread will not be applied to further increase the Overcollateralization Amount unless, due to losses, the Overcollateralization Amount is decreased, in which event such applications will commence to the extent necessary to increase the actual Overcollateralization Amount to the Required Overcollateralization Amount. The level of the Required Overcollateralization Amount is equal to, for any Remittance Date, (x) prior to the date on which the Class II B Principal Distribution Test is satisfied, the Initial Required Overcollateralization Amount and (y) on and after the date on which the Class II B Principal Distribution Test is satisfied, the lesser of (i) the Initial Required Overcollateralization Amount and (ii) the greater of (a) ____% of the then current Group II Pool Scheduled Principal Balance and (b) ____% of the Group II Cut-off Date Pool Principal Balance.

        If, on any Remittance Date, the level of Required Overcollateralization Amount is permitted to be reduced, the "Excess Overcollateralization Amount" (the excess of (x) the actual Overcollateralization Amount on such Remittance Date (after taking into account all other distributions on such Remittance Date) over (y) the Required Overcollateralization Amount for such Remittance Date) will be deducted from the Group II Formula Principal Distribution Amount (but only to the extent of such Group II Formula Principal Distribution Amount) otherwise distributable to the holders of the Group II Certificates on such Remittance Date (any such amount so deducted, an "Overcollateralization Reduction Amount") and will be applied as provided herein under "Description of the Certificates--Distributions". The Overcollateralization Reduction Amount, if any, on any Remittance Date shall be funded, first, from that portion of the Group II Formula Principal Distribution Amount otherwise distributable to the holders of the most junior class of Group II Certificates on such Remittance Date, and, if such amount is insufficient to fund in full the Overcollateralization Reduction Amount on such Remittance Date, then, second, from that portion of the Group II Formula Principal Distribution Amount otherwise distributable to the holders of each succeeding class of Group II Certificates in ascending order of seniority, until such Overcollateralization Reduction Amount is completely funded. The Agreement provides that in no event shall an Overcollateralization Reduction Amount be deducted from the Group II Formula Principal Distribution Amount if, after deducting such amount, the sum of the aggregate Principal Balance of the Class II B-3 Certificates and the Overcollateralization Amount, taken together, would be less than 2.0% of the Group II Cut-off Date Principal Balance.

        The amount, if any, actually applied as an accelerated payment of principal on any Remittance Date is referred to herein as the "Accelerated Principal Payment" for such Remittance Date. The Accelerated Principal Payment, if any, on any Remittance Date will be an amount equal to the lesser of (x) the excess of (i) the Required Overcollateralization Amount over (ii) the actual Overcollateralization Amount on such Remittance Date and (y) the sum of the Group II Monthly Excess Spread, if any, and the Group I Monthly Excess Spread, if any, remaining after payment of all then applicable prior requirements for such Remittance Date. The Accelerated Principal Payment will be distributed to the holders of the Class of Group II Certificates then entitled to receive distributions in respect of principal on such date.

Cross Collateralization Provisions

        The Agreement provides for cross collateralization through the application of excess amounts generated by one Contract Group to fund shortfalls in available funds in the other Contract Group, subject to certain prior requirements of such Contract Group. Therefore, as to any Remittance Date, the amount, if any, of Group I Monthly Excess Spread remaining after payment of all then applicable prior requirements relating to the Group I Certificates will be used to fund, first, any Group II Available Funds Shortfall and, second, to the extent of any remaining Group I Monthly Excess Spread, any unfunded Accelerated Principal Payment on the Group II Certificates for such Remittance Date. Likewise, as to any Remittance Date, the amount, if any, of Group II Monthly Excess Spread (together with any Overcollateralization Reduction Amount) remaining after payment of all then applicable prior requirements relating to the Group II Certificates (including any Accelerated Principal Payment for such Remittance Date) will be used to fund any Group I Available Funds Shortfall for such Remittance Date. The payment of any amounts in respect of cross collateralization will be applied in the order specified above under "--Distributions" and "--Group II Certificates; Overcollateralization Provisions".

        Additional funds resulting from the cross-collateralization provisions described herein shall not be available to Group II Certificateholders to pay the Net Funds Cap Carryover Amount.

Group I Certificates and the Senior/Subordinate Structure

        Subordination of the Class I A-6 Certificates

        The rights of the holders of the Class I A-6 Certificates to receive distributions of amounts collected on the Group I Contracts will be subordinated, to the extent described herein, to such rights of the Group I Senior Certificates. This subordination is intended to enhance the likelihood of receipt by the holders of the Group I Senior Certificates of the full amount of their scheduled monthly payments of interest and the ultimate receipt by such holders of principal equal to the applicable Original Class Principal Balance of the Group I Senior Certificates.

        The protection afforded to the Group I Senior Certificates by means of the subordination of the Class I A-6 Certificates will be accomplished by the application of the Group I Available Distribution Amount in the order specified under "--Distributions" above. In addition, if the Group I Available Distribution Amount on any Remittance Date is not sufficient to permit the distribution of the entire specified portion of the Group I Formula Principal Distribution Amount to the Group I Senior Certificateholders, the subordination feature will protect the Group I Senior Certificateholders, by the right of such Certificateholders to receive, until, if ever, any such shortfall is distributed, a portion of the future distributions of Group I Available Distribution Amounts that would otherwise have been distributable to the holders of the Class I A-6 Certificates.

        Subordination of the Class I M-1 Certificates

        The rights of holders of the Class I M-1 Certificates to receive distributions of amounts collected on the Group I Contracts will be subordinated, to the extent described herein, to such rights of the holders of the Group I Senior Certificates and Class I A-6 Certificates. This subordination is intended to enhance the likelihood of receipt by the holders of the Group I Senior Certificates and Class I A-6 Certificates of the full amount of their scheduled monthly payments of interest and the ultimate receipt by such holders of principal equal to the applicable Original Class Principal Balance of the Group I Senior Certificates and Class I A-6 Certificates.

        The protection afforded to the holders of the Group I Senior Certificates and Class I A-6 Certificates by means of the subordination, to the extent provided herein, of the Class I M-1 Certificates will be accomplished (i) by the application of the Group I Available Distribution Amount in the order specified under "--Distributions" above and (ii) if the Group I Available Distribution Amount on such Remittance Date is not sufficient to permit the distribution of the entire specified portion of the Group I Formula Principal Distribution Amount, as applicable, to the Class of Group I Senior Certificateholders and Class I A-6 Certificateholders, by the right of such Group I Senior and Class I A-6 Certificateholders to receive, until, if ever, any such shortfall is distributed, a portion of future Available Distribution Amounts that would otherwise have been payable to the holders of the Class I M-1 Certificates. On each Remittance Date before the Class I A Principal Balance is reduced to zero, the holders of the Class I M-1 Certificates will receive the amounts specified under "--Distributions" above.

        Subordination of the Class I B-1 and Class I B-2 Certificates and Class R Certificate

        The rights of holders of the Class I B-1 and Class I B-2 Certificates and Class R Certificate to receive distributions of amounts collected on the Group I Contracts will be subordinated, to the extent described herein, to such rights of the holders of the Class I M-1 Certificates. This subordination is intended to enhance the likelihood of receipt by the holders of the Class I A and Class I M-1 Certificates of the full amount of their scheduled monthly payments of interest and the ultimate receipt by such holders of principal equal to the applicable Original Class Principal Balance.

        The protection afforded to the holders of the Class I M-1 Certificates by means of the subordination, to the extent provided herein, of the Class I B-1 and Class I B-2 Certificates and Class R Certificate will be accomplished
(i) by the application of the Group I Available Distribution Amount in the order specified under "--Distributions" above and (ii) if the Group I Available Distribution Amount on such Remittance Date is not sufficient to permit the distribution of the entire specified portion of the Group I Formula Principal Distribution Amount, as applicable, to the Class I M-1 Certificateholder then entitled to such distribution, by the right of such Class I M-1 Certificateholders to receive, until, if ever, any such shortfall is distributed, a portion of future Available Distribution Amounts that would otherwise have been payable to the holders of the Class I B-1 and Class I B-2 Certificates or the Class R Certificate. On each Remittance Date before the Class I A Principal Balance is reduced to zero, the holders of the Class I B Certificates will receive the amounts specified under "--Distributions" above.

        Subordination of the Class I B-2 Certificates

        The rights of the holders of the Class I B-2 Certificates to receive distributions of amounts collected on the Contracts in the Trust Fund will be subordinated, to the extent described herein, to such rights of the Class I B-1 Certificates. This subordination is intended to enhance the likelihood of receipt by the holders of the Class I A, Class I M-1 and Class I B-1 Certificates of the full amount of their scheduled monthly payments of interest and the ultimate receipt by such holders of principal equal to the applicable Original Class Principal Balance.

        The protection afforded to the Class I B-1 Certificates by means of the subordination of the Class I B-2 Certificates will be accomplished by the application of the applicable Available Distribution Amount in the order specified under "--Distributions" above. In addition, if the applicable Available Distribution Amount on any Remittance Date is not sufficient to permit the distribution of the entire specified portion of the related Formula Principal Distribution Amount, as applicable, to the Class I B-1 Certificateholders and the subordination provided by the Class I B-2 Certificates has not been exhausted, the subordination feature will protect the Class I B-1 Certificateholders by the right of the Class I B-1 Certificateholders to receive, until, if ever, any such shortfall is distributed, a portion of the future distributions of Available Distribution Amounts that would otherwise have been distributable to the holders of the Class I B-2 Certificates or the Class R Certificate.

        [However, the Class I B-2 Certificates will have the benefit of the Limited Guarantee from CHI or the Alternate Credit Enhancement. Neither the Limited Guarantee nor the Alternate Credit Enhancement will benefit or result in any payments on any other Offered Certificates (other than the Class II B-3 Certificates to the limited extent described below).]

Group II Certificates and the Senior/Subordinate Structure

        Subordination of the Class II B-1 Certificates

        The rights of the holders of the Class II B-1 Certificates to receive distributions of amounts collected on the Contracts in the Trust Fund will be subordinated, to the extent described herein, to such rights of the Class II A-1 Certificates. This subordination is intended to enhance the likelihood of receipt by the holders of the Class II A-1 Certificates of the full amount of their scheduled monthly payments of interest and the ultimate receipt by such holders of principal equal to the Original Class II A-1 Class Principal Balance.

        The protection afforded to the Class II A-1 Certificates by means of the subordination of the Class II B-1 Certificates will be accomplished by the application of the applicable Available Distribution Amount in the order specified under "--Distributions" above. In addition, if the applicable Available Distribution Amount on any Remittance Date is not sufficient to permit the distribution of the entire specified portion of the Group II Formula Principal Distribution Amount, as applicable, to the Class II A-1 Certificateholders, the subordination feature will protect the Class II A-1 Certificateholders, by the right of such Certificateholders to receive, until, if ever, any such shortfall is distributed, a portion of the future distributions of Available Distribution Amounts that would otherwise have been distributable to the Class II B-1 Certificates.

        Subordination of the Class II B-2, Class II B-3 and Class R Certificate

        The rights of holders of the Class II B-2, Class II B-3 and Class R Certificate to receive distributions of amounts collected on the Contracts will be subordinated, to the extent described herein, to such rights of the holders of the Class II A-1 and Class II B-1 Certificates. This subordination is intended to enhance the likelihood of receipt by the holders of Class II A-1 and Class II B-1 Certificates of the full amount of their scheduled monthly payments of interest and the ultimate receipt by such holders of principal equal to the applicable Original Class Principal Balance.

        The protection afforded to the holders of the Class II A-1 and Class II B-1 Certificates by means of the subordination, to the extent provided herein, of the Class II B-2, Class II B-3 and Class R Certificate will be accomplished (i) by the application of the applicable Available Distribution Amount in the order specified under "--Distributions" above and (ii) if the applicable Available Distribution Amount on such Remittance Date is not sufficient to permit the distribution of the entire specified portion of the Formula Principal Distribution Amount, as applicable, to the Class of Class II A-1 Certificateholders then entitled to such distribution, by the right of such Class II A-1 Certificateholders to receive, until, if ever, any such shortfall is distributed, a portion of future Available Distribution Amounts that would otherwise have been payable to the holders of the Class II B Certificates or the Class R Certificate. On each Remittance Date before the Class II A Principal Balance is reduced to zero, the holders of the Class II B Certificates will receive the amounts specified under "--Distributions" above.

        Subordination of the Class II B-2 and Class II B-3 Certificates

        The rights of the holders of the Class II B-2 and the Class II B-3 Certificates to receive distributions of amounts collected on the Contracts in the Trust Fund will be subordinated, to the extent described herein, to such rights of the Class II B-1 Certificates. This subordination is intended to enhance the likelihood of receipt by the holders of the Class II B-1 Certificates of the full amount of their scheduled monthly payments of interest and the ultimate receipt by such holders of principal equal to the applicable Original Class Principal Balance.

        The protection afforded to the Class II B-1 Certificates by means of the subordination of the Class II B-2 and the Class II B-3 Certificates will be accomplished by the application of the applicable Available Distribution Amount in the order specified under "--Distributions" above. In addition, if the applicable Available Distribution Amount on any Remittance Date is not sufficient to permit the distribution of the entire specified portion of the applicable Formula Principal Distribution Amount, as applicable, to the Class II B-1 Certificateholders and the subordination provided by the Class II B-2 and the Class II B-3 Certificates has not been exhausted, the subordination feature will protect the Class II B-1 Certificateholders by the right of the Class II B-1 Certificateholders to receive, until, if ever, any such shortfall is distributed, a portion of the future distributions of Available Distribution Amounts that would otherwise have been distributable to the holders of the Class II B-2, the Class II B-3 Certificates or the Class R Certificate.

        In addition, the protection afforded to the Class II B-2 Certificates by means of the subordination of the Class II B-3 Certificates will be accomplished by the application of the applicable Available Distribution Amount in the order specified under "--Distributions" above. In addition, if the applicable Available Distribution Amount on any Remittance Date is not sufficient to permit the distribution of the entire specified portion of the applicable Formula Principal Distribution Amount, as applicable, to the Class II B-2 Certificateholders and the subordination provided by the Class II B-3 Certificates has not been exhausted, the subordination feature will protect the Class II B-2 Certificateholders by the right of the Class II B-2 Certificateholders to receive, until, if ever, any such shortfall is distributed, a portion of the future distributions of Available Distribution Amounts that would otherwise have been distributable to the holders of the Class II B-3 or the Class R Certificate.

        [However, the Class II B-3 Certificates will have the benefit of the Limited Guarantee from CHI or the Alternate Credit Enhancement. Neither the Limited Guarantee nor the Alternate Credit Enhancement will benefit or result in any payments on any other Offered Certificates (other than the Class I B-2 Certificates to the limited extent described above).]

Losses on Liquidated Contracts

        In general, a "Liquidated Contract" is a defaulted Contract as to which all amounts that the Servicer expects to recover through the date of disposition of the Manufactured Home and/or any real property securing such Contract has been received.

        As described above, the distribution of principal to the holders of the Senior Certificates in each Group is intended to include the Scheduled Principal Balance of each Contract in the related Group that became a Liquidated Contract during the Due Period immediately preceding the month of such distribution. If the Liquidation Proceeds, net of related Liquidation Expenses, from such Liquidated Contract are less than the Scheduled Principal Balance of such Liquidated Contract, and accrued and unpaid interest thereon, then to the extent such deficiency is not covered by any excess interest collections on non-defaulted Contracts, the deficiency may, in effect, be absorbed by the Subordinate Certificates since a portion of future Available Distribution Amounts funded by future principal collections on the Contracts, up to the aggregate amount of such deficiencies, that would otherwise have been distributable to them may be paid to the holders of the Senior Certificates. If the protection afforded to the holders of a Class of Subordinate Certificates by the subordination of one or more Classes of more junior Subordinate Certificates is exhausted, the holders of such Class of Subordinate Certificates will incur a loss on their investment.

        If the Group I or Group II Available Distribution Amount, as applicable, for any Remittance Date is not sufficient to cover, in addition to interest distributable to the related Senior Certificateholders, the entire specified portion of the applicable Formula Principal Distribution Amount distributable to the related Senior Certificateholders then entitled to such payment on such Remittance Date, then the amount of the Pool Scheduled Principal Balance available to the Class B Certificates (i.e., such Pool Scheduled Principal Balance less the Class I A Principal Balance or the Class II A Principal Balance, as applicable) on future Remittance Dates will be reduced. With respect to each Group of Certificates, if, because of liquidation losses, the Pool Scheduled Principal Balance for such Group were to decrease proportionately faster than distributions to the related Senior Certificateholders and Senior Subordinate Certificateholders reduce the Principal Balance of such Certificates, the level of protection afforded by the subordination of the Subordinate Certificates (i.e., the percentage of the Pool Scheduled Principal Balance for the applicable Group available to the Certificates) would be reduced. On each Remittance Date, if any, on or after the date on which the Senior Certificate Principal Balance equals or becomes greater than the Pool Scheduled Principal Balance for such Group and so long as the Class I A-6 and Class II B-1 Certificates are outstanding, the Class I A-6 and Class II B-1 Certificates will bear all losses on Liquidated Contracts (with no ability to recover the amount of any liquidation loss from future principal collections on the Contracts) and incur a loss on their investment in the Class I A-6 and Class II B-1 Certificates. On each Remittance Date, if any, on or after the date on which the Deficiency Event occurs, the Group I or Group II Senior Certificateholders, as applicable, will receive only their respective percentage interest of Liquidation Proceeds (net of Liquidation Expenses) realized in respect of Liquidated Contracts, rather than the Scheduled Principal Balances thereof, and will therefore bear all losses on Liquidated Contracts (with no ability to recover the amount of any liquidation loss from future principal collections on the Contracts) and incur a loss on their investment in the Group I or Group II Senior Certificates, as applicable. See "Description of the Certificates--Group I Certificates and the Senior/Subordinate Structure, and "-- Group II Certificates and the Senior/Subordinate Structure" and "Yield and Prepayment Considerations."

        On each Remittance Date, if any, on or after the date on which the sum of the Principal Balances of the Senior Certificates in either Group equals or becomes greater than the Pool Scheduled Principal Balance for such Group, the related Senior Certificateholders will receive only their respective percentage interests of Liquidation Proceeds (net of Liquidation Expenses) realized in respect of Liquidated Contracts in such Group, rather than the Scheduled Principal Balances thereof, and will therefore bear all losses on Liquidated Contracts (with no ability to recover the amount of any liquidation loss from future principal collections on the Contracts) and incur a loss on their investment in such Certificates.

        But for the subordination of the Class I B-2 Certificates, the Class I B-1 Certificateholders would absorb (i) all losses on each Liquidated Contract in Group I (to the extent such loss is not covered by excess interest collections) and (ii) other shortfalls in the applicable Available Distribution Amount. If, on any Remittance Date, the sum of the Class I A Principal Balance and the Class I B-1 Principal Balance becomes equal to or greater than the Pool Scheduled Principal Balance for Group I, then the Class I B-1 Certificateholders will bear all losses on Liquidated Contracts in Group I (with no ability to recover the amount of any Liquidation Loss from future principal collections on the Contracts) and incur a loss on their investment in the Class I B-1 Certificates.

        But for the subordination of the Class II B-3 Certificates, the Class II B-2 Certificateholders would absorb (i) all losses on each Liquidated Contract in Group II (to the extent such loss is not covered by excess interest collections or the Overcollateralization Amount) and (ii) other shortfalls in the applicable Available Distribution Amount. If, on any Remittance Date, the sum of the Class II A Principal Balance, the Class II B-1 Principal Balance and the Class II B-2 Principal Balance becomes equal to or greater than the Pool Scheduled Principal Balance for Group II, then the Class II B-2 Certificateholders will bear all losses on Liquidated Contracts in Group II (with no ability to recover the amount of any Liquidation Loss from future principal collections on the Contracts) and incur a loss on their investment in the Class II B-2 Certificates.

[Limited Guarantee of CHI

        In order to mitigate the effect of the subordination of the Class I B-2 Certificates or the Class II B-3 Certificates, as applicable, and liquidation losses and delinquencies on the Contracts in the related Group borne by the Class I B-2 Certificates or the Class II B-3 Certificates, as applicable, CHI will initially provide a guarantee (the "Limited Guarantee") against losses that would otherwise be absorbed by the Class I B-2 Certificates or the Class II B-3 Certificates, as applicable. Such Limited Guarantee may be replaced by an Alternate Credit Enhancement. See "--Alternate Credit Enhancement" below.

        Each payment required to be made under the Limited Guarantee is referred to as an "Enhancement Payment." Prior to the Remittance Date with respect to the Class I B-2 Certificates (the "Initial Class I B-2 Principal Remittance Date") on which the Class I B-1 Principal Balance is reduced to zero, the Enhancement Payment will equal the amount, if any, by which (a) the sum of (i) the Class I B-2 Formula Distribution Amount (which will be equal to interest accrued during the related Interest Period on the Class I B-2 Principal Balance and an amount of principal described in the Agreement) for such Remittance Date and (ii) the Class I B-2 Principal Liquidation Loss Amount, if any, exceeds (b) the amount (other than the Enhancement Payment) that will otherwise be distributed on the Class I B-2 Certificates on such Remittance Date (the "Class I B-2 Distribution Amount"). On each Remittance Date on or after the Initial Class I B-2 Principal Remittance Date, the Enhancement Payment will equal the amount, if any, by which the Class I B-2 Formula Distribution Amount (which will include both interest and principal) exceeds the Class I B-2 Distribution Amount for such Remittance Date. Prior to the Remittance Date with respect to the Class II B-3 Certificates (the "Initial Class II B-3 Principal Remittance Date") on which the Class II B-2 Principal Balance is reduced to zero, the Enhancement Payment will equal the amount, if any, by which (a) the sum of (i) the Class II B-3 Formula Distribution Amount (which will be equal to interest accrued during the related Interest Period on the Class II B-3 Principal Balance and an amount of principal described in the Agreement) for such Remittance Date and (ii) the Class II B-3 Principal Liquidation Loss Amount, if any, exceeds (b) the amount (other than the Enhancement Payment) that will otherwise be distributed on the Class II B-3 Certificates on such Remittance Date (the "Class II B-3 Distribution Amount"). On each Remittance Date on or after the Initial Class II B-3 Principal Remittance Date, the Enhancement Payment will equal the amount, if any, by which the Class II B-3 Formula Distribution Amount (which will include both interest and principal) exceeds the Class II B-3 Distribution Amount for such Remittance Date; provided, however, that the Enhancement Payment with respect to the Class II B-3 Certificates will not include amounts in respect of the Class II B-3 Net Funds Cap Carryover Amount.

        The "Class I B-2 Principal Liquidation Loss Amount" for any Remittance Date will equal the amount, if any, by which (a) the Group I Formula Principal Distribution Amount (exclusive of the portion thereof specified in clause (vi) of the definition of Formula Principal Distribution Amount) for such Remittance Date exceeds (b) the amount (exclusive of the Enhancement Payment) distributed on the Group I Certificates on account of principal on such Remittance Date. The Class I B-2 Principal Liquidation Loss Amount represents future principal payments on the Contracts that, because of the subordination of the Class I B-2 Certificates and liquidation losses on the Contracts, will not be paid to the Class I B-2 Certificateholders from the assets of the Trust Fund but may be paid in the form of an Enhancement Payment.

        The "Class II B-3 Principal Liquidation Loss Amount" for any Remittance Date will equal the amount, if any, by which (a) the Group II Formula Principal Distribution Amount (exclusive of the portion thereof specified in clause (vi) of the definition of Formula Principal Distribution Amount) for such Remittance Date exceeds (b) the amount (exclusive of the Enhancement Payment) distributed on the Group II Certificates on account of principal on such Remittance Date. The Class II B-3 Principal Liquidation Loss Amount represents future principal payments on the Contracts that, because of the subordination of the Class II B-3 Certificates and liquidation losses on the Contracts, will not be paid to the Class II B-3 Certificateholders from the assets of the Trust Fund but may be paid to the Class II B-3 Certificateholders in the form of an Enhancement Payment.

        In the event that, on a particular Remittance Date, the Class I B-2 Distribution Amount or the Class II B-3 Distribution Amount, as applicable, in the applicable Certificate Account plus any amounts actually paid under the Limited Guarantee are not sufficient to make a full distribution of interest to the Class I B-2 Certificateholder or the Class II B-3 Certificateholders, as applicable, the amount of the deficiency will be carried forward as an amount that the Class I B-2 Certificateholders or the Class II B-3 Certificateholder, as applicable, are entitled to receive on the next Remittance Date.

        The Limited Guarantee will be an unsecured general obligation of CHI and will not be supported by any letter of credit or other enhancement arrangement.

        The Limited Guarantee is for the benefit of the Class I B-2 Certificates and Class II B-3 Certificates only and will not result in any payments on the other Offered Certificates.

        As reimbursement to CHI for Enhancement Payments made by CHI pursuant to the Limited Guarantee, CHI will be entitled to receive on each Remittance Date an amount equal to the lesser of (a) the Available Distribution Amount, less the portion of the Available Distribution Amount distributed on the Certificates (other than the Class R Certificate), and (b) the aggregate amount of Enhancement Payments outstanding which remain unreimbursed as of such Remittance Date.

Alternate Credit Enhancement

        In the event that, at CHI's option, Alternate Credit Enhancement (as defined herein) is provided and, upon prior written notice to the Rating Agencies, the Rating Agencies shall have notified CHI, the Company, the Servicer and the Trustee in writing that substitution of such Alternate Credit Enhancement for the Limited Guarantee will not result in the downgrade or withdrawal of the then current rating of any class of the Certificates, and upon the delivery by CHI to the Trustee of an opinion of counsel, acceptable to the Trustee, that such action would not cause the Trust to fail to qualify as a REMIC, the Limited Guarantee shall be released and shall terminate. The Alternate Credit Enhancement may consist of cash or securities deposited by CHI or any other person in a segregated escrow, trust or collateral account or a letter of credit, certificate insurance policy or surety bond provided by a third party (an "Alternate Credit Enhancement"). On each Remittance Date after delivery of the Alternate Credit Enhancement, an amount, equal to the lesser of the amount which would have been payable under the Limited Guarantee and the amount available under such Alternate Credit Enhancement, shall be transferred from such account to the applicable Certificate Account to make payments to the Class I B-2 and Class II B-3 Certificateholders, as applicable (the "Enhancement Payment"). CHI shall have no obligation to replace such enhancement once it has been exhausted.]

Advances

        For each Remittance Date, the Servicer will be obligated to make advances ("Monthly Advances") in respect of delinquent scheduled payments on the Contracts that were due in the preceding Due Period and would, in the Servicer's judgment, be recoverable from related late payments, Liquidation Proceeds or otherwise.

        On or prior to each Determination Date, the Servicer will either (i) deposit from its own funds the Monthly Advance into the applicable Certificate Account, (ii) cause appropriate entries to be made in the records of the applicable Certificate Account that funds in the applicable Certificate Account that are not part of the applicable Available Distribution Amount for the related Remittance Date have been used to make the Monthly Advance or
(iii) make the Monthly Advance through any combination of clauses (i) and
(ii). Any funds held for future distribution and used in accordance with clause (ii) must be restored by the Servicer from its own funds or advance payments on the Contracts when they become part of a future Available Distribution Amount. The Monthly Advance is the sum of delinquent scheduled payments due in the related Due Period, exclusive of all Nonrecoverable Advances, except that the Monthly Advance will not exceed the amount necessary to bring the Available Distribution Amount up to the sum of the amounts specified in clauses A(i)-(x), B(i)-(x), C(i)-(viii) or D(i)-(viii), as the case may be, under "--Distributions--Priority of Distributions" above. A Nonrecoverable Advance is any advance made or proposed to be made that the Servicer believes is not, or if made would not be, ultimately recoverable from related Liquidation Proceeds or otherwise.

        Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments to Certificateholders rather than to guarantee or insure against losses. The Servicer will reimburse itself for Monthly Advances out of collections of the late scheduled payments. In addition, upon the determination that a Nonrecoverable Advance has been made in respect of a Contract or upon a Contract becoming a Liquidated Contract, the Servicer will reimburse itself out of funds in the applicable Certificate Account for the delinquent scheduled payments on such Contract (exclusive of any scheduled payment (i) for which no advance was made because the Servicer determined that such an advance would be a Nonrecoverable Advance if an advance were made or
(ii) that was recovered out of Net Liquidation Proceeds for the related
Contract).

        The Servicer will also be obligated to make advances, to the extent recoverable out of Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by an Obligor on a timely basis. Funds so advanced are reimbursable to the Servicer as provided in the Agreement.

Reports to Certificateholders

        The Trustee will include with each distribution to each Certificateholder a statement as of such Remittance Date setting forth, among other things:

        (a) the aggregate amount distributed on the Class I A-1 Certificates on such Remittance Date;

        (b)     the amount of such distribution which constitutes principal;

        (c)     the amount of such distribution which constitutes interest;

        (d)     the remaining Class I A-1 Principal Balance;

        (e) the aggregate amount distributed on the Class I A-2 Certificates on such Remittance Date;

        (f)     the amount of such distribution which constitutes principal;

        (g)     the amount of such distribution which constitutes interest;

        (h)     the remaining Class I A-2 Principal Balance;

        (i) the aggregate amount distributed on the Class I A-3 Certificates on such Remittance Date;

        (j)     the amount of such distribution which constitutes principal;

        (k)     the amount of such distribution which constitutes interest;

        (l)     the remaining Class I A-3 Principal Balance;

        (m) the aggregate amount distributed on the Class I A-4 Certificates on such Remittance Date;

        (n)     the amount of such distribution which constitutes principal;

        (o)     the amount of such distribution which constitutes interest;

        (p)     the remaining Class I A-4 Principal Balance;

        (q) the aggregate amount distributed on the Class I A-5 Certificates on such Remittance Date;

        (r)     the amount of such distribution which constitutes principal;

        (s)     the amount of such distribution which constitutes interest;

        (t)     the remaining Class A-5 Principal Balance;

        (u) the aggregate amount distributed on the Class I A-6 Certifictes on such Remittance Date;

        (v)     the amount of such distribution which constitutes principal;

        (w)     the amount of such distribution which constitutes interest;

        (x)     the remaining Class A-6 Principal Balance;

        (y) the aggregate amount distributed on the Class I M-1 Certificates on such Remittance Date;

        (z)     the amount of such distribution which constitutes principal;

        (aa)    the amount of such distribution which constitutes interest;

        (bb)    the remaining Class I M-1 Principal Balance;

        (cc) the aggregate amount distributed on the Class I B-1 Certificates on such Remittance Date;

        (dd)    the amount of such distribution which constitutes principal;

        (ee)    the amount of such distribution which constitutes interest;

        (ff)    the remaining Class I B-1 Principal Balance;

        (gg) the aggregate amount distributed on the Class I B-2 Certificates on such Remittance Date;

        (hh)    the amount of such distribution which constitutes principal;

        (ii)    the amount of such distribution which constitutes interest;

        (jj) the amount, if any, by which the Class I B-2 Formula Distribution Amount exceeds the Class I B-2 Remaining Amount Available for such Remittance Date;

        (kk) the Class I B-2 Liquidation Loss Amount, if any, for such Remittance Date;

        (ll)    [the Enhancement Payment, if any, for such Remittance Date;]

        (mm)    the remaining Class I B-2 Principal Balance;

        (nn) the aggregate amount distributed on the Class II A-1 Certificates on such Remittance Date;

        (oo)    the amount of such distribution which constitutes principal;

        (pp)    the amount of such distribution which constitutes interest;

        (qq)    the remaining Class II B-1 Principal Balance;

        (rr) the aggregate amount distributed on the Class II B-1 Certificates on such Remittance Date;

        (ss)    the amount of such distribution which constitutes principal;

        (tt)    the amount of such distribution which constitutes interest;

        (uu)    the remaining Class II B-2 Principal Balance;

        (vv) the aggregate amount distributed on the Class II B-3 Certificates on such Remittance Date;

        (ww)    the amount of such distribution which constitutes principal;

        (xx)    the amount of such distribution which constitutes interest;

        (yy) the amount, if any, by which the Class II B-3 Formula Distribution Amount exceeds the Class II B-3 Remaining Amount Available for such Remittance Date;

        (zz) the Class II B-3 Liquidation Loss Amount, if any, for such Remittance Date;

        (aaa)   [the Enhancement Payment, if any, for such Remittance Date;]

        (bbb) the number of and aggregate unpaid principal balance of Group I and Group II Contracts with payments delinquent 31 to 59, 60 to 89 and 90 or more days, respectively; and

        (ccc)   the amount of fees payable out of the Trust Fund.

        In addition, within a reasonable period of time after the end of each calendar year, the Trustee will furnish a report to each Certificateholder of record at any time during such calendar year as to certain aggregate of amounts for such calendar year.

Optional Termination

        The Agreement provides that on any Remittance Date after the first Remittance Date on which the sum of the Group I Pool Scheduled Principal Balance and the Group II Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, the Company (if it is no longer the Servicer) and the Servicer will each have the option to repurchase, upon the Company or the Servicer giving notice mailed no later than the first day of the month next preceding the month of the exercise of such option, all outstanding Contracts at a price equal to the greater of (a) the sum of (x) 100% of the outstanding principal balance of each Contract (other than any Contract as to which the related Manufactured Home has been acquired in realizing thereon and whose fair market value is included pursuant to clause
(y) below) as of the final Remittance Date, and (y) the fair market value of such acquired property (as determined by the Company or the Servicer, as the case may be) and (b) the aggregate fair market value (as determined by the Company or the Servicer, as the case may be) of all of the assets of the Trust Fund, plus, in each case, any unpaid interest on the Certificates due on prior Remittance Dates as well as one month's interest at the rate specified in the Agreement on the Scheduled Principal Balance of each Contract (including any Contract as to which the related Manufactured Homes has been repossessed and not yet disposed of). Notwithstanding the foregoing, the option referred to in this paragraph shall not be exercisable unless there will be distributed to the Certificateholders an amount equal to 100% of the outstanding principal balance of each Certificate plus one month's interest thereon at the related Remittance Rate, and any previously undistributed shortfalls in interest due thereon.

The Trustee

        _________________________, a ______________________, has its corporate trust offices at ___________________. The Company and its affiliates may have commercial transactions with the Trustee from time to time.

        The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Company will also be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Registration of the Offered Certificates

        The Offered Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Offered Certificates ("Certificate Owners") will hold their Offered Certificates through The Depository Trust Company ("DTC") in the United States, or Cedelbank ("Cedel") or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $50,000. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

        The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Cedel or Euroclear, as appropriate).

        Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

        Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificateholders who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

        Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences--REMIC Series--Taxation of Certain Foreign Investors" and "--Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

        Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

        DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

        Cedelbank, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Cedel is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Cedel's stock.

        Cedel is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, "IML", the Luxembourg Monetary Authority, which supervises Luxembourg banks.

        Cedel holds securities for its customers ("Cedel Participants") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Cedel provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel also deals with domestic securities markets in several countries through established depository and custodial relationships. Cedel has established an electronic bridge with Morgan Guaranty Trust as the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Cedel currently accepts over 70,000 securities issues on its books.

        Cedel's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Cedel's United States customers are limited to securities brokers and dealers and banks. Currently, Cedel has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Cedel is available to other institutions which clear through or maintain a custodial relationship with an account holder of Cedel.

        Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions on the Book-Entry Certificates will be made on each Remittance Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

        Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences--REMIC Series--Taxation of Certain Foreign Investors" and "--Backup Withholding" in the Prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

        Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

        DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

        Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Company advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Company or the Trustee is unable to locate a qualified successor, (b) the Company, at its sole option, with the consent of the Trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default, beneficial owners having Percentage Interests aggregating not less than 51% of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

        Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

        Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

        Neither the Company, the Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within the appropriate time frames.

        However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information of the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to : (i) impress upon them the importance of such services being Year 2000 complaint; (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

        According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

                                USE OF PROCEEDS

        Substantially all of the net proceeds to be received from the sale of the Offered Certificates will be added to the general funds of the Company.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        An election will be made to treat the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. The Senior and Subordinate Certificates will constitute "regular interests" in the REMIC, and the Class R Certificate will constitute the sole class of "residual interest" in the REMIC.

Original Issue Discount

        The Offered Certificates may be issued with original issue discount for federal income tax purposes. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Company intends to assume that there will be prepayments on the Contracts at a rate equal to _____% of the Prepayment Model (as defined herein) for the Group I Contracts and _____% of the Prepayment Model for the Group II Contracts. No representation is made as to whether the Contracts will prepay at that rate or any other rate. See "Yield and Prepayment Considerations" herein and "Certain Federal Income Tax Consequences" in the Prospectus.

        A reasonable application of the principles of the OID Regulations to the Floating Rate Certificates generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index with respect to such Certificates will remain constant for purposes of determining the original yield to maturity of each such Class of Certificates and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Certain Federal Income Tax Consequences" in the Prospectus.

        The Offered Certificates will be treated as regular interests in a REMIC under section 860G of the Code. Accordingly, the Offered Certificates will be treated as (i) assets described in section 7701(a)(19)(C) of the Code, and (ii) "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, in each case to the extent described in the Prospectus. Interest on the Offered Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code to the same extent that the Offered Certificates are treated as real estate assets. See "Certain Federal Income Tax Consequences" in the Prospectus.

Effect of Losses and Delinquencies

        As described above under "Description of the Certificates," with respect to each Group of Certificates, the Subordinate Certificates are subordinated to the Senior Certificates. In the event there are losses or delinquencies on the Contracts in a certain Group, amounts that otherwise would be distributed on the Subordinate Certificates of such Group may instead be distributed on the Senior Certificates of such Group. Holders of the Subordinate Certificates nevertheless will be required to report interest with respect to such Subordinate Certificates under an accrual method without giving effect to delays and reductions in distributions on such Certificates attributable to losses and delinquencies on the Contracts in such Contract Group, except to the extent it can be established, for tax purposes, that such amounts are uncollectible. As a result, the amount of income reported by holders of the Subordinate Certificates in any period could significantly exceed the amount of cash distributed to such holders in that period. The holders of the Subordinate Certificates will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on such Certificates is reduced as a result of losses and delinquencies on the Contracts in the Contract Pool. However, the timing and character of such losses or reductions in income are uncertain. Although not entirely clear, it appears that holders of the Subordinate Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Contracts. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Contracts remaining in the related Trust Fund have been liquidated or the Certificates have been otherwise retired. Potential investors and Holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

Backup Withholding

        Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Offered Certificates if the Certificate Owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

        The Trustee will be required to report annually to the IRS, and to each Offered Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Offered Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Class A Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on such Certificates owned from Participants and indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

        Such amounts will be deemed distributed to the affected Certificate Owner for all purposes of the Certificates and the Agreement.

Federal Income Tax Consequences to Foreign Investors

        The following information describes the United States federal income tax treatment of holders that are not United States persons ("Foreign Investors"). The term "Foreign Investors" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate, the income of which is includible in gross income for United States federal income tax purposes, regardless of its source or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 which were treated as United States persons prior to such date that elect to continue to be treated as United States persons will not be considered a Foreign Investor.

        The Code and Treasury regulations generally subject interest paid to a Foreign Investor to a withholding tax at a rate of 30% (unless such rate is reduced by an applicable treaty). The withholding tax, however, is eliminated with respect to certain "portfolio debt investments" issued to Foreign Investors. Portfolio debt investments include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a Foreign Investor. The Offered Certificates will be issued in registered form, therefore if the information required by the Code is furnished (as described below) and no other exceptions to the withholding tax exemption are applicable, there will be no withholding tax on interest paid to a Foreign Investor.

        For the Offered Certificates to constitute portfolio debt investments exempt from the United States withholding tax, the withholding agent must receive from the Certificate Owner an executed IRS Form W-8 signed under penalty of perjury by the Certificate Owner stating that the Certificate Owner is a Foreign Investor and providing such Certificate Owner's name and address. The statement must be received by the withholding agent in the calendar year in which the interest payment is made, or in either of the two preceding calendar years.

        A Certificate Owner that is a Foreign Investor will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of an Offered Certificate, provided that (i) such gain is not effectively connected with a trade or business carried on by the Certificate Owner in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and (iii) in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.

        On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

        For further information regarding the federal income tax consequences of investing in the Certificates, see "Certain Federal Income Tax
Consequences" in the Prospectus.

                            STATE TAX CONSIDERATIONS

        The Company makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

        All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                              ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans that are subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. See "ERISA Considerations" in the Prospectus.

Senior Certificates

        As discussed in the Prospectus under "ERISA Considerations" and subject to the limitations discussed thereunder, the Company believes that the Exemption (as defined in the Prospectus) granted to ___________ and ________________ (the "Underwriters"), will apply to the acquisition and holding by Plans of Senior Certificates sold by the Underwriters and that all conditions of the Exemption other than those within the control of the investors have been met. See "ERISA Considerations" in the Prospectus. In addition, as of the date hereof, no obligor with respect to Contracts included in the Trust Fund constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust Fund.

        Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Senior Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws. Any such plan that is a tax-qualified plan and exempt from taxation under Section 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

        Any Plan fiduciary who proposes to cause a Plan to purchase Senior Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), of the Plan's acquisition and ownership of Senior Certificates. Assets of a Plan or individual retirement account should not be invested in the Senior Certificates unless it is clear that the assets of the Trust Fund will not be plan assets or unless it is clear that the Exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions.

Subordinate Certificates

        As discussed in the Prospectus, because the Subordinate Certificates are subordinated to the Senior Certificates, the Exemption will not apply to the Subordinate Certificates. See "ERISA Considerations--Subordinated Certificates" in the Prospectus.

        Consequently, no transfer of a Subordinate Certificate shall be registered unless the prospective transferee provides the Trustee and the Company with (a) a certification to the effect that (1) such transferee is neither an employee benefit plan subject to section 406 or section 407 of ERISA or to section 4975 of the Code; the trustee of any such plan; a person acting on behalf of any such plan; nor a person using the assets of any such plan; or (2) if such transferee is an insurance company, it is purchasing such certificates with funds contained in an "insurance company general account" (as such term is defined in section V(e) of the Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such certificates are covered under Sections I and III of PTCE 95-60; or (b) an opinion of counsel (a "benefit plan opinion") satisfactory to the Trustee and the Company, and upon which the Trustee and the Company shall be entitled to rely, to the effect that the purchase and holding of such Subordinate Certificate by the prospective transferee will not result in the assets of the Trust Fund being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA or the Code and will not subject the Trustee or the Company to any obligation in addition to those undertaken by such entities in the Agreement, which benefit plan opinion shall not be an expense of the Trustee or the Company. Unless such certification or benefit plan opinion is delivered, Certificate Owners of the Subordinate Certificates will be deemed to make the representations in clause (a)(1). See "ERISA Considerations" in the Prospectus.

                        LEGAL INVESTMENT CONSIDERATIONS

        The Class II A-1 and Class II B-1 Certificates will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 and, as such, will be "legal investments" for certain types of institutional investors to the extent provided in the Act.

        The Group I Certificates and the Class II B-2 and Class II B-3 Certificates (the "Non-SMMEA Certificates") will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Non-SMMEA Certificates will constitute legal investments for them.

        The Company makes no representations as to the proper characterization of the Non-SMMEA Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Non-SMMEA Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Non-SMMEA Certificates) may adversely affect the liquidity of the Non-SMMEA Certificates. See "Legal Investment Considerations" in the Prospectus.

                               CERTIFICATE RATING

        It is a condition to the issuance of each Class of Certificates that they be rated by both _______________ and ___________ (together, the "Rating Agencies") the ratings specified in "Summary Information." The Company has not requested a rating on the Certificates by any rating agency other than __________ or ________. However, there can be no assurance as to whether any other rating agency will rate the Certificates, or if it does, what rating would be assigned by any such other rating agency. A rating on any or all of the Certificates by certain other rating agencies, if assigned at all, may be lower than the ratings assigned to such Certificates by the Rating Agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. [The rating of the Class I B-2 and Class II B-3 Certificates is based in part on an assessment of CHI's ability to make payments under the Limited Guarantee. Any change in ________ or ________'s assessment of CHI's ability to make payments under the Limited Guarantee may result in a reduction of the rating of the Class I B-2 and Class II B-3 Certificates.]

                                  UNDERWRITING

        Each of the Underwriters has severally agreed, subject to the terms and conditions of the Underwriting Agreement dated _____, ___, 1999 among the Company[, CHI] and the Underwriters (the "Underwriting Agreement") to purchase from the Company the respective principal amounts of the Offered Certificates set forth opposite its name below.



                                              Principal     Principal     Principal     Principal     Principal     Principal
                                              Amount of     Amount of     Amount of     Amount of     Amount of     Amount of
                                              Class I A-1   Class I A-2   Class I A-3   Class I A-4   Class I A-5   Class I A-6
                 Underwriter                  Certificates  Certificates  Certificates  Certificates  Certificates  Certificates
 ........................................
 ........................................
   Total................................


                                                                         Principal   Principal     Principal    Principal
                                   Principal   Principal    Principal     Amount of   Amount of    Amount of    Amount of
                                   Amount of   Amount of    Amount of     Class II    Class II     Class II     Class II
                                  Class I M-1  Class I B-1  Class I B-2      A-1         B-1          B-2          B-3
           Underwriter            Certificates Certificates Certificates Certificates Certificates Certificates Certificates
                                  -----------------------------------------------------------------------------------------
   Total......................

        In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates offered hereby if any Offered Certificates are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

        The Company has been advised by the Underwriters that they propose initially to offer the Offered Certificates to the public at the respective offering prices set forth on the cover page hereof and to certain dealers at such prices less concessions not to exceed _____% of the aggregate of the Class Principal Balances of the Class I A Certificates, Class I M-1 Certificates, Class II A-1 Certificates and Class II B-1 Certificates and _____% of the Class Principal Balances of the Class I B-1 Certificates, Class II B-2 Certificates and Class II B-3 Certificates.

        With respect to the Class I A Certificates, Class I M-1 Certificates, Class II A-1 Certificates and Class II B-1 Certificates, the Underwriters may allow, and such dealers may reallow, a concession not to exceed _____% of the aggregate of such Class Principal Balances. With respect to the Class I B-1 Certificates, Class II B-2 Certificates and Class II B-3 Certificates, the Underwriters may allow, and such dealers may reallow, a concession not to exceed _____% of such Class Principal Balances.

        Until the distribution of the Offered Certificates is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

        In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

        Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, neither the Company nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

        After the initial public offering of the Offered Certificates, the public offering price and such concessions may be changed.

        Pursuant to the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may require to make in respect thereof.

        The Company has agreed that for a period of 30 days from the date of this Prospectus Supplement it will not offer or sell publicly any other manufactured housing contract pass-through certificates without the Underwriters' consent.

                                 LEGAL MATTERS

        The validity of the Offered Certificates will be passed upon for the Company by Boult, Cummings, Conners & Berry, PLC, Nashville, Tennessee. Certain legal matters will be passed upon for the Underwriters by Brown & Wood LLP, New York, New York. The material federal income tax consequences of the Offered Certificates will be passed upon for the Company by Brown & Wood LLP.





                             Index of Defined Terms

                                                                                                               Page

21st Century...................................................................................................S-15
21st Century Contracts.........................................................................................S-15
Accelerated Principal Payment..................................................................................S-63
Access.........................................................................................................S-16
Access Financial Contracts.....................................................................................S-16
Acquired Contracts.............................................................................................S-15
Agreement......................................................................................................S-15
Alternate Credit Enhancement...................................................................................S-68
APR.......................................................................................................S-5, S-16
Average Sixty-Day Delinquency Ratio............................................................................S-61
Average Thirty-Day Delinquency Ratio...........................................................................S-61
beneficial owner...............................................................................................S-71
benefit plan opinion...........................................................................................S-78
Bi-weekly Contracts............................................................................................S-16
Book-Entry Certificates..................................................................................S-13, S-71
brokerage firm.................................................................................................S-52
Call Option Date...............................................................................................S-53
Carryover Interest Distribution Amount.........................................................................S-52
Cedel..........................................................................................................S-71
Cedel Participants.............................................................................................S-72
Certificate Owners.............................................................................................S-71
Certificateholder..............................................................................................S-71
Change Date....................................................................................................S-21
[CHI...........................................................................................................S-4]
Class..........................................................................................................S-50
Class I A Percentage...........................................................................................S-60
Class I A Principal Balance....................................................................................S-60
Class I A-1 Certificates.......................................................................................S-50
Class I A-1 Remittance Rate....................................................................................S-53
Class I A-2 Certificates.......................................................................................S-50
Class I A-2 Remittance Rate....................................................................................S-53
Class I A-3 Certificates.......................................................................................S-50
Class I A-3 Remittance Rate....................................................................................S-53
Class I A-4 Certificates.......................................................................................S-50
Class I A-4 Remittance Rate....................................................................................S-53
Class I A-5 Certificates.......................................................................................S-50
Class I A-5 Remittance Rate....................................................................................S-53
Class I A-6 Certificates.......................................................................................S-50
Class I A-6 Remittance Rate....................................................................................S-53
Class I B Percentage...........................................................................................S-60
Class I B Principal Balance....................................................................................S-60
Class I B-1 Certificates.......................................................................................S-50
Class I B-1 Remittance Rate....................................................................................S-53
Class I B-2 Certificates.......................................................................................S-50
Class I B-2 Distribution Amount................................................................................S-67
Class I B-2 Floor Amount.......................................................................................S-56
Class I B-2 Principal Liquidation Loss Amount..................................................................S-67
Class I B-2 Remittance Rate....................................................................................S-53
Class I M-1 and Class I B Principal Distribution Test..........................................................S-59
Class I M-1 Certificates.......................................................................................S-50
Class I M-1 Percentage.........................................................................................S-60
Class I M-1 Remittance Rate....................................................................................S-53
Class II A Percentage..........................................................................................S-60
Class II A-1 Certificates......................................................................................S-50
Class II A-1 Formula Rate......................................................................................S-53
Class II A-1 Net Funds Cap Carryover Amount....................................................................S-61
Class II A-1 Remittance Rate...................................................................................S-53
Class II B Percentage..........................................................................................S-60
Class II B Principal Balance...................................................................................S-60
Class II B Principal Distribution Test.........................................................................S-50
Class II B-1 Certificates......................................................................................S-50
Class II B-1 Formula Rate......................................................................................S-53
Class II B-1 Net Funds Cap Carryover Amount....................................................................S-61
Class II B-1 Remittance Rate...................................................................................S-53
Class II B-2 Certificates......................................................................................S-50
Class II B-2 Formula Rate......................................................................................S-54
Class II B-2 Net Funds Cap Carryover Amount....................................................................S-61
Class II B-2 Remittance Rate...................................................................................S-53
Class II B-3 Certificates......................................................................................S-50
Class II B-3 Distribution Amount...............................................................................S-67
Class II B-3 Formula Rate......................................................................................S-54
Class II B-3 Net Funds Cap Carryover Amount....................................................................S-61
Class II B-3 Principal Liquidation Loss Amount.................................................................S-68
Class II B-3 Remittance Rate...................................................................................S-53
Class R Certificate............................................................................................S-50
Closing Date...................................................................................................S-4
Code...........................................................................................................S-77
Commission.....................................................................................................S-50
Company........................................................................................................S-15
Contract Pool..................................................................................................S-15
Contracts.................................................................................................S-4, S-15
Cooperative....................................................................................................S-73
Cumulative Realized Losses.....................................................................................S-61
Current Realized Loss Ratio....................................................................................S-61
Cut-off Date...................................................................................................S-15
Cut-off Date Pool Principal Balance............................................................................S-15
Deficiency Event...............................................................................................S-59
Definitive Certificate.........................................................................................S-71
Designations...................................................................................................S-4
Determination Date.............................................................................................S-51
DTC............................................................................................................S-71
DTC Services..............................................................................................I-1, S-74
Due Date.......................................................................................................S-16
Due Period.....................................................................................................S-52
Eligible Institution...........................................................................................S-51
[Enhancement Payment.....................................................................................S-67, S-68
ERISA..........................................................................................................S-77
Escalating Principal Payment Contracts.........................................................................S-16
Euroclear Operator.............................................................................................S-73
Euroclear Participants.........................................................................................S-73
European Depositaries..........................................................................................S-71
Excess Overcollateralization Amount............................................................................S-63
FDIC...........................................................................................................S-51
Financial Intermediary.........................................................................................S-71
Fixed Rate Certificates........................................................................................S-4
Floating Rate Certificates.....................................................................................S-4
Foreign Investors..............................................................................................S-76
Formula Principal Distribution Amount..........................................................................S-61
Global Securities..............................................................................................I-1
Gross Margin...................................................................................................S-21
Group..........................................................................................................S-50
Group I Available Distribution Amount..........................................................................S-51
Group I Available Funds Shortfall..............................................................................S-60
Group I Certificate Account....................................................................................S-50
Group I Certificates...........................................................................................S-50
Group I Contracts.........................................................................................S-4, S-50
Group I Cut-off Date Principal Balance.........................................................................S-17
Group I Monthly Excess Spread..................................................................................S-60
Group I Monthly Servicing Fee..................................................................................S-55
Group I Performance Tests......................................................................................S-59
Group I Pool Scheduled Principal Balance.......................................................................S-62
Group I Senior Certificates....................................................................................S-4
Group I Subordinate Certificates...............................................................................S-4
Group I Weighted Average Net Contract Rate.....................................................................S-54
Group II Available Distribution Amount.........................................................................S-51
Group II Available Funds Shortfall.............................................................................S-60
Group II Certificate Account...................................................................................S-50
Group II Certificate Floor Amount..............................................................................S-58
Group II Certificates.....................................................................................S-4, S-50
Group II Contracts........................................................................................S-4, S-50
Group II Cut-off Date Principal Balance........................................................................S-21
Group II Monthly Excess Spread...........................................................................S-60, S-62
Group II Monthly Servicing Fee.................................................................................S-57
Group II Performance Tests.....................................................................................S-60
Group II Pool Scheduled Principal Balance......................................................................S-62
Group II Senior Certificates...................................................................................S-4
Group II Subordinate Certificates..............................................................................S-4
IML............................................................................................................S-72
Index..........................................................................................................S-21
indirect participating firm....................................................................................S-52
Industry.......................................................................................................S-54
Initial Class I B-2 Principal Remittance Date..................................................................S-67
Initial Class II B-3 Principal Remittance Date.................................................................S-67
Initial Remittance Rates.......................................................................................S-53
Initial Required Overcollateralization Amount..................................................................S-62
Interest Distribution Amount...................................................................................S-52
Interest Period................................................................................................S-52
Land-and-Home Contracts........................................................................................S-15
LIBOR..........................................................................................................S-53
LIBOR Business Day.............................................................................................S-54
Lifetime Cap...................................................................................................S-21
Lifetime Floor.................................................................................................S-21
[Limited Guarantee.............................................................................................S-67
Liquidated Contract......................................................................................S-62, S-66
lookback date..................................................................................................S-21
Manufactured Homes.............................................................................................S-15
Manufactured Housing Contracts.................................................................................S-15
Monthly Advances...............................................................................................S-68
Mortgage Loans.................................................................................................S-15
Mortgaged Properties...........................................................................................S-15
Net Funds Cap..................................................................................................S-54
Net Funds Cap Carryover Amount.................................................................................S-62
New Regulations................................................................................................S-77
Non-SMMEA Certificates.........................................................................................S-78
Offered Certificates...........................................................................................S-78
Other Lenders..................................................................................................S-15
overcollateralization..........................................................................................S-62
Overcollateralization Amount...................................................................................S-62
Overcollateralization Reduction Amount.........................................................................S-63
Percentage Interest............................................................................................S-50
Periodic Cap...................................................................................................S-21
Plans..........................................................................................................S-77
Pool Scheduled Principal Balance...............................................................................S-62
portfolio debt investments.....................................................................................S-76
prepayment.....................................................................................................S-32
Prepayment Model...............................................................................................S-32
Principal Balance..............................................................................................S-60
PTCE 95-60.....................................................................................................S-78
Rating Agencies................................................................................................S-78
Record Date....................................................................................................S-50
Relevant Depositary............................................................................................S-71
REMIC..........................................................................................................S-75
Remittance Date................................................................................................S-50
Required Class II B Payment....................................................................................S-61
Rules..........................................................................................................S-71
Scheduled Principal Balance....................................................................................S-62
Seller.........................................................................................................S-4
Semi-Monthly Contracts.........................................................................................S-16
Senior Certificates............................................................................................S-4
Servicer.......................................................................................................S-4
SMMEA....................................................................................................S-10, S-12
Subordinate Certificates.......................................................................................S-4
Systems........................................................................................................S-74
Telerate 3750..................................................................................................S-54
Terms and Conditions...........................................................................................S-73
Trust Fund.....................................................................................................S-50
Trustee........................................................................................................S-4
U.S. Person....................................................................................................I-3
Underwriters...................................................................................................S-77
Underwriting Agreement.........................................................................................S-79
Vanderbilt................................................................................................S-4, S-15
Weighted Average Lifetime Cap..................................................................................S-61
Year 2000 problems.............................................................................................S-74





                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

        Except in certain limited circumstances, the globally offered Manufactured Housing Contract Senior/ Subordinate Pass-Through Certificates, Series 1999__ (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

        Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

        Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

        Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

        Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

        All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

        Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior manufactured housing contract pass-through certificates issues in same-day funds.

        Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

        Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

        As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

        Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

        Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

        Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

               (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

               (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

               (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

        A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

        Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

        Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

        Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

        Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

        U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

        The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or
(iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.






                                  $-----------
                                 (Approximate)

                     Vanderbilt Mortgage and Finance, Inc.
                              Seller and Servicer

                         Manufactured Housing Contract
          Senior/Subordinate Pass-Through Certificates, Series 1999__


                             PROSPECTUS SUPPLEMENT


        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

        We are not offering the Offered Certificates in any state where the offer is not permitted.

        We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

        Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Offered Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates will be required to deliver a prospectus supplement and prospectus until ____________, ___, 1999.

                               ________ __, 1999

        The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


--------------------------------------------------------------------------------
        You should consider the risk factors starting on page 4 of this prospectus.

        The certificates will represent obligations of the related trust The certificates will represent obligations of the related trust and will not represent any interest in or obligation of Vanderbilt Mortgage and Finance, Inc. or, unless specified in the prospectus supplement relating to a series, any of its affiliates.

        The Certificates will not be insured or guaranteed by any governmental agency or instrumentality. This prospectus may not be used to offer or sell any certificates unless accompanied by a prospectus supplement relating to that series.
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED MARCH 31, 1999

PROSPECTUS

                     Vanderbilt Mortgage and Finance, Inc.
                              Seller and Servicer
            Manufactured Housing Contract Pass-Through Certificates
                              (Issuable in Series)

        We are offering certificates representing primarily an interest in manufactured housing contracts as further specified in this prospectus and a prospectus supplement. Vanderbilt Mortgage and Finance, Inc. or a limited purpose finance subsidiary of Vanderbilt Mortgage and Finance, Inc. will form a trust for each separate series of certificates, and the trust will issue the certificates of that series. The certificates of any series may consist of several different classes. A trust may also issue one or more other interests in the trust that will not be offered under this prospectus and the related prospectus supplement.

        The right of each class of certificates within a series to receive payments may be senior or subordinate to the rights of one or more of the other classes of certificates. In addition, a series of certificates may include one or more classes which on the one hand are subordinated to one or more classes of certificates, while on the other hand are senior to one or more classes of certificates. The rate of principal and interest payments on the certificates of any class will depend on the priority of payment of that class and the rate and timing of payments of the related contracts.

        The prospectus supplement will list the remittance rate that holders of certificates will receive for each class in that series. The prospectus supplement will specify whether the remittance rate will be fixed, variable or adjustable.

        Before the offering of the certificates under this prospectus, there was no public market for the certificates. The underwriters named in the prospectus supplement relating to a series may from time to time buy and sell certificates of that series.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                           --------------------------


_______________, 1999


                   IMPORTANT NOTICE ABOUT INFORMATION IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

        We tell you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and (b) the prospectus supplement related to the particular terms of your series of certificates.

        If the terms of your series of certificates described in the prospectus supplement varies from this prospectus, you should rely on the information in your prospectus supplement.

        You should rely only on the information contained in this document or information to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                     REPORTS TO HOLDERS OF THE CERTIFICATES

        We will provide to the holders of certificates of each series certain monthly and annual reports concerning the certificates and the related trust fund. For a more complete description of the reports you will receive, please read the section entitled "Description of the Certificates--Reports to Certificateholders" in the prospectus supplement relating to your series.

                      WHERE YOU CAN FIND MORE INFORMATION

        Federal securities law requires the filing of certain information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information. Vanderbilt Mortgage and Finance, Inc. and Clayton Homes, Inc. have filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended. You can read and copy the registration statement, as well as other filed documents, at the Securities and Exchange Commission's public reference facilities located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also visit the Securities and Exchange Commission's web site at http://www.sec.gov to access available filings.

        Clayton Homes, Inc. has securities other than the certificates listed on the New York Stock Exchange. You may inspect reports and other information concerning those securities at the New York Stock Exchange.

        The Securities and Exchange Commission allows us to "incorporate by reference" some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. With respect to any class of certificates that is supported by a guarantee of Clayton Homes, Inc., we are incorporating by reference the following documents into this prospectus and the related prospectus supplement:

         o Clayton Homes, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1998; and

         o Clayton Homes, Inc.'s Quarterly Reports on Form 10-Q for the quarterly periods ending September 30, 1998 and December 31, 1998.

        We are also incorporating by reference into this prospectus and the related prospectus supplement:

          o any document filed by Vanderbilt Mortgage and Finance, Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of the offering of the certificates issued by that trust; and

          o any document: (i) that relates to a class of certificates supported by a guarantee of Clayton Homes, Inc. and (ii) that is filed by Clayton Homes, Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of the offering of the certificates issued by that trust.

        We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents incorporated by reference in this prospectus (other than certain exhibits to such documents). Please direct your requests for copies of documents filed by Vanderbilt Mortgage and Finance, Inc. to its principal executive office at 500 Alcoa Trail, Maryville, Tennessee 37804, Attention: David Jordan, Secretary, telephone number: (423) 380-3515. Please direct your requests for copies of documents filed by Clayton Homes, Inc. to its principal executive office at 5000 Clayton Road, Maryville, Tennessee 37804, Attention: Kevin T. Clayton, President, telephone number: (423) 380-3000.





                                  RISK FACTORS

        You should consider the following risk factors in deciding whether to purchase the certificates. You should also consider the risk factors described in your prospectus supplement.

The contracts may have higher than expected delinquencies, defaults or losses.

        Your investment in the certificates may be affected by various factors, including:

        General Economic Conditions. Downturns in regional or local economic conditions historically have caused increased delinquency, defaults and losses on manufactured housing contracts. An economic downturn in any region where a number of the obligors on the contracts are located might cause higher delinquencies, defaults and losses on the contracts. If delinquencies, defaults or losses on the contracts are higher than expected, you could suffer a loss on your investment.

        Depreciation in Value of Manufactured Homes. A manufactured home generally depreciates over time. As a result, the market value of a manufactured home may decline faster than the outstanding principal balance of the loan for that home. If the value of the manufactured homes securing the contracts declines faster than expected, then defaults and losses on the contracts may rise. If the losses on the contracts are not covered by the subordination of other classes of certificates, or by another form of credit enhancement, you will bear all the risk of loss of default by obligors and will need to look primarily to the value of the manufactured home. The proceeds from the liquidation of any contract and sale of the related manufactured home may not be sufficient to cover the outstanding principal and unpaid interest on the defaulted contract.

        Please review "The Trust Fund--The Contract Pools" in this prospectus for more detail.

The contracts may be prepaid before their scheduled maturity.

        There is a risk that the contracts may be prepaid in full or in part at any time before their scheduled maturity due to various factors, such as:

       o       homeowner mobility;

       o       general and regional economic conditions;

       o       competition among manufactured housing lenders; and

       o       prevailing interest rates.

        The prepayment experience on manufactured housing contracts varies greatly and may affect the average life of the certificates. If a contract is prepaid in full, the interest on the contract will accrue only to the date of prepayment. If you purchase a certificate at a discount, then slower than expected prepayments on the contracts will reduce the yield on your certificate. If you purchase a certificate at a premium, then faster than expected prepayments on the contracts will reduce the yield on your certificate. You should not assume that the contracts will prepay at any particular rate or at a constant rate.

        You will also be subject to reinvestment risk in connection with the average life of your certificates. When prevailing interest rates are lower than at the time of your investment, prepayments are likely to increase and the average life of your certificates is likely to decrease. You may only be able to reinvest the proceeds from your certificates in investments of similar risk bearing a lower rate of interest than your certificates.

The certificates are not an obligation of Vanderbilt Mortgage and Finance, Inc. and they are not insured.

        The certificates will not represent an interest in, or obligation of, Vanderbilt Mortgage and Finance, Inc. The certificates are not insured or guaranteed by the government, any underwriter, Vanderbilt Mortgage and Finance, Inc. or, unless specified in the related Prospectus Supplement, any of its affiliates, and will be payable only from amounts collected on the contracts.

The certificates may have limited liquidity.

        There is a risk that a secondary market will not develop for the certificates of any series. There is also a risk that if a secondary market does develop:

       o it may not be sufficiently liquid to allow you to sell your certificates; and/or

       o      it may not continue for the term of any series of certificates.

Risks relating to enforceability of the contracts.

The security interest in the manufactured homes may not be perfected.

        Every manufactured home contract will be secured by a security interest in either:

       o      the manufactured home; or

       o if it is a land-and-home contract, the mortgage or deed of trust on the real estate where the manufactured home is permanently affixed.

        State laws, such as the uniform commercial code and motor vehicle titling statutes, govern the perfection of security interests in manufactured homes and the enforcement of rights to realize upon the value of manufactured homes as collateral for the contracts. The steps required to create and perfect a security interest in a manufactured home vary from state to state. Certain laws may also limit the servicer's ability to repossess, foreclose or liquidate the contracts.

        Vanderbilt Mortgage and Finance, Inc. will represent and warrant that each contract is secured by a perfected security interest in a manufactured home. If we materially breach this representation and warranty with respect to any contract, we must repurchase the contract, subject to the conditions of the Pooling and Servicing Agreement. Nevertheless, a failure by Vanderbilt Mortgage and Finance, Inc. to perfect its security interest in the manufactured homes securing a number of contracts could cause an increase in losses on the contracts, and you could suffer a loss on your investment as a result.

The security interest in the manufactured homes may not have been assigned to the trustee.

        Vanderbilt Mortgage and Finance, Inc. will not:

        o amend a certificate of title to a manufactured home to name the trustee as the lienholder;

        o     note the trustee's interest on the certificate of title;

        o     deliver the certificate of title to the trustee; or

        o record the assignment to the trustee of the mortgage or deed of trust securing land-and-home contracts.

        As a result, in some states the assignment of the security interest in the manufactured home, or of the mortgage or deed of trust, to the trustee may not be effective against our creditors or a trustee in the event we enter bankruptcy, or the security interest may not be perfected. If Vanderbilt Mortgage and Finance, Inc. is no longer the servicer and the trustee or a successor servicer is unable to enforce the security interest in the manufactured home following a default on a contract, losses on the contracts would increase, and you could suffer a loss on your investment as a result.

Federal and state consumer protection laws apply to the contracts.

        If Vanderbilt Mortgage and Finance, Inc. or the seller of a manufactured home did not comply with federal or state consumer protection laws with respect to a contract relating to a manufactured home, the trust fund may be liable for amounts due under the contracts.

        Vanderbilt Mortgage and Finance, Inc. will represent and warrant that each contract complies with applicable federal and state consumer protection laws. If we materially breach this representation and warranty with respect to any contract, we must repurchase the contract, subject to the conditions of the Pooling and Servicing Agreement. Nevertheless, a failure by Vanderbilt Mortgage and Finance, Inc. to comply with these laws could cause an increase in losses on the contracts, and you could suffer a loss on your investment as a result.

        Please review "Certain Legal Aspects of the Contracts" in this prospectus for more detail.

If Vanderbilt Mortgage and Finance, Inc. becomes insolvent, there may be delays or reductions in distributions on your certificates.

        Vanderbilt Mortgage and Finance, Inc. intends that each transfer of contracts to a trust fund will constitute a sale, rather than a pledge of the contracts to secure indebtedness. However, if we become a debtor under the federal bankruptcy code, it is possible that our creditors or a bankruptcy trustee may argue that the transfer of the contracts was a pledge rather than a sale. If this position is presented to or accepted by a court, it could result in a delay in, or reduction of, distributions on your certificates.

        The case of Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993) contains language to the effect that accounts sold by an entity which subsequently became bankrupt remained property of the debtor's bankruptcy estate. Although most of the contracts constitute chattel paper rather than accounts under the Uniform Commercial Code, sales of chattel paper, like sales of accounts, are governed by the same Article 9 of the Uniform Commercial Code. If Vanderbilt Mortgage and Finance, Inc. becomes a debtor under the federal bankruptcy code and a court applies the reasoning of the Octagon court to chattel paper, you could experience a delay in, or reduction of, distributions on your certificates.

Subordination may not protect holders of senior certificates from losses.

        If the rights of your class of certificates are senior to the rights of one or more other classes of certificates:

       o the protection given to you by subordination may be depleted due to certain losses on the contracts; and

       o any reserve fund established for your series of certificates could be depleted in certain circumstances.

        In either case, shortfalls could affect you as well as the holders of certificates subordinate to your class of certificates. You should carefully review the credit risks to be absorbed by your class of certificates on account of subordination or the timing of the distributions intended to be made on your class of certificates.

Tennessee Tax Lien May Have Priority Over the Trust Fund

        Under Tennessee law, a tax is due in connection with the public recordation of instruments evidencing indebtedness. Vanderbilt Mortgage and Finance, Inc. will treat the transfer of the Contracts to each trust fund as a sale rather than a loan, and therefore we will not pay any tax in respect of the recordation of instruments evidencing such transfers. Nonpayment or underpayment of the Tennessee indebtedness tax does not affect or impair the effectiveness, validity, priority or enforceability of the security interest created or evidenced by the instrument, but (a) subjects the holder of the indebtedness to a penalty, in addition to the tax, in the amount of the greater of $250 or double the unpaid tax due, (b) results in the imposition of a tax lien in favor of the Tennessee Department of Revenue, in the amount of any tax and penalties unpaid and owing that attaches to the collateral until the lien or security interest is released and thereafter attaches to the proceeds, and (c) precludes the holder of the indebtedness from maintaining an action on the indebtedness (other than an action limited to the enforcement of the security interests or lien) against the debtor until the nonpayment is cured. In such event, and in addition to the statutory disability described above, collections on the contracts could be applied to pay such tax and penalty prior to being applied to make distributions on your certificates and the Tennessee Department of Revenue would have a lien on the contracts prior to the security interests and liens of the trust fund.


                                 THE TRUST FUND

General

        Each Trust Fund will include (i) a Contract Pool (which may consist of sub-pools), (ii) the amounts held from time to time in trust accounts (each, a "Certificate Account") maintained by the Trustee pursuant to the Agreement, and (iii) proceeds from certain hazard insurance policies on individual Manufactured Homes or Mortgaged Properties, if any, and Manufactured Homes acquired by repossession, (iv) any letter of credit, limited guarantee of Clayton Homes, Inc. ("CHI"), surety bond, pool insurance policy, cash reserve fund or any other form of credit enhancement, or any combination thereof, and
(v) such other property as may be specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, a limited guarantee of CHI may exist and may not be a part of the Trust Fund.

        Each Certificate will evidence the interest specified in the related Prospectus Supplement in one Trust Fund, containing one Contract Pool (which may consist of sub-pools) comprised of Contracts having the aggregate principal balance as of the specified day of the month of the creation of the pool (the "Cut-off Date") specified in the related Prospectus Supplement. Holders of Certificates of a Series will have interests only in such Contract Pool and will have no interest in the Contract Pool created with respect to any other Series of Certificates.

        All of the Contracts will have been originated or purchased by Vanderbilt Mortgage and Finance, Inc. ("Vanderbilt") or an affiliate of Vanderbilt in the open market or in privately negotiated transactions, including transactions with affiliates of Vanderbilt. The following is a brief description of the Contracts expected to be included in the Trust Fund. Specific information respecting the Contracts will be provided in the Prospectus Supplement or in a report on Form 8-K to be filed with the Securities and Exchange Commission after the initial issuance of such Certificates. A copy of the Pooling and Servicing Agreement among the Company, the Trustee and any other party specified in the related Prospectus Supplement (the "Agreement") with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Contracts relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

        Whenever in this Prospectus terms such as "Contract Pool," "Trust Fund," "Agreement" or "Remittance Rate" are used, those terms respectively apply, unless the context otherwise indicates, to one specific Contract Pool, Trust Fund, each Agreement and the Remittance Rate applicable to the related Series of Certificates.

The Contract Pools

        Each pool of Contracts with respect to a Series of Certificates (the "Contract Pool") will consist primarily of manufactured housing installment sales contracts and installment loan agreements and may include modular home installment sales contracts and installment loan agreements (collectively, the "Manufactured Housing Contracts") originated by either Vanderbilt, a manufactured housing dealer or a lender in the ordinary course of business and purchased by Vanderbilt. The Contracts will be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each Manufactured Housing Contract will be secured by a new or used Manufactured Home or Modular Home and, in certain instances, by a mortgage or deed of trust on real estate to which the Manufactured Home is permanently affixed (the "Land-and-Home Contracts"). Each Contract secured by a Modular Home and some of the Contracts secured by a Manufactured Home may be further secured by a mortgage or deed of trust on real estate. Except as otherwise specified in the related Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed or variable annual percentage rate (the "Contract Rate") or at a Contract Rate which steps up on a particular date (a "step-up rate").

        If so specified in the Prospectus Supplement, the Contract Pool will include notes or other evidences of indebtedness (the "Mortgage Loans") secured by a mortgage or deed of trust on one-to-four family residential properties (the "Mortgaged Properties"). The Mortgage Loans were originated or acquired by Vanderbilt in the ordinary course of business.

        Vanderbilt or, if specified in the related Prospectus Supplement, a limited purpose finance subsidiary of Vanderbilt organized and established by Vanderbilt (the "Company"), as seller of the Contracts, will represent that the Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary [of Housing and Urban Development] and complies with the standards established under [this] chapter."

        For each Series of Certificates, the Company will assign the Contracts constituting the Contract Pool to the trustee named in the related Prospectus Supplement (the "Trustee"). Vanderbilt, as Servicer (in such capacity referred to herein as the "Servicer"), will service the Contracts pursuant to the Agreement. See "Description of the Certificates -- Servicing." Unless otherwise specified in the related Prospectus Supplement, the contract documents relating to Manufactured Housing Contracts will be held for the benefit of the Trustee by the Servicer and the principal documents relating to Mortgage Loans and Land-and-Home Contracts will be delivered to the Trustee or a custodian for the benefit of the Trustee.

        Each Contract Pool will be composed of Contracts bearing interest at the annual fixed and/or variable Contract Rates and/or step-up rates specified in the Prospectus Supplement. The Monthly Payments for Contracts bearing interest at a step-up rate (sometimes referred to herein as "step-up rate Contracts") will increase on the dates on which the Contract Rates are stepped up. Each registered holder of a Certificate will be entitled to receive periodic distributions, which will typically be monthly, of all or a portion of principal on the underlying Contracts or interest on the principal balance of such Certificate at the Remittance Rate, or both.

        The related Prospectus Supplement will disclose in summary form for the Contracts contained in the related Contract Pool, among other things, the year of origination; the range and the weighted average of Contract Rates; the range of Loan-to-Value Ratios; the range and average of outstanding principal balances as of the Cut-off Date; the weighted average term to scheduled maturity as of origination and as of the Cut-off Date; the geographic location of the Manufactured Homes securing the Contracts; the percentage and amount of Contracts secured by new or used Manufactured Homes; the aggregate principal balance of the Contracts; and the last maturity date of any Contract. The Trust Fund may include monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Trustee, which would be used to purchase additional Contracts ("Subsequent Contracts") from the Company during the funding period specified in the related Prospectus Supplement. The related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

        The Company will make representations and warranties as to the types and geographical distribution of the Contracts included in a Contract Pool and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Contract. Upon a breach of any representation or warranty that materially and adversely affects the interests of the Certificateholders in a Contract, the Company will be obligated either to cure the breach in all material respects, to purchase the Contract or to substitute another Contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of a representation or warranty by the Company. See "Description of the Certificates -- Conveyance of Contracts."

                                USE OF PROCEEDS

        Substantially all of the net proceeds to be received from the sale of each Series of Certificates will be used by the Company for general corporate purposes, including the purchase of the Contracts, cost of carrying the Contracts until sale of the related Certificates and to pay other expenses connected with pooling the Contracts and issuing the Certificates.

                     VANDERBILT MORTGAGE AND FINANCE, INC.

        Vanderbilt was incorporated in 1977 in the State of Tennessee. As of June 30, 1998, Vanderbilt had total assets of approximately $936 million and stockholder's equity of approximately $254 million. Vanderbilt, an indirect subsidiary of Clayton Homes, Inc. ("CHI"), is engaged in the business of, among other things, purchasing, originating, selling and servicing installment sales contracts and installment loan agreements for manufactured housing and modular housing. CHI, through its affiliates, manufactures and sells manufactured homes and modular homes, and owns, manages and markets manufactured housing communities. Vanderbilt's principal office is located at 500 Alcoa Trail, Maryville, Tennessee 37804, telephone number (423) 380-3515. An affiliate of CHI acts as an insurance broker for certain types of insurance, including hazard and credit life insurance policies, some of which may cover certain of the Contracts. Other affiliates of CHI reinsure hazard and credit life insurance policies, including policies that may cover certain of the Contracts. Two separate indirect subsidiaries of CHI, Vanderbilt Life and Casualty Insurance Co., Ltd. and Vanderbilt Property and Casualty Insurance Co., Ltd. may act as reinsurer of insurance coverage relating to the Contracts.

        Vanderbilt purchases and originates manufactured housing contracts on an individual basis from its principal office. Vanderbilt arranges to purchase manufactured housing installment sales contracts originated by manufactured housing dealers located in approximately 29 states, primarily southern and midwestern. Most of these purchases are from dealers indirectly owned by CHI. Dealers which are not owned by CHI must make an application to Vanderbilt for dealer approval. Upon satisfactory results of Vanderbilt's investigation of the dealer's creditworthiness and general business reputation, Vanderbilt and the dealer enter into a dealer agreement.

        In addition to purchasing manufactured housing contracts from dealers on an individual basis, Vanderbilt makes bulk purchases of manufactured housing contracts and services on behalf of other owners of manufactured housing contracts that were not originally purchased or originated by Vanderbilt. These purchases may be from, and these servicing arrangements may be made with respect to, the portfolios of other lenders or finance companies, the portfolios of governmental agencies or instrumentalities or the portfolios of other entities that purchase and hold manufactured housing contracts.

        Vanderbilt is actively seeking arrangements by which it would service and/or acquire manufactured housing contracts originated by other lenders. Vanderbilt's management currently anticipates it will only seek servicing responsibilities which relate to manufactured housing contracts.

                             UNDERWRITING POLICIES

General

        Customers desiring to obtain financing from Vanderbilt complete a credit application form. In the case of those dealers owned by CHI, the manager initially evaluates the application and then forwards it to Vanderbilt for consideration. In the case of dealers that are not owned by CHI, the application is transmitted to Vanderbilt for consideration.

        Credit applications are then evaluated by Vanderbilt's credit officers. With respect to those customers determined to be creditworthy, Vanderbilt requires a down payment in the form of cash, the trade-in value of a previously owned manufactured home, and/or the estimated value of equity in real property pledged as additional collateral. For previously owned homes, the trade-in allowance accepted by the dealer must be consistent with the value of such home determined by Vanderbilt in light of current market conditions. The value of real property pledged as additional collateral is estimated by personnel of the dealer, who are not appraisers but are familiar with the area in which the property is located. The minimum amount of the down payment is typically 5% of the purchase price. The purchase price includes the stated cash sale price of the manufactured home, sales or other taxes and certain fees and set-up costs. The balance of the purchase price and certain insurance premiums (including up to five years of premiums on required hazard insurance) are financed by an installment sales contract providing for a purchase money security interest in the manufactured home and a mortgage on real property, if any, pledged as additional collateral. Normally, the contracts originated by Vanderbilt provide for equal monthly payments, generally over a period of five to thirty years at fixed rates of interest.

        Vanderbilt's underwriting guidelines generally require that each applicant's credit history, residence history, employment history and income to debt payment ratios be examined. There are no requirements on the basis of which, if met, credit is routinely approved; or if they are not met, credit is routinely denied. If in the judgment of Vanderbilt's credit manager an applicant does not meet minimum underwriting criteria, there generally must be compensating higher ratings with respect to other criteria in order for an applicant to be approved. Credit managers must confirm that the credit investigation gave a complete and up-to-date accounting of the applicant's creditworthiness. Credit managers are encouraged to obtain second opinions on loans for relatively larger dollar amounts or those which, in their judgment, tend to rank lower in terms of underwriting criteria. Generally, the sum of the monthly obligation for installment obligations, including the manufactured home loan payment and monthly site costs, should not exceed 50% of the applicant's gross monthly income. Since January 1989 Vanderbilt has, in addition to the above considerations, used a credit scoring system to evaluate credit applicants. The credit score of an applicant is used as a further guide in determining whether to extend credit to the applicant. All of the Mortgage Loans originated or acquired by Vanderbilt are underwritten or reunderwritten by Vanderbilt in a manner generally consistent with the foregoing guidelines.

        In the case of a Contract Pool containing Contracts originated by other originators and acquired by Vanderbilt ("Acquired Contracts"), the related Prospectus Supplement will describe such Contracts.

Various Financing Terms

        In addition to level payment, fixed rate contracts, Vanderbilt offers various other financing arrangements. Vanderbilt has developed financing options such as contracts with a 7-year term (compared to the industry norm of 15 to 30 years), which provides financing to its customers at a relatively low cost. In January 1990, Vanderbilt introduced a bi-weekly payment contract which provides for 26 payments a year, which are made by electronically debiting the purchaser's checking account. In 1989, Vanderbilt began originating variable rate Contracts which provide for periodic Contract Rate adjustments. In general, the Contract Rate equals the sum of a fixed margin and an index rate. Vanderbilt's originations of variable rate Contracts has increased from relatively few prior to 1994 to a high of 8,493 originations with an aggregate dollar amount of approximately $282 million in fiscal 1998.

        In 1996, Vanderbilt introduced contracts with financing terms which provide for an annual increase in monthly payments over the first five years of the term of the Contracts (the "Escalating Principal Payment Contracts"). An Escalating Principal Payment Contract provides initially for lower monthly payments than if the contract were of a shorter term. Each year for a period of five years, the term of the Escalating Principal Payment Contract automatically converts to a shorter term, and the monthly payment increases accordingly. At year six, the monthly payment increases to a level monthly payment which fully amortizes the remaining principal over a specified term which is shorter than the original term of the Escalating Principal Payment Contract. There are no periods in which the Escalating Principal Payment Contracts have negative amortization.

        In 1998, Vanderbilt introduced contracts which provide for Contract Rates that periodically increase over a certain period of time (the "Step-up Rate Contracts"). Step-up Rate Contracts provide for periodic increases in the applicable interest rate at the end of certain intervals during the term of the Contracts, including at the end of each twelve-month interval during the first three years following origination and at the end of each six month interval during the first eighteen months following origination. After the applicable interest rate increase period, the Contract Rates are fixed. The total amount and principal portion of each monthly payment that is due on a Step-up Rate Contract at the time of each adjustment to its Contract Rate will be determined on a basis that would cause the Contract (which would bear interest at an increased rate after such adjustment) to be fully amortized over its remaining term on a level payment basis. There are no periods in which the Step-up Rate Contracts have negative amortization.

        During the last six fiscal years, Vanderbilt has become the most important source of financing for purchasers of CHI's homes. In fiscal 1988, Vanderbilt originated 5,692 contracts, in fiscal 1993, Vanderbilt originated 10,880 contracts, in fiscal 1994, Vanderbilt originated 12,401 contracts, in fiscal 1995, Vanderbilt originated 13,857 contracts, in fiscal 1996, Vanderbilt originated 16,910 contracts and in fiscal 1997, Vanderbilt originated 21,691 contracts. For fiscal year 1998, Vanderbilt originated 24,304 contracts. At June 30, 1998, Vanderbilt was servicing approximately 126,000 contracts and an aggregate dollar amount of approximately $2.9 billion, of which Vanderbilt either originated, purchased from dealers or acquired from other lenders approximately 108,000 contracts with an aggregate dollar amount of approximately $2.6 billion. Vanderbilt expects it will continue to originate a significant portion of the financing for purchasers of homes sold by CHI owned retail centers, consistent with the overall level of CHI's retail sales.

                              YIELD CONSIDERATIONS

        The Remittance Rates and the weighted average Contract Rate of the Contracts relating to each Series of Certificates will be set forth in the related Prospectus Supplement.

        Unless otherwise specified in the related Prospectus Supplement, each monthly accrual of interest on a Contract is calculated at one-twelfth of the product of the Contract Rate and the principal balance outstanding on the scheduled payment date for such Contract in the preceding month. Unless otherwise specified in the related Prospectus Supplement, the Remittance Rate with respect to each Certificate will be calculated similarly.

        The Prospectus Supplement for each Series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any Class or such sub-class of Certificates that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any such Class or sub-class of Certificates that is offered at a premium to its principal amount or without any principal amount.

        If a Series of Certificates contains Classes or sub-classes of Certificates entitled to receive distributions of principal or interest or both, in a specified order other than as a specified percentage of each distribution of principal or interest or both, the Prospectus Supplement will set forth information, measured relative to a prepayment standard or model specified in such Prospectus Supplement, with respect to the projected weighted average life of each such Class or sub-class and the percentage of the original Stated Balance of each such Class or sub-class that would be outstanding on specified Remittance Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Contracts in the related Trust Fund are made at rates corresponding to the various percentage of such prepayment standard or model.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

Maturity

        Unless otherwise specified in the related Prospectus Supplement, the Contracts will have maturities at origination of not more than 30 years.

Prepayment Considerations

        Contracts generally may be prepaid in full or in part without penalty. Based on Vanderbilt's experience with the portfolio of manufactured housing contracts which it services, Vanderbilt anticipates that a number of the contracts will be prepaid prior to their maturity. A number of factors, including homeowner mobility, general and regional economic conditions, competition among manufactured housing lenders and prevailing interest rates, may influence prepayments. The refinancing of any Contract will result in a prepayment in full of such Contract. Declining interest rates and certain other factors may result in an increased number of refinancings which would affect the average life of the Certificates. In addition, the repurchase of Contracts on account of certain breaches of representations and warranties in the Agreement have the effect of prepaying such Contracts. Most of the Contracts contain a "due-on-sale" clause that would permit the Servicer to accelerate the maturity of a Contract upon the sale of the related Manufactured Home. In the case of those Contracts that do contain due-on-sale clauses, the Servicer may permit assumptions of such Contracts if the purchaser of the related Manufactured Home satisfies the Vanderbilt's then-current underwriting standards.

        Information regarding the prepayment model or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Certificates.

        See "Description of the Certificates -- Termination of the Agreement" for a description of the Company's or the Servicer's option to repurchase the Contracts comprising part of a Trust Fund when the aggregate outstanding principal balance of such Contracts is less than a specified percentage of the initial aggregate outstanding principal balance of such Contracts as of the related Cut-off Date. See also "The Trust Fund -- The Contract Pools" for a description of the obligations of the Company to repurchase a Contract in case of a breach of a representation or warranty relative to such Contract.

                        DESCRIPTION OF THE CERTIFICATES

        The Certificates of one or more series (each, a "Series") may be offered and sold from time to time under this Prospectus and a Prospectus Supplement. Each Series of Certificates will be issued pursuant to a separate pooling and servicing agreement (each, an "Agreement") to be entered into among the Company, as Seller, Vanderbilt, as Servicer, the trustee named in the related Prospectus Supplement (the "Trustee") and such other parties, if any, as are described in the applicable Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Agreement and the related Certificates, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related Agreement and the description set forth in the related Prospectus Supplement. Section references, if any, contained herein refer to sections of the form of Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part (the "Registration Statement"). The portions of such sections described herein may be contained in different numbered sections in the actual Agreement pursuant to which any Series of Certificates is issued. The provisions of the form of Agreement filed as an exhibit to the Registration Statement that are not described herein may differ from the provisions of any actual Agreement. The material differences will be described in the related Prospectus Supplement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the form of Agreement filed as an exhibit to the Registration Statement.

General

        The Certificates may be issued in one or more Classes or sub-classes (each referred to in this Prospectus as a "Class"). If the Certificates of a Series are issued in more than one Class, the Certificates of all or less than all of such Classes may be sold pursuant to this Prospectus, and there may be separate Prospectus Supplements relating to one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood as a reference to each of the Prospectus Supplements relating to the Classes sold hereunder. Any reference herein to the Certificates of a Class should be understood to refer to the Certificates of a Class within a Series, the Certificates of a sub-class within a Series or all of the Certificates of a single-Class Series, as the context may require.

        The Certificates of each Series will be issued in fully registered form only and will represent the interest specified in the related Prospectus Supplement in a separate trust fund (the "Trust Fund") created pursuant to the related Agreement. The Trust Fund will be held by the Trustee for the benefit of the Certificateholders. Each Trust Fund will generally include (i) Contracts (the "Contract Pool") which are subject to the Agreement from time to time, (ii) amounts held in the Certificate Account from time to time and
(iii) proceeds from certain hazard insurance on individual Manufactured Homes, Modular Homes or Mortgaged Properties (or the related real estate, in the case of Land-and-Home Contracts) acquired by repossession, and may include a letter of credit, limited guarantee of CHI, surety bond, pool insurance policy, cash reserve fund or any other form of credit enhancement, or any combination thereof. Except as otherwise specified in the related Prospectus Supplement, the Certificates will be freely transferable and exchangeable at the corporate trust office of the Trustee at the address set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

        Ownership of each Contract Pool may be evidenced by one or more classes of Certificates, each representing the interest in the Contract Pool specified in the related Prospectus Supplement. One or more Classes of Certificates evidencing interests in Contracts may be Subordinated Certificates, evidencing the right of the holders thereof to receive any or a portion of distributions of principal or interest or both on the Contracts subordinate to the rights of the holders of other Classes of Certificates ("Senior Certificates") as provided in the related Prospectus Supplement. If a Series of Certificates contains more than one Class of Subordinated Certificates, distributions and losses will be allocated among such Classes in the manner described in the Prospectus Supplement.

        A Series of Certificates may consist of Classes of Certificates evidencing the right to receive distributions of principal or interest or both in the order specified in the related Prospectus Supplement. A Class of Certificates of a Series may be divided into two or more sub-classes. The related Prospectus Supplement will specify whether a Class has been so divided and the terms of each sub-class. The holders of each sub-class of a Class of Certificates will be entitled to the percentages (which may be 0%) of principal or interest payments or both on the related Contracts as specified in the related Prospectus Supplement. The related Prospectus Supplement will specify the minimum denomination or initial principal amount of Contracts evidenced by a single Certificate of each Class of Certificates of a Series (a "Single Certificate").

        Distributions of principal and interest on the Certificates will be made on the payment dates set forth in the related Prospectus Supplement (each, a "Remittance Date") to the persons in whose names the Certificates are registered at the close of business on the related record date specified in the related Prospectus Supplement (the "Record Date"). Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, or, to the extent described in the related Agreement, by wire transfer, except that the final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

Global Certificates

        The Certificates of a Class may be issued in whole or in part in the form of one or more global certificates (each, a "Global Certificate") that will be deposited with, or on behalf of, and registered in the name of a nominee for, a depositary (the "Depositary") identified in the related Prospectus Supplement. The description of the Certificates contained in this Prospectus assumes that the Certificates will be issued in definitive form. If the Certificates of a Class are issued in the form of one or more Global Certificates, the term "Certificateholder" should be understood to refer to the beneficial owners of the Global Certificates, and the rights of such Certificateholders will be limited as described under this subheading.

        Global Certificates will be issued in registered form. Unless and until it is exchanged in whole or in part for Certificates in definitive form, a Global Certificate may not be transferred except as a whole by the Depositary for such Global Certificate to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

        The specific terms of the depositary arrangement with respect to any Certificates of a Class will be described in the related Prospectus Supplement. It is anticipated that the following provisions will apply to all depositary arrangements:

        Upon the issuance of a Global Certificate, the Depositary for such Global Certificate will credit, on its book-entry registration and transfer system, the respective denominations of the Certificates represented by such Global Certificate to the accounts of institutions that have accounts with such Depositary ("participants"). Ownership of beneficial interests in a Global Certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Certificate or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Certificate.

        So long as the Depositary for a Global Certificate, or its nominee, is the owner of such Global Certificate, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Certificates represented by such Global Certificate for all purposes under the Agreement relating to such Certificates. Except as set forth below, owners of beneficial interests in a Global Certificate will not be entitled to have Certificates of the Series represented by such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Certificates of such Series in definitive form and will not be considered the owners or holders thereof under the Agreement governing such Certificates.

        Distributions or payments on Certificates registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner for the holder of the Global Certificate representing such Certificates. In addition, all reports required under the applicable Agreement to be made to Certificateholders (as described below under "Reports to Certificateholders") will be delivered to the Depositary or its nominee, as the case may be. None of the Company, the Servicer, the Trustee or any agent thereof (including any applicable Certificate Registrar or Paying Agent) will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest in a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for providing reports to the related beneficial owners.

        The Company expects that the Depositary for Certificates of a Class, upon receipt of any distribution or payment in respect of a Global Certificate, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in such Global Certificate as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

        If a Depositary for Certificates of a Class is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by or on behalf of the Company within the time period specified in the Agreement, the Company will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. In addition, the Company may at any time and in its sole discretion determine not to have any Certificates of a Class represented by one or more Global Certificates and, in such event, will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. Further, if the Company so specifies with respect to the Certificates of a Class, an owner of a beneficial interest in a Global Certificate representing Certificates of such Class may, on terms acceptable to the Company and the Depositary for such Global Certificate, receive Certificates of such Class in definitive form. In any such instance, an owner of a beneficial interest in a Global Certificate will be entitled to physical delivery in definitive form of Certificates of the Class represented by such Global Certificate equal in denominations to such beneficial interest and to have such Certificates registered in its name.

Conveyance of Contracts

        The Company will transfer, assign, set over and otherwise convey to the Trustee all right, title and interest of the Company in the Contracts, including all security interests created thereby and any related mortgages or deeds of trust, all principal and interest received on or with respect to the Contracts (other than receipts of principal and interest due on the Contracts before the Cut-off Date), all rights under certain hazard insurance policies on the related Manufactured Homes, Modular Homes or Mortgaged Properties, if any, all documents contained in the Contract files, Land-and-Home Contract files or Mortgage Loan files, as applicable, and all proceeds derived from any of the foregoing. On behalf of the Trust Fund, as the issuer of the related Series of Certificates, the Trustee, concurrently with such conveyance, will execute and deliver the Certificates to the order of the Company. The Contracts will be as described on a list attached to the Agreement. Such list will include the current amount of monthly payments due on each Contract as of the date of issuance of the Certificates and the Contract Rate on each Contract. Such list will be available for inspection by any Certificateholder at the principal executive office of the Servicer. Prior to the conveyance of the Contracts to the Trustee, the Company's operations department will complete a review of all of the Contract files, Land-and-Home Contract files and Mortgage Loan files, as applicable, including the certificates of title to, or other evidence of a perfected security interest in, the Manufactured Homes, confirming the accuracy of the list of Contracts delivered to the Trustee. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased by the Company or replaced with another Contract, or, if the discrepancy relates to the unpaid principal balance of a Contract, the Company may deposit cash in the separate account maintained at an Eligible Institution in the name of the Trustee (the "Certificate Account") in an amount sufficient to offset such discrepancy.

        The Agreement will designate the Servicer as custodian to maintain possession, as the Trustee's agent, of the Contracts and any other documents related to the Manufactured Homes or Modular Homes (other than the principal documents relating to Land-and-Home Contracts and Mortgage Loans). To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in the Company's possession. In order to give notice of the right, title and interest of the Certificateholders to the Contracts, the Company will cause a UCC-1 financing statement to be executed and filed by the Company identifying the Company as the seller and the Trustee as the buyer of the Contracts, and the Company's accounting records and computer systems will also reflect such sale and assignment. In addition, within one week after the initial delivery of the Certificates, the Contracts will be stamped to reflect their assignment to the Trustee. However, if through fraud, negligence or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without knowledge of the assignment, the Trustee's interest in the Contracts could be defeated. See "Risk Factors-- Risks relating to enforceability of the contracts." Unless otherwise specified in the Prospectus Supplement, the Agreement will designate the Trustee or another independent custodian, as the Trustee's agent, to maintain possession of the principal documents relating to all Land-and-Home Contracts and Mortgage Loans.

        In general, and except as otherwise specified in the related Prospectus Supplement, the Company will make certain representations and warranties in the Agreement with respect to each Contract as of the Closing Date, including that:

                  (a) as of the Cut-off Date, or the date of origination, if later, the most recent scheduled payment was made or was not delinquent more than 59 days (or such other number of days specified in the related Prospectus Supplement);

                  (b) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents contained in the Contract file, the Land-and-Home Contract file or the Mortgage Loan file, as applicable;

                  (c) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally);

                  (d) no Contract is subject to any right of rescission, set-off, counterclaim or defense;

                  (e) each Contract is covered by hazard insurance described under "-- Servicing -- Hazard Insurance";

                  (f) each Contract has been originated by a manufactured housing dealer or lender or Vanderbilt in the ordinary course of such dealer's or lender's or Vanderbilt's business and, if originated by a manufactured housing dealer or other lender, was purchased by the Vanderbilt in the ordinary course of business;

                  (g) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein to the Trustee or a separate trustee pursuant to the Agreement or pursuant to the Certificates unlawful;

                  (h)  each Contract complies with all requirements of law;

                  (i) no Contract has been satisfied, subordinated in whole or in part or rescinded and the Manufactured Home securing the Contract has not been released from the lien of the Contract in whole or in part;

                  (j) each Manufactured Housing Contract creates a valid and enforceable first priority security interest in favor of the Company in the Manufactured Home covered thereby and, with respect to each Land-and-Home Contract and each Mortgage Loan, the lien created thereby has been recorded or will be recorded within six months, and such security interest or lien has been assigned by the Company to the Trustee;

                  (k) all parties to each Contract had capacity to execute such Contract;

                  (l) no Contract has been sold, assigned or pledged to any other person and prior to the transfer of the Contracts by the Company to the Trustee, the Company had good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and was the sole owner and had full right to transfer such Contract to the Trustee;

                  (m) as of the Closing Date there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event which with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and the Company has not waived any of the foregoing;

                  (n) as of the Closing Date there were, to the best of the Company's knowledge, no liens or claims which have been filed for work, labor or materials affecting a Manufactured Home or any related Mortgaged Property securing a Contract, which are or may be liens prior or equal to the lien of the Contract;

                  (o) each Contract other than a step-up rate Contract and an Escalating Payment Contract is:

                           (i) a fully-amortizing loan with a fixed Contract
                  Rate and provides for level payments over the term of such Contract or

                           (ii) a loan with a variable interest rate;

                  (p) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security;

                  (q) the description of each Contract set forth in the list delivered to the Trustee is true and correct;

                  (r)  there is only one original of each Contract;

                  (s) none of the Contracts had a Loan-to-Value Ratio at origination greater than 100% (or such other percentage amount specified in the related Prospectus Supplement);

                  (t) at the time of origination of each Contract or for the percentage of Contracts set forth in the Prospectus Supplement, the Obligor was the primary resident of the related Manufactured Home;

                  (u) other than the Land-and-Home Contracts or the Mortgage Loans, if any, the related Manufactured Home is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located as would render unperfected or impair the priority of the security interest in such Manufactured Home, and as of the Closing Date such Manufactured Home was, to the best of the Company's knowledge, free of damage and in good repair;

                  (v) the related Manufactured Home is a "manufactured home" within the meaning of 42 United States Code, Section 5402(6); and

                  (w) each Contract is a "qualified mortgage" under Section 860G(a)(3) of the Code and each Manufactured Home is "manufactured housing" within the meaning of Section 25(e)(10) of the Code.

        Under the terms of the Agreement, and subject to the conditions specified in the preceding paragraph and to the Company's option to effect a substitution as described in the next paragraph, the Company will be obligated to repurchase for the Repurchase Price (as defined below) any Contract on the first business day after the first Determination Date which is more than 90 days after the Company becomes aware, or should have become aware, or the Company's receipt of written notice from the Trustee or the Servicer, of a breach of any representation or warranty of the Company in the Agreement that materially adversely affects the Trust Fund's interest in any Contract if such breach has not been cured. The "Repurchase Price" for any Contract will be the remaining principal amount outstanding on such Contract on the date of repurchase plus accrued and unpaid interest thereon at its Contract Rate to the date of such repurchase. This repurchase obligation constitutes the sole remedy available to the Trust Fund and the Certificateholders for a breach of a representation or warranty under the Agreement with respect to the Contracts (but not with respect to any other breach by the Company of its obligations under the Agreement). If a prohibited transaction tax under the REMIC provisions of the Code is incurred in connection with such repurchase, distributions otherwise payable to Residual Certificateholders will be applied to pay such tax. The Company will be required to pay the amount of such tax that is not funded out of such distributions.

        In lieu of purchasing a Contract as specified in the preceding paragraph, during the two-year period following the Closing Date, the Company may, at its option, substitute an Eligible Substitute Contract (as defined below) for the Contract that it is otherwise obligated to repurchase (referred to herein as the "Replaced Contract"). An "Eligible Substitute Contract" is a Contract that satisfies, as of the date of its substitution, the representations and warranties specified in the Agreement, has a Scheduled Principal Balance that is not greater than the Scheduled Principal Balance of the Replaced Contract, has a Contract Rate that is at least equal to the Contract Rate of the Replaced Contract and has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Contract. In the event that more than one Contract is substituted, the above requirements with respect to Scheduled Principal Balance, Contract Rate and remaining term to scheduled maturity may be satisfied on an aggregate or weighted average basis, as applicable. The Company will be required to deposit in the Certificate Account cash in the amount, if any, by which the Scheduled Principal Balance of the Replaced Contract exceeds the Scheduled Principal Balance of the Contract being substituted. Such deposit will be deemed to be a partial principal prepayment.

Payments on Contracts

        Unless otherwise specified in the related Prospectus Supplement, each Certificate Account will be a trust account established by the Servicer as to each Series of Certificates or a Group of Certificates within a Series in the name of the Trustee (i) with a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories or such other rating category as will not adversely affect the rating assigned to the Certificates by each rating agency rating the Certificates of such Series, (ii) with the trust department of a depositary institution, (iii) in an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation ("FDIC"), (iv) in an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained or (v) otherwise acceptable to the rating agency without reduction or withdrawal of the rating assigned to the relevant Certificates. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other high-quality investments ("Eligible Investments"). A Certificate Account may be maintained as an interest bearing account, or the funds held therein may be invested pending each succeeding Remittance Date in Eligible Investments.

        Unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit in the Certificate Account the following payments and collections received or made by it subsequent to the Cut-off Date:

               (i) all Obligor payments on account of principal, including principal prepayments, on the Contracts;

               (ii) all Obligor payments on account of interest on the Contracts;

               (iii) all amounts received and retained in connection with the liquidation of defaulted Contracts, net of liquidation expenses ("Net Liquidation Proceeds");

               (iv) all proceeds received under any hazard or other insurance policy covering any Contract, other than proceeds to be applied to the restoration or repair of the Manufactured Home or released to Obligor;

               (v) any Advances made as described under "Advances" and certain other amounts required under the Agreement to be deposited in the Certificate Account;

               (vi) all amounts received from any credit enhancement provided with respect to a Series of Certificates;

               (vii) all proceeds of any Contract or property acquired in respect thereof repurchased by the Servicer, or the Company, or otherwise as described above or under "Termination" below; and

               (viii) all amounts, if any, required to be transferred to the Certificate Account from a Reserve Fund pursuant to the Agreement.

Distributions on Certificates

        Except as otherwise provided in the related Prospectus Supplement, on each Remittance Date, the Trustee will withdraw from the applicable Certificate Account and distribute to the Certificateholders of each Class (other than a Series having a Class of Subordinated Certificates, as described below), either the specified interest of such Class in the Contract Pool times the aggregate of all amounts on deposit in the Certificate Account as of the fifth Business Day preceding the Remittance Date or such other date as may be specified in the related Prospectus Supplement (the "Determination Date"), or, in the case of a Series of Certificates comprised of Classes which have been assigned a Stated Balance, payments of interest and payments in reduction of the Stated Balance from all amounts on deposit in the Certificate Account as of the end of the Due Period immediately prior to such Remittance Date, in the priority and calculated in the manner set forth in the related Prospectus Supplement, except, in each case: (i) all payments or collections due after the Due Period preceding the month in which the Remittance Date occurs; (ii) all scheduled payments of principal and interest due on a date or dates subsequent to the Due Period preceding the Determination Date; (iii) amounts representing reimbursement for Advances, such reimbursement being limited, as described in the related Prospectus Supplement, to amounts received on particular Contracts as late collections of principal or interest as to which the Servicer has made an unreimbursed Advance; and (iv) amounts representing reimbursement for any unpaid Servicing Fee and expenses from Liquidation Proceeds, condemnation proceeds and proceeds of insurance policies with respect to the related Contracts. The amount of principal and interest specified in the related Prospectus Supplement to be distributed to Certificateholders is referred to herein as the "Certificate Distribution Amount." The amounts on deposit in the Certificate Account on a Determination Date, less the amounts specified in (i) through (iv) above, with respect to a Series of Certificates having a Class of Subordinated Certificates, are referred to herein as the "Available Distribution Amount."

        On each Remittance Date, the Trustee will withdraw the Available Distribution Amount from the applicable Certificate Account and distribute such amount to the Certificateholders of each Class or other specified persons in the amounts and order of priority specified in the related Prospectus Supplement.

        Interest on the Certificates will be paid on the dates specified in the related Prospectus Supplement (each a "Remittance Date"), commencing on the date specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth for each Class or sub-class of Certificates the interest rate, if any, for each such Class or sub-class or the method of determining such interest rate. As specified in the related Prospectus Supplement, Classes of a Series of Certificates or sub-classes within a Class may be entitled to receive no interest or interest which is not proportionate to the principal allocable to such Certificates. Principal collected on each Contract, including any principal prepayments, will be passed through on each Remittance Date, unless such principal has previously been passed through. With respect to a Class or sub-class of a Series having a Stated Balance, such distributions may be made in the reduction of the Stated Balance, or in such other amounts as are specified in the related Prospectus Supplement.

        Within the time specified in the Agreement and described in the related Prospectus Supplement, the Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the related Remittance Date on account of principal and interest, stated separately, and a statement setting forth certain information with respect to the Contracts.

        If there are not sufficient funds in the Certificate Account to make the full distribution to Certificateholders described above on any Remittance Date, the Servicer will distribute the funds available for distribution to the Certificateholders of each Class in accordance with the respective interests therein, except that Subordinated Certificateholders, if any, will not, subject to the limitations described in the related Prospectus Supplement, receive any distributions until Senior Certificateholders receive the Senior Distribution Amount plus, to the extent not paid, the aggregate of amounts by which the Senior Distribution Amount for any Distribution Date exceeded the amount actually paid on such Remittance Date plus interest at the related Remittance Rate. Unless otherwise provided in the related Prospectus Supplement, the difference between the amount which the Certificateholders would have received if there had been sufficient eligible funds in the Certificate Account and the amount actually distributed, will be added to the amount which the Certificateholders are entitled to receive on the next Remittance Date.

        A Class or sub-class of Certificates may be Compound Interest Certificates on which interest will accrue, but not be paid for the period set forth in the related Prospectus Supplement.

        Special Distributions. To the extent specified in the Prospectus Supplement relating to a Series of Certificates, one or more Classes or subclasses of which have been assigned a Stated Balance and having less frequent than monthly Remittance Dates, such Classes or sub-classes may receive Special Distributions in reduction of Stated Balance ("Special Distributions") in any month, other than a month in which a Remittance Date occurs, if, as a result of principal prepayments on the Contracts in the related Contract Pool or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next Remittance Date for such Series and available to be distributed to the Holders of the Certificates of such Classes or sub-classes may be less than the sum of
(i) the interest scheduled to be distributed to holders of the Certificates of such Classes or sub-classes and (ii) the amount to be distributed in reduction of Stated Balance of such Certificates on such Remittance Date. Any such Special Distributions will be made in the same priority and manner as distributions in reduction of Stated Balance would be made on the next Remittance Date.

        Subordinated Certificates and Reserve Fund. The rights of a Class of Certificateholders of a Series to receive any or a specified portion of distributions of principal or interest or both with respect to the Contracts, to the extent specified in the related Agreement and described in the related Prospectus Supplement, may be subordinated to such rights of other Certificateholders. The Prospectus Supplement with respect to a Series of Certificates having a Class of Subordinated Certificates will set forth, among other things, the extent to which such Class is subordinated (which may include a formula for determining the subordinated amount or for determining the allocation of the Available Distribution Amount among Senior Certificates and Subordinated Certificates), the allocation of losses among the Classes of Subordinated Certificates (which may include a reduction of the principal balance of the Classes of Subordinated Certificates in the event of such losses), the period or periods of such subordination, the minimum subordinated amount, if any, and any distributions or payments which will not be affected by such subordination. If specified in the related Prospectus Supplement, the rights of the Subordinated Certificateholders, to the extent not subordinated, may be on a parity with those Senior Certificateholders. This subordination feature is intended to enhance the likelihood of regular receipt by Senior Certificateholders of the full amount of scheduled monthly payments of principal and interest due them and to protect the Senior Certificateholders against losses.

        If specified in the related Prospectus Supplement, the protection afforded to the Senior Certificateholders from the subordination feature described above will be effected by the preferential right of such Certificateholders to receive current distributions from the Contract Pool and, to the extent specified in the related Prospectus Supplement, by the establishment of a reserve fund (the "Reserve Fund"). The Reserve Fund may be funded, to the extent specified in the related Prospectus Supplement, by one or more of an initial cash deposit, the retention of specified periodic distributions of principal or interest or both otherwise payable to Subordinated Certificateholders, or the provision of a letter of credit, limited guarantee of CHI, pool insurance policy or any other form of credit enhancement, or any combination thereof. Unless otherwise specified in the related Prospectus Supplement, the Reserve Fund will be part of the Trust Fund.

        The subordination features and the Reserve Fund described above are intended to enhance the likelihood of timely payment of principal and interest and to protect the Senior Certificateholders and, to the extent specified in the related Prospectus Supplement, Subordinated Certificateholders against loss. However, in certain circumstances the Reserve Fund could be depleted and shortfalls could result. If, on a particular date when a distribution is due such Certificateholders, the aggregate amount of payments received from the obligors on the Contracts and Advances by the Servicer (as described below), if any, and from the Reserve Fund of a Series, if any, do not provide sufficient funds to make full distributions to such Certificateholders of a Series, the amount of the shortfall may be added to the amount such Certificateholders are entitled to receive on the next Remittance Date. In the event the Reserve Fund, if any, is depleted, such Senior Certificateholders and, to the extent specified in the related Prospectus Supplement, Subordinated Certificateholders nevertheless will have a preferential right to receive current distributions from the Contract Pool. Such Certificateholders will bear their proportionate share of losses realized on Contracts to the extent such Reserve Fund and subordination feature are exhausted.

Advances

        If the amount eligible for distribution to the Certificateholders of a Series of Certificates (or to Senior Certificateholders only if so specified in the case of a Series of Certificates having a Class of Subordinated Certificates) on any Remittance Date is less than the amount which is due such Certificateholders on such Remittance Date, the related Agreement will provide that the Servicer, under certain circumstances, will make Advances of cash from its own funds or from excess funds in the Certificate Account not then required to be distributed to Certificateholders, for distribution to the Certificateholders (other than Subordinated Certificateholders) in an amount equal to the difference between the amount due to them and the amount in the Certificate Account, eligible for distribution to them pursuant to the Agreement, but only to the extent such difference is due to delinquent payments of principal and interest for the preceding Due Period and only to the extent the Servicer determines such advances are recoverable from future payments and collections on the Contracts or otherwise, as specified in the Agreement. The Servicer's obligation to make Advances, if any, may, be limited in amount and the Servicer may not be obligated to make Advances until all or a specified portion of the Reserve Fund, if any, is depleted. Advances are intended to maintain a regular flow of scheduled interest and principal payments to the Senior Certificateholders, not to guarantee or insure against losses. Accordingly, any funds so advanced are recoverable by the Servicer out of amounts received on particular Contracts which represent late recoveries of principal or interest with respect to which any such Advances were made or from other funds in the Certificate Account.

Example of Distributions

        The following chart sets forth an example of the flow of funds for the Remittance Date occurring in June 1999 for a Class with a fixed Remittance Rate in a hypothetical Series of Certificates with a Cut-off Date of April 26, 1999:

April 26, 1999........................................       (A)     Cut-off Date.
April 26 to May 25....................................       (B)     Due Period.  Servicer receives scheduled
                                                                     payments on the Contracts and any Principal
                                                                     Prepayments made by Obligors and applicable
                                                                     interest thereon.
May 31................................................       (C)     Record Date.
June 2................................................       (D)     Determination Date.  Distribution amounts
                                                                     determined.
June 7................................................       (E)     Remittance Date.  (Each Remittance Date is the
                                                                     7th day of each month or, if the 7th day is not
                                                                     a business day, the next business day.)

        The Original Contract Pool Principal Balance will be the aggregate Scheduled Principal Balance of the Contracts on April 26, 1999 after deducting principal payments received before such date. Principal payments received before April 26, and the accompanying interest payments, are not part of the Trust Fund and will not be passed through to Certificateholders. Scheduled payments, Principal Prepayments and Net Liquidation Proceeds may be received at any time during this period and will be distributed to Certificateholders on June 7. When a Contract is prepaid in full, interest on the amount prepaid is collected from the Obligor only to the date of payment. The Available Distribution Amount for the distribution on June 7 is described under "--Payments on Contracts" and "--Distributions on the Certificates" above. Distributions on June 7 will be made to Certificateholders of record at the close of business on May 31. On June 2 (three business days prior to the Remittance Date), the Servicer will determine the amounts of principal and interest which will be passed through on June 7 to Certificateholders. On June 7, the amounts determined on June 2 will be distributed to Certificateholders. If a payment due in the Due Period ending May 25 is received in the Due Period ending in June, such late payment will be taken into account in determining the Available Distribution Amount for July 7.

        The flow of funds with respect to any Series of Certificates may differ from the above example, as specified in the related Prospectus Supplement.

Indemnification

        Unless otherwise specified in the related Prospectus Supplement, the Agreement requires the Servicer to defend and indemnify the Trust Fund, the Trustee (including any agent of the Trustee) and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation (a) arising from third party claims or actions in respect of any action taken or failed to be taken by the Servicer or a prior owner of Acquired Contracts or servicer on behalf of such owner with respect to any Contract or Manufactured Home, (b) any failure by the Servicer to perform its obligations in compliance with the standard of care set forth in the Agreement, and (c) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Contracts to the Trust Fund (but not including any income or franchise taxes or any federal, state or other tax arising out of the creation of the Trust Fund and the issuance of the Certificates or distributions with respect thereto).

        Unless otherwise specified in the related Prospectus Supplement, the Agreement also requires the Servicer, in connection with its duties as servicer of the Contracts, to defend and indemnify the Trust Fund, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Servicer with respect to any Contract while it was the Servicer.

Servicing

        Pursuant to the Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Servicer will perform diligently all services and duties specified in each Agreement, in the same manner as prudent lending institutions of manufactured housing installment sales contracts of the same type as the contracts in those jurisdictions where the related Manufactured Homes are located or as otherwise specified in the Agreement. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, repossession. The Agreement provides that the Servicer may delegate its duties under that agreement to one or more entities (each a "Subservicer") that agrees to conduct such duties in accordance with the Agreement. Notwithstanding any such delegation, the Servicer will continue to be liable for all of its obligations under the Agreement.

        The Servicer will make reasonable efforts to collect all payments called for under the Contracts and, consistent with the Agreement and any FHA insurance and VA guaranty, will follow such collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Contracts.

        Hazard Insurance. The terms of the Agreement will generally require the Servicer to cause to be maintained with respect to each Contract one or more Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing or one- to-four family residential properties, as applicable, issued by a company authorized to issue such policies in the state in which the Manufactured Home, Modular Home or Mortgaged Property is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home, Modular Home or Mortgaged Property or the principal balance due from the Obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each Hazard Insurance Policy shall be sufficient to avoid the application of any coinsurance clause contained therein. When a Manufactured Home or Modular Home's location was, at the time of origination of the related Contract, within a federally-designated special flood hazard area, the Servicer shall also cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each Hazard Insurance Policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Hazard Insurance Policy or Policies, the Servicer shall pay such premiums out of its own funds, and may add separately such premium to the Obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

        The Servicer may maintain, in lieu of causing individual Hazard Insurance Policies to be maintained with respect to each Manufactured Home, Modular Home or Mortgaged Property, and shall maintain, to the extent that the related Contract does not require the Obligor to maintain a Hazard Insurance Policy with respect to the related Manufactured Home, Modular Home or Mortgaged Property, one or more blanket insurance policies covering losses on the Obligor's interest in the Contracts resulting from the absence or insufficiency of individual Hazard Insurance Policies. Any such blanket policy shall be substantially in the form and in the amount carried by the Servicer as of the date of this Agreement. The Servicer shall pay the premium for such policy on the basis described therein and shall pay any deductible amount with respect to claims under such policy relating to the Contracts. If the insurer thereunder shall cease to be acceptable to the Servicer, the Servicer shall exercise its best reasonable efforts to obtain from another insurer a placement policy comparable to such policy.

        If the Servicer shall have repossessed a Manufactured Home on behalf of the Trustee, the Servicer shall either (i) maintain, at its expense, hazard insurance with respect to such Manufactured Home, or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

        Evidence as to Compliance. Each Agreement will require the Servicer to deliver to the Trustee a monthly report prior to each Remittance Date, setting forth certain information regarding the Contract Pool and Certificates of such Series as is specified in the related Prospectus Supplement. Each such report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Agreement. The Servicer will deliver to the Trustee an annual report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of manufactured housing contracts serviced by the Servicer under pooling and servicing agreements similar to the Agreement and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the Agreement, except for any exceptions set forth in such report.

        Certain Matters Regarding the Servicer. The Servicer may not resign from its obligations and duties under an Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under such Agreement. The Servicer can only be removed as servicer pursuant to an Event of Termination as discussed below. Any person with which the Servicer is merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Agreement so long as such successor services at least $100 million of manufactured housing contracts.

        Each Agreement will also generally provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the Trust Fund or the Certificateholders for any action taken or for restraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of the failure to perform its obligations in strict compliance with the standards of care set forth in the Agreement. The Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Servicer will be entitled to be reimbursed therefor out of the Certificate Account.

        Except for certain representations and warranties relating to the contracts and certain other exceptions, the Servicer's obligations with respect to the Certificates are limited to its contractual servicing obligations.

        The Servicer shall keep in force throughout the term of this Agreement
(i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons which service a portfolio of manufactured housing contracts having an aggregate principal amount of $100 million or more and which are generally regarded as servicers acceptable to institutional investors.

        The Servicer, to the extent practicable, shall cause the Obligors to pay all taxes and similar governmental charges when and as due. To the extent that nonpayment of any taxes or charges would result in the creation of a lien upon any Manufactured Home having a priority equal or senior to the lien of the related Contract, the Servicer shall advance any such delinquent tax or charge.

        Servicing Compensation and Payment of Expenses. For its servicing of the Contracts, the Servicer will receive servicing fees ("Servicing Fees") which include a Monthly Servicing Fee (which the Servicer may assign) for each Due Period (paid on the next succeeding Remittance Date) which, unless otherwise stated in the related Prospectus Supplement, will be equal to 1/12th of the product of 1.25% and the Pool Scheduled Principal Balance for such Remittance Date.

        The Monthly Servicing Fee provides compensation for customary manufactured housing contract third-party servicing activities to be performed by the Servicer for the Trust Fund and for additional administrative services performed by the Servicer on behalf of the Trust Fund. Customary servicing activities include collecting and recording payments, communicating with obligors, investigating payment delinquencies, providing billing and tax records to obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust Fund include calculating distributions of Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with the servicing of the Contracts and paid by the Servicer from its Servicing Fees include, without limitation, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts (except Liquidation Expenses) and payment of expenses incurred in connection with distributions and reports to Certificateholders. The Servicer will be reimbursed out of the Liquidation Proceeds of a Liquidated Contract for all ordinary and necessary Liquidation Expenses incurred by it in realization upon the related Manufactured Home.

        So long as the Vanderbilt is the Servicer, the Servicer, in its sole discretion, may, but is not obligated to, liquidate a defaulted Contract by depositing into the Certificate Account an amount equal to (i) the outstanding principal balance of such Contract plus accrued and unpaid interest thereon to the Due Date in the Due Period in which such deposit is made less (ii) $2,000. Vanderbilt will not be reimbursed for any Liquidation Expenses incurred in connection with any such Contract and will retain any liquidation proceeds in respect thereof. Vanderbilt has such option to liquidate defaulted Contracts in that manner because such manner of liquidation is more compatible with its record keeping systems.

        As part of its Servicing Fees the Servicer will also be entitled to retain, as compensation for the additional services provided in connection therewith, any fees for late payments made by Obligors, extension fees paid by Obligors for the extension of scheduled payments and assumption fees for permitted assumptions of Contracts by purchasers of the related Manufactured Homes.

        Any person with which the Servicer is merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Agreement so long as such successor has a net worth of at least $10 million and has serviced at least $100 million of manufactured housing contracts for at least one year. The Servicer may assign its rights and delegate its duties under the Agreement (with the prior written consent of the Company if the Vanderbilt is not the Servicer), provided that any rating of the Certificates then in effect will not be reduced because of such assignment and delegation. Upon any such assignment and delegation, the assigning Servicer will not be liable for obligations of the Servicer after such assignment.

        Events of Termination. Events of Termination under each Agreement will include (i) any failure by the Servicer to distribute to the Certificateholders any required payment which continues unremedied for 5 days (or such other period specified in the related Prospectus Supplement) after the giving of written notice; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement that materially and adversely affects the interests of Certificateholders, which, in either case, continues unremedied for 30 days after the giving of written notice of such failure or breach; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer. Notice as used herein shall mean notice to the Servicer by the Trustee or the Company, or to the Company, the Servicer, if any, and the Trustee by the Holders of Certificates representing interests aggregating not less than 25% of the Trust Fund.

        Rights Upon Event of Termination. So long as an Event of Termination remains unremedied, the Trustee may, and at the written direction of the Certificateholders of a Series evidencing interests aggregating 25% or more of the related Trust Fund, shall terminate all of the rights and obligations of the Servicer under the related Agreement and in and to the Contracts, and the proceeds thereof, whereupon (subject to applicable law regarding the Trustee's ability to make advances) the Trustee or a successor Servicer under the Agreement will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Trustee nor any successor servicer will assume any obligation of the Company to repurchase Contracts for breaches of representations or warranties, and the Trustee will not be liable for any acts or omissions of the Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by the Servicer of any of its obligations contained in the Agreement. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Company's obligation to repurchase certain Contracts for breaches of representations or warranties under the Agreement. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of a Servicer. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the Agreement. If the trustee in bankruptcy or similar official is appointed for the Servicer, and no Event of Termination other than the Servicer's insolvency has occurred, such trustee or other official may have the power to prevent the Trustee from effecting a transfer of servicing.

        No Certificateholder will have any right under an Agreement to institute any proceeding with respect to such Agreement unless such Holder previously has given to the Trustee written notice of default and unless the Holders of Certificates evidencing interests aggregating not less than 25% of the related Trust Fund requested the Trustee in writing to institute such proceeding in its own name as Trustee and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to take any action or institute, conduct or defend any litigation under the Agreement at the request, order or direction of any of the Holders of Certificates, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

Reports to Certificateholders

        The Servicer or the Trustee, as applicable, will forward to each Certificateholder on each Remittance Date, or as soon thereafter as is practicable, as specified in the related Prospectus Supplement, a statement setting forth, among other things:

               (i) the amount of such distribution allocable to principal on the Certificates;

               (ii) the amount of such distribution allocable to interest on the Certificates;

               (iii) if the distribution to the Certificateholders is less than the full amount that would be distributable to such Certificateholders if there were sufficient eligible funds in the Certificate Account, the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient eligible funds in the Certificate Account and the amounts actually distributed;

               (iv) the aggregate amount of Advances, if any, by the Servicer included in the amounts actually distributed to the Certificateholders;

               (v) the outstanding principal balance of the Contracts; and

               (vi) the approximate weighted average Remittance Rate of the Contracts during the Due Period immediately preceding such Remittance Date.

        In addition, not more than 90 days after the end of each calendar year, the Servicer will furnish a report to each Certificateholder of record at any time during such calendar year (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year, and (b) such information as the Servicer deems necessary or desirable for Certificateholders to prepare their tax returns. Information in the monthly and annual reports provided to the Certificateholders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee annually a report by independent public accountants with respect to the servicing of the Contracts as described under "Evidence as to Compliance" above.

Amendment

        The Agreement may be amended by the Company and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, (iii) if an election (a "REMIC Election") has been made with respect to a particular Series of Certificates to treat the Trust Fund as a real estate mortgage investment conduit ("REMIC") within the meaning of Section 860D(a) of the Code, to maintain the REMIC status of the Trust Fund and to avoid the imposition of certain taxes on the REMIC or (iv) to make any other provisions with respect to matters or questions arising under such Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of the Certificateholders of the related Series. The Agreement may also be amended by the Company, the Servicer and the Trustee with the consent of the Certificateholders (other than holders of Residual Certificates) evidencing interests aggregating not less than 51% of the Trust Fund for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment that reduces in any manner the amount of, or delay the timing of, any payment received on or with respect to Contracts which are required to be distributed on any Certificate may be effective without the consent of the holders of each such Certificate.

Termination of the Agreement

        The obligations created by each Agreement will terminate upon the date calculated as specified in the Agreement, generally upon (i) the later of the final payment or other liquidation of the last Contracts subject thereto and the disposition of all property acquired upon foreclosure of any Land-and-Home Contract or Mortgage Loan or repossession of any Manufactured Home and (ii) the payment to the Certificateholders of all amounts held by the Servicer or the Trustee and required to be paid to it pursuant to the Agreement. In addition, the Company or the Servicer may at its option with respect to any Series of Certificates, repurchase all Certificates or Contracts remaining outstanding at such time as the aggregate unpaid principal balance of such Contracts is less than the percentage of the aggregate unpaid principal balance of the Contracts on the Cut-off Date specified with respect to such Series in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, the repurchase price will equal the principal amount of such Contracts plus accrued interest from the first day of the month of repurchase to the first day of the next succeeding month at the Contract Rates borne by such Contracts.

The Trustee

        The Prospectus Supplement for a Series of Certificates will specify the Trustee under the related Agreement. The Trustee may have normal banking relationships with the Company or its affiliates and the Servicer or its affiliates.

        The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. The Trustee may also be removed at any time by the holders of Certificates evidencing interests aggregating over 50% of the related Trust Fund as specified in the Agreement. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

        The Trustee will make no representation as to the validity or sufficiency of the Agreement, the Certificates, any Contract, Contract file, Land-and-Home Contract file, Mortgage Loan file or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company, as Seller, in consideration of the conveyance of the Contracts, or deposited into or withdrawn from the Certificate Account by the Company, as Servicer. If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement. Whether or not an Event of Termination has occurred, the Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        Under the Agreement, the Servicer, agrees to pay to the Trustee on each Remittance Date (a) reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of any express trust) and (b) reimbursement for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's negligence or bad faith. The Company has agreed to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Fund and the Trustee's duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties thereunder.

                 DESCRIPTION OF FHA INSURANCE AND VA GUARANTEES

        Certain of the Contracts, may be FHA-insured or VA-guaranteed, the payments upon which, subject to the following discussion, are insured by the FHA under Title I of the National Housing Act or partially guaranteed by the VA.

        The regulations governing FHA manufactured home insurance provide that insurance benefits are payable upon the repossession and resale of the collateral and assignment of the contract to the United States Department of Housing and Urban Development ("HUD"). With respect to a defaulted FHA contract, the servicer must follow applicable regulations before initiating repossession procedures. These regulations include requirements that the lender arrange a face-to-face meeting with the borrower, initiate a modification or repayment plan, if feasible, and give the borrower 30 days' notice of default prior to any repossession. The insurance claim is paid in cash by HUD. For manufactured housing contracts, the amount of insurance benefits generally paid by FHA is equal to 90% of the sum of (i) the unpaid principal amount of the Contract at the date of default and uncollected interest earned to the date of default computed at the Contract Rate, after deducting the best price obtainable for the collateral (based in part on a HUD-approved appraisal) and all amounts retained or collected by the lender from other sources with respect to the Contract, (ii) accrued and unpaid interest on the unpaid amount of the Contract from the date of default to the date of submission of the claim plus 15 calendar days (but in no event more than nine months) computed at a rate of 7% per annum, (iii) costs paid to a dealer or other third party to repossess and preserve the Manufactured Home,
(iv) the amount of any sales commission paid to a dealer or other third party for the resale of the property, (v) with respect to a Land-and-Home Contract, property taxes, special assessments and other similar charges and hazard insurance premiums, prorated to the date of disposition of the property, (vi) uncollected court costs, (vii) legal fees, not to exceed $500, and (viii) expenses for recording the assignment of the lien on the collateral to the United States.

        The insurance available to a lender under FHA Title I insurance is subject to the limit of a reserve amount equal to ten percent of the original principal balance of all Title I insured loans originated by the lender, which amount is reduced by all claims paid to the lender and by an annual reduction in the reserve amount of ten percent of the reserve amount, and which is increased by an amount equal to ten percent of the original principal balance of insured loans subsequently originated by the lender. As of June 30, 1998, the Vanderbilt's Title I reserve amount was approximately $19,739,736, which amount was available to pay claims in respect of approximately $190,631,522 of FHA-insured manufactured housing contracts serviced by Vanderbilt. If Vanderbilt were replaced as Servicer of the Contracts under the Agreement, it is not clear from the FHA regulations what portion of this reserve amount would be available for claims in respect of the FHA-insured Contracts. The obligation to pay insurance premiums to FHA is the obligation of Vanderbilt, as servicer of the FHA-insured Contracts.

        The maximum guarantee that may be issued by the VA for a VA-guaranteed contract is the lesser of (a) the lesser of $20,000 and 40% of the principal amount of the contract and (b) the maximum amount of guaranty entitlement available to the obligor veteran (which may range from $20,000 to zero). The amount payable under the guarantee will be a percentage of the VA contract originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the contract holder, but in each case only to the extent that such amounts have not been recovered through resale of the manufactured home. The amount payable under the guarantee may in no event exceed the original guarantee.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

        The following discussion contains summaries of certain legal aspects of Manufactured Housing Contracts, Land-and-Home Contracts and Mortgage Loans, which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Manufactured Housing Contracts, Land-and-Home Contracts or Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Manufactured Housing Contracts, Land-and-Home Contracts or Mortgage Loans.

The Manufactured Housing Contracts

        General. As a result of the assignment of the Contracts to the Trustee, the Trust Fund will succeed collectively to all of the rights (including the right to receive payment on the Contacts) and will assume the obligations of the obligee under the Contracts. Each Manufactured Housing Contract evidences both (a) the obligation of the Obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Manufactured Housing Contracts are described more fully below.

        The Manufactured Housing Contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Agreement, the Servicer will retain possession of the Manufactured Housing Contracts (other than the Land-and-Home Contracts) as custodian for the Trustee, and will make an appropriate filing of a UCC-1 financing statement in Tennessee to give notice of the Trustee's ownership of the Manufactured Housing Contracts. The Manufactured Housing Contracts will be stamped to reflect their assignment from the Company to the Trustee. However, if through negligence, fraud, or otherwise, a subsequent purchaser were able to take physical possession of the Manufactured Housing Contracts without notice of such assignment, the Trustee's interest in such Contracts could be defeated.

        Security Interests in the Manufactured Homes. The Manufactured Homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia and Puerto Rico. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. Vanderbilt effects such notation or delivery of the required documents and fees, and obtains possession of the certificate of title, as appropriate under the laws of the state in which a Manufactured Home is registered. In the event Vanderbilt fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Certificateholders may not have a first priority security interest in the Manufactured Home securing a Manufactured Housing Contract. As manufactured homes have become larger and have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provision of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. See "Land-and-Home Contracts and Mortgage Loans" below. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Manufactured Housing Contracts contain provisions prohibiting the borrower from attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of the UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home becomes attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the seller of the Manufactured Housing Contracts and transferred to the Company. The Company will represent that at the date of the initial issuance of the related Certificates it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Manufactured Housing Contracts.

        The Company will assign the security interest in the Manufactured Homes to the Trustee on behalf of the Certificateholders. Neither the Company nor the Trustee will amend the certificates of title to identify the Trustee as the new secured party, and neither the Company nor the Servicer will deliver the certificates of title to the Trustee or note thereon the interest of the Trustee. Accordingly, the Company, or such other originator of the Manufactured Housing Contracts as provided herein, will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In some states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Company's rights as the secured party. However, in some states in the absence of an amendment to the certificate of title, such assignment of the security interest in the Manufactured Home may not be held effective or such security interests may not be perfected and in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Company or a trustee in bankruptcy of the Company.

        In the absence of fraud, forgery or affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Company on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Certificateholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Company's security interest is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of the Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

        In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of certain states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps were not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Company must surrender possession if it holds certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Company would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Company would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the Company takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly when an Obligor under a Contract sells a Manufactured Home, the Company must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Agreement, the Company is obligated to take such steps, at the Company's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

        Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority over perfected security interests. The Company will represent in the Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of the Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

        Enforcement of Security Interests in Manufactured Homes. The Servicer on behalf of the Trustee, to the extent required by the related Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Defaulted Contracts. So long as the Manufactured Home has not become subject to real estate laws, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

        Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on definitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

        Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

        Under the terms of the federal Soldier's and Sailor's Civil Relief Act of 1940, as amended (the "Relief Act"), an Obligor who enters military service after the origination of such Obligor's Contract (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Contracts. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by the subordination of a Class of Subordinated Certificates, could result in losses to the holders of a Series of Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Contract during the Obligor's period of active duty status. Thus, in the event that such a Contract goes into default, there may be delays and losses occasioned by the inability to realize upon the Manufactured Home in a timely fashion.

Land-and-Home Contracts and Mortgage Loans

        General. The Land-and-Home Contracts and Mortgage Loans will be secured by either first mortgages or deeds of trust, depending upon the applicable law in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note, bond or other instrument evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, a lender as beneficiary, and a third-party grantee called the trustee. Under the deed of trust, the borrower conveys title to the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

        Foreclosure. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

        Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for by foreclosure of mortgages. In some states the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the property.

        In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

        In the case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. Rather, the lender generally purchases the property from the trustee or receiver. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

        Rights of Redemption. In some states, after the sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption (i) may be waived or (ii) applies only to sale following judicial foreclosure, and not sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain property and pay the expenses of ownership until the redemption period has run.

        Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage relating to a single family residence. In some states, statutes limit or restrict the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

        Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

        Other statutory provisions may limit any deficiency judgment against a former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

        In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

        In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldier's and Sailor's Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, with respect to a Land-and-Home Contract or a Mortgage Loan, in a Chapter 13 proceeding under the federal bankruptcy code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence.

        The Code provides priority to certain tax liens over the lien of the mortgage or the deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage or the deed of trust. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, the Fair Debt Collection Practices Act and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the Contracts.

Certain Matters Relating to Insolvency

        The Company intends that each transfer of the Contracts to a Trust Fund will constitute a sale rather than a pledge of the Contracts to secure indebtedness of the Company. However, if the Company (or one of its affiliates) were to become a debtor under the federal bankruptcy code, it is possible that a creditor, receiver, conservator or trustee in bankruptcy of the Company (or one of its affiliates) or the Company as a debtor-in-possession may argue the sale of the Contracts by the Company (or one of its affiliates) was a pledge of the Contracts rather than a sale. This position, if argued or accepted by a court, could result in a delay or reduction of distributions to the related Certificateholders.

Consumer Protection Laws

        The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a Contract (such as the Trust Fund) to all claims and defenses which the Obligor could assert against the seller of the Manufactured Home. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust Fund against the Obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses

        The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes or Modular Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to. The Servicer expects that it will permit most transfers and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent Obligor in order to avoid a repossession, foreclosure proceeding or trustee's sale.

        In the case of a transfer of a Manufactured Home or Modular Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes or Modular Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes or Modular Homes.

Applicability of Usury Laws

        Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing and mortgaged properties. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

        Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where the Title V was not so rejected, any state is authorized by law to adopt a provision limiting discount points or other charges on loans covered by Title V. The Company will represent in the applicable Agreement that all of the Contracts comply with applicable usury laws.

                              ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA") imposes certain requirements on employee benefit plans subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by such Plans. Among other requirements, ERISA mandates that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of such Plans. Under ERISA (subject to certain exceptions), any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan, subject to the standards of fiduciary conduct under ERISA. These standards include the requirements that the assets of Plans be invested and managed for the exclusive benefit of Plan participants and beneficiaries, a determination by the Plan fiduciary that any such investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and church plans (as defined in ERISA Section 3(33)), are not subject to ERISA. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

        Any Plan fiduciary considering the purchase of a Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and composition of the Plan's investment portfolio.

        In addition to the imposition of general fiduciary standards of investment prudence and diversification under ERISA, other provisions of ERISA, and the corresponding provisions of the Code, prohibit a broad range of transactions involving assets of Plans (including for these purposes individual retirement accounts and keough plans) and persons having certain specified relationships to a Plan ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. An investment in the Certificates by a Plan might constitute a prohibited transaction under the foregoing provisions unless an administrative exemption applies. In addition, if any investing Plan's assets were deemed to include an interest in the assets of the Contract Pool and not merely an interest in the Certificates, transactions occurring in the operation of the Contract Pool might constitute prohibited transactions unless an administrative exemption applies. Certain such exemptions which may be applicable to the acquisition and holding of the Certificates or to the servicing and operation of the Contract Pool are noted below.

        The Department of Labor ("DOL") has issued a regulation (29 C.F.R.
Section 2510.3-101) (the "Regulation") concerning the definition of what constitutes the assets of a Plan. The Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing plan unless certain exceptions apply. However, the Regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined under the Regulation, is a security that is widely held, freely transferable, and either is (i) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (ii) sold to the Plan as part of a securities offering to the public pursuant to an effective registration statement under the Securities Act of 1933, and the class of securities of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. The Certificates are not expected to be publicly-offered securities under the terms of the Regulation, and it is not anticipated that any other exemption from the Regulation will apply.

        As a result, an investing Plan's assets could be considered to include an undivided interest in the Contracts and any other assets held in the Contract Pool. In the event that assets of a Contract Pool are considered assets of an investing Plan, the Company, the Servicer, the Trustee, other persons, in providing services with respect to the Contracts or certain affiliates thereof, may be considered, or might become, parties in interest or disqualified persons with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exemption applies.

        Special caution should be exercised before the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed to be Plan assets for purposes of ERISA) are used to purchase a Certificate if, with respect to such assets, the Company, the Servicer, the Trustee, the Underwriters named in the Prospectus Supplement or an affiliate thereof either: (a) has investment discretion with respect to the investment of such assets of such Plan or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

        The U.S. Department of Labor has granted to the lead Underwriter named in the Prospectus Supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include manufactured housing installment sales contracts and installment loan agreements such as the Contracts. The Exemption will apply to the acquisition, holding and resale of the Senior Certificates by a Plan, provided that certain conditions (certain of which are described below) are met.

        Among the conditions which must be satisfied for the Exemption to apply to the Senior Certificates are the following:

             (1) The acquisition of the Senior Certificates by a Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

             (2) The rights and interests evidenced by the Senior Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund;

             (3) The Senior Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's, a Division of the McGraw-Hill Companies, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch IBCA, Inc.;

             (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

             (5) The sum of all payments made to the Underwriter in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Company pursuant to the sale of the Contracts to the Trust Fund represents not more than the fair market value of such Contracts; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

              (6) The Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

        Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire interests in a trust that includes obligations on which the fiduciary (or an affiliate) is obligor only if, among other requirements, (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty (50) percent of the Senior Certificates are acquired by persons independent of the Restricted Group (as defined below) and at least fifty (50) percent of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group, (ii) the Plan's investment in Senior Certificates does not exceed twenty-five (25) percent of all of the Senior Certificates outstanding at the time of the acquisition, and (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Company, any Underwriter, the Trustee, the Servicer, any obligor with respect to Contracts included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

        Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, unless otherwise specified in the Prospectus Supplement, assets of such plans may be invested in the Senior Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws.

        Any Plan fiduciary who proposes to cause a Plan to purchase Senior Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Senior Certificates. Assets of a Plan or individual retirement account should not be invested in the Senior Certificates unless it is clear that the assets of the Trust Fund will not be plan assets or unless it is clear that the Exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions.

Subordinated Certificates

        Because the Subordinated Certificates are subordinated to the Senior Certificates, the Exemption will not apply to the acquisition, holding and resale of the Subordinated Certificates by a Plan.

        Consequently, no transfer of a Subordinate Certificate shall be registered unless the prospective transferee provides the Trustee and the Company with (a) a certification to the effect that (1) such transferee is neither an employee benefit plan subject to section 406 or section 407 of ERISA or to section 4975 of the Code; the trustee of any such plan; a person acting on behalf of any such plan; nor a person using the assets of any such plan; or (2) if such transferee is an insurance company, it is purchasing such certificates with funds contained in an "insurance company general account" (as such term is defined in section V(e) of the Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such certificates are covered under Sections I and III of PTCE 95-60; or (b) an opinion of counsel (a "benefit plan opinion") satisfactory to the Trustee and the Company, and upon which the Trustee and the Company shall be entitled to rely, to the effect that the purchase and holding of such Subordinate Certificate by the prospective transferee will not result in the assets of the Trust Fund being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA or the Code and will not subject the Trustee or the Company to any obligation in addition to those undertaken by such entities in the agreement, which opinion of counsel shall not be an expense of the Trustee or the Company. Unless such certification or opinion is delivered, Certificate Owners of the Subordinate Certificates will be deemed to make the representations in clause (a)(1).

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

        The following is a general discussion of certain federal income tax consequences relating to the purchase, ownership, and disposition of the Certificates and is based on advice of Brown & Wood LLP, special tax counsel to the Company. The discussion is also based upon laws, regulations, rulings, and decisions now in effect, including Treasury Regulations issued on December 23, 1992, and generally effective for REMICs with startup days on or after November 12, 1991 (the "REMIC Regulations"), all of which are subject to change or possibly differing interpretations. The discussion below addresses all material federal income tax consequences generally applicable to investors. However, the discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors to determine the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the Certificates.

        Many aspects of the federal tax treatment of the purchase, ownership, and disposition of the Certificates will depend upon whether an election is made to treat the Trust Fund or a segregated portion thereof evidenced by a particular series or sub-series of Certificates as a REMIC within the meaning of Section 860D(a) of the Code. The Prospectus Supplement for each series will indicate whether or not an election to be treated as a REMIC has been or will be made with respect thereto. The following discussion deals first with Series with respect to which a REMIC Election is made and then with Series with respect to which a REMIC Election is not made.

REMIC Series

        With respect to each Series of Certificates for which a REMIC Election is made, Brown & Wood LLP, special tax counsel to the Company, will have advised the Company that in its opinion, assuming (i) the making of that election in accordance with the requirements of the Code and (ii) ongoing compliance with the applicable Agreement, at the initial issuance of the Certificates in such series the Trust Fund will qualify as a REMIC and the Certificates in such a Series ("REMIC Certificates") will be treated either as regular interests in the REMIC within the meaning of Section 860G(a)(1) of the Code ("Regular Certificates") or as a residual interest in the REMIC within the meaning of Section 860G(a)(2) of the Code ("Residual Certificates").

        Qualification as a REMIC. Qualification as a REMIC involves ongoing compliance with certain requirements and the following discussion assumes that such requirements will be satisfied by the Trust Fund so long as there are any REMIC Certificates outstanding. Substantially all of the assets of the REMIC must consist of "qualified mortgages" and "permitted investments" as of the close of the third month beginning after the day on which the REMIC issues all of its regular and residual interests (the "Startup Day") and at all times thereafter. The term "qualified mortgage" means any obligation (including a participation or certificate of beneficial ownership in such obligation) which is principally secured by an interest in real property that is transferred to the REMIC on the Startup Day in exchange for regular or residual interests in the REMIC or is purchased by the REMIC within the three-month period beginning on the Startup Day if such purchase is pursuant to a fixed price contract in effect on the Startup Day. The REMIC Regulations provide that a Contract is principally secured by an interest in real property if the fair market value of the real property securing the Contract is at least equal to either (i) 80% of the issue price (generally, the principal balance) of the Contract at the time it was originated or (ii) 80% of the adjusted issue price (the then-outstanding principal balance, with certain adjustments) of the Contract at the time it is contributed to a REMIC. The fair market value of the underlying real property is to be determined after taking into account other liens encumbering that real property. Alternatively, a Contract is principally secured by an interest in real property if substantially all of the proceeds of the Contract were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the Contract (other than the personal liability of the obligor). The REMIC Regulations provide that obligations secured by manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) which are "single family residences" under Section 25(e)(10) of the Code will qualify as obligations secured by real property without regard to state law classifications. See the discussion below under "REMIC Series -- Status of Manufactured Housing Contracts." A qualified mortgage also includes a qualified replacement mortgage that is used to replace any qualified mortgage within three months of the Startup Day or to replace a defective mortgage within two years of the Startup Day.

        "Permitted investments" consist of (a) temporary investments of cash received under qualified mortgages before distribution to holders of interests in the REMIC ("cash-flow investments"), (b) amounts, such as a Reserve Fund, if any, reasonably required to provide for full payment of expenses of the REMIC, the principal and interest due on regular or residual interests in the event of defaults on qualified mortgages, lower than expected returns on cash-flow investments, prepayment interest shortfalls or certain other contingencies ("qualified reserve assets"), and (c) certain property acquired as a result of foreclosure of defaulted qualified mortgages ("foreclosure property"). A reserve fund will not be qualified if more than 30% of the gross income from the assets in the reserve fund is derived from the sale or other disposition of property held for three months or less, unless such sale is necessary to prevent a default in payment of principal or interest on Regular Certificates. In accordance with Section 860G(a)(7) of the Code, a reserve fund must be "promptly and appropriately" reduced as payments on contracts are received. Foreclosure property will be a permitted investment only to the extent that such property is not held for more than three years following the close of the taxable year in which the property was acquired by the REMIC.

        The Code requires that in order to qualify as a REMIC an entity must make reasonable arrangements designed to ensure that certain specified entities, generally including governmental entities or other entities that are exempt from United States tax, including the tax on unrelated business income ("Disqualified Organizations"), do not hold residual interest in the REMIC. Consequently, it is expected that in the case of any Trust Fund for which a REMIC Election is made the transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization will be prohibited and the ability of a Residual Certificate to be transferred will be conditioned on the Trustee's receipt of a certificate or other document representing that the proposed transferee is not a Disqualified Organization. The transferor of a Residual Certificate must not, as of the time of the transfer, have actual knowledge that such representation is false. The Code further requires that reasonable arrangements must be made to enable a REMIC to provide the Internal Revenue Service (the "Service") and certain other parties, including transferors of residual interests in a REMIC, with the information needed to compute the tax imposed by Section 860E(e)(1) of the Code if, in spite of the steps taken to prevent Disqualified Organizations from holding residual interests, such an organization does, in fact, acquire a residual interest.

See "REMIC Series -- Restrictions on Transfer of Residual Certificates" below.

        If the Trust Fund fails to comply with one or more of the ongoing requirements for qualification as a REMIC, the Trust Fund will not be treated as REMIC for the year during which such failure occurs and for all years thereafter unless the Service determines, in its discretion, that such failure was inadvertent (in which case, the Service may require any adjustments which it deems appropriate). If the ownership interests in the assets of the Trust Fund consist of multiple classes, failure to treat the Trust Fund as a REMIC may cause the Trust Fund to be treated as an association taxable as a corporation. Such treatment could result in income of the Trust Fund being subject to corporate tax in the hands of the Trust Fund and in a reduced amount being available for distribution to Certificateholders as a result of the payment of such taxes.

        Status of Manufactured Housing Contracts. The REMIC Regulations as well as a Notice issued by the Service provide that obligations secured by interests in manufactured housing, which qualify as "single family residences" within the meaning of Section 25(e)(10) of the Code, are to be treated as "qualified mortgages" for a REMIC. Under Section 25(e)(10) of the Code, the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location. The Company will represent and warrant that each of the manufactured homes securing the Contracts which are a part of a Trust Fund meets this definition of a "single family residence." See the discussion above under "REMIC Series -- Qualification as a REMIC."

        Tiered REMIC Structures. For certain series of Certificates, two or more separate elections may be made to treat segregated portions of the assets of a single Trust Fund as REMICs for federal income tax purposes (respectively, the "Subsidiary REMIC" or "Subsidiary REMICs" and the "Master REMIC"). Upon the issuance of any such series of Certificates, Brown & Wood LLP, special tax counsel to the Company, will have advised the Company, as described above, that at the initial issuance of the Certificates, the Subsidiary REMIC or Subsidiary REMICs and the Master REMIC will each qualify as a REMIC for federal income tax purposes, and that the Certificates in such series will be treated either as Regular Certificates or Residual Certificates of the appropriate REMIC. Only REMIC Certificates issued by the Master REMIC will be offered hereunder. Solely for the purpose of determining whether such Regular Certificates will constitute qualifying real estate or real property assets for certain categories of financial institutions or real estate investment trusts as described below, each REMIC in a tiered REMIC structure will be treated as one. See the discussion below under "REMIC Series -- Taxation of Regular Interests."

        Taxation of Regular Interests. Regular Certificates will be treated as new debt instruments issued by the REMIC on the Startup Day. If a Regular Certificate represents an interest in a REMIC that consists of a specified portion of the interest payments on the REMIC's qualified mortgages, the stated principal amount with respect to that Regular Certificate may be zero. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of interest or a qualified variable rate on some or all of the qualified mortgages. Stated interest on a Regular Certificate will be taxable as ordinary income. Holders of Regular Certificates that would otherwise report income under a cash method of accounting will be required to report income with respect to such Regular Certificates under the accrual method. Under Temporary Treasury Regulations, if a Trust Fund, with respect to which a REMIC Election is made, is considered to be a "single-class REMIC," a portion of the REMIC's servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company, will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders." Generally, a single-class REMIC is defined as a REMIC that would be treated as a fixed investment trust under applicable law but for its qualification as a REMIC, or a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the Temporary Treasury Regulations. Generally, a pass-through interest holder refers to individuals, entities taxed as individuals, such as certain trusts and estates, and regulated investment companies. An individual, an estate, or a trust that holds a Regular Certificate in such a REMIC will be allowed to deduct the foregoing expenses under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition,
Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or
(ii) 80% of the amount of itemized deductions otherwise allowable, for such taxable year. As a result of the foregoing limitations, certain holders of Regular Certificates in "single-class REMICs" may not be entitled to deduct all or any part of the foregoing expenses.

        Tax Status of REMIC Certificates. In general, (i) Regular Certificates held by a thrift institution taxed as a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code will constitute "a regular . . . interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code; and (ii) Regular Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and interest thereon will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, in each such case as long as the portion of the assets of the Trust Fund qualifying for the corresponding status is at least 95% of the assets of the REMIC. If less than 95% of the average adjusted basis of the assets comprising the REMIC are assets qualifying under any of the foregoing Sections of the Code (including assets described in Section 7701(a)(19)(C) of the Code), then the Regular Certificates will be qualifying assets only to the extent that the assets comprising the REMIC are qualifying assets. Treasury Regulations promulgated pursuant to Section 593 of the Code define "qualifying real property loans" to include a loan secured by a mobile home unit "permanently fixed to real property" except during a brief period in which the unit is transported to its site. Section 7701(a)(19)(C)(v) of the Code provides that "loans secured by an interest in real property" includes loans secured by mobile homes not used on a transient basis. Treasury Regulations promulgated pursuant to Section 856 of the Code state that local law definitions are not controlling in determining the meaning of the term "Real Property" for purposes of that section, and the Service has ruled that obligations secured by permanently installed mobile home units qualify as "real estate assets" under this provision. Entities affected by the foregoing provisions of the Code that are considering the purchase of Certificates should consult their own tax advisors regarding these provisions. Furthermore, interest paid with respect to Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property or on interest in real property" within the meaning of Section 856(c)(3)(B) of the Code to the same extent that the Certificates themselves are treated as real estate assets. Regular Certificates held by a regulated investment company or a real estate investment trust will not constitute "Government securities" within the meaning of Sections 851(b)(3)(A)(i) and 856(c)(4)(A) of the Code, respectively. In addition, the REMIC Regulations provide that payments on Contracts qualifying for the corresponding status that are held and reinvested pending distribution to Certificateholders will be considered to be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

        Original Issue Discount. Regular Certificates may be issued with "original issue discount." Rules governing original issue discount are set forth in Sections 1271-1273 and 1275 of the Code and the Treasury Regulations issued thereunder in January 1994 and in June 1996 (the "OID Regulations"). The discussion herein is based in part on the OID Regulations, which generally apply to debt instruments issued on or after April 4, 1994, but which generally may be relied upon for debt instruments issued after December 21, 1992. The June 1996 Regulations apply to debt instruments issued after August 13, 1996. Moreover, although the rules relating to original issue discount contained in the Code were modified by the Tax Reform Act of 1986 specifically to address the tax treatment of securities, such as the Regular Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations under that legislation have not yet been finalized. Certificateholders also should be aware that the OID Regulations do not address certain issues relevant to prepayable securities such as the Regular Certificates.

        In general, in the hands of the original holder of a Regular Certificate, original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Regular Certificate and its "issue price." The original issue discount with respect to a Regular Certificate will be considered to be zero if it is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years from the date of issue of such Regular Certificate to its maturity date. The OID Regulations, however, provide a special de minimis rule to apply to obligations such as the Regular Certificates that have more than one principal payment or that have interest payments that are not qualified stated interest as defined in the OID Regulations, payable before maturity ("installment obligations"). Under the special rule, original issue discount on an installment obligation is generally considered to be zero if it is less than 0.25% of the principal amount of the obligation multiplied by the weighted average maturity of the obligation as defined in the OID Regulations. Because of the possibility of prepayments, it is not clear whether or how the de minimis rules will apply to the Regular Certificates. It is possible that the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption") will be required to be used in determining the weighted average maturity of the Regular Certificates. In the absence of authority to the contrary, the Company expects to apply the de minimis rule applicable to installment obligations by using the Prepayment Assumption. The OID Regulations provide a further special de minimis rule applicable to any Regular Certificates that are "self-amortizing installment obligations," i.e., Regular Certificates that provide for equal payments composed of principal and qualified stated interest payable unconditionally at least annually during its entire term, with no significant additional payment required at maturity. Under this special rule, original issue discount on a self-amortizing installment obligation is generally considered to be zero if it is less than 0.167% of the principal amount of the obligation multiplied by the number of complete years from the date of issue of such a Regular Certificate to its maturity date.

        Generally, the original holder of a Regular Certificate that includes a de minimis amount of original issue discount includes that de minimis original issue discount in income as principal payments are made. The amount included in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that Regular Certificate. Any de minimis amount of original issue discount included in income by a holder of a Regular Certificate is generally treated as a capital gain if the Regular Certificate is a capital asset in the hands of the holder thereof. Pursuant to the OID Regulations, a holder of a Regular Certificate that uses the accrual method of tax accounting may elect to include in gross income all interest that accrues on a Regular Certificate, including any de minimis original issue discount and market discount, by using the constant yield method described below with respect to original issue discount.

        The stated redemption price at maturity of a Regular Certificate generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect thereto other than "qualified stated interest." Pursuant to the OID Regulations, qualified stated interest generally means stated interest that is unconditionally payable at least annually at a single fixed rate of interest (or, under certain circumstances, a variable rate tied to an objective index) during the entire term of the Regular Certificate (including short periods). It is possible that the IRS could assert that the stated rate of interest on the Certificates is not unconditionally payable or otherwise does not qualify as qualified stated interest. Such position, if successful, would require all holders of Certificates to accrue all income on the Certificates under the OID Regulations. The Company, however, intends to treat all stated interest on the Certificates as qualified stated interest. Under the OID Regulations, certain variable interest rates payable on Regular Certificates, including rates based upon the weighted average interest rate of a Pool of Contracts, may not be treated as qualified stated interest. In such case, the OID Regulations would treat interest under such rates as contingent interest which generally must be included in income by the Regular Certificateholder when the interest becomes fixed, as opposed to when it accrues. Until further guidance is issued concerning the treatment of such interest payable on Regular Certificates, the REMIC will treat such interest as being payable at a variable rate tied to a single objective index of market rates. Prospective investors should consult their tax advisors regarding the treatment of such interest under the OID Regulations. In the absence of authority to the contrary and if otherwise appropriate, the Company expects to determine the stated redemption price at maturity of a Regular Certificate by assuming that the anticipated rate of prepayment for all Contracts will occur in such a manner that the initial Remittance Rate for a Certificate will not change. Accordingly, interest at the initial Remittance Rate will constitute qualified stated interest payments for purposes of applying the original issue discount provisions of the Code. In general, the issue price of a Regular Certificate is the first price at which a substantial amount of the Regular Certificates of such class are sold for money to the public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). If a portion of the initial offering price of a Regular Certificate is allocable to interest that has accrued prior to its date of issue, the issue price of such a Regular Certificate includes that pre-issuance accrued interest.

        If the Regular Certificates are determined to be issued with original issue discount, a holder of a Regular Certificate must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount, if any, required to be included in a Regular Certificateholder's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with
Section 1272(a) of the Code and the OID Regulations. Under such Section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The amount of original issue discount to be included in income by a holder of a debt instrument, such as a Regular Certificate, under which principal payments may be subject to acceleration because of prepayments of other debt obligations securing such instruments, is computed by taking into account the Prepayment Assumption. The Prospectus Supplement for each series of Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

        The amount of original issue discount included in income by a holder of a Regular Certificate is the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the holder held the Regular Certificate. The daily portions of original issue discount are determined by allocating to each day in any "accrual period" a pro rata portion of the excess, if any, of the same of (i) the present value of all remaining payments to be made on the Regular Certificate as of the close of the "accrual period" and (ii) the payments during the "accrual period" of amounts included in the stated redemption price of the Regular Certificate over the "adjusted issue price" of the Regular Certificate at the beginning of the "accrual period." Generally, the "accrual period" for the Regular Certificates corresponds to the intervals at which amounts are paid or compounded with respect to such Regular Certificate, beginning with their date of issuance and ending with the maturity date. The "adjusted issue price" of a Regular Certificate at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Code requires the present value of the remaining payments to be determined on the bases of (a) the original yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period), (b) events, including actual prepayments, which have occurred before the close of the accrual period, and (c) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Contracts held by the Trust Fund that occur at a rate that exceeds the Prepayment Assumption and to decrease (but not below zero for any period) the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Contracts that occur at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Regular Certificateholders based on the Prepayment Assumption, no representation is made to Regular Certificateholders that the Contracts will be prepaid at that rate or at any other rate.

        A subsequent purchaser of a Regular Certificate will also be required to include in such purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to such Regular Certificate. However, if the price paid exceeds the sum of the Regular Certificate's issue price plus the aggregate amount of original issue discount accrued with respect to the Regular Certificate, but does not equal or exceed the outstanding principal amount of the Regular Certificate, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in Section 1272(a)(7)(B) of the Code.

        The Company believes, upon the advice of Brown & Wood LLP, special tax counsel to the Company, that the holder of a Regular Certificate determined to be issued with non-de minimis original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount for obligations such as the Regular Certificates.

        Variable Rate Regular Certificates. Regular Certificates may bear interest at a variable rate. Under the OID Regulations, if a variable rate Regular Certificate provides for qualified stated interest payments computed on the basis of certain qualified floating rates or objective rates, then any original issue discount on such a Regular Certificate is computed and accrued under the same methodology that applies to Regular Certificates paying qualified stated interest at a fixed rate. See the discussion above under "REMIC Series -- Original Issue Discount." Accordingly, if the issue price of such a Regular Certificate is equal to its stated redemption price at maturity, the Regular Certificate will not have any original issue discount.

        For purposes of applying the original issue discount provisions of the Code, all or a portion of the interest payable with respect to a variable rate Regular Certificate may not be treated as qualified stated interest in certain circumstances, including the following: (i) if the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings which are not fixed throughout the term of the Regular Certificate and which are reasonably expected as of the issue date to cause the rate in certain accrual periods to be significantly higher or lower than the overall expected return on the Regular Certificate determined without such floor or ceiling; or (ii) if it is reasonably expected that the average value of the variable rate during the first half of the term of the Regular Certificate will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the Regular Certificate. In these situations, as well as others, it is unclear under the OID Regulations whether such interest payments constitute qualified stated interest payments, or must be treated either as part of a Regular Certificate's stated redemption price at maturity resulting in original issue discount, or represent contingent payments. The amended OID Regulations issued on June 11, 1996 generally require the accrual of original issue discount on contingent payment debt instruments based on the comparable yield of fixed rate debt instruments with similar terms and conditions, followed by adjustments to reflect the differences between the payments so projected and the actual contingent payments. Although the new rules technically do not adequately address certain issues relevant to, or applicable to, prepayable securities such as REMIC regular interests, in the absence of other authority, the Servicer intends to be guided by certain principles of the OID Regulations applicable to variable rate debt instruments in determining whether such Certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Code to such Certificates for the purpose of preparing reports furnished to Certificateholders and the IRS. Investors acquiring Regular Certificates whose rates are subject to the variations outlined above should consult their tax advisors concerning their appropriate tax treatment.

        If a variable rate Regular Certificate is deemed to have been issued with original issue discount, as described above, the amount of original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest; provided, however, that the interest associated with such a Regular Certificate generally is assumed to remain constant throughout the term of the Regular Certificate at a rate that, in the case of a qualified floating rate, equals the value of such qualified floating rate as of the issue date of the Regular Certificate, or, in the case of an objective rate, at a fixed rate that reflects the yield that is reasonably expected for the Regular Certificate. A holder of such a Regular Certificate would then recognize original issue discount during each accrual period which is calculated based upon such Regular Certificate's assumed yield to maturity, adjusted to reflect the difference between the assumed and actual interest rate.

        Market Discount. Regular Certificates, whether or not issued with original issue discount, will be subject to the market discount rules of the Code. A purchaser of a Regular Certificate who purchases the Regular Certificate at a market discount (i.e., a discount from its original issue price plus any accrued original issue discount, if any, as described above) will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Certificate or upon the sale or exchange of the Regular Certificate. In general, the holder of a Regular Certificate may elect to treat market discount as accruing either (i) under a constant yield method that is similar to the method for the accrual of original issue discount or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to accruals of stated interest), in each case computed taking into account the Prepayment Assumption.

        The Code provides that the market discount in respect of a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years remaining to its maturity after the holder acquired the obligation. If market discount is treated as de minimis under this rule, the actual discount would be allocated among a portion of each scheduled distribution representing the stated redemption price of such Regular Certificate and that portion of the discount allocable to such distribution would be reported as income when such distribution occurs or is due.

        The Code further provides that any principal payment with respect to a Regular Certificate acquired with market discount or any gain on disposition of such Regular Certificate shall be treated as ordinary income to the extent it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on such a Regular Certificate is to be reduced by the amount previously treated as ordinary income.

        The Code grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments such as the Regular Certificates. Until such time as regulations are issued, rules described in the legislative history for these provisions of the Code will apply. Under those rules, as described above, the holder of a Regular Certificate with market discount may elect to accrue market discount either on the basis of a constant interest rate or according to certain other methods. Certificateholders who acquire a Regular Certificate at a market discount should consult their tax advisors concerning various methods which are available for accruing that market discount.

        In general, limitations imposed by the Code that are intended to match deductions with the taxation of income may require a holder of a Regular Certificate having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry such Regular Certificate. Alternatively, a holder of a Regular Certificate may elect to include market discount in gross income as it accrues and, if he makes such an election, is exempt from this rule. The adjusted basis of a Regular Certificate subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

        Amortizable Premium. A holder of a Regular Certificate who holds the Regular Certificate as a capital asset and who purchased the Regular Certificate at a cost greater than its outstanding principal amount will be considered to have purchased the Regular Certificate at a premium. In general, the Regular Certificateholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method. A Regular Certificateholder's tax basis in the Regular Certificate will be reduced by the amount of the amortizable bond premium deducted. In addition, it appears that the same methods which apply to the accrual of market discount on installment obligations are intended to apply in computing the amortizable bond premium deduction with respect to a Regular Certificate. It is not clear, however, (i) whether the alternatives to the constant-yield method which may be available for the accrual of market discount are available for amortizing premium on Regular Certificates and (ii) whether the Prepayment Assumption should be taken into account in determining the term of a Regular Certificate for this purpose. Certificateholders who pay a premium for a Regular Certificate should consult their tax advisors concerning such an election and rules for determining the method for amortizing bond premium.

        On December 30, 1997 the IRS issued final regulations ("the Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Regular Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

        Gain or Loss on Disposition. If a Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized from the sale and the seller's adjusted basis in such Regular Certificate. The adjusted basis generally will equal the cost of such Regular Certificate to the seller, increased by any original issue discount included in the seller's ordinary gross income with respect to such Regular Certificate and reduced (but not below zero) by any payments on the Regular Certificate previously received or accrued by the seller (other than qualified stated interest payment) and any amortizable premium. Similarly, a Regular Certificateholder who receives a principal payment with respect to a Regular Certificate will recognize gain or loss equal to the difference between the amount of the payment and the holder's allocable portion of his or her adjusted basis in the Regular Certificate. Except as discussed below or with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other disposition of a Regular Certificate will be capital gain if the Regular Certificate is held as a capital asset.

        Gain from the disposition of a Regular Certificate that might otherwise be capital gain, including any gain attributable to de minimis original issue discount, will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been included in the holder's income if the yield on such Regular Certificate had equaled 110% of the applicable federal rate determined as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Certificate.

        If it is determined that the Company intended on the date of issue of the Regular Certificates to call all or any portion of the Regular Certificates prior to their stated maturity within the meaning of Section 1271(a)(2)(A) of the Code, any gain realized upon a sale, exchange, retirement, or other disposition of a Regular Certificate would be considered ordinary income to the extent it does not exceed the unrecognized portion of the original issue discount, if any, with respect to the Regular Certificate. The OID Regulations provide that the intention to call rule will not be applied to mortgage-backed securities such as the Regular Certificates. In addition, under the OID Regulations, a mandatory sinking fund or call option is not evidence of an intention to call.

        Taxation of Residual Interests. Generally, the "daily portions" of the taxable income or net loss of a REMIC will be included as ordinary income or loss in determining the taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC. The daily portions are determined by allocating the REMIC's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC on such day.

        REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means a REMIC's gross income, including interest, original issue discount income, and market discount income, if any, on the Contracts, plus income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Certificates, servicing fees on the Contracts, other administrative expenses of a REMIC, and amortization of premium, if any, with respect to the Contracts.

        The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of interest, original issue discount or market discount income, or amortization of premium with respect to the Contracts, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates, on the other hand. In the event that an interest in the Contracts is acquired by a REMIC at a discount, and one or more of such Contracts is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding cash distribution because (i) the prepayment may be used in whole or in part to make distributions on Regular Certificates, and (ii) the discount on the Contracts which is included in a REMIC's income may exceed its deduction with respect to the distributions on those Regular Certificates. When there is more than one class of Regular Certificates that receive payments sequentially (i.e., a fast-pay, slow-pay structure), this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates, when distributions are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of Regular Certificates, may increase over time as distributions are made on the lower yielding classes of Regular Certificates, whereas interest income with respect to any given Contract will remain constant over time as a percentage of the outstanding principal amount of that loan (assuming it bears interest at a fixed rate). Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching, or such holders must have unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "REMIC Series -- Limitations on Offset or Exemption of REMIC Income." The mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Holder's after-tax rate of return.

        The amount of any net loss of a REMIC that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC reportable by the Residual Holder and decreased by the amount of loss of the REMIC reportable by the Residual Holder. A cash distribution from the REMIC also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely by the Residual Holder for whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC.

        If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The REMIC Regulations imply that residual interest cannot have a negative basis or a negative issue price. However, the preamble to the REMIC Regulations indicates that, while existing tax rules do not accommodate such concepts, the Service is considering the tax treatment of these types of residual interests, including the proper tax treatment of a payment made by the transferor of such residual interest to induce the transferee to acquire that interest. Absent regulations or administrative guidance to the contrary, the Company does not intend to treat a class of Residual Certificates as having a value of less than zero for purposes of determining the basis of the related REMIC in its assets.

        Further, to the extent that the initial adjusted basis of a Residual Holder(other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC's basis in the Contracts, the Residual Holder will not recover a portion of such basis until termination of the REMIC unless Treasury Regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder.

        Treatment of Certain Items of REMIC Income and Expense. Generally, a REMIC's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under "REMIC Series -- Original Issue Discount" and "--- Variable Rate Regular Certificates," without regard to the de minimis rule described therein.

        The REMIC will have market discount income in respect of the Contracts if, in general, the basis of the REMIC in such Contracts is exceeded by their unpaid principal balances. The REMIC's basis in such Contracts is generally the fair market value of the Contracts immediately after the transfer thereof to the REMIC (which may equal a proportionate part of the aggregate fair market value of the REMIC Certificates). In respect of the Contracts that have market discount to which Code Section 1276 applies, the market discount income generally should accrue in the manner described above under "REMIC Series -- Market Discount."

        Generally, if the basis of a REMIC in the Contracts exceeds the unpaid principal balances thereof, the REMIC will be considered to have acquired such Contracts at a premium equal to the amount of such excess. As stated above, the REMIC's basis in the Contracts is the fair market value of the Contracts immediately after the transfer thereof to the REMIC. Generally, a person that holds a Contract as a capital asset may elect to amortize premium on the Contracts under a constant interest method. See the discussion under "REMIC Series -- Amortizable Premium."

        Limitations on Offset or Exemption of REMIC Income. If the aggregate value of the Residual Certificates relative to the aggregate value of the Regular Certificates and Residual Certificates is considered to be "significant," as described below, then a portion (but not all) of the REMIC taxable income included in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Section 1274(d) of the Code, multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. The value of the Residual Certificates would be significant in cases where the aggregate issue price of the Residual Certificates is at least 2% of the aggregate issue price of the Regular Certificates and Residual Certificates, and the anticipated weighted average life of the Residual Certificates is at least 20% of the anticipated weighted average life of the REMIC.

        The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions on such Residual Holder's tax return, including net operating loss carry forwards. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the Residual Holder's excess inclusions will be treated an unrelated business taxable income of such Residual Holder for purposes of Section 511. Finally, if a real estate investment trust or regulated investment company owns a Residual Certificate, a portion (allocated under Treasury Regulations yet to be issued) of dividends paid by such real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S.

persons.

        The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

        In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

        Restrictions on Transfer of Residual Certificates. As described above under "REMIC Series -- Qualification as a REMIC," an interest in a Residual Certificate may not be transferred to a Disqualified Organization. If any legal or beneficial interest in a Residual Certificate is, nonetheless, transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer, and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Section 1274(d) of the Code as of the date of the transfer for a term ending on the close of the last quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead by imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit, under penalties of perjury, that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have the actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amount of tax as the Treasury Department may require (presumably, a corporate tax on the excess inclusion for the period the residual interest is actually held by the Disqualified Organization).

        In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal income tax rate imposed on corporations. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (iii) the highest marginal federal income tax rate imposed on corporations. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

        For these purposes, a "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury Regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

        Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder is disregarded for all federal income tax purposes if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of a non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling and Servicing Agreement with respect to each series of REMIC Certificates will require the transferee of a Residual Certificate to certify to the statements in clause
(ii) of the preceding sentence as part of the affidavit described above under "Restrictions on Transfer of Residual Certificates."

        Mark-to-Market Rules. On December 23, 1996, the Service finalized regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The regulations provide that a REMIC residual interest acquired on or after January 4, 1995, will not be considered a security for purposes of the Mark-to-Market Regulations, and thus, such interests may not be marked to market.

        Sale or Exchange of a Residual Certificate. Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis as described above of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC, a Residual Holder will have taxable income to the extent that any cash distribution to him from the REMIC exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in his Residual Certificate remaining when his interest in the REMIC terminates, and if he holds such Residual Certificate as a capital asset, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

        The Conference Committee Report to the Tax Reform Act of 1986 provides that, except as provided in Treasury Regulations, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

        Certain Other Taxes on the REMIC. The REMIC provisions of the Code impose a 100% tax on any net income derived by a REMIC from certain prohibited transactions, and prohibits deducting any loss with respect to such transactions. Such transactions are: (i) any disposition of a qualified mortgage, other than pursuant to the substitution of a qualified replacement mortgage for a qualified mortgage (or the repurchase in lieu of substitution of a defective obligation), a disposition incident to the foreclosure, default, or imminent default of a mortgage, the bankruptcy or insolvency of the REMIC, or a qualified liquidation of the REMIC; (ii) the receipt of income from assets other than qualified mortgages and permitted investments; (iii) the receipt of compensation for services; and (iv) the receipt of gain from the dispositions of cash flow investments. The REMIC Regulations provide that the modification of the terms of a Contract occasioned by default or a reasonably foreseeable default of the Contract, the assumption of the Contract, the waiver of a due-on-sale clause or the conversion of an interest rate by an Obligor pursuant to the terms of a convertible adjustable-rate Contract will not be treated as a disposition of the Contract. In the event that a REMIC holds Convertible ARM Loans which are convertible at the option of the Obligor into fixed-rate, fully amortizing, level payment Contracts, a sale of such Contracts by the REMIC pursuant to a purchase agreement or other contract with the Company or other party, if and when the Obligor elects to so convert the terms of the Contract, is not expected to result in a prohibited transaction for the REMIC. The Code also imposes a 100% tax on contributions to a REMIC made after the Startup Day, unless such contributions are payments made to facilitate a cleanup call or a qualified liquidation of the REMIC, payments in the nature of a guaranty, contributions during the three-month period beginning on the Startup Day or contributions to a qualified reserve fund of the REMIC by a holder of a residual interest in the foreclosure property that the REMIC derives at the highest corporate rate on certain net income from foreclosure property that the REMIC derives from the management, sale, or disposition of any real property, or any personal property incident thereto, acquired by the REMIC in connection with the default or imminent default of a loan. Generally, it is not anticipated that a REMIC will generate a significant amount of such income.

        Liquidation of the REMIC. A REMIC may liquidate without the imposition of entity-level tax only in a "qualified liquidation." A liquidation is considered qualified if a REMIC adopts a plan of complete liquidation (which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur) and sells all of its assets (other than cash) within the ninety-day period beginning on the date of the adoption of the plan of liquidation, provided that it distributes to holders of Regular or Residual Certificates, on or before the last day of the ninety-day liquidation period, all the proceeds of the liquidation (including all cash), less amounts retained to meet claims.

        Taxation of Certain Foreign Investors. For purposes of this discussion, a "Foreign Holder" is a Certificateholder who holds a Regular Certificate and who is not (i) a citizen or resident of the United States,
(ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes, organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate, the income of which is included in gross income for United States tax purposes regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons will not be considered Foreign Holders. Unless the interest on a Regular Certificate is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States, the Foreign Holder is not subject to federal income or withholding tax on interest (or original issue discount, if any) on a Regular Certificate (subject to possible backup withholding of tax, discussed below), provided the Foreign Holder is not a controlled foreign corporation related to the Company and does not own actually or constructively 10% or more of the voting stock of the Company. To qualify for this tax exemption, the Foreign Holder will be required to provide periodically a statement signed under penalties of perjury certifying that the Foreign Holder meets the requirements for treatment as a Foreign Holder and providing the Foreign Holder's name and address. The statement, which may be made on a Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or in either of the two preceding years. This exemption may not apply to a Foreign Holder that owns both Regular Certificates and Residual Certificates. If the interest on a Regular Certificate is effectively connected with the conduct by a Foreign Holder of a trade or business within the United States, then the Foreign Holder will be subject to tax at regular graduated rates. Foreign Holders should consult their own advisors regarding the specific tax consequences of their owning a Regular Certificate.

        New Withholding Regulations. On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

        Any gain recognized by a Foreign Holder upon a sale, retirement or other taxable disposition of a Regular Certificate generally will not be subject to United States federal income tax unless either (i) the Foreign Holder is a non-resident alien individual who holds the Regular Certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition, or (ii) the gain is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States.

        A Regular Certificate will not be included in the estate of a Foreign Holder who does not own actually or constructively 10% or more of the voting stock of the Company.

        Backup Withholding. Under certain circumstances, a REMIC Certificateholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a REMIC Certificateholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Trustee. Backup withholding may apply, under certain circumstances, to a REMIC Certificateholder who is a Foreign Holder if the REMIC Certificateholder fails to provide the Trustee or the REMIC Certificateholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the REMIC Certificates. Backup withholding, however, does not apply to payments on a Certificate made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. REMIC Certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Certificate.

        Reporting Requirements and Tax Administration. The Company will report annually to the Service, holders of record of the Regular Certificates that are not excepted from the reporting requirements and, to the extent required by the Code, other interested parties, information with respect to the interest paid or accrued on the Regular Certificates, original issue discount, if any, accruing on the Regular Certificates and information necessary to compute the accrual of any market discount or the amortization of any premium on the Regular Certificates.

        The Treasury Department has issued temporary regulations concerning certain aspects of REMIC tax administration. Under those regulations, a Residual Certificateholder must be designated as the REMIC's "tax matters person." The tax matters person, generally, has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs. The Company will be designated as tax matters person for each REMIC, and in conjunction with the Trustee will act as the agent of the Residual Certificateholders in the preparation and filing of the REMIC's federal and state income tax and other information returns.

Grantor Trust Series

        Tax Status of the Trust Fund. In the case of a Trust Fund evidenced by a series or sub-series of Certificates, or a segregated portion thereof, with respect to which a REMIC Election is not made ("Non-REMIC Certificates"), Brown & Wood LLP, special tax counsel to the Company, will have advised the Company that, in their opinion, each Contract Pool and the arrangement to be administered by the Company under which the Trustee will hold and the Company will be obligated to service the Contracts and pursuant to which Non-REMIC Certificates will be issued to Non-REMIC Certificateholders will not be classified as an association taxable as a corporation or a "taxable mortgage pool," within the meaning of Code Section 7701(i), but rather will be classified as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code. Each Non-REMIC Certificateholder will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust attributable to the Contract Pool in which its Certificate evidences an ownership interest and will be considered the equitable owner of a pro rata undivided interest in each of the Contracts included therein.

        Tax Status of Non-REMIC Certificates. In general, (i) Certificates held by a "domestic building and loan association" within the meaning of
Section 7701(a)(19) of the Code may be considered to represent "qualifying real property loans" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and (ii) Certificates held by a real estate investment trust may constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and interest thereon may be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. See the discussions of such Code provisions above under "REMIC Series Tax Status of REMIC Certificates." Investors should review the related Prospectus Supplement for the treatment of Non-REMIC Certificates and Contracts, if any, under these Code sections and should, in addition, consult with their own tax advisors with respect to these matters.

        Tax Treatment of Non-REMIC Certificates. Non-REMIC Certificateholders will be required to report on their federal income tax returns, and in a manner consistent with their respective methods of accounting, their pro rata share of the entire income arising from the Contracts comprising such Contract Pool, including interest, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the Company, and any gain upon disposition of such Contracts. (For purposes of this discussion, the term "disposition," when used with respect to the Contracts, includes scheduled or prepaid collections with respect to the Contracts, as well as the sale or exchange of a Non-REMIC Certificate.) Non-REMIC Certificateholders will be entitled under Section 162 or 212 of the Code to deduct their pro rata share of related servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company. An individual, an estate, or a trust that holds a Non-REMIC Certificate either directly or through a pass-through entity will be allowed to deduct such expenses under Section 212 of the Code only to the extent that, in the Aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. To the extent that a Non-REMIC Certificateholder is not permitted to deduct servicing fees allocable to a Non-REMIC Certificate, the taxable income of the Non-REMIC Certificateholder attributable to that Non-REMIC Certificate will exceed the net cash distributions related to such income. Non-REMIC Certificateholders may deduct any loss on disposition of the Contracts to the extent permitted under the Code.

        Under current Service interpretations of applicable Treasury Regulations the Company would be able to sell or otherwise dispose of any subordinated Non-REMIC Certificates. Accordingly, the Company expects to offer subordinated Non-REMIC Certificates for sale to investors. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Certificates. Holders of subordinated classes of Certificates should be able to recognize any losses allocated to such class when and if losses are realized.

        To the extent that any of the Contracts comprising a Contract Pool were originated on or after March 2, 1984 and under circumstances giving rise to original issue discount, Certificateholders will be required to report annually an amount of additional interest income attributable to such discount in such Contracts prior to receipt of cash related to such discount. See the discussion above under "REMIC Series -- Original Issue Discount." Similarly, Code provisions concerning market discount and amortizable premium will apply to the Contracts comprising a Contract Pool to the extent that the loans were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "REMIC Series -- Market Discount" and "REMIC Series -- Amortizable Premium."

        It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171 or in computing the accrual of market discount for non-REMIC Certificates. However, the use of a Prepayment Assumption is required for purposes of calculating OID for tax years beginning after August 5, 1997, to pools of receivables the yield on which may be affected by reason of prepayments. Previous legislative history states that Congress intends that if a Prepayment Assumption would be used to calculate OID then it should also be used to accrue market discount and amortize bond premium. Because regulations have not yet been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Certificate purchased at a discount or premium in the secondary market. Prospective investors are urged to consult their own tax advisors concerning the tax treatment of a Certificate purchased at a discount or a premium.

        If premium is not subject to amortization using a reasonable Prepayment Assumption, the holder of a Certificate acquired at a premium should recognize a loss, if a Contract repays in full, equal to the difference between the portion of the prepaid principal amount of such Contract that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Contract. If a reasonable Prepayment Assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect the differences between an assumed prepayment rate and the actual rate of prepayments. In addition, under recent legislation, amounts received on the redemption of an obligation issued by a natural person are considered received in exchange of such obligation if the debt obligation is purchased or issued after June 8, 1997 (i.e., treated the same as obligations issued by corporations). This change could affect the character of any such loss (e.g., cause the loss to be treated as capital if such assets are held as capital assets by the taxpayer).

        Stripped Non-REMIC Certificates. Certain classes of Non-REMIC Certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Contract from ownership of the right to receive some or all of the related interest payments. Non-REMIC Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following: (i) if any servicing compensation is deemed to exceed a reasonable amount; (ii) if the Company or any other party retains a Retained Yield with respect to the Contracts comprising a Contract Pool; (iii) if two or more classes of Non-REMIC Certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Contracts; or
(iv) if Non-REMIC Certificates are issued which represent the right to interest only payments or principal only payments.

        Although not entirely clear, each Stripped Certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate, if any, must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant-yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "REMIC Series -- Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above. A purchaser of a Stripped Certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the Contracts. See "REMIC Series -- Market Discount" above.

        When an investor purchases more than one class of Stripped Certificates it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above.

        It is possible that the Service may take a contrary position with respect to some or all of the foregoing tax consequences. For example, a holder of a Stripped Certificate may be treated as the owner of (i) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Contract or (ii) a separate installment obligation for each Contract representing the Stripped Certificate's pro rata share of price; and/or interest payments to be made with respect thereto. As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

        It is unclear under what circumstance, if any, the prepayment of Contracts will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete contracts) and the effect of prepayments is taken into account in computing yield with respect to such Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Contracts, or if no prepayment assumption is used, then when a Contract is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the unrecovered premium of such Certificate that is allocable to such Contract. In addition, amounts received in redemption for debt instruments issued by natural persons purchased or issued after June 8, 1997 are treated as received in exchange thereof (i.e., treated the same as obligations issued by corporations). This change could affect the character of any loss. Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

        Gain or Loss on Disposition. Upon sale or exchange of a Non-REMIC Certificate, a Non-REMIC Certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the Contracts represented by the Non-REMIC Certificate. Generally, the aggregate adjusted basis will equal the Non-REMIC Certificateholder's cost for the Non-REMIC Certificate increased by the amount of any previously reported gain with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Except as provided above with respect to the original issue discount and market discount rules, any such gain or loss would be capital gain or loss if the Non-REMIC Certificate was held as a capital asset. See "REMIC Series -- Gain or Loss on Disposition" above.

        Recharacterization of Servicing Fees. The servicing compensation to be received by the Servicer may be questioned by the Service with respect to certain Certificates or Contracts as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by the Servicer or other party in a portion of the interest payments to be made pursuant to the Contracts. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules. See the discussion above under "Non-REMIC Series -- Stripped Non-REMIC Certificates."

        Tax Treatment of Certain Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a Non-REMIC Certificateholder who is a Foreign Holder (as defined in "REMIC Series -- Taxation of Certain Foreign Investors") will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such Non-REMIC Certificateholder will be entitled to receive interest payments and original issue discount on the Non-REMIC Certificates free of United States federal income tax, but only to the extent the Contracts were originated after July 18, 1984 and provided that such Non-REMIC Certificateholder periodically provides the Trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such Non-REMIC Certificateholder is a Foreign Holder and provides the name and address of such Non-REMIC Certificateholder. For additional information concerning interest or original issue discount paid by the Company to a Foreign Holder and the treatment of a sale or exchange of a Non-REMIC Certificate by a Foreign Holder, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above under "REMIC Series -- Taxation of Certain Foreign Investors". In addition, payments of interest or original issue discount made to a Foreign Investor after December 31, 1999 will generally be subject to the New Regulations. See discussion above under "REMIC Series--New Withholding Regulations."

        Tax Administration and Reporting. The Company will furnish to each Non-REMIC Certificateholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. In addition, the Company will furnish, within a reasonable time after the end of each calendar year, to each Non-REMIC Certificateholder who was a Certificateholder at any time during such year, information regarding the amount of servicing compensation received by the Company and any sub-servicer and such other customary factual information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns. Reports will be made annually to the Service and to holders of record that are not expected from the reporting requirements regarding information as may be required with respect to interest and original issue discount, if any, with respect to the Non-REMIC Certificates.

FASIT Securities

        Qualification as a FASIT. In the case of a Trust Fund underlying a Series (or one or more designated pools of assets held in the Trust Fund) for which a REMIC election is not made, Brown & Wood LLP, special tax counsel to the Company may advise the Company that in their opinion, the Trust Fund will qualify under the Code as a Financial Asset Securitization Investment Trust ("FASIT") in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the Securityholders' interests in the FASIT are met on a continuing basis, and (iii) the Trust Fund is not a regulated investment company as defined in
Section 851(a) of the Code.

        General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance have been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Securityholders. Investors also should note that the FASIT discussion contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each Series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

        FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series of FASIT Securities. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for that Series and which Securities of such Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

        Asset Composition. In order for a Trust Fund (or one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents,
(ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

        Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic C corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

        A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity not greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the Service plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests (i.e., certain qualified floating rates and weighted average rates). See "Certain Federal Income Tax Consequences -- REMIC Series -- Original Issue Discount" and "-- Variable Rate Regular Certificates" herein.

        If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v), but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Security fails to meet the requirement of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offseting income derived from such interest. See "Certain Federal Income Tax Consequences -- FASIT Securities -- Tax Treatment of FASIT Regular Securities -- Treatment of High-Yield Interests."

        Consequences of Disqualification. If a Series of FASIT Securities fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxable as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.

        Tax Treatment of FASIT Regular Securities. Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of holders of REMIC Regular Securities, holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "Certain Federal Income Tax Consequences -- REMIC Series -- Original Issue Discount," "-- Market Discount," and "-- Amortizable Premium" above. High-Yield Securities may be held only by fully taxable domestic C corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

        If a FASIT Regular Security is sold, the Securityholder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Certain Federal Income Tax Consequences -- REMIC Series -- Gain or Loss on Disposition."

        FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and interest on such Securities will be considered Qualifying REIT Interest to the same extent that REMIC Securities would be so considered. See "Certain Federal Income Tax Consequences -- REMIC Series -- Tax Status of REMIC Certificates" herein. FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Certain Federal Income Tax Consequences -- REMIC -- Series Tax Status of REMIC Certificates." In addition, FASIT Regular Securities held by a financial institution to which Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT Securities will not qualify as "Government securities" for either REIT or RIC qualification purposes.

        Treatment of High-Yield Interests. High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

        The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

        Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the holders of High-Yield Interests. See "Certain Federal Income Tax Consequences -- FASIT Securities -- Tax Treatment of FASIT Regular Securities -- Treatment of High-Yield Interests."

        Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool, that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be the greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.

        The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

        Withholding, Backup Withholding, Reporting and Tax Administration to Withholding and Backup Withholding. Holders of FASIT Securities will be subject to withholding and backup withholding to the same extent holders of REMIC Securities would be subject. See "Certain Federal Income Tax Consequences -- REMIC Series -- Backup Withholding" and "Certain Federal Income Tax Consequences -- REMIC Series -- New Withholding Regulations." For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities. See "Certain Federal Income Tax Consequences -- REMIC Series -- Reporting Requirements and Tax Administration" above. Prospective investors should be aware than on October 6, 1997, the Treasury Department issued new regulations regarding withholding, backup withholding, and information reporting. Such regulations are further discussed at "Certain Federal Income Tax Consequences -- REMIC Series -- New Withholding Regulations."

                       STATE AND LOCAL TAX CONSIDERATIONS

        No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of Certificates in any state or locality. Certificateholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

        Unless otherwise specified in the applicable Prospectus Supplement, any Certificates offered hereby that are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, certain states have created legislation specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," in which case such Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in Certificates, or require the sale or other disposition of Certificates, so long as such contractual commitment was made or such Certificates were acquired prior to the enactment of such legislation.

        SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Certificates without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in Certificates; and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

        Some Classes of Certificates offered hereby may not be rated in one of the two highest rating categories, or may not otherwise satisfy the requirements of SMMEA, and thus would not constitute "mortgage related securities" for purposes of SMMEA.

        The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, certain state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interest, including securities previously purchased. There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                                    RATINGS

        It is a condition precedent to the issuance of any Class of Certificates sold under this Prospectus that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories (within which there may be sub-categories or gradations indicating relative standing). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any Series of Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

        Ratings of the Certificates address the likelihood of the ultimate receipt of all distributions on the contracts by the related certificateholders under the agreements pursuant to which such certificates are issued. The ratings take into consideration the credit quality of the related contract pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which payment stream on such contract pool is adequate to make payments required by such certificates. The ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related contracts.

                                  UNDERWRITING

        The Company may sell Certificates of each Series to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Certificates directly to other purchasers or through agents. The Company intends that Certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Certificates may be made through a combination of such methods.

        The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

        In connection with the sale of the Certificates, Underwriters may receive compensation from the Company or from purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Certificates of a Series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Certificates of a Series may be deemed to be Underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Act"). Any such Underwriters or agents will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

        Under agreements which may be entered into by the Company, Underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by the Company against certain liabilities, concluding liabilities under the Act.

        The Company may authorize Underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase the Certificates from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Certificates. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

        The Underwriters may, from time to time, buy and sell Certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

        Certain of the Underwriters and their associates may engage in transactions with and perform services for the Company in the ordinary course of business.

                                 LEGAL MATTERS

        The validity of the Certificates will be passed upon for the Company by Boult, Cummings, Conners & Berry, PLC. The material federal income tax consequences of the Certificates will be passed upon for the Company by Brown & Wood LLP, New York, New York.

                                    EXPERTS

        The consolidated financial statements of CHI as of June 30, 1997 and 1998 and for each of the three years in the period ended June 30, 1998, incorporated by reference herein, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    GLOSSARY

        There follows abbreviated definitions of certain capitalized terms used in this Prospectus and the Prospectus Supplement. The Agreement may contain a more complete definition of certain of the terms defined herein and reference should be made to the Agreement for a more complete definition of all such terms.

        "Advances" means the advances made by a Servicer (including from advances made by a Sub-servicer) on any Remittance Date pursuant to an Agreement.

        "Agreement" means each Pooling and Servicing Agreement by and among the Company, the Trustee, the Servicer and any other party specified in the related Prospectus Supplement.

        "APR" means, with respect to any Contract and any time, the per annum rate of interest then being borne by such Contract, as set forth on the face thereof.

        "Available Distribution Amount" means, with respect to each Series of Certificates, certain amounts on deposit in the Certificate Account on a Determination Date.

        "Certificate Account" means the account maintained by the Servicer or the Trustee, as specified in the related Prospectus Supplement.

        "Certificate Distribution Amount" means with respect to a Series of Certificates evidencing an interest in a Contract Pool the amount of interest (calculated as specified in such Prospectus Supplement) and the amount of Principal (calculated as specified in such Prospectus Supplement) to be distributed to Certificateholders on each Remittance Date.

        "Certificates" means the Manufactured Housing Contract Pass-Through Certificates issued pursuant to an Agreement.

        "CHI" means Clayton Homes, Inc.

        "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

        "Company" means Vanderbilt (as defined below) or, if specified in the related Prospectus Supplement, a limited purpose finance subsidiary of Vanderbilt organized and established by Vanderbilt.

        "Compound Interest Certificates" means Certificates on which interest may accrue but not be paid for the period described in the related Prospectus Supplement.

        "Contract Pool" means, with respect to each Series of Certificate, the pool of manufactured housing conditional sales contracts and installment loan agreements transferred by the Company to the Trustee.

        "Contract Rate" means, with respect to each Contract, the interest rate specified in the Contract.

        "Contracts" means manufactured housing installment sales contracts, installment loan agreements and (unless the context requires otherwise) Mortgage Loans, including any and all rights to receive payments due thereunder on and after the Cut-off Date and security interest in Manufactured Homes and/or mortgaged properties purchased with the proceeds of such contracts.

        "Cut-off Date" means the date specified in the related Prospectus Supplement as the date from which principal and interest payments on the Contracts are included in the Trust Fund.

        "Determination Date" means, unless otherwise specified in the related Prospectus Supplement, the third Business Day immediately preceding the related Remittance Date.

        "Due Period" means, unless otherwise provided in a related Prospectus Supplement, with respect to any Remittance Date, the period beginning on the 26th day of the second month preceding the month of the Remittance Date and ending on the 25th day of the month preceding the month of the Remittance Date.

        "Eligible Investments" means one or more of the investments specified in the Agreement in which moneys in the Certificate Account and certain other accounts are permitted to be invested.

        "FDIC" means the Federal Deposit Insurance Corporation.

        "FHA" means the Federal Housing Administration.

        "Final Scheduled Remittance Date" means, with respect to a Series of Certificates providing for sequential distributions in reduction of the Stated Balance of the Classes of each Series, the date, based on the assumptions set forth in the related Prospectus Supplement, on which the Stated Balance of all Certificates of each Class shall have been reduced to zero.

        "HUD" means the United States Department of Housing and Urban
Development.

        "Interest Rate" means, with respect to a Series of Certificates providing for sequential distributions in reduction of the Stated Balance of the Classes of such Series, the interest payable on the Principal Balance outstanding of each such Class.

        "Liquidation Proceeds" means cash (including insurance proceeds) received in connection with the repossession of a Manufactured Home.

        "Loan-to-Value Ratio" means the loan-to-value ratio at the time of origination of the Contract.

        "Manufactured Home" means a unit of manufactured housing, including all accessions thereto, securing the indebtedness of the Obligor under the related Contract.

        "Modular Home" means a unit of manufactured housing that does not meet the requirements of a "manufactured home" under 42 United States Code, Section 5402(6), and which is further defined in a related Prospectus Supplement.

        "Monthly Payment" means the scheduled monthly payment of principal and interest on a Contract.

        "Obligor" means each person who is indebted under a Contract or who has acquired a Manufactured Home subject to a Contract.

        "Record Date" means the date specified in the related Prospectus Supplement for the list of Certificateholders entitled to distributions on the Certificates.

        "REMIC" means a "real estate mortgage investment conduit" as defined in the Code.

        "Remittance Date" means the date specified in the related Prospectus Supplement for payments on the Certificates.

        "Remittance Rate" means, as to a Certificate, the rate or rates of interest thereon specified in the related Prospectus Supplement.

        "Seller" means, with respect to a Series of Certificates evidencing interest in Contracts, the Seller specified in the Prospectus Supplement.

        "Senior Certificates" means, with respect to each Series of Certificates, the Class or Classes which have rights senior to another Class or Classes in such Series.

        "Servicer" means Vanderbilt Mortgage and Finance, Inc., or such other entity as specified in the related Prospectus Supplement.

        "Servicing Fee" means the amount of the annual fee paid to the Servicer or the Trustee as specified in the related Prospectus Supplement.

        "Single Certificate" means, for each Class of Certificates of any Series, the initial principal amount of Contracts evidenced by a single Certificate of such Class.

        "Stated Balance" means, with respect to a Series of Certificates providing for sequential distributions in reduction of Stated Balance of the Classes of such Series, the maximum specified dollars amount (exclusive of interest at the related Interest Rate) to which the Holder thereof is entitled from the cash flow of the Trust Fund.

        "Subordinated Certificates" means, with respect to each Series of Certificates, the Class or Classes with rights subordinate to another Class or Classes of such Series.

        "Trust Fund" means, with respect to each Series of Certificates, the corpus of the trust created by the related Agreement, to the extent described in such Agreement, consisting of, among other things, Contracts, such assets as shall from time to time be identified as deposited in the Certificate Account, the Manufactured Home which secured a Contract, insurance, a reserve fund and other forms of credit enhancement, if any.

        "Trustee" means the Trustee for a Series of Certificates specified in the related Prospectus Supplement.

        "VA" means the Veterans' Administration.

        "Vanderbilt" means Vanderbilt Mortgage and Finance, Inc.

        "Variable Rate Regular Certificates" means Certificates which evidence the right to receive distributions of income at a variable Remittance Rate.







                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC registration fee ..........................................$  695,000
Blue Sky fees and expenses.....................................$   10,000
Accountant's fee and expenses..................................$  200,000
Attorneys' fees and expenses...................................$  625,000
Trustee's fees and expense.....................................$   20,000
Printing and engraving expenses................................$  120,000
Rating Agency fee..............................................$1,250,000
Miscellaneous..................................................$   20,000

     Total.....................................................$2,940,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        With respect to Vanderbilt Mortgage and Finance, Inc., the Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith; (ii) in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation's best interests, (iii) in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interests of the corporation, and (iv) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as an officer or director of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA also provides that in connection with any proceeding charging impersonal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not he or she met the standard of conduct set forth above.

        Pursuant to the form of Underwriting Agreement, a copy of which is included as Exhibit 1.1 hereto, the Underwriters will agree, subject to certain conditions, to indemnify the Company, its directors, certain of its officers and persons who control the Company within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), against certain liabilities.

        With respect to Clayton Homes, Inc. Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that Clayton Homes, Inc. may purchase insurance on behalf of any such director, officer, employee or agent.


ITEM 16.  EXHIBITS

1.1      Form of Underwriting Agreement*
3.1      Articles of Incorporation of Vanderbilt Mortgage and Finance, Inc.*
3.2      By-Laws of Vanderbilt Mortgage and Finance, Inc.*
3.3      Articles of Incorporation of Clayton Homes, Inc.
3.4      By-Laws of Clayton Homes, Inc.**
4.1      Form of Pooling and Servicing Agreement, including Form of Certificates
4.2      Form of Limited Guarantee (included as Section 6.05 of Exhibit 4.1)
5.1 Opinion of Boult, Cummings, Conners & Berry, PLC as to validity of Certificates
8.1      Opinion of  Brown  & Wood  LLP  as to  certain  federal income  tax matters
12       Computation of Ratio of Earnings to Fixed Charges
23.1     Consent of Boult, Cummings, Conners & Berry, PLC (included as part of
         Exhibit 5.1)
23.2     Consent of Brown & Wood LLP (included as part of Exhibit 8.1)
23.3     Consent of PricewaterhouseCoopers LLP
24.1 Power of attorney from officers and directors of the Vanderbilt Mortgage and Finance, Inc (included on page II-4)
24.2 Power of attorney from officers and directors of Clayton Homes, Inc. (included on page II-5)

----------------------------------
* Previously filed as an Exhibit to Registration Statement No. 33-88238 and incorporated by reference herein.

** Previously filed as an Exhibit to the Annual Report of Clayton Homes, Inc. on Form 10-K for the period ended June 30, 1998, and incorporated by reference herein.

ITEM 17.  UNDERTAKINGS

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registrant statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

        Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 31, 1999.

                                  VANDERBILT MORTGAGE AND FINANCE, INC.

                                  By: /s/ Kevin T. Clayton


                                  ______________________________________
                                  KEVIN T. CLAYTON,
                                  PRESIDENT

                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature below constitutes and appoints each of Kevin T. Clayton and David Jordan, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 SIGNATURES                        TITLE                                             DATE

/s/ Kevin T. Clayton               President (Principal Executive Officer) and       March 31, 1999
                                   Director
____________________________
KEVIN T. CLAYTON

/s/ David Jordan                 Secretary (Principal Financial Officer and          March 31, 1999
                                 Principal Accounting Officer) and Director
____________________________
DAVID JORDAN

/s/ Paul Nichols                 Assistant Secretary and Director                    March 31, 1999

____________________________
PAUL NICHOLS




                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 31, 1999.

                                                  CLAYTON HOMES, INC.

                                                  By: /s/ Kevin T. Clayton

                                                  __________________________
                                                  KEVIN T. CLAYTON,
                                                  PRESIDENT

                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature below constitutes and appoints each of Kevin T. Clayton and Amber Krupacs, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURES                                 TITLE                                  DATE
/s/ Kevin T. Clayton           President (Principal Executive Officer) and    March 31, 1999
                               Director
___________________________
KEVIN T. CLAYTON

/s/ Amber Krupacs              Vice President, Finance (Principal Financial   March 31, 1999
                               Officer and Principal Accounting Officer)
                               and Secretary
___________________________
AMBER KRUPACS

/s/ James L. Clayton           Chief Executive Officer and Director           March 31, 1999

___________________________
JAMES L. CLAYTON

/s/ John J. Kalec              Director                                       March 31, 1999

___________________________
JOHN J. KALEC

/s/ C. Warren Neel             Director                                       March 31, 1999


C. WARREN NEEL

/s/ B. Joe Clayton             Director                                       March 31, 1999

___________________________
B. JOE CLAYTON



                                                  Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                                ----------------

                     VANDERBILT MORTGAGE AND FINANCE, INC.

                              CLAYTON HOMES, INC.

                                ----------------

                                 EXHIBIT VOLUME





                                   INDEX TO EXHIBITS

                                                                          Page

1.1      Form of Underwriting Agreement*...........................................................................
3.1      Articles of Incorporation of Vanderbilt Mortgage and Finance, Inc.*.......................................
3.2      By-Laws of Vanderbilt Mortgage and Finance, Inc.*.........................................................
3.3      Articles of Incorporation of Clayton Homes, Inc...........................................................
3.4      By-Laws of Clayton Homes, Inc**...........................................................................
4.1      Form of Pooling and Servicing Agreement, including Form of Certificates...................................
4.2      Form of Limited Guarantee (included as Section 6.05 of Exhibit 4.1).......................................
5.1      Opinion of Boult, Cummings, Conners & Berry, PLC as to validity of Certificates...........................
8.1      Opinion of  Brown  & Wood  LLP  as to  certain  federal income  tax matters...............................
12       Computation of Ratio of Earnings to Fixed Charges ........................................................
23.1     Consent of Boult, Cummings, Conners & Berry, PLC (included as part of Exhibit 5.1)........................
23.2     Consent of Brown & Wood LLP (included as part of Exhibit 8.1).............................................
23.3     Consent PricewaterhouseCoopers LLP........................................................................
24.1     Power of attorney from officers and directors of Vanderbilt Mortgage and Finance, Inc.
         (included on page II-4)...................................................................................
24.2     Power of attorney from officers and directors of Clayton Homes, Inc. (included on page II-5)..............

------------------------------
*        Previously filed as an Exhibit to Registration Statement No. 33-88238, and incorporated by reference herein.
**       Previously filed as an Exhibit to the Annual Report of Clayton Homes, Inc. on Form 10-K for the period ended June 30, 1998, and incorporated by reference herein.





                                                                    Exhibit 3.3

                           CERTIFICATE OF CORRECTION
                        FILED TO CORRECT A CERTAIN ERROR
                        IN THE CERTIFICATE OF MERGER OF
                            CLAYTON HOMES, INC. INTO
                        CLAYTON HOMES OF DELAWARE, INC.
                           FILED IN THE OFFICE OF THE
                         SECRETARY OF STATE OF DELAWARE
                              ON DECEMBER 23, 1996

Clayton Homes, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY AND CERTIFY:

         1.       The name of the Corporation is Clayton Homes, Inc.

         2. That a Certificate of Merger of Clayton Homes, Inc. into Clayton Homes of Delaware, Inc. was filed by the Secretary of State of Delaware on December 23, 1996 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

         3. The inaccuracy or defect of said Certificate to be corrected is as follows:

                  The principal place of business of the surviving corporation was erroneously listed.

         4.       Article 6 of the Certificate is corrected to read as follows:

                  The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation at 1105 North Market Street, Suite 1300, Wilmington, Delaware 19899.

        IN WITNESS WHEREOF, said Clayton Homes, Inc. has caused this Certificate to be signed by Joseph Stegmayer, its President, this 13th day of March, 1997.

                                               CLAYTON HOMES, INC.


                                               By:  /s/ Joseph Stegmayer
                                                    ---------------------
                                                    Joseph Stegmayer, President



                             CERTIFICATE OF MERGER
                                       OF
                              CLAYTON HOMES, INC.
                                      INTO
                        CLAYTON HOMES OF DELAWARE, INC.
                    (PURSUANT TO SECTION 252 OF THE GENERAL
                   CORPORATION LAW OF THE STATE OF DELAWARE)

        THE UNDERSIGNED CORPORATION HEREBY CERTIFIES THAT:

1. The name and state of incorporation of each of the constituent corporations are:
         (a)      Clayton Homes of Delaware, Inc., a Delaware corporation; and
         (b)      Clayton Homes, Inc., a Tennessee corporation.

2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged on December 23, 1996 by Clayton Homes, Inc., and by Clayton Homes of Delaware, Inc. in accordance with the provisions of Section 252 of the General Corporation Law of the State of Delaware ("DGCL") and Sections 48-21-102 through 104 of the Tennessee Business Corporations Act.

3. The name of the surviving corporation is Clayton Homes of Delaware, Inc. (hereinafter "Surviving Corporation").

4. The certificate of incorporation of Clayton Homes of Delaware, Inc. shall be the certificate of incorporation of the Surviving Corporation. The certificate of incorporation is amended pursuant to
         Section 251(e) of the DGCL to change the name of said corporation from Clayton Homes of Delaware, Inc.

         to Clayton Homes, Inc.

5.       The Surviving Corporation is a corporation of the State of Delaware.

6. The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation at 623 Market Street, Knoxville, TN 37902.

7. A copy of the executed Agreement and Plan of Merger will be furnished by the Surviving Corporation on request and without cost, to any stockholder of Clayton Homes of Delaware, Inc. or Clayton Homes, Inc.

8. The authorized capital stock of Clayton Homes of Delaware, Inc. is Two Hundred Million (200,000,000) shares of common stock, $.10 par value.

9. The authorized capital stock of Clayton Homes, Inc. is Two Hundred Million (200,000,000) shares of common stock, $.10 par value.

10. The Plan and Agreement of Merger shall be effective on December 31, 1996, at 5:00 p.m.

        IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate of Merger to be executed on the 23rd day of December, 1996.

                                              CLAYTON HOMES OF DELAWARE, INC.

                                              By:  /s/ Brett Blackwood
                                              ________________________
                                              Name:  Brett Blackwood
                                              Title:  Secretary


                               STATE OF DELAWARE

                          CERTIFICATE OF INCORPORATION

                                       OF

                        CLAYTON HOMES OF DELAWARE, INC.

1.       The name of the Corporation is Clayton Homes of Delaware, Inc.

2. The name of the registered agent and the address of the Corporation's registered office in the State of Delaware shall be: Delaware Corporate Management, Inc., 1105 North Market Street, Suite 1300, Wilmington, New Castle County, Delaware 19899.

3. The purpose for which the Corporation is organized, either directly or indirectly through subsidiaries, is: to take, purchase, exchange, lease, or otherwise acquire vehicles including but not limited to mobile homes, automobiles, trucks, motorcycles, trailers, and any interest or right therein; to hold, own, operate, control, maintain, manage, sell, and develop these interests, and to improve for purposes of sale, lease, or otherwise and to do and perform all things needful and lawful for their development for residence, trade, and business; to construct, maintain, alter, manage and control directly or through ownership of stock in any other corporation and through ownership or control of any and all kinds of buildings, stores, offices, warehouses, mills, shops, factories, machinery and plants, and any and all other structures and erections which may at any time be necessary, useful or advantageous for the purpose of this corporation; to manufacture, produce, purchase, lease, rent, repair, finance, or otherwise acquire, trade, sell, distribute, disburse, dispose of, import, export, service or in any manner to deal in and with, whether as principal or agent, vehicles of all types and descriptions, including but not limited to mobile homes, automobiles, trucks, motorcycles and trailers and all accessories and parts related thereto, and to offer, engage in, and make available all and every type of financing and insurance services, whether as principal or agent as well as goods, wares, merchandise, furnishings, furniture, appliance and services of any and every description, properties, securities, certificates of indebtedness and materials and personal property of every kind and description, whether now known or hereafter to be discovered or invented, so long as such activity shall be lawful in the place in which it is performed; said corporation shall, in addition, have the power to purchase, sell and otherwise deal in its own stock, to lend money to other corporations and individuals and to mortgage, encumber, and pledge any or all of the real or personal property or other assets of the corporation, to act as agent for any other corporation, partnership, or individual, and to carry on any lawful business purpose connected with these powers; to establish, own and conduct separate or branch establishments for all of its lawful business in places other than the principal office of the corporation in this State or elsewhere.

4. The maximum number of shares which the Corporation shall have the authority to issue is:

         (a) TWO HUNDRED MILLION (200,000,000) shares of common stock, $.10 par value.

5. The name and address of the Incorporator is Brett N. Blackwood, 623 Market Street, 8th Floor, Knoxville, Tennessee 37902.

6. The powers of the Incorporator will terminate upon filing of this certificate.

7. (a) The Corporation's Board of Directors shall be composed of the following directors until such time as their successors are elected:
         James L. Clayton, Joseph H. Stegmayer, B. Joe Clayton, C. Warren Neal, Dan W. Evins, James D. Cockman, Wallace C. Doud and Wilma H. Jordan

         (b) The address for each of the Corporation's Directors is 623 Market Street, 8th Floor, Knoxville, Tennessee 37902.

8. No shareholder shall be entitled to preemptive rights with respect to any shares of capital stock issued by the Corporation.

9. (a) The Board of Directors may take, on written consent without a meeting, any action which it could take by means of a regularly called and held meeting, provided that such written consent sets forth the action so taken and is signed by all the directors.

         (b) The Board of Directors is expressly authorized to:

              (i)   Adopt, amend or repeal any of the Corporation's bylaws; and

              (ii)  Distribute to the shareholders of the
                    Corporation, out of its capital surplus, a portion of the Corporation's assets, in cash or property, without the vote of the shareholders.

10. To the fullest extent permitted by the Delaware General Corporation Law as is currently effective or may hereafter be amended from time to time, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. If after filing of this Certificate of Incorporation, the Delaware General Corporation Law is amended or a successor statute is enacted further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law or any successor statute, as so amended from time to time. Any repeal or modification of this paragraph 10 by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

11.      The duration of the Corporation is perpetual.

12. The Corporation shall have all of the powers, privileges, and authorities, which are not contrary to the laws and constitution of the State of Delaware or the United States which are necessary, incidental or required for the conduct, development, or establishment of the business, or the regulation, extension, dissolution, or termination of its affairs and existence.

I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming this corporation pursuant to the Delaware General Corporation Law, do hereby declare and certify that this is my act and that the facts stated are true and correct and facts be reinstated and accordingly have set forth my hand this 19th day of December, 1996.



                                         /s/ Brett Blackwood
                                         --------------------------------
                                         Incorporator


                                                                Exhibit 4.1


                    VANDERBILT MORTGAGE AND FINANCE, INC.,
                            AS SELLER AND SERVICER,

                             [CLAYTON HOMES, INC.,
                     AS PROVIDER OF THE LIMITED GUARANTEE]

                                      and

                                   [TRUSTEE]




                        POOLING AND SERVICING AGREEMENT
                         Dated as of _______ __, 1999


                         Manufactured Housing Contract
                 Senior/Subordinate Pass-Through Certificates
                                 Series 1999__






                               Table of Contents
                                                                        Page
                                                                        ----

                                   Article I
                                  DEFINITIONS

Section 1.01. Definitions..................................................1
Section 1.02. Determination of Scheduled Payments.........................41

                                  Article II
            CONVEYANCE OF CONTRACTS; TRUST FUND; PERFECTION OF SECURITY
                        INTEREST; CUSTODY OF CONTRACTS

Section 2.01. Conveyance of Contracts and Other Rights....................42
Section 2.02. Filing; Name Change or Relocation...........................43
Section 2.03. Acceptance by Trustee.......................................44
Section 2.04. Delivery  of   Land-and-Home   Contract   Files  and
              Mortgage  Loan  Files  and Recordation......................44
Section 2.05. REMIC Election; Designation of Regular and Residual
              Interests; Tax Year.........................................45
Section 2.06. Designation of Startup Day..................................46
Section 2.07. REMIC Certificate Maturity Date.............................46

                                  Article III
                        REPRESENTATIONS AND WARRANTIES

Section 3.01. Representations and Warranties Regarding the Company........47
Section 3.02. Representations and Warranties Regarding Each Contract......48
Section 3.03. Representations and Warranties Regarding the Contracts in
              the Aggregate...............................................51
Section 3.04. Representations  and Warranties  Regarding the Contract
              Files, the Land-and-Home Contract Files and the Mortgage
              Loan Files..................................................52
Section 3.05. Repurchases of Contracts or Substitution of Contracts
              for Breach of Representations and Warranties................52

                                  Article IV
                               THE CERTIFICATES

Section 4.01. The Certificates............................................56
Section 4.02. Registration of Transfer and Exchange of Certificates.......57
Section 4.03. Mutilated, Destroyed, Lost or Stolen Certificate............60
Section 4.04. Persons Deemed Owners.......................................61
Section 4.05. Appointment of Paying Agent.................................61
Section 4.06. Access to List of Certificateholders' Names and Addresses...61
Section 4.07. Authenticating Agents.......................................61
Section 4.08. Class R Certificate.........................................62

                                   Article V
                   ADMINISTRATION AND SERVICING OF CONTRACTS

Section 5.01. Responsibility for Contract Administration and Servicing....66
Section 5.02. Standard of Care............................................66
Section 5.03. Records.....................................................66
Section 5.04. Inspection..................................................66
Section 5.05. Establishment of and Deposits in Certificate Accounts.......67
Section 5.06. Payment of Taxes............................................68
Section 5.07. Enforcement.................................................68
Section 5.08. Transfer of Certificate Accounts............................69
Section 5.09. Maintenance of Hazard Insurance Policies....................69
Section 5.10. Fidelity Bond and Errors and Omissions Insurance............70
Section 5.11. Collections under Hazard Insurance Policies;  Consent  to
              Transfers of Manufactured Homes; Assumption Agreements......71
Section 5.12. Realization upon Defaulted Contracts........................71
Section 5.13. Costs and Expenses..........................................72
Section 5.14. Trustee to Cooperate........................................72
Section 5.15. Servicing and Other Compensation............................73
Section 5.16. Custody of Contracts........................................73
Section 5.17. REMIC Compliance............................................74
Section 5.18. Establishment of and Deposits in Distribution Accounts......77

                                  Article VI
   PAYMENTS TO THE CERTIFICATEHOLDERS; WITHDRAWALS FROM CERTIFICATE ACCOUNTS

Section 6.01.  Monthly Payments...........................................78
Section 6.02.  Permitted Withdrawals from the Certificate Accounts........88
Section 6.03.  [Reserved]. ...............................................89
Section 6.04.  Monthly Advances by the Servicer...........................89
[Section 6.05. Limited Guarantee..........................................89]
[Section 6.06. Alternate Credit Enhancement...............................90]
Section 6.07.  Calculation  of  the  Remittance   Rates  with  respect
               to  the  Floating  Rate Certificates.......................90

                                  Article VII
                                    REPORTS

Section 7.01.  Monthly Reports............................................92
Section 7.02.  Certificate of Servicing Officer...........................95
Section 7.03.  Other Data.................................................96
Section 7.04.  Annual Statement as to Compliance..........................96
Section 7.05.  Annual Independent Public Accountants' Servicing Report....96
Section 7.06.  Statements to Certificateholders...........................96

                                 Article VIII
                   INDEMNITIES; THE COMPANY AND THE SERVICER

Section 8.01.  Liabilities to Obligors...................................101
Section 8.02.  Tax Indemnification.......................................101
Section 8.03.  Servicer's Indemnities....................................101
Section 8.04.  Operation of Indemnities..................................101
Section 8.05.  Merger or Consolidation of the Company or the Servicer....102
Section 8.06.  Limitation on Liability of the Servicer and Others........102
Section 8.07.  Assignment by Servicer....................................102
Section 8.08.  Successor to the Servicer.................................103

                                  Article IX
                                    DEFAULT

Section 9.01.  Events of Default.........................................105
Section 9.02.  Waiver of Defaults........................................106
Section 9.03.  Trustee to Act; Appointment of Successor..................106
Section 9.04.  Notification to Certificateholders........................106
Section 9.05.  Effect of Transfer........................................106
Section 9.06.  Transfer of the Accounts..................................107

                                   Article X
                            CONCERNING THE TRUSTEE

Section 10.01. Duties of Trustee.........................................108
Section 10.02. Certain Matters Affecting the Trustee.....................109
Section 10.03. Trustee Not Liable for Certificates or Contracts..........110
Section 10.04. Trustee May Own Certificates..............................110
Section 10.05. Servicer to Pay Fees and Expenses of Trustee..............110
Section 10.06. Eligibility Requirements for Trustee......................111
Section 10.07. Resignation and Removal of the Trustee....................111
Section 10.08. Successor Trustee.........................................112
Section 10.09. Merger or Consolidation of Trustee........................112
Section 10.10. Appointment of Co-Trustee or Separate Trustee.............112
Section 10.11. Appointment of Office or Agency...........................114
Section 10.12. Trustee May Enforce Claims Without Possession of
               Certificates..............................................114
Section 10.13. Suits for Enforcement.....................................114

                                  Article XI
                                  TERMINATION

Section 11.01. Termination...............................................115

                                  Article XII
                           MISCELLANEOUS PROVISIONS

Section 12.01. Severability of Provisions................................118
Section 12.02. Limitation on Rights of Certificateholders................118
Section 12.03. Acts of Certificateholders................................118
Section 12.04. Calculations..............................................119
Section 12.05. Amendment.................................................119
Section 12.06. Recordation of Agreement..................................121
Section 12.07. Contribution of Assets....................................121
Section 12.08. Duration of Agreement.....................................121
Section 12.09. Governing Law.............................................121
Section 12.10. Notices...................................................121
Section 12.11. Merger and Integration of Documents.......................122
Section 12.12. Headings..................................................122
Section 12.13. Counterparts..............................................122

TESTIMONIUM

EXHIBIT A-1    -    Contract Schedule
EXHIBIT A-2    -    Form of Custodial Agreement
EXHIBIT B-1    -    Form of Face of Class I A Certificate
EXHIBIT B-2    -    Form of Face of Class II A Certificate
EXHIBIT B-3    -    Form of Face of Class I M-1 Certificate
EXHIBIT C-1    -    Form of Face of Class I B Certificate
EXHIBIT C-2    -    Form of Face of Class II B Certificate
EXHIBIT D      -    Form of Face of Class R Certificate
EXHIBIT E      -    Form of Reverse of Certificates
EXHIBIT F      -    Form of Certificate Regarding
                    Substitution of Eligible Substitute Contracts
EXHIBIT G      -    Form of Certificate of Servicing
                    Officer Regarding Monthly Report
EXHIBIT H      -    Form of Transfer Affidavit
EXHIBIT I      -    Form of Investment Letter
EXHIBIT J      -    List of Sellers and Originators of Acquired Contracts
EXHIBIT K      -    Form of Power of Attorney







         AGREEMENT, dated as of _______ __, 1999, among Vanderbilt Mortgage and Finance, Inc., a corporation organized and existing under the laws of the State of Tennessee, as Seller and Servicer (the "Company")[, Clayton Homes, Inc., a corporation organized and existing under the laws of the State of Delaware, as provider of the Limited Guarantee ("CHI")], and ____________, a ___________, not in its individual capacity but solely as Trustee (the "Trustee").

         WHEREAS, in the regular course of its business, the Company originates, purchases and services manufactured housing installment sales contracts and installment loan agreements and mortgage loans, which provide for installment payments by or on behalf of the owner of the manufactured home and grant a security interest in the related manufactured home (and in addition, in certain cases, mortgages or deeds of trust on the real estate on which such manufactured home is located);

         WHEREAS, the Company and the Trustee wish to set forth the terms and conditions pursuant to which the "Trust Fund," as hereinafter defined, will acquire the "Contracts" as hereinafter defined, and the Company will manage and service the Contracts;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the Company[, CHI] and the Trustee agree as provided herein:

                                   Article I

                                  DEFINITIONS

         Section 1.01. Definitions. Whenever used herein, unless the context otherwise requires, the following words and phrases shall have the following meanings:

         ACCELERATED PRINCIPAL PAYMENT: As to any Remittance Date, an amount equal to the lesser of (x) the amount, if any, by which (i) the Required Overcollateralization Amount exceeds (ii) the actual Overcollateralization Amount on such Remittance Date and (y) the sum of (i) the Group II Monthly Excess Spread, if any, and (ii) any portion of the Group I Monthly Excess Spread, if any, remaining after the distribution on such Remittance Date of the amounts specified in clauses A(i) through (xi) or clauses B(i) through
(xi), as applicable, of Section 6.01(a).

         ACQUIRED CONTRACTS: _____ Contracts having an aggregate principal balance as of the Cut-off Date of approximately $_____________, respectively, which Vanderbilt purchased from the sellers listed on Exhibit J, all of which Contracts were originated by the Originators listed in Exhibit J hereto.

         ACTUARIAL CONTRACT: Any Contract pursuant to which the portion of any scheduled payment allocable to interest is calculated on the basis that each monthly payment is applied on its Due Date, regardless of when it is actually made.

         AFFILIATE: As to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "controls," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

         AGGREGATE NET FUNDS CAP CARRYOVER AMOUNT: As to any Remittance Date, the sum of the Class II A-1 Net Funds Cap Carryover Amount, the Class II B-1 Net Funds Cap Carryover Amount, the Class II B-2 Net Funds Cap Carryover Amount and the Class II B-3 Net Funds Cap Carryover Amount for such Remittance Date.

         AGGREGATE NET LIQUIDATION LOSSES: With respect to the time of reference thereto, the aggregate of the amounts by which (i) the outstanding principal balance of each Contract that, during such time of reference, had become a Liquidated Contract, plus accrued and unpaid interest thereon to the Due Date for such Contract in the Due Period in which such Contract became a Liquidated Contract, exceeds (ii) the Net Liquidation Proceeds for such Contract.

         AGREEMENT: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         AMORTIZATION SCHEDULE: With respect to any Contract, the amortization schedule for such Contract at the time of reference thereto after adjustments for previous Partial Prepayments but without giving effect to any adjustments by reason of the bankruptcy of the Obligor or any similar proceeding or moratorium or any waiver, extension or grace period.

         ANNUAL PERCENTAGE RATE OR APR: As to any Contract and any time, the per annum rate of interest then being borne by such Contract, as set forth on the face thereof.

         APPLICANTS:  As defined in Section 4.06.

         APPRAISED VALUE: With respect to any Manufactured Home, the value of such Manufactured Home as determined by a professional appraiser or an employee of the Servicer who, as part of such employment, regularly appraises manufactured housing units.

         AUTHENTICATING AGENT: An authenticating agent appointed pursuant to
Section 4.07.

         AVAILABLE DISTRIBUTION AMOUNT: As to any Remittance Date, either the Group I Available Distribution Amount or the Group II Available Distribution Amount, as applicable, for such Remittance Date.

         AVAILABLE FUNDS SHORTFALL: Either the Group I Available Funds Shortfall or the Group II Available Funds Shortfall, as the case may be.

         AVERAGE SIXTY-DAY DELINQUENCY RATIO: As to any Remittance Date and Group, the arithmetic average of the Sixty-Day Delinquency Ratios for such Remittance Date and the two preceding Remittance Dates. The "Sixty-Day Delinquency Ratio" for a Remittance Date and each Group is the percentage derived from the fraction, the numerator of which is the aggregate of the outstanding principal balances (as of the end of the preceding Due Period) of all Contracts in such Group (including Contracts in such Group in respect of which the related Manufactured Home has been repossessed but not yet disposed
of) as to which a scheduled monthly payment thereon (without giving effect to any adjustments thereto by reason of a bankruptcy or similar proceeding of the Obligor or any extension or modification granted to such Obligor) is delinquent 60 days or more as of the end of the related Due Period and the denominator of which is the Pool Scheduled Principal Balance for such Group for such Remittance Date.

         AVERAGE THIRTY-DAY DELINQUENCY RATIO: As to any Remittance Date and Group, the arithmetic average of the Thirty-Day Delinquency Ratios for such Remittance Date and the two preceding Remittance Dates. The "Thirty-Day Delinquency Ratio" for a Remittance Date and each Group is the percentage derived from the fraction, the numerator of which is the aggregate of the outstanding principal balances (as of the end of the preceding Due Period) of all Contracts in such Group (including Contracts in such Group in respect of which the related Manufactured Home has been repossessed but not yet disposed
of) as to which a scheduled monthly payment thereon (without giving effect to any adjustments thereto by reason of a bankruptcy or similar proceeding of the Obligor or any extension or modification granted to such Obligor) is delinquent 30 days or more as of the end of the related Due Period and the denominator of which is the Pool Scheduled Principal Balance for such Group for such Remittance Date.

         BI-WEEKLY CONTRACT: Any Contract pursuant to which the scheduled level payment of interest and principal is due every 14 days.

         BOOK-ENTRY CERTIFICATE: Any Group I or Group II Certificate registered in the name of the Depository or its nominee ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

         BUSINESS DAY: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to be closed.

         CALL OPTION DATE: The date on which the sum of the Group I Pool Scheduled Principal Balance and the Group II Pool Scheduled Principal Balance has declined to 10% or less of the Combined Total Original Contract Pool Principal Balance.

         CERTIFICATE: A Certificate for Manufactured Housing Contract Pass-Through Certificates, Series 1999_, executed, countersigned and delivered by the Trustee substantially in the form of Exhibits B-1, B-2, B-3, C-1, C-2 or D and E.

         CERTIFICATE ACCOUNT: Either the Group I Certificate Account or the Group II Certificate Account, as the context requires.

         CERTIFICATEHOLDER or HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, any Group I or Group II Certificate registered in the name of the Company, the Servicer or any Person known to a Responsible Officer of the Trustee to be an Affiliate of the Servicer and any Group I or Group II Certificate to the extent that, to the knowledge of a Responsible Officer of the Trustee, the Servicer or any Affiliate of the Servicer is the Certificate Owner shall be deemed not to be outstanding and the Percentage Interest or Fractional Interest, as the case may be, evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Fractional Interests necessary to effect any such consent, waiver, request or demand has been obtained, unless, in the case of the Senior Certificates, all such Certificates of both Groups are held by such Persons or, in the case of the Subordinate Certificates, all such Certificates of both Groups and all Senior Certificates of both Groups are held by such Persons, or such Certificates have been fully paid.

         CERTIFICATE GROUP: The Group comprising the Group I Certificates or the Group II Certificates, as the context requires.

         CERTIFICATE OWNER: With respect to a Group I or Group II Certificate, the Person who is the beneficial owner of a Book-Entry Certificate.

         CERTIFICATE REGISTER: The register maintained pursuant to Section
4.02.

         CERTIFICATE REGISTRAR: The Trustee, or the agent appointed pursuant to Section 4.02(a).

         CLASS: Pertaining to Class I A-1 Certificates, Class I A-2 Certificates, Class I A-3 Certificates, Class I A-4 Certificates, Class I A-5 Certificates, Class I A-6 Certificates, Class I M-1 Certificates, Class I B-1 Certificates, Class I B-2 Certificates, Class II A-1 Certificates, Class II B-1 Certificates, Class II B-2 Certificates, Class II B-3 Certificates and/or the Class R Certificate, as the case may be.

         CLASS I A CERTIFICATE: Any one of the Class I A-1 Certificates, Class I A-2 Certificates, Class I A-3 Certificates, Class I A-4 Certificates, Class I A-5 Certificates and/or Class I A-6 Certificates.

         CLASS I A DISTRIBUTION AMOUNT: As to any Remittance Date, the sum of the Class I A-1 Distribution Amount, the Class I A-2 Distribution Amount, the Class I A-3 Distribution Amount, the Class I A-4 Distribution Amount, the Class I A-5 Distribution Amount and the Class I A-6 Distribution Amount.

         CLASS I A PERCENTAGE: As to any Remittance Date, the percentage derived from the fraction (which shall not be greater than 1) whose numerator is the Class I A Principal Balance immediately prior to such Remittance Date and whose denominator is the Group I Pool Scheduled Principal Balance immediately prior to such Remittance Date.

         CLASS I A PRINCIPAL BALANCE: As to any Remittance Date, the sum of the Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5 and Class I A-6 Principal Balances (before giving effect to distributions on the Certificates on such Remittance Date).

         CLASS I A-1 CERTIFICATE: Any one of the Certificates designated Class I A-1, executed and countersigned as provided herein, substantially in the form set forth in Exhibits B-1 and E hereto.

         CLASS I A-1 DISTRIBUTION AMOUNT: As to any Remittance Date, the aggregate amount distributed on the Class I A-1 Certificates on such Remittance Date pursuant to Section 6.01.

         CLASS I A-1 INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of (a) interest accrued during the related Interest Period at the Class I A-1 Remittance Rate on the Class I A-1 Principal Balance as of such Remittance Date (before giving effect to the distribution on such Remittance Date) and (b) any Class I A-1 Unpaid Interest Shortfall.

         CLASS I A-1 INTEREST SHORTFALL: As to any Remittance Date, any amount by which the amount distributed on the Class I A-1 Certificates on such Remittance Date is less than the amount computed pursuant to clause (a) of the definition of "Class I A-1 Interest Formula Distribution Amount".

         CLASS I A-1 PRINCIPAL BALANCE: At any time, the Original Class I A-1 Principal Balance minus the sum of all amounts previously distributed on the Class I A-1 Certificates since the Closing Date pursuant to clauses A(ii)(a) and B(ii)(a) of Section 6.01(a) and, in respect of principal on the Class I A-1 Certificates, pursuant to clauses C(x) and D(x) of Section 6.01(a).

         CLASS I A-1 REMITTANCE RATE: With respect to the first Remittance Date, _______% per annum, and, for any subsequent Remittance Date, the lesser of (a) the sum of (i) LIBOR as of the second LIBOR Business Day prior to the first day of the related Interest Period and (ii) ____% (eighteen basis points) per annum and (b) the Group I Weighted Average Net Contract Rate for such Remittance Date.

         CLASS I A-1 UNPAID INTEREST SHORTFALL: As to any Remittance Date, the amount, if any, by which the aggregate of the Class I A-1 Interest Shortfalls for prior Remittance Dates exceeds the aggregate of the amounts distributed on the Class I A-1 Certificates on prior Remittance Dates in respect of such Interest Shortfalls, plus accrued interest (to the extent payment thereof is legally permissible) at the Class I A-1 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date. For purposes of determining whether amounts distributable pursuant to such clause (b) were actually distributed on the Class I A-1 Certificates on any particular Remittance Date, the distribution of interest on the Class I A-1 Certificates on such Remittance Date shall be allocated first to the monthly interest requirement calculated pursuant to clause (a) of the definition of "Class I A-1 Interest Formula Distribution Amount" and then to any Class I A-1 Unpaid Interest Shortfall pursuant to such clause (b).

         CLASS I A-2 CERTIFICATE: Any one of the Certificates designated Class I A-2, executed and countersigned as provided herein, substantially in the form set forth in Exhibits B-1 and E hereto.

         CLASS I A-2 DISTRIBUTION AMOUNT: As to any Remittance Date, the aggregate amount distributed on the Class I A-2 Certificates on such Remittance Date pursuant to Section 6.01.

         CLASS I A-2 INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of (a) interest accrued during the related Interest Period at the Class I A-2 Remittance Rate on the Class I A-2 Principal Balance as of such Remittance Date (before giving effect to the distribution on such Remittance Date) and (b) any Class I A-2 Unpaid Interest Shortfall.

         CLASS I A-2 INTEREST SHORTFALL: As to any Remittance Date, any amount by which the amount distributed on the Class I A-2 Certificates on such Remittance Date is less than the amount computed pursuant to clause (a) of the definition of "Class I A-2 Interest Formula Distribution Amount".

         CLASS I A-2 PRINCIPAL BALANCE: At any time, the Original Class I A-2 Principal Balance minus the sum of all amounts previously distributed on the Class I A-2 Certificates since the Closing Date pursuant to clauses A(ii)(b) and B(ii)(b) of Section 6.01(a) and, in respect of principal on the Class I A-2 Certificates, pursuant to clauses C(x) and D(x) of Section 6.01(a).

         CLASS I A-2 REMITTANCE RATE: As to any Remittance Date, the lesser of
(i) _____% per annum and (ii) the Group I Weighted Average Net Contract Rate for such Remittance Date.

         CLASS I A-2 UNPAID INTEREST SHORTFALL: As to any Remittance Date, the amount, if any, by which the aggregate of the Class I A-2 Interest Shortfalls for prior Remittance Dates exceeds the aggregate of the amounts distributed on the Class I A-2 Certificates on prior Remittance Dates in respect of such Interest Shortfalls, plus accrued interest (to the extent payment thereof is legally permissible) at the Class I A-2 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date. For purposes of determining whether amounts distributable pursuant to such clause (b) were actually distributed on the Class I A-2 Certificates on any particular Remittance Date, the distribution of interest on the Class I A-2 Certificates on such Remittance Date shall be allocated first to the monthly interest requirement calculated pursuant to clause (a) of the definition of "Class I A-2 Interest Formula Distribution Amount" and then to any Class I A-2 Unpaid Interest Shortfall pursuant to such clause (b).

         CLASS I A-3 CERTIFICATE: Any one of the Certificates designated Class I A-3, executed and countersigned as provided herein, substantially in the form set forth in Exhibits B-1 and E hereto.

         CLASS I A-3 DISTRIBUTION AMOUNT: As to any Remittance Date, the aggregate amount distributed on the Class I A-3 Certificates on such Remittance Date pursuant to Section 6.01.

         CLASS I A-3 INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of (a) interest accrued during the related Interest Period at the Class I A-3 Remittance Rate on the Class I A-3 Principal Balance as of such Remittance Date (before giving effect to the distribution on such Remittance Date) and (b) any Class I A-3 Unpaid Interest Shortfall.

         CLASS I A-3 INTEREST SHORTFALL: As to any Remittance Date, any amount by which the amount distributed on the Class I A-3 Certificates on such Remittance Date is less than the amount computed pursuant to clause (a) of the definition of "Class I A-3 Interest Formula Distribution Amount".

         CLASS I A-3 PRINCIPAL BALANCE: At any time, the Original Class I A-3 Principal Balance minus the sum of all amounts previously distributed on the Class I A-3 Certificates since the Closing Date pursuant to clauses A(ii)(c) and B(ii)(c) of Section 6.01(a) and, in respect of principal on the Class I A-3 Certificates, pursuant to clauses C(x) and D(x) of Section 6.01(a).

         CLASS I A-3 REMITTANCE RATE: As to any Remittance Date, the lesser of
(i) _____% per annum and (ii) the Group I Weighted Average Net Contract Rate for such Remittance Date.

         CLASS I A-3 UNPAID INTEREST SHORTFALL: As to any Remittance Date, the amount, if any, by which the aggregate of the Class I A-3 Interest Shortfalls for prior Remittance Dates exceeds the aggregate of the amounts distributed on the Class I A-3 Certificates on prior Remittance Dates in respect of such Interest Shortfalls, plus accrued interest (to the extent payment thereof is legally permissible) at the Class I A-3 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date. For purposes of determining whether amounts distributable pursuant to such clause (b) were actually distributed on the Class I A-3 Certificates on any particular Remittance Date, the distribution of interest on the Class I A-3 Certificates on such Remittance Date shall be allocated first to the monthly interest requirement calculated pursuant to clause (a) of the definition of "Class I A-3 Interest Formula Distribution Amount" and then to any Class I A-3 Unpaid Interest Shortfall pursuant to such clause (b).

         CLASS I A-4 CERTIFICATE: Any one of the Certificates designated Class I A-4, executed and countersigned as provided herein, substantially in the form set forth in Exhibits B-1 and E hereto.

         CLASS I A-4 DISTRIBUTION AMOUNT: As to any Remittance Date, the aggregate amount distributed on the Class I A-4 Certificates on such Remittance Date pursuant to Section 6.01.

         CLASS I A-4 INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of (a) interest accrued during the related Interest Period at the Class I A-4 Remittance Rate on the Class I A-4 Principal Balance as of such Remittance Date (before giving effect to the distribution on such Remittance Date) and (b) any Class I A-4 Unpaid Interest Shortfall.

         CLASS I A-4 INTEREST SHORTFALL: As to any Remittance Date, any amount by which the amount distributed on the Class I A-4 Certificates on such Remittance Date is less than the amount computed pursuant to clause (a) of the definition of "Class I A-4 Interest Formula Distribution Amount".

         CLASS I A-4 PRINCIPAL BALANCE: At any time, the Original Class I A-4 Principal Balance minus the sum of all amounts previously distributed on the Class I A-4 Certificates since the Closing Date pursuant to clauses A(ii)(d) and B(ii)(d) of Section 6.01(a) and, in respect of principal on the Class I A-4 Certificates, pursuant to clauses C(x) and D(x) of Section 6.01(a).

         CLASS I A-4 REMITTANCE RATE: As to any Remittance Date, the lesser of
(i) _____% per annum and (ii) the Group I Weighted Average Net Contract Rate for such Remittance Date.

         CLASS I A-4 UNPAID INTEREST SHORTFALL: As to any Remittance Date, the amount, if any, by which the aggregate of the Class I A-4 Interest Shortfalls for prior Remittance Dates exceeds the aggregate of the amounts distributed on the Class I A-4 Certificates on prior Remittance Dates in respect of such Interest Shortfalls, plus accrued interest (to the extent payment thereof is legally permissible) at the Class I A-4 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date. For purposes of determining whether amounts distributable pursuant to such clause (b) were actually distributed on the Class I A-4 Certificates on any particular Remittance Date, the distribution of interest on the Class I A-4 Certificates on such Remittance Date shall be allocated first to the monthly interest requirement calculated pursuant to clause (a) of the definition of "Class I A-4 Interest Formula Distribution Amount" and then to any Class I A-4 Unpaid Interest Shortfall pursuant to such clause (b).

         CLASS I A-5 CERTIFICATE: Any one of the Certificates designated Class I A-5, executed and countersigned as provided herein, substantially in the form set forth in Exhibits B-1 and E hereto.

         CLASS I A-5 DISTRIBUTION AMOUNT: As to any Remittance Date, the aggregate amount distributed on the Class I A-5 Certificates on such Remittance Date pursuant to Section 6.01.

         CLASS I A-5 INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of (a) interest accrued during the related Interest Period at the Class I A-5 Remittance Rate on the Class I A-5 Principal Balance as of such Remittance Date (before giving effect to the distribution on such Remittance Date) and (b) any Class I A-5 Unpaid Interest Shortfall.

         CLASS I A-5 INTEREST SHORTFALL: As to any Remittance Date, any amount by which the amount distributed on the Class I A-5 Certificates on such Remittance Date is less than the amount computed pursuant to clause (a) of the definition of "Class I A-5 Interest Formula Distribution Amount".

         CLASS I A-5 PRINCIPAL BALANCE: At any time, the Original Class I A-5 Principal Balance minus the sum of all amounts previously distributed on the Class I A-5 Certificates since the Closing Date pursuant to clauses A(ii)(e) and B(ii)(e) of Section 6.01(a) and, in respect of principal on the Class I A-5 Certificates, pursuant to clauses C(x) and D(x) of Section 6.01(a).

         CLASS I A-5 REMITTANCE RATE: As to any Remittance Date, the lesser of
(i) _____% per annum and (ii) the Group I Weighted Average Net Contract Rate for such Remittance Date.

         CLASS I A-5 UNPAID INTEREST SHORTFALL: As to any Remittance Date, the amount, if any, by which the aggregate of the Class I A-5 Interest Shortfalls for prior Remittance Dates exceeds the aggregate of the amounts distributed on the Class I A-5 Certificates on prior Remittance Dates in respect of such Interest Shortfalls, plus accrued interest (to the extent payment thereof is legally permissible) at the Class I A-5 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date. For purposes of determining whether amounts distributable pursuant to such clause (b) were actually distributed on the Class I A-5 Certificates on any particular Remittance Date, the distribution of interest on the Class I A-5 Certificates on such Remittance Date shall be allocated first to the monthly interest requirement calculated pursuant to clause (a) of the definition of "Class I A-5 Interest Formula Distribution Amount" and then to any Class I A-5 Unpaid Interest Shortfall pursuant to such clause (b).

         CLASS I A-6 CERTIFICATE: Any one of the Certificates designated Class I A-6, executed and countersigned as provided herein, substantially in the form set forth in Exhibits B-1 and E hereto.

         CLASS I A-6 DISTRIBUTION AMOUNT: As to any Remittance Date, the aggregate amount distributed on the Class I A-6 Certificates on such Remittance Date pursuant to Section 6.01.

         CLASS I A-6 INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of (a) interest accrued during the related Interest Period at the Class I A-6 Remittance Rate on the Class I A-6 Principal Balance as of such Remittance Date (before giving effect to the distribution on such Remittance Date) and (b) any Class I A-6 Unpaid Interest Shortfall.

         CLASS I A-6 INTEREST SHORTFALL: As to any Remittance Date, any amount by which the amount distributed on the Class I A-6 Certificates on such Remittance Date is less than the amount computed pursuant to clause (a) of the definition of "Class I A-6 Interest Formula Distribution Amount".

         CLASS I A-6 PRINCIPAL BALANCE: At any time, the Original Class I A-6 Principal Balance minus the sum of all amounts previously distributed on the Class I A-6 Certificates since the Closing Date pursuant to clauses A(iv) and B(iv) of Section 6.01(a) and, in respect of principal on the Class I A-6 Certificates, pursuant to clauses C(x) and D(x) of Section 6.01(a).

         CLASS I A-6 REMITTANCE RATE: As to any Remittance Date, the lesser of
(i) _____% per annum and (ii) the Group I Weighted Average Net Contract Rate for such Remittance Date.

         CLASS I A-6 UNPAID INTEREST SHORTFALL: As to any Remittance Date, the amount, if any, by which the aggregate of the Class I A-6 Interest Shortfalls for prior Remittance Dates exceeds the aggregate of the amounts distributed on the Class I A-6 Certificates on prior Remittance Dates in respect of such Interest Shortfalls, plus accrued interest (to the extent payment thereof is legally permissible) at the Class I A-6 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date. For purposes of determining whether amounts distributable pursuant to such clause (b) were actually distributed on the Class I A-6 Certificates on any particular Remittance Date, the distribution of interest on the Class I A-6 Certificates on such Remittance Date shall be allocated first to the monthly interest requirement calculated pursuant to clause (a) of the definition of "Class I A-6 Interest Formula Distribution Amount" and then to any Class I A-6 Unpaid Interest Shortfall pursuant to such clause (b).

         CLASS I B CERTIFICATE: Any one of the Class I B-1 Certificates and/or Class I B-2 Certificates, as the case may be.

         CLASS I B PERCENTAGE: As to any Remittance Date, 100% minus the Class I A Percentage and Class I M-1 Percentage for such Remittance Date.

         CLASS I B PRINCIPAL BALANCE: As to any Remittance Date, the sum of the Class I B-1 and Class I B-2 Principal Balances (before giving effect to distributions on the Certificates on such Remittance Date).

         CLASS I B-1 CERTIFICATE: Any one of the Certificates designated Class I B-1, executed and countersigned as provided herein, substantially in the form set forth in Exhibits C-1 and E hereto.

         CLASS I B-1 DISTRIBUTION AMOUNT: As to any Remittance Date, the aggregate amount distributed on the Class I B-1 Certificates on such Remittance Date pursuant to Section 6.01.

         CLASS I B-1 INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of (a) interest accrued during the related Interest Period at the Class I B-1 Remittance Rate on the Class I B-1 Principal Balance as of such Remittance Date (before giving effect to the distribution on such Remittance Date) and (b) any Class I B-1 Unpaid Interest Shortfall.

         CLASS I B-1 INTEREST SHORTFALL: As to any Remittance Date, any amount by which the amount distributed on the Class I B-1 Certificates on such Remittance Date is less than the amount computed pursuant to clause (a) of the definition of "Class I B-1 Interest Formula Distribution Amount".

         CLASS I B-1 PRINCIPAL BALANCE: At any time, the Original Class I B-1 Principal Balance minus the sum of (i) all amounts previously distributed on the Class I B-1 Certificates pursuant to clauses A(viii) and B(viii) of
Section 6.01(a) and, in respect of principal on the Class I B-1 Certificates, pursuant to clauses C(x) and D(x) of Section 6.01(a).

         CLASS I B-1 REMITTANCE RATE: As to any Remittance Date, the lesser of
(i) _____% per annum and (ii) the Group I Weighted Average Net Contract Rate for such Remittance Date.

         CLASS I B-1 UNPAID INTEREST SHORTFALL: As to any Remittance Date, the amount, if any, by which the aggregate of the Class I B-1 Interest Shortfalls for prior Remittance Dates exceeds the aggregate of the amounts distributed on the Class I B-1 Certificates on prior Remittance Dates in respect of such Interest Shortfalls, plus accrued interest (to the extent payment thereof is legally permissible) at the Class I B-1 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date. For purposes of determining whether amounts distributable pursuant to such clause (b) were actually distributed on the Class I B-1 Certificates on any particular Remittance Date, the distribution of interest on the Class I B-1 Certificates on such Remittance Date shall be allocated first to the monthly interest requirement calculated pursuant to clause (a) of the definition of "Class I B-1 Interest Formula Distribution Amount" and then to any Class I B-1 Unpaid Interest Shortfall pursuant to such clause (b).

         CLASS I B-2 CERTIFICATE: Any one of the Certificates designated Class I B-2, executed and countersigned as provided herein, substantially in the form set forth in Exhibits C-1 and E hereto.

         CLASS I B-2 DISTRIBUTION AMOUNT: As to any Remittance Date, the aggregate amount distributed on the Class I B-2 Certificates on such Remittance Date pursuant to Section 6.01 [(excluding the amount of the Group I Guarantee Payment, if any, with respect to such Remittance Date)].

         CLASS I B-2 FLOOR AMOUNT:  As to any Remittance Date, $____________.

         CLASS I B-2 FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of (a) the Class I B-2 Interest Formula Distribution Amount for such Remittance Date and (b) the greater of (x) the Class I B-2 Principal Liquidation Loss Amount for such Remittance Date and (y) an amount equal to the amount, if any, of principal that would be distributable on the Class I B-2 Certificates on such Remittance Date pursuant to clauses (A)(x) or (B)(x), as the case may be, of Section 6.01(a) hereof, assuming that the Group I Available Distribution Amount for such Remittance Date remaining after distribution of the amounts specified in (x) clauses A(i), A(iii), A(v), A(vii) and A(ix) in the aggregate or (y) clauses B(i), B(iii), B(v), B(vii) and B(ix) in the aggregate, as the case may be, of
Section 6.01(a) hereof is at least equal to the Group I Formula Principal Distribution Amount for such Remittance Date.

         CLASS I B-2 INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of (a) interest accrued during the related Interest Period at the Class I B-2 Remittance Rate on the Class I B-2 Principal Balance as of such Remittance Date (before giving effect to the distribution on such Remittance Date) and (b) any Class I B-2 Unpaid Interest Shortfall.

         CLASS I B-2 INTEREST SHORTFALL: As to any Remittance Date, any amount by which the amount distributed on the Class I B-2 Certificates on such Remittance Date is less than the amount computed pursuant to clause (a) of the definition of "Class I B-2 Interest Formula Distribution Amount".

         CLASS I B-2 PRINCIPAL BALANCE: At any time, the Original Class I B-2 Principal Balance minus the sum of (i) all amounts previously distributed on the Class I B-2 Certificates pursuant to clauses A(x) and B(x) of Section 6.01(a) and, in respect of principal on the Class I B-2 Certificates, pursuant to clauses C(x) and D(x) of Section 6.01(a).

         CLASS I B-2 PRINCIPAL LIQUIDATION LOSS AMOUNT: As to any Remittance Date the amount, if any, by which the sum of the Class I A Principal Balance and the Class I B Principal Balance for such Remittance Date exceeds the Group I Pool Scheduled Principal Balance for such Remittance Date, in each case, after giving effect to all distributions on the Certificates on account of principal on such Remittance Date [(exclusive of the related Guarantee Payment, if any)].

         CLASS I B-2 REMITTANCE RATE: As to any Remittance Date, the lesser of
(i) _____% per annum and (ii) the Group I Weighted Average Net Contract Rate for such Remittance Date.

         CLASS I B-2 UNPAID INTEREST SHORTFALL: As to any Remittance Date, the amount, if any, by which the aggregate of the Class I B-2 Interest Shortfalls for prior Remittance Dates exceeds the aggregate of the amounts distributed on the Class I B-2 Certificates on prior Remittance Dates in respect of such Interest Shortfalls, plus accrued interest (to the extent payment thereof is legally permissible) at the Class I B-2 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date. For purposes of determining whether amounts distributable pursuant to such clause (b) were actually distributed on the Class I B-2 Certificates on any particular Remittance Date, the distribution of interest on the Class I B-2 Certificates on such Remittance Date shall be allocated first to the monthly interest requirement calculated pursuant to clause (a) of the definition of "Class I B-2 Interest Formula Distribution Amount" and then to any Class I B-2 Unpaid Interest Shortfall pursuant to such clause (b).

         CLASS I M-1 AND CLASS I B PRINCIPAL DISTRIBUTION TEST: The Class I M-1 and Class I B Principal Distribution Test is met in respect of a Remittance Date if the following conditions are satisfied:

         (i)   such Remittance Date is on or after the _____ ____ Remittance
         Date;

         (ii) the Class I M-1 Percentage plus the Class I B Percentage for such Remittance Date is equal to at least ______%;

         (iii) the Average Sixty-Day Delinquency Ratio for the Group I Contracts as of such Remittance Date does not exceed __%;

          (iv) the Average Thirty-Day Delinquency Ratio for the Group I Contracts as of such Remittance Date does not exceed __%;

          (v) the Cumulative Realized Losses for the Group I Contracts do not exceed (x) __% of the Group I Total Original Contract Pool Principal Balance, as of the March 2004 Remittance Date, (y) __% of the Group I Total Original Contract Pool Principal Balance as of the _____ ____ Remittance Date, and (z) __% of the Group I Total Original Contract Pool Principal Balance as of the _____ ____ Remittance Date and thereafter;

          (vi) the Current Realized Loss Ratio for the Group I Contracts as of such Remittance Date does not exceed ____%; and

          (vii) the Class I B-2 Principal Balance is not less than the Class I B-2 Floor Amount.

         CLASS I M-1 CERTIFICATE: Any one of the Certificates designated Class I M-1, executed and countersigned as provided herein, substantially in the form set forth in Exhibits B-3 and E hereto.

         CLASS I M-1 DISTRIBUTION AMOUNT: As to any Remittance Date, the aggregate amount distributed on the Class I M-1 Certificates on such Remittance Date pursuant to Section 6.01.

         CLASS I M-1 INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of (a) interest accrued during the related Interest Period at the Class I M-1 Remittance Rate on the Class I M-1 Principal Balance as of such Remittance Date (before giving effect to the distribution on such Remittance Date) and (b) any Class I M-1 Unpaid Interest Shortfall.

         CLASS I M-1 INTEREST SHORTFALL: As to any Remittance Date, any amount by which the amount distributed on the Class I M-1 Certificates on such Remittance Date is less than the amount computed pursuant to clause (a) of the definition of "Class I M-1 Interest Formula Distribution Amount".

         CLASS I M-1 PERCENTAGE: As to any Remittance Date, the percentage derived from the fraction (which shall not be greater than 1) whose numerator is the Class I M-1 Principal Balance immediately prior to such Remittance Date and whose denominator is the Group I Pool Scheduled Principal Balance immediately prior to such Remittance Date.

         CLASS I M-1 PRINCIPAL BALANCE: At any time, the Original Class I M-1 Principal Balance minus the sum of all amounts previously distributed on the Class I M-1 Certificates since the Closing Date pursuant to clauses A(vi) and B(vi) of Section 6.01(a) and, in respect of principal on the Class I M-1 Certificates, pursuant to clauses C(x) and D(x) of Section 6.01(a).

         CLASS I M-1 REMITTANCE RATE: As to any Remittance Date, the lesser of
(i) _____% per annum and (ii) the Group I Weighted Average Net Contract Rate for such Remittance Date.

         CLASS I M-1 UNPAID INTEREST SHORTFALL: As to any Remittance Date, the amount, if any, by which the aggregate of the Class I M-1 Interest Shortfalls for prior Remittance Dates exceeds the aggregate of the amounts distributed on the Class I M-1 Certificates on prior Remittance Dates in respect of such Interest Shortfalls, plus accrued interest (to the extent payment thereof is legally permissible) at the Class I M-1 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date. For purposes of determining whether amounts distributable pursuant to such clause (b) were actually distributed on the Class I M-1 Certificates on any particular Remittance Date, the distribution of interest on the Class I M-1 Certificates on such Remittance Date shall be allocated first to the monthly interest requirement calculated pursuant to clause (a) of the definition of "Class I M-1 Interest Formula Distribution Amount" and then to any Class I M-1 Unpaid Interest Shortfall pursuant to such clause (b).

         CLASS II A CERTIFICATE:  Any one of the Class II A-1 Certificates.

         CLASS II A DISTRIBUTION AMOUNT: As to any Remittance Date, the Class II A-1 Distribution Amount.

         CLASS II A PERCENTAGE: As to any Remittance Date, the percentage derived from the fraction (which shall not be greater than 1) whose numerator is the Class II A Principal Balance immediately prior to such Remittance Date and whose denominator is the Group II Pool Scheduled Principal Balance immediately prior to such Remittance Date; provided, however, that on any Remittance Date on which (i) the Class II B Principal Distribution Test is met and (ii) the Class II B Percentage is greater than 50%, the Class II A Percentage shall equal 0% until distribution of principal to the Class II B Certificates on such Remittance Date shall reduce the Class II B Percentage to a percentage equal to 50%.

         CLASS II A PRINCIPAL BALANCE: As to any Remittance Date, the Class II A-1 Principal Balance (before giving effect to distributions on the Certificates on such Remittance Date).

         CLASS II A-1 CERTIFICATE: Any one of the Certificates designated Class II A-1, executed and countersigned as provided herein, substantially in the form set forth in Exhibits B-2 and E hereto.

         CLASS II A-1 DISTRIBUTION AMOUNT: As to any Remittance Date, the aggregate amount distributed on the Class II A-1 Certificates on such Remittance Date pursuant to Section 6.01.

         CLASS II A-1 FORMULA RATE: As to any Remittance Date, a per annum rate equal to the sum of (a) LIBOR for such Remittance Date and (b)(i) if such Remittance Date occurs on or prior to the Call Option Date, ____% (__________ basis points) per annum or (ii) if such Remittance Date occurs after the Call Option Date, ____% (_________ basis points) per annum.

         CLASS II A-1 INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of (a) interest accrued during the related Interest Period at the Class II A-1 Remittance Rate on the Class II A-1 Principal Balance as of such Remittance Date (before giving effect to the distribution on such Remittance Date) and (b) any Class II A-1 Unpaid Interest Shortfall.

         CLASS II A-1 INTEREST SHORTFALL: As to any Remittance Date, any amount by which the amount distributed on the Class II A-1 Certificates on such Remittance Date is less than the amount computed pursuant to clause (a) of the definition of "Class II A-1 Interest Formula Distribution Amount".

         CLASS II A-1 NET FUNDS CAP CARRYOVER AMOUNT: As to any Remittance Date, the sum of (A) if the Remittance Rate for the Class II A-1 Certificates on such Remittance Date is based upon the Net Funds Cap, the amount, if any, by which (i) the lesser of (a) the product of (x) the Weighted Average Lifetime Cap for such Remittance Date and (y) the Class II A-1 Principal Balance as of such Remittance Date and (b) the amount of interest that would otherwise be distributable on the Class II A-1 Certificates on such Remittance Date were such Remittance Rate calculated at the Class II A-1 Formula Rate for such Remittance Date exceeds (ii) the amount of interest payable on the Class II A-1 Certificates at the Net Funds Cap for such Remittance Date and (B) the Class II A-1 Net Funds Cap Carryover Amounts, together with accrued interest thereon (at the Class II A-1 Formula Rate for such Remittance Date) for all previous Remittance Dates to the extent not previously paid pursuant to clause C(xi) or D(xi) of Section 6.01(a).

         CLASS II A-1 PRINCIPAL BALANCE: At any time, the Original Class II A-1 Principal Balance minus the sum of all amounts previously distributed on the Class II A-1 Certificates since the Closing Date pursuant to clauses C(ii) and D(ii) of Section 6.01(a) and, in respect of principal on the Class II A-1 Certificates, pursuant to clauses A(xi), B(xi), C(ix) and D(ix) of Section 6.01(a).

         CLASS II A-1 REMITTANCE RATE: With respect to the first Remittance Date, _______% per annum, and, for any subsequent Remittance Date, the lesser of (a) Class II A-1 Formula Rate for such Remittance Date and (b) the Net Funds Cap for such Remittance Date.

         CLASS II A-1 UNPAID INTEREST SHORTFALL: As to any Remittance Date, the amount, if any, by which the aggregate of the Class II A-1 Interest Shortfalls for prior Remittance Dates exceeds the aggregate of the amounts distributed on the Class II A-1 Certificates on prior Remittance Dates in respect of such Interest Shortfalls, plus accrued interest (to the extent payment thereof is legally permissible) at the Class II A-1 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date. For purposes of determining whether amounts distributable pursuant to such clause (b) were actually distributed on the Class II A-1 Certificates on any particular Remittance Date, the distribution of interest on the Class II A-1 Certificates on such Remittance Date shall be allocated first to the monthly interest requirement calculated pursuant to clause (a) of the definition of "Class II A-1 Interest Formula Distribution Amount" and then to any Class II A-1 Unpaid Interest Shortfall pursuant to such clause (b).

         CLASS II B CERTIFICATE: Any one of the Class II B-1 Certificates, Class II B-2 Certificates and/or Class II B-3 Certificates, as the case may be.

         CLASS II B PERCENTAGE: As to any Remittance Date, 100% minus the Class II A Percentage for such Remittance Date; provided, however, that on any Remittance Date on which (i) the Class II B Principal Distribution Test is met and (ii) the Class II B Percentage is greater than 50%, the Class II B Percentage shall equal 100% until distribution of principal to the Class II B Certificateholders on such Remittance Date shall increase the Class II A Percentage to a percentage equal to 50%; provided, further, on the Remittance Date on which there is a Group II Formula Principal Distribution Amount in excess of the Required Class II B Payment, the Required Class II B Payment shall be distributed to the Class II B Certificates and the remaining Group II Formula Principal Distribution Amount shall be distributed pro rata to the Class II A Certificates and the Class II B Certificates.

         CLASS II B PRINCIPAL BALANCE: As to any Remittance Date, the sum of the Class II B-1, Class II B-2 and Class II B-3 Principal Balances (before giving effect to distributions on the Certificates on such Remittance Date).

         CLASS II B PRINCIPAL DISTRIBUTION TEST: The Class II B Principal Distribution Test is met in respect of a Remittance Date if the following conditions are satisfied:

         (i)     such Remittance Date is on or after the _____ ____
         Remittance Date;

         (ii) the Class II B Percentage for such Remittance Date is equal to at least 50%;

        (iii) the Average Sixty-Day Delinquency Ratio for the Group II Contracts as of such Remittance Date does not exceed __%;

         (iv) the Average Thirty-Day Delinquency Ratio for the Group II Contracts as of such Remittance Date does not exceed __%;

          (v) the Cumulative Realized Losses for the Group II Contracts do not exceed (x) __% of the Group II Total Original Contract Pool Principal Balance, as of the March 2004 Remittance Date, (y) __% of the Group II Total Original Contract Pool Principal Balance as of the March 2005 Remittance Date, and (z) __% of the Group II Total Original Contract Pool Principal Balance as of the March 2006 Remittance Date and thereafter;

         (vi) the Current Realized Loss Ratio for the Group II Contracts as of such Remittance Date does not exceed _____%; and

        (vii) the sum of the Class II B-3 Principal Balance and the Overcollateralization Amount is not less than the Group II Certificate Floor Amount.

         CLASS II B-1 CERTIFICATE: Any one of the Certificates designated Class II B-1, executed and countersigned as provided herein, substantially in the form set forth in Exhibits C-2 and E hereto.

         CLASS II B-1 DISTRIBUTION AMOUNT: As to any Remittance Date, the aggregate amount distributed on the Class II B-1 Certificates on such Remittance Date pursuant to Section 6.01.

         CLASS II B-1 FORMULA RATE: As to any Remittance Date, a per annum rate equal to the sum of (a) LIBOR for such Remittance Date and (b)(i) if such Remittance Date occurs on or prior to the Call Option Date, ____% (___________ basis points) per annum or (ii) if such Remittance Date occurs after the Call Option Date, ___% (__________ basis points) per annum.

         CLASS II B-1 INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of (a) interest accrued during the related Interest Period at the Class II B-1 Remittance Rate on the Class II B-1 Principal Balance as of such Remittance Date (before giving effect to the distribution on such Remittance Date) and (b) any Class II B-1 Unpaid Interest Shortfall.

         CLASS II B-1 INTEREST SHORTFALL: As to any Remittance Date, any amount by which the amount distributed on the Class II B-1 Certificates on such Remittance Date is less than the amount computed pursuant to clause (a) of the definition of "Class II B-1 Interest Formula Distribution Amount".

         CLASS II B-1 NET FUNDS CAP CARRYOVER AMOUNT: As to any Remittance Date, the sum of (A) if the Remittance Rate for the Class II B-1 Certificates on such Remittance Date is based upon the Net Funds Cap, the amount, if any, by which (i) the lesser of (a) the product of (x) the Weighted Average Lifetime Cap for such Remittance Date and (y) the Class II B-1 Principal Balance as of such Remittance Date and (b) the amount of interest that would otherwise be distributable on the Class II B-1 Certificates on such Remittance Date were such Remittance Rate calculated at the Class II B-1 Formula Rate for such Remittance Date exceeds (ii) the amount of interest payable on the Class II B-1 Certificates at the Net Funds Cap for such Remittance Date and (B) the Class II B-1 Net Funds Cap Carryover Amounts, together with accrued interest thereon (at the Class II B-1 Formula Rate for such Remittance Date) for all previous Remittance Dates to the extent not previously paid pursuant to clause C(xi) or D(xi) of Section 6.01(a).

         CLASS II B-1 PRINCIPAL BALANCE: At any time, the Original Class II B-1 Principal Balance minus the sum of all amounts previously distributed on the Class II B-1 Certificates pursuant to clauses C(iv) and D(iv) of Section 6.01(a) and, in respect of principal on the Class II B-1 Certificates, pursuant to clauses A(xi), B(xi), C(ix) and D(ix) of Section 6.01(a).

         CLASS II B-1 REMITTANCE RATE: With respect to the first Remittance Date, _______% per annum, and, for any subsequent Remittance Date, the lesser of (a) Class II B-1 Formula Rate for such Remittance Date and (b) the Net Funds Cap for such Remittance Date.

         CLASS II B-1 UNPAID INTEREST SHORTFALL: As to any Remittance Date, the amount, if any, by which the aggregate of the Class II B-1 Interest Shortfalls for prior Remittance Dates exceeds the aggregate of the amounts distributed on the Class II B-1 Certificates on prior Remittance Dates in respect of such Interest Shortfalls, plus accrued interest (to the extent payment thereof is legally permissible) at the Class II B-1 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date. For purposes of determining whether amounts distributable pursuant to such clause (b) were actually distributed on the Class II B-1 Certificates on any particular Remittance Date, the distribution of interest on the Class II B-1 Certificates on such Remittance Date shall be allocated first to the monthly interest requirement calculated pursuant to clause (a) of the definition of "Class II B-1 Interest Formula Distribution Amount" and then to any Class II B-1 Unpaid Interest Shortfall pursuant to such clause (b).

         CLASS II B-2 CERTIFICATE: Any one of the Certificates designated Class II B-2, executed and countersigned as provided herein, substantially in the form set forth in Exhibits C-2 and E hereto.

         CLASS II B-2 DISTRIBUTION AMOUNT: As to any Remittance Date, the aggregate amount distributed on the Class II B-2 Certificates on such Remittance Date pursuant to Section 6.01.

         CLASS II B-2 FORMULA RATE: As to any Remittance Date, a per annum rate equal to the sum of (a) LIBOR for such Remittance Date and (b)(i) if such Remittance Date occurs on or prior to the Call Option Date, ____% (___________________ basis points) per annum if such Remittance Date occurs after the Call Option Date, ____% (__________________ basis points) per annum.

         CLASS II B-2 INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of (a) interest accrued during the related Interest Period at the Class II B-2 Remittance Rate on the Class II B-2 Principal Balance as of such Remittance Date (before giving effect to the distribution on such Remittance Date) and (b) any Class II B-2 Unpaid Interest Shortfall.

         CLASS II B-2 INTEREST SHORTFALL: As to any Remittance Date, any amount by which the amount distributed on the Class II B-2 Certificates on such Remittance Date is less than the amount computed pursuant to clause (a) of the definition of "Class II B-2 Interest Formula Distribution Amount".

         CLASS II B-2 NET FUNDS CAP CARRYOVER AMOUNT: As to any Remittance Date, the sum of (A) if the Remittance Rate for the Class II B-2 Certificates on such Remittance Date is based upon the Net Funds Cap, the amount, if any, by which (i) the lesser of (a) the product of (x) the Weighted Average Lifetime Cap for such Remittance Date and (y) the Class II B-2 Principal Balance as of such Remittance Date and (b) the amount of interest that would otherwise be distributable on the Class II B-2 Certificates on such Remittance Date were such Remittance Rate calculated at the Class II B-2 Formula Rate for such Remittance Date exceeds (ii) the amount of interest payable on the Class II B-2 Certificates at the Net Funds Cap for such Remittance Date and (B) the Class II B-2 Net Funds Cap Carryover Amounts, together with accrued interest thereon (at the Class II B-2 Formula Rate for such Remittance Date) for all previous Remittance Dates to the extent not previously paid pursuant to clause C(xi) or D(xi) of Section 6.01(a).

         CLASS II B-2 PRINCIPAL BALANCE: At any time, the Original Class II B-2 Principal Balance minus the sum of all amounts previously distributed on the Class II B-2 Certificates pursuant to clauses C(vi) and D(vi) of Section 6.01(a) and, in respect of principal on the Class II B-2 Certificates, pursuant to clauses A(xi), B(xi), C(ix) and D(ix) of Section 6.01(a).

         CLASS II B-2 REMITTANCE RATE: With respect to the first Remittance Date, _______% per annum, and for any subsequent Remittance Date, the lesser of (a) Class II B-2 Formula Rate for such Remittance Date and (b) the Net Funds Cap for such Remittance Date.

         CLASS II B-2 UNPAID INTEREST SHORTFALL: As to any Remittance Date, the amount, if any, by which the aggregate of the Class II B-2 Interest Shortfalls for prior Remittance Dates exceeds the aggregate of the amounts distributed on the Class I B-2 Certificates on prior Remittance Dates in respect of such Interest Shortfalls, plus accrued interest (to the extent payment thereof is legally permissible) at the Class II B-2 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date. For purposes of determining whether amounts distributable pursuant to such clause (b) were actually distributed on the Class II B-2 Certificates on any particular Remittance Date, the distribution of interest on the Class II B-2 Certificates on such Remittance Date shall be allocated first to the monthly interest requirement calculated pursuant to clause (a) of the definition of "Class II B-2 Interest Formula Distribution Amount" and then to any Class II B-2 Unpaid Interest Shortfall pursuant to such clause (b).

         CLASS II B-3 CERTIFICATE: Any one of the Certificates designated Class II B-3, executed and countersigned as provided herein, substantially in the form set forth in Exhibits C-2 and E hereto.

         CLASS II B-3 DISTRIBUTION AMOUNT: As to any Remittance Date, the aggregate amount distributed on the Class II B-3 Certificates on such Remittance Date pursuant to Section 6.01 [(excluding the amount of the Group II Guarantee Payment, if any, with respect to such Remittance Date)].

         CLASS II B-3 FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of (a) the Class II B-3 Interest Formula Distribution Amount for such Remittance Date and (b) the greater of (x) the Class II B-3 Principal Liquidation Loss Amount for such Remittance Date and
(y) an amount equal to the amount, if any, of principal that would be distributable on the Class II B-3 Certificates on such Remittance Date pursuant to clauses (C)(viii) or (D)(viii), as the case may be, of Section 6.01(a) hereof, assuming that the Group II Available Distribution Amount for such Remittance Date remaining after distribution of the amounts specified in
(x) clauses C(i), C(iii), C(v) and C(vii) in the aggregate or (y) clauses D(i), D(iii), D(v) and D(vii) in the aggregate, as the case may be, of Section 6.01(a) hereof is at least equal to the Group II Formula Principal Distribution Amount for such Remittance Date.

         CLASS II B-3 FORMULA RATE: As to any Remittance Date, a per annum rate equal to the sum of (a) LIBOR for such Remittance Date and (b)(i) if such Remittance Date occurs on or prior to the Call Option Date, ____% (________________ basis points) per annum or (ii) if such Remittance Date occurs after the Call Option Date, ____% (______________ basis points) per annum.

         CLASS II B-3 INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of (a) interest accrued during the related Interest Period at the Class II B-3 Remittance Rate on the Class II B-3 Principal Balance as of such Remittance Date (before giving effect to the distribution on such Remittance Date) and (b) any Class II B-3 Unpaid Interest Shortfall.

         CLASS II B-3 INTEREST SHORTFALL: As to any Remittance Date, any amount by which the amount distributed on the Class II B-3 Certificates on such Remittance Date is less than the amount computed pursuant to clause (a) of the definition of "Class II B-3 Interest Formula Distribution Amount".

         CLASS II B-3 NET FUNDS CAP CARRYOVER AMOUNT: As to any Remittance Date, the sum of (A) if the Remittance Rate for the Class II B-3 Certificates on such Remittance Date is based upon the Net Funds Cap, the amount, if any, by which (i) the lesser of (a) the product of (x) the Weighted Average Lifetime Cap for such Remittance Date and (y) the Class II B-3 Principal Balance as of such Remittance Date and (b) the amount of interest that would otherwise be distributable on the Class II B-3 Certificates on such Remittance Date were such Remittance Rate calculated at the Class II B-3 Formula Rate for such Remittance Date exceeds (ii) the amount of interest payable on the Class II B-3 Certificates at the Net Funds Cap for such Remittance Date and (B) the Class II B-3 Net Funds Cap Carryover Amounts, together with accrued interest thereon (at the Class II B-3 Formula Rate for such Remittance Date) for all previous Remittance Dates to the extent not previously paid pursuant to clause C(xi) or D(xi) of Section 6.01(a).

         CLASS II B-3 PRINCIPAL BALANCE: At any time, the Original Class II B-3 Principal Balance minus the sum of all amounts previously distributed on the Class II B-3 Certificates pursuant to clauses C(viii) and D(viii) of
Section 6.01(a) and, in respect of principal on the Class II B-3 Certificates, pursuant to clauses A(xi), B(xi), C(ix) and D(ix) of Section 6.01(a).

         CLASS II B-3 PRINCIPAL LIQUIDATION LOSS AMOUNT: As to any Remittance Date the amount, if any, by which the sum of the Class II A Principal Balance and the Class II B Principal Balance for such Remittance Date exceeds the Group II Pool Scheduled Principal Balance for such Remittance Date, in each case, after giving effect to all distributions on the Certificates on account of principal on such Remittance Date [(exclusive of the related Guarantee Payment, if any)].

         CLASS II B-3 REMITTANCE RATE: With respect to the first Remittance Date, _______% per annum, and for any subsequent Remittance Date, the lesser of (a) Class II B-3 Formula Rate for such Remittance Date and (b) the Net Funds Cap for such Remittance Date.

         CLASS II B-3 UNPAID INTEREST SHORTFALL: As to any Remittance Date, the amount, if any, by which the aggregate of the Class II B-3 Interest Shortfalls for prior Remittance Dates exceeds the aggregate of the amounts distributed on the Class II B-3 Certificates on prior Remittance Dates in respect of such Interest Shortfalls, plus accrued interest (to the extent payment thereof is legally permissible) at the Class II B-3 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date. For purposes of determining whether amounts distributable pursuant to such clause (b) were actually distributed on the Class II B-3 Certificates on any particular Remittance Date, the distribution of interest on the Class II B-3 Certificates on such Remittance Date shall be allocated first to the monthly interest requirement calculated pursuant to clause (a) of the definition of "Class II B-3 Interest Formula Distribution Amount" and then to any Class II B-3 Unpaid Interest Shortfall pursuant to such clause (b).

         CLASS R CERTIFICATE: The Certificate executed and countersigned as provided herein, substantially in the form set forth in Exhibits D and E hereto.

         CLASS R DISTRIBUTION AMOUNT: As to any Remittance Date, the aggregate amount distributed on the Class R Certificate pursuant to Section 6.01.

         CLOSING DATE:  ________ __, 1999.

         CODE:  The Internal Revenue Code of 1986, as amended.

         COMBINED TOTAL ORIGINAL CONTRACT POOL PRINCIPAL BALANCE: The sum of the Group I Total Original Contract Pool Principal Balance and the Group II Total Original Contract Pool Principal Balance.

         COMPANY: Vanderbilt Mortgage and Finance, Inc., a Tennessee corporation, or its successor in interest or any successor under this Agreement appointed as herein provided.

         COMPUTER TAPE: The computer tape generated by the Company which provides information relating to the Contracts, and includes the master file and the history file.

         CONTRACT FILE: As to each Contract, other than a Land-and-Home Contract, (a) the original of the Contract (except for fewer than 15 Contracts, in which case the related Contract File shall contain a photocopy of the original Contract together with a certificate from the Obligor under such Contract certifying that such photocopy is a true copy of the original Contract), and, in the case of each Bi-weekly Contract, the original of the bi-weekly rider for such Contract, and, in the case of each Escalating Principal Payment Contract, the original of the graduated payment rider for such Contract; (b) the original title document for the related Manufactured Home of the type issued to lienholders, unless the laws of the jurisdiction in which the related Manufactured Home is located do not provide for the issuance of such title documents for such Manufactured Home; (c) evidence of one or more of the following types of perfection of the security interest in the related Manufactured Home granted by such Contract, as appropriate: (1) notation of such security interest on the title document, (2) a financing statement meeting the requirements of the UCC, with evidence of recording in the appropriate offices indicated thereon, or (3) such other evidence of perfection of a security interest in a manufactured housing unit as is customary in such jurisdiction; (d) the assignment of the Contract (which may be in a blanket form that also covers other Contracts or contracts) from the Originator to the Company; and (e) any extension, modification or waiver agreement(s). In addition, as to each Land Secured Contract, the related Mortgage with evidence of recording thereon.

         CONTRACT POOL: The pool of Contracts held in the Trust Fund with respect to each Group.

         CONTRACT RATE ADJUSTMENT DATE: As to each Group II Contract, a date on which the related APR may adjust, as provided in such Contract.

         CONTRACT SCHEDULE: The list (as such list may be amended from time to time) identifying each Contract constituting part of the corpus of the Trust Fund as of the Cut-off Date, and which (a) identifies each Contract by Group, contract number and name and address of the Obligor and (b) sets forth as to each Contract (i) the unpaid principal balance as of the related Transfer Date determined by giving effect to payments received prior to the related Transfer Date, (ii) the amount of each scheduled payment due from the Obligor, and
(iii) the APR.

         CONTRACTS: The manufactured housing installment sale contracts and installment loan agreements, including any Land-and-Home Contracts and Mortgage Loans, described in the Contract Schedule and constituting part of the corpus of the Trust Fund, which Contracts are to be sold and assigned by the Company to the Trustee and which are the subject of this Agreement. The Contracts include, without limitation, all related security interests and any and all rights to receive payments which are due pursuant thereto from and after the Cut-off Date, but exclude any rights to receive payments which are due pursuant thereto prior to the Cut-off Date.

         CORPORATE TRUST OFFICE: The principal office of the Trustee at which at any particular time its corporate business in connection with this Agreement shall be administered, which office at the date of execution of this Agreement is located at ____________________,
________________________________.

         CUSTODIAL AGREEMENT:  As defined in Section 2.04(a).

         CUT-OFF DATE: _______ __, 1999.

         DEFICIENCY EVENT: The Remittance Date, if any, on which the Group I Pool Scheduled Principal Balance becomes equal to or less than the sum of the Class I A-1 Principal Balance, the Class I A-2 Principal Balance, the Class I A-3 Principal Balance, the Class I A-4 Principal Balance and the Class I A-5 Principal Balance.

         DEFINITIVE CERTIFICATES:  As defined in Section 4.02(g).

         DEPOSITORY: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & CO., as the registered Holder of (i) one Class I A-1 Certificate evidencing $__________ in initial aggregate principal balance of the Class I A-1 Certificates, (ii) one Class I A-2 Certificate evidencing $__________ in initial aggregate principal balance of the Class I A-2 Certificates, (iii) one Class I A-3 Certificate evidencing $__________ in initial aggregate principal balance of the Class I A-3 Certificates, (iv) one Class I A-4 Certificate evidencing $__________ in initial aggregate principal balance of the Class I A-4 Certificates, (v) one Class I A-5 Certificate evidencing $__________ in initial aggregate principal balance of the Class I A-5 Certificates, (vi) one Class I A-6 Certificate evidencing $__________ in initial aggregate principal balance of the Class I A-6 Certificates, (vii) one Class I M-1 Certificate evidencing $_________ in initial aggregate principal balance of the Class I M-1 Certificates, (viii) one Class I B-1 Certificate evidencing $_________ in initial aggregate principal balance of the Class I B-1 Certificates, (ix) one Class I B-2 Certificate evidencing $__________ in initial aggregate principal balance of the Class I B-2 Certificates, (x) one Class II A-1 Certificate evidencing $__________ in initial aggregate principal balance of Class II A-1 Certificates, (xi) one Class II B-1 Certificate evidencing $__________ in initial aggregate principal balance of Class II B-1 Certificates, (xii) one Class II B-2 Certificate evidencing $_________ in initial aggregate principal balance of Class II B-2 Certificates and (xiii) one Class II B-3 Certificate evidencing $_________ in initial aggregate principal balance of Class II B-3 Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

         DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         DETERMINATION DATE: The fifth Business Day prior to each Remittance
Date.

         DISTRIBUTION ACCOUNT: The custodial account or accounts created and maintained with respect to each Certificate Group pursuant to Section 5.18.

         DUE DATE: The day of the month (or in the case of a Bi-weekly Contract or Semi-Monthly Contract, each day in the month) on which each scheduled payment of principal and interest is due on a Contract, exclusive of any days of grace.

         DUE PERIOD: With respect to the first Remittance Date, the period commencing on _______ __, 1999 and ending on ________ __, 1999. With respect to any Remittance Date after the first Remittance Date, the period commencing on the 26th day of the second month preceding the month of such Remittance Date and ending on the 25th day of the month preceding the month of such Remittance Date.

         ELECTRONIC LEDGER: The electronic master record of the Company's manufactured housing installment sales contracts and installment loan agreements clearly identifying each Contract that is part of the corpus of the Trust Fund.

         ELIGIBLE ACCOUNT: An account that is either (i) maintained with a depository institution the commercial paper or short-term unsecured debt obligations of which is rated "__" by _______ and "___" by _____, (ii) a trust account maintained with the Trustee in its corporate trust department or (iii) otherwise acceptable to the Rating Agencies, as evidenced by a letter from the Rating Agencies, without a reduction or withdrawal of the rating of the Certificates.

         ELIGIBLE INVESTMENTS:  One or more of the following:

         (a) direct obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

         (b) repurchase agreements on obligations specified in clause (a) maturing not more than one month from the date of acquisition thereof, provided that the long-term unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in the two highest rating category available from such Rating Agency; and provided further that the short-term debt obligations of the party agreeing to repurchase shall be at the time rated "___" by _____ and "____" by _________;

         (c) federal funds, certificates of deposit, time deposits, demand deposits and bankers' acceptances, each of which shall not have an original maturity of more than 90 days, of any depository institution or trust company incorporated under the laws of the United States or any state; provided that the short-term obligations of such depository institution or trust company shall be at the time rated "____" by ____ and "___" by ____;

         (d) commercial paper (having original maturities of not more than 270 days) of any corporation incorporated under the laws of the United States or any state thereof; provided that such commercial paper shall be at the time rated "___" by ____ and "___" by _____;

         (e) any money market fund rated "_____" by _____ and "_____" by ______; and

         (f) other obligations or securities that are acceptable to the Rating Agencies as an Eligible Investment hereunder and will not result in a reduction in or withdrawal of the then current rating or ratings of the Certificates, as evidenced by a letter to such effect from the Rating Agencies;

         provided, however, that no instrument shall be an Eligible Investment if such instrument evidences a right to receive only interest payments with respect to the obligations underlying such instrument.

         ELIGIBLE SUBSTITUTE CONTRACT: As to any Replaced Contract for which such Eligible Substitute Contract is being substituted pursuant to Section 3.05(b), a Contract that (a) as of the date of its substitution, satisfies all of the representations and warranties (which, except when expressly stated to be as of origination, shall be deemed to be determined as of the date of its substitution rather than as of the Cut-off Date or the Closing Date) in
Section 3.02 and does not cause any of the representations and warranties in
Section 3.03, after giving effect to such substitution, to be incorrect, (b) after giving effect to the scheduled payment or payments due in the month of such substitution, has a Scheduled Principal Balance that is not greater than the Scheduled Principal Balance of such Replaced Contract, (c) has an APR that is at least equal to the APR of such Replaced Contract, (d) has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Contract, (e) has not been delinquent for more than 31 days as to any scheduled payment due within twelve months of the date of its substitution, (f) if the Replaced Contract is secured by a Manufactured Home which was new at the time of origination, it shall be replaced by a new Eligible Substitute Contract, (g) if the Replaced Contract is secured by a Manufactured Home which is a double-wide, the Eligible Substitute Contract shall be a double-wide, (h) if the Replaced Contract is a Group I Contract, has a fixed APR, and (i) if the Replaced Contract is a Group II Contract, (1) has a Lifetime Cap no lower than (and not more than two percentage points higher than) the Lifetime Cap of the Replaced Contract and a Minimum APR no lower than (and not more than one percentage point higher than) the Minimum APR of the Replaced Contract, (2) has the same index and Periodic Cap as that of the Replaced Contract and a Gross Margin not less than that of the Replaced Contract and, if Group II Contracts having an aggregate outstanding principal balance equaling 1% or more of the aggregate principal balance of the Group II Contracts as of the Cut-off Date have become Replaced Contracts, not more than two percentage points higher than that of the Replaced Contract, (3) has Contract Rate Adjustment Dates that are no less frequent than the Contract Rate Adjustment Dates of the Replaced Contract and
(4) will not permit conversion of the related adjustable APR to a fixed APR. Notwithstanding the foregoing, in the event that on any date more than one Eligible Substitute Contract is substituted for one or more Replaced Contracts, the requirement set forth in clause (b) above with respect to Scheduled Principal Balance may be satisfied if the aggregate of the Scheduled Principal Balances of such Eligible Substitute Contracts is not greater than the aggregate of the Scheduled Principal Balances of such Replaced Contracts; the requirement set forth in clause (c) above with respect to APR may be satisfied if the weighted average APR of such Eligible Substitute Contracts is at least equal to the weighted average APR of such Replaced Contracts (provided that the APR of each Eligible Substitute Contract to be substituted for a Group I Contract shall be equal to or greater than the Group I Weighted Average Net Contract Rate); the requirement set forth in clause (d) above with respect to remaining term to scheduled maturity may be satisfied if the weighted average remaining term to scheduled maturity of such Eligible Substitute Contracts is not greater than the weighted average remaining term to scheduled maturity of such Replaced Contracts; provided that no Eligible Substitute Contract shall have a scheduled maturity date later than _____ __,
____.

         ESCALATING PRINCIPAL PAYMENT CONTRACT: Contracts which provide for an annual increase in monthly payments over the first five years of the term of the Contract, and at year six, the Contract is fully amortized for the remainder of the term of the Contract, based on the balance of the Contract at year six, providing for level payments for the remainder of the term of the Contract.

         EVENT OF DEFAULT: Any one of the events described in Section 9.01 hereof.

         EXCESS OVERCOLLATERALIZATION AMOUNT: As to any Remittance Date, the amount, if any, by which (x) the actual Overcollateralization Amount on such Remittance Date (after taking into account all other distributions on such Remittance Date pursuant to Section 6.01(a)) exceeds (y) the Required Overcollateralization Amount for such Remittance Date.

         EXTENSION FEE: Any extension fee paid by the Obligor on a Contract. FIDELITY BOND: A fidelity bond to be maintained by the Servicer pursuant to
Section 5.10.

         FILE: A Contract File, Land-and-Home Contract File or a Mortgage Loan File.

         FIRST REMITTANCE DATE:  _____ _, 1999.

         FIXED RATE CERTIFICATES: The Class I A-2, Class I A-3, Class I A-4, Class I A-5, Class I A-6, Class I M-1, Class I B-1 and Class I B-2 Certificates.

         FLOATING RATE CERTIFICATES:  The Class I A-1 and Group II Certificates.

         FORMULA PRINCIPAL DISTRIBUTION AMOUNT: As to any Remittance Date and each Group, an amount equal to the sum of (a) all scheduled payments of principal due on each Outstanding Contract in such Group during the Due Period immediately preceding the month in which such Remittance Date occurs, (b) all Partial Prepayments received with respect to Contracts in such Group during such Due Period, (c) the Scheduled Principal Balance of each Contract in such Group for which a Principal Prepayment in Full was received during such Due Period, (d) the Scheduled Principal Balance of each Contract in such Group that became a Liquidated Contract during such Due Period, (e) the Scheduled Principal Balance of each Contract in such Group that was purchased during such Due Period pursuant to Section 3.05 and (f) any previously undistributed shortfalls in the distribution of the amounts in clauses (a) through (e) in respect of such Group in respect of prior Remittance Dates [(other than any such shortfall with respect to which a Guarantee Payment has been made to the Class I B-2 Certificateholders (in the case of the Group I Certificates) or the Class II B-3 Certificateholders (in the case of the Group II Certificates))].

         FRACTIONAL INTEREST: As to any Certificate of any Class, the product of (a) the Percentage Interest evidenced by such Certificate multiplied by (b) the amount derived from dividing the Principal Balance of such Class by the sum of the Class I A-1 Principal Balance, Class I A-2 Principal Balance, Class I A-3 Principal Balance, Class I A-4 Principal Balance, Class I A-5 Principal Balance, Class I A-6 Principal Balance, Class I M-1 Principal Balance, Class I B-1 Principal Balance, the Class I B-2 Principal Balance, the Class II A-1 Principal Balance, the Class II B-1 Principal Balance, the Class II B-2 Principal Balance and the Class II B-3 Principal Balance.

         GROSS MARGIN: With respect to each Group II Contract, the percentage set forth in the related Contract to be added to the related index for use in determining such Contract's APR on each date of adjustment thereof.

         GROUP:  Either Group I or Group II, as the context requires.

         GROUP I: With respect to the Contracts, the Group I Contracts, and with respect to the Certificates, the Group I Certificates. When the words "Group I" immediately precede another defined term herein, the application of such term will be limited to the Group I Contracts and/or the Group I Certificates.

         GROUP I AVAILABLE DISTRIBUTION AMOUNT: As to any Remittance Date, (a) the sum of (i) the amount on deposit in the Group I Certificate Account as of the end of the Due Period ending immediately prior to such Remittance Date, and (ii) the Monthly Advance with respect to Group I made in respect of such Remittance Date reduced by (b) the sum of (i) scheduled payments of principal and interest for Group I Contracts due after such Due Period and (ii) amounts permitted to be withdrawn by the Servicer from the Group I Certificate Account pursuant to clauses (i) through (v), inclusive, and (vii) of Section 6.02.

         GROUP I AVAILABLE FUNDS SHORTFALL: As to any Remittance Date, the amount, if any, by which the Group I Available Distribution Amount is less than the amount required to be distributed on the Group I Certificates on such Remittance Date pursuant to clauses A(i) through (x) or clauses B(i) through
(x), as applicable, of Section 6.01(a).

         GROUP I CERTIFICATE: Any one of the Class I A-1 Certificates, Class I A-2 Certificates, Class I A-3 Certificates, Class I A-4 Certificates, Class I A-5 Certificates, Class I A-6 Certificates, Class I M-1 Certificates, Class I B-1 Certificates or Class I B-2 Certificates.

         GROUP I CERTIFICATE ACCOUNT: The custodial account or accounts created and maintained pursuant to Section 5.05 with respect to the Group I Contracts.

         GROUP I CONTRACT: Each Contract sold to the Trust which bears interest at a fixed rate.

         GROUP I CUMULATIVE REALIZED LOSSES: As to any Remittance Date, the Aggregate Net Liquidation Losses for Group I Contracts for the period from the Cut-off Date through the end of the related Due Period.

         GROUP I CURRENT REALIZED LOSS RATIO: As to any Remittance Date, the annualized percentage derived from the fraction, the numerator of which is the sum of the Aggregate Net Liquidation Losses for Group I Contracts for the three preceding Due Periods and the denominator of which is the arithmetic average of the Group I Pool Scheduled Principal Balances for such Remittance Date and the preceding two Remittance Dates.

         GROUP I INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of the Class I A-1 Interest Formula Distribution Amount, Class I A-2 Interest Formula Distribution Amount, Class I A-3 Interest Formula Distribution Amount, Class I A-4 Interest Formula Distribution Amount, Class I A-5 Interest Formula Distribution Amount, Class I A-6 Interest Formula Distribution Amount, Class I M-1 Interest Formula Distribution Amount, Class I B-1 Interest Formula Distribution Amount and Class I B-2 Interest Formula Distribution Amount.

         GROUP I MONTHLY SERVICING FEE: With respect to any Remittance Date, an amount equal to one-twelfth of ____% of the Group I Pool Scheduled Principal Balance for such Remittance Date.

         GROUP I REMAINING AMOUNT AVAILABLE: As to any Remittance Date, the Group I Available Distribution Amount less the sum of the Class I A Distribution Amount and the Class I B-1 Distribution Amount.

         GROUP I WEIGHTED AVERAGE NET CONTRACT RATE: As to any Remittance Date and the Group I Contracts, the per annum rate equal to (i) the weighted average of the Annual Percentage Rates borne by the Group I Contracts and applicable to scheduled payments due in the Due Period preceding such Remittance Date less (ii) (x) if the Company is the Servicer, 0.00% or (y) if the Company is no longer the Servicer, ____%.

         GROUP II: With respect to the Contracts, the Group II Contracts, and with respect to the Certificates, the Group II Certificates. When the words "Group II" immediately precede another defined term herein, the application of such term will be limited to the Group II Contracts and/or the Group II Certificates.

         GROUP II AVAILABLE DISTRIBUTION AMOUNT: As to any Remittance Date,
(a) the sum of (i) the amount on deposit in the Group II Certificate Account as of the end of the Due Period ending immediately prior to such Remittance Date, and (ii) the Monthly Advance with respect to Group II made in respect of such Remittance Date reduced by (b) the sum of (i) scheduled payments of principal and interest for Group II Contracts due after such Due Period and
(ii) amounts permitted to be withdrawn by the Servicer from the Group II Certificate Account pursuant to clauses (i) through (v), inclusive, and (vii) of Section 6.02.

         GROUP II AVAILABLE FUNDS SHORTFALL: As to any Remittance Date, the amount, if any, by which the Group II Available Distribution Amount is less than the amount required to be distributed on the Group II Certificates on such Remittance Date pursuant to clauses C(i) through (viii) or clauses D(i) through (viii), as applicable, of Section 6.01(a).

         GROUP II CERTIFICATE: Any one of the Class II A-1 Certificates, Class II B-1 Certificates, Class II B-2 Certificates or Class II B-3 Certificates.

         GROUP II CERTIFICATE ACCOUNT: The custodial account or accounts created and maintained pursuant to Section 5.05 with respect to the Group II Contracts.

         GROUP II CERTIFICATE FLOOR AMOUNT: As to any Remittance Date, $____________.

         GROUP II CONTRACT: Each Contract sold to the Trust which bears interest at a variable rate.

         GROUP II CUMULATIVE REALIZED LOSSES: As to any Remittance Date, the Aggregate Net Liquidation Losses for Group II Contracts for the period from the Cut-off Date through the end of the related Due Period.

         GROUP II CURRENT REALIZED LOSS RATIO: As to any Remittance Date, the annualized percentage derived from the fraction, the numerator of which is the sum of the Aggregate Net Liquidation Losses for Group II Contracts for the three preceding Due Periods and the denominator of which is the arithmetic average of the Group II Pool Scheduled Principal Balances for such Remittance Date and the preceding two Remittance Dates.

         GROUP II INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, an amount equal to the sum of the Class II A-1 Interest Formula Distribution Amount, Class II B-1 Interest Formula Distribution Amount, Class II B-2 Interest Formula Distribution Amount and Class II B-3 Interest Formula Distribution Amount.

         GROUP II MONTHLY SERVICING FEE: With respect to any Remittance Date, an amount equal to one-twelfth of ____% of the Group II Pool Scheduled Principal Balance for such Remittance Date.

         GROUP II REMAINING AMOUNT AVAILABLE: As to any Remittance Date, the Group II Available Distribution Amount less the sum of the Class II A Distribution Amount, the Class II B-1 Distribution Amount and the Class II B-2 Distribution Amount.

         GROUP II WEIGHTED AVERAGE CONTRACT RATE: As to any Remittance Date and the Group II Contracts, the per annum rate equal to the weighted average of the Annual Percentage Rates borne by the Group II Contracts and applicable to scheduled payments due in the Due Period preceding such Remittance Date.

         [GUARANTEE PAYMENT: As to any Remittance Date and the Group I Certificates, the amount, if any, by which (a) the Class I B-2 Formula Distribution Amount for such Remittance Date exceeds (b) the Group I Remaining Amount Available. As to any Remittance Date and the Group II Certificates, the amount, if any, by which (a) the Class II B-3 Formula Distribution Amount for such Remittance Date exceeds (b) the Group II Remaining Amount Available.]

         [GUARANTEE REIMBURSEMENT AMOUNT: As to each Certificate Group and any Remittance Date, an amount equal to the lesser of (a) the related Available Distribution Amount for such Remittance Date less the portion thereof that represents the sum of the amounts (i) distributed on the related Certificates (other than the Class R Certificate) on such Remittance Date, (ii) distributed in respect of the Available Funds Shortfall, if any, of the other Certificate Group on such Remittance Date and (iii) paid to the Servicer in respect of the Monthly Servicing Fee pursuant to clause A(xi) or B(xi) (in the case of Group I Guarantee Payments) or pursuant to clause C(xii) or D(xii) (in the case of Group II Guarantee Payments) on such Remittance Date and (b) the aggregate amount of outstanding Guarantee Payments relating to such Certificate Group that remain unreimbursed as of such Remittance Date.]

         HAZARD INSURANCE POLICY: With respect to each Contract, the policy of fire and extended coverage insurance (and federal flood insurance, if applicable) required to be maintained for the related Manufactured Home, as provided in Section 5.09, and which, as provided in Section 5.09, may be a blanket insurance policy maintained by the Servicer in accordance with the terms and conditions of Section 5.09.

         INDEX: As to any Group II Contract, the published rate upon which the related Remittance Rate is calculated.

         INITIAL PRINCIPAL AMOUNT: With respect to the Group I Contracts, $_____________. With respect to the Group II Contracts, $_____________.

         INITIAL REQUIRED OVERCOLLATERALIZATION AMOUNT:  $____________.

         INTEREST FORMULA DISTRIBUTION AMOUNT: As to any Remittance Date, the Class I A-1 Interest Formula Distribution Amount, the Class I A-2 Interest Formula Distribution Amount, the Class I A-3 Interest Formula Distribution Amount, the Class I A-4 Interest Formula Distribution Amount, the Class I A-5 Interest Formula Distribution Amount, the Class I A-6 Interest Formula Distribution Amount, the Class I M-1 Interest Formula Distribution Amount, the Class I B-1 Interest Formula Distribution Amount, the Class I B-2 Interest Formula Distribution Amount, the Class II A-1 Interest Formula Distribution Amount, the Class II B-1 Interest Formula Distribution Amount, the Class II B-2 Interest Formula Distribution Amount and the Class II B-3 Interest Formula Distribution Amount, as applicable.

         INTEREST PERIOD: With respect to the Class I A-1 Certificates and each Class of Group II Certificates and any Remittance Date, the period commencing on the preceding Remittance Date (or in the case of the first Remittance Date, the Closing Date) through the day preceding such Remittance Date. With respect to each Class of Group I Certificates (other than the Class I A-1 Certificates) and any Remittance Date, the period from the first day of the calendar month preceding the month of such Remittance Date through the last day of such calendar month on the basis of a 360-day year consisting of twelve 30-day months.

         LAND-AND-HOME CONTRACT: A Contract that is secured by a Mortgage on real estate on which the related Manufactured Home is situated, and which Manufactured Home is considered or classified as part of the real estate under the laws of the jurisdiction in which it is located.

         LAND-AND-HOME CONTRACT FILE: With respect to each Land-and-Home
Contract,

         (a) the original of the Land-and-Home Contract, and, in the case of each Bi-weekly Contract, the original of the bi-weekly rider for such Contract, and, in the case of each Escalating Principal Payment Contract, the original of the graduated payment rider for such Contract;

         (b) the original related Mortgage with evidence of recording thereon and any title document for the related Manufactured Home;

         (c) with respect to any Land-and-Home Contract not originated by Vanderbilt, the assignment of the Land-and-Home Contract from the originator to Vanderbilt with evidence of recording thereon;

         (d) with respect to any Land-and-Home Contract originated by Vanderbilt, an endorsement of such Land-and-Home Contract by Vanderbilt without recourse;

         (e) with respect to the Land-and-Home Contracts located in the ten states with the highest concentration of Land-and-Home Contracts, an Opinion of Counsel to the effect that Vanderbilt need not cause to be recorded any assignment which relates to Land-and-Home Contracts in such states to protect the Trustee's and the Certificateholders' interest in such Land-and-Home Contracts; provided, however, if Vanderbilt fails to deliver such an Opinion of Counsel for any such states, with respect to the Land-and-Home Contracts located in those states, Vanderbilt shall provide an original executed assignment of the Mortgage, with evidence of recording thereon, showing the assignment from Vanderbilt to the Trustee or the separate trustee, as applicable; and

         (f) any extension, waiver or modification agreement(s) for each Land-and-Home Contract on the Schedule.

         LAND SECURED CONTRACT: A Contract that is secured by (i) a security interest in a Manufactured Home and (ii) a Mortgage on real estate on which the related Manufactured Home is situated, but such Manufactured Home is not considered or classified as part of the real estate under the laws of the jurisdiction in which it is located.

         LATE PAYMENT FEES: Any late payment fees paid by Obligors on Contracts after all sums received have been allocated first to regular installments due or overdue and all such installments are then paid in full.

         LIBOR: As to any date, the rate for United States dollar deposits for one month which appear on the Telerate Screen LIBOR Page 3750 as of 11:00 A.M., London time. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Seller after consultation with the Trustee), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Remittance Date.

         LIBOR BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

         LIFETIME CAP: With respect to a Group II Contract, the maximum APR, if any, that may be borne by such Contract over its term, as set forth as such therein; provided, however, that solely for the purposes of calculating the Weighted Average Lifetime Cap on any given date, each Group II Contract as to which a maximum APR has not been set forth in such Contract shall be deemed to have a Lifetime Cap equal to its APR on such date.

         [LIMITED GUARANTEE: The obligation of CHI to make Guarantee Payments as set forth in Section 6.05.]

         LIQUIDATED CONTRACT: Any defaulted Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Contract have been recovered; provided that any defaulted Contract in respect of which the related Manufactured Home and, in the case of Land-and-Home Contracts, Mortgaged Property have been realized upon and disposed of and the proceeds of such disposition have been received shall be deemed to be a Liquidated Contract.

         LIQUIDATION EXPENSES: All reasonable out-of-pocket expenses (exclusive of overhead expenses) which are incurred by the Servicer in connection with the liquidation of any defaulted Contract, on or prior to the date on which the related Manufactured Home and, in the case of Land-and-Home Contracts, Mortgaged Property are disposed of, including, without limitation, legal fees and expenses, any unreimbursed amount expended by the Servicer pursuant to Section 5.06 or 5.09 (to the extent such amount is reimbursable under the terms of Section 5.06 or 5.09, as the case may be) respecting such Contract and any unreimbursed expenditures for property taxes or for property restoration or preservation that are related to such liquidation.

         LIQUIDATION PROCEEDS: Cash (including insurance proceeds other than those applied to the restoration of the related Manufactured Home or released to the related Obligor in accordance with the normal servicing procedures of the Servicer) received in connection with the liquidation of defaulted Contracts, whether through repossession or otherwise.

         LOAN-TO-VALUE RATIO: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Contract and the denominator of which is the Original Value of the related Manufactured Home (including for this purpose the Original Value of any Mortgaged Property not constituting a part of the Manufactured Home).

         MANUFACTURED HOME: A unit of manufactured housing which meets the requirements of Section 25(e)(10) of the Code, including all accessions thereto, securing the indebtedness of the Obligor under the related Contract.

         MINIMUM APR: With respect to a Group II Contract, the minimum APR, if any, that may be borne by such Contract over its term, as set forth as such therein.

         MONTHLY ADVANCE: As to any Remittance Date and the Contracts of each Group, the aggregate of all scheduled payments of principal and interest which were due during the related Due Period on any such Contracts that remained Outstanding at the end of such Due Period and were not collected during such Due Period, exclusive of any such scheduled payment which the Servicer has determined would be a Nonrecoverable Advance if an advance in respect of such scheduled payment were made.

         MONTHLY ADVANCE REIMBURSEMENT AMOUNT: Any amount received or deemed to be received by the Servicer pursuant to Section 6.04(c) in reimbursement of a Monthly Advance made out of its own funds.

         MONTHLY EXCESS SPREAD: As to Group I and any Remittance Date, the portion, if any, of the Group I Available Distribution Amount remaining after the distribution on such Remittance Date of the amounts specified in clauses A(i) through (x) or clauses B(i) through (x), as applicable, of Section 6.01(a). As to Group II and any Remittance Date, the portion, if any, of the Group II Available Distribution Amount (other than any portion thereof representing the Overcollateralization Reduction Amount, if any, for such Remittance Date) remaining after the distribution on such Remittance Date of the amounts specified in clauses C(i) through (viii) or clauses D(i) through
(viii), as applicable, of Section 6.01(a).

         MONTHLY REPORT:  The monthly report described in Section 7.01.

         MONTHLY SERVICING FEE: With respect to each Group of Contracts and any Remittance Date, an amount equal to one-twelfth of _____% of the Pool Scheduled Principal Balance for such Group for such Remittance Date.

         MORTGAGE: The mortgage or deed of trust creating a lien on an estate in fee simple interest in the real property securing a Contract.

         MORTGAGE LOANS: The mortgage loans or deeds of trust secured by a mortgage or deed of trust of one- to four-family residential properties, described in the Contract Schedule and constituting part of the corpus of the Trust, which are to be sold and assigned by the Company to the Trustee and which are the subject of this Agreement. The Mortgage Loans include, without limitation, all related security interests and any and all rights to receive payments which are due pursuant thereto from and after the Cut-off Date, but exclude any rights to receive payments which are due pursuant thereto prior to the Cut-off Date.

         MORTGAGE LOAN FILE:  With respect to each Mortgage Loan,

         (a) the original related Mortgage, with evidence of recording indicated thereon;

         (b) the original assignment and any intervening assignments of the Mortgage, with evidence of recording thereon, showing a complete chain of assignment of the Mortgage Loan from origination of the Mortgage Loan to Vanderbilt;

         (c) the original assignment, with evidence of recording thereon, showing the assignment from Vanderbilt to the Trustee or the separate trustee, as applicable; and

         (d) any extension, modification or waiver agreement(s) for each Mortgage Loan on the Schedule.

         MORTGAGED PROPERTY:  The property subject to a Mortgage.

         NET FUNDS CAP: As to any Remittance Date, the per annum rate equal to a fraction, expressed as a percentage, (A) whose numerator equals the amount by which (i) the sum of (a) the aggregate amount of interest due on the Group II Contracts on the related Due Date and (b) the Overcollateralization Reduction Amount, if any, for such Remittance Date exceeds (ii) the sum of (1) the product of (a) one-twelfth of the Group II Pool Scheduled Principal Balance on the first day of the Due Period immediately preceding the month in which such Remittance Date occurs and (b)(x) if the Company is the Servicer, 0.00%, or (y) if the Company is no longer the Servicer, _____% and (2) the product of (a) one-twelfth of the Group II Pool Scheduled Principal Balance on the first day of the Due Period immediately preceding the month in which such Remittance Date occurs and (b)(x) if the Overcollateralization Amount is less than the Required Overcollateralization Amount for such Remittance Date, ____% and (y) if the Overcollateralization Amount is greater than or equal to the Required Overcollateralization Amount for such Remittance Date, 0.00%, and (B) whose denominator equals the product of (i) the aggregate Principal Balance of the Group II Certificates and (ii) the actual number of days elapsed in the Interest Period divided by 360.

         NET LIQUIDATION PROCEEDS: As to any Liquidated Contract, Liquidation Proceeds net of the sum of (i) Liquidation Expenses and (ii) any amount required to be paid to the Obligor or any other Person with an interest in the Manufactured Home or any related Mortgaged Property that is senior to the interest of the Trust Fund.

         NONRECOVERABLE ADVANCE: Any advance made or proposed to be made pursuant to Section 6.04, which the Servicer believes, in its good faith judgment, is not, or if made would not be, ultimately recoverable from Liquidation Proceeds or otherwise. In determining whether an advance is or will be nonrecoverable, the Servicer need not take into account that it might receive any amounts in a deficiency judgment. The determination by the Servicer that any advance is, or if made would constitute, a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Trustee and stating the reasons for such determination.

         OBLIGOR: Each Person who is indebted under a Contract or who has acquired a Manufactured Home subject to a Contract.

         OFFICER'S CERTIFICATE: A certificate signed by the President, a Vice President, the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries or any other duly authorized officer of the Company or the Servicer, as appropriate, and delivered to the Trustee as required by this Agreement.

         OPINION OF COUNSEL: A written opinion of counsel, who may be the counsel for the Company or the Servicer and who shall be acceptable to the Trustee.

         ORIGINAL CLASS I A-1 PRINCIPAL BALANCE:  $__________

         ORIGINAL CLASS I A-2 PRINCIPAL BALANCE:  $__________.

         ORIGINAL CLASS I A-3 PRINCIPAL BALANCE:  $__________.

         ORIGINAL CLASS I A-4 PRINCIPAL BALANCE:  $__________.

         ORIGINAL CLASS I A-5 PRINCIPAL BALANCE:  $__________.

         ORIGINAL CLASS I A-6 PRINCIPAL BALANCE:  $__________.

         ORIGINAL CLASS I M-1 PRINCIPAL BALANCE:  $_________.

         ORIGINAL CLASS I B-1 PRINCIPAL BALANCE:  $_________.

         ORIGINAL CLASS I B-2 PRINCIPAL BALANCE:  $__________.

         ORIGINAL CLASS II A-1 PRINCIPAL BALANCE:  $__________.

         ORIGINAL CLASS II B-1 PRINCIPAL BALANCE:  $__________.

         ORIGINAL CLASS II B-2 PRINCIPAL BALANCE:  $_________.

         ORIGINAL CLASS II B-3 PRINCIPAL BALANCE:  $_________.

         ORIGINAL VALUE: With respect to any Manufactured Home that was new at the time the related Contract was originated, the sum of the down payment (including the value allocated to any trade-in unit or land pledged as additional security or in lieu of the down payment), the original amount financed on the related Contract, which may include sales and other taxes and premiums for related insurance, and, in the case of a Land-and-Home Contract, the value of the land securing the Contract as estimated by the dealer. With respect to any Manufactured Home that was used at the time the related Contract was originated, the total delivered sales price of such Manufactured Home (including, for this purpose, any Mortgaged Property not constituting a part of the Manufactured Home), plus sales and other taxes and, to the extent financed under such Contract, premiums for related insurance.

         ORIGINATOR: Any of the originators of Acquired Contracts listed in Exhibit J hereto.

         OUTSTANDING: With respect to any Contract as to the time of reference thereto, a Contract that has not been fully prepaid, has not become a Liquidated Contract, and has not been purchased pursuant to Section 3.05 prior to such time of reference.

         OUTSTANDING AMOUNT ADVANCED: As to any Remittance Date and each Group, the aggregate of all Monthly Advances remitted by the Servicer out of its own funds pursuant to Section 6.04 with respect to such Group, less the aggregate of all related Monthly Advance Reimbursement Amounts actually received prior to such Remittance Date.

         OVERCOLLATERALIZATION AMOUNT: As to any Remittance Date, an amount equal to the difference between the Group II Pool Scheduled Principal Balance as of the end of the immediately preceding Due Period and the aggregate Principal Balance of the Group II Certificates on such Remittance Date (after taking into account all other distributions to be made on such Remittance Date pursuant to Section 6.01(a)).

         OVERCOLLATERALIZATION REDUCTION AMOUNT: As to any Remittance Date, an amount equal to the least of (i) that portion of the Group II Available Distribution Amount for such Remittance Date that, absent the existence of any Excess Overcollateralization Amount, would be distributed in payment of the Group II Formula Principal Distribution Amount on such Remittance Date pursuant to paragraph C. or D., as applicable, of Section 6.01(a), (ii) the Excess Overcollateralization Amount, if any, on such Remittance Date and (iii) the Group II Formula Principal Distribution Amount for such Remittance Date.

         OWNERSHIP INTEREST:  As defined in Section 4.08(b).

         PARTIAL PREPAYMENT: Any Principal Prepayment other than a Principal Prepayment in Full.

         PAYING AGENT:  Any paying agent appointed pursuant to Section 4.05.

         PERCENTAGE INTEREST: As to any Certificate of any Class, the percentage interest evidenced thereby in distributions required to be made on the Certificates of such Class, such percentage interest being equal to the percentage obtained by dividing the denomination of such Certificate by the aggregate of the denominations of all of the outstanding Certificates of such Class (or, in the case of the Class R Certificate, being equal to the percentage specified on the face of such Class R Certificate).

         PERIODIC CAP: With respect to a Group II Contract, the provision in each Group II Contract that limits permissible increases and decreases in such Contract's APR on any date on which such APR adjusts pursuant to the terms of such Contract.

         PERMITTED TRANSFEREE:  As defined in Section 4.08(b).

         PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         PLAN ASSETS:  As defined in Section 4.02(b).

         POOL FACTOR: As of any Remittance Date and as to any Class of Certificates, the percentage obtained by dividing the Class I A-1 Principal Balance, the Class I A-2 Principal Balance, the Class I A-3 Principal Balance, the Class I A-4 Principal Balance, the Class I A-5 Principal Balance, the Class I A-6 Principal Balance, the Class I M-1 Principal Balance, the Class I B-1 Principal Balance, the Class I B-2 Principal Balance, the Class II A-1 Principal Balance, the Class II B-1 Principal Balance, the Class II B-2 Principal Balance or the Class II B-3 Principal Balance, as the case may be (after giving effect to the distribution on such Remittance Date), by the Original Class I A-1 Principal Balance, the Original Class I A-2 Principal Balance, the Original Class I A-3 Principal Balance, the Original Class I A-4 Principal Balance, the Original Class I A-5 Principal Balance, the Original Class I A-6 Principal Balance, the Original Class I M-1 Principal Balance, the Original Class I B-1 Principal Balance, the Original Class I B-2 Principal Balance, the Original Class II A-1 Principal Balance, the Original Class II B-1 Principal Balance, the Original Class II B-2 Principal Balance or the Original Class II B-3 Principal Balance, respectively, carried out to seven decimal places.

         POOL SCHEDULED PRINCIPAL BALANCE: As to any Remittance Date and with respect to any Group, the Total Original Contract Pool Principal Balance for such Group less the aggregate of the Formula Principal Distribution Amounts for such Group (exclusive of the amounts in clause (f) of the related definition of "Formula Principal Distribution Amount") for all prior Remittance Dates.

         PRINCIPAL BALANCE: The Class I A-1 Principal Balance, the Class I A-2 Principal Balance, the Class I A-3 Principal Balance, the Class I A-4 Principal Balance, the Class I A-5 Principal Balance, the Class I A-6 Principal Balance, the Class I M-1 Principal Balance, the Class I B-1 Principal Balance, the Class I B-2 Principal Balance, the Class II A-1 Principal Balance, the Class II B-1 Principal Balance, the Class II B-2 Principal Balance or the Class II B-3 Principal Balance, as applicable.

         PRINCIPAL PREPAYMENT: (i) Subject to clause (ii) of this definition, with respect to any Due Date for a Contract, any payment or any portion thereof or other recovery on such Contract (other than a Liquidated Contract or a Contract repurchased pursuant to Section 3.05) received on or prior to such Due Date (but after the immediately preceding Due Date) that exceeds the amount necessary to bring such Contract current as of such Due Date and that the Obligor has notified or confirmed with the Servicer are to be treated as a prepayment of principal; (ii) notwithstanding the provisions of the preceding clause (i), if any payment or any portion thereof or other recovery on a Contract (other than a Liquidated Contract or a Contract repurchased pursuant to Section 3.05) is sufficient to pay the outstanding principal balance of such Contract, all accrued and unpaid interest at the APR to the payment date and, at the option of the Servicer, all other outstanding amounts owing on such Contract, the portion of the payments or recoveries on such Contract during such Due Period that is equal to the Scheduled Principal Balance of such Contract after giving effect to the scheduled payment on such Contract due in such Due Period; and (iii) any cash deposit made with respect to a Contract pursuant to Section 3.05.

         PRINCIPAL PREPAYMENT IN FULL: Any Principal Prepayment specified in clause (ii) of the definition of the term "Principal Prepayment".

         RATING AGENCIES: ____________ and _______.

         RECORD DATE: With respect to the initial Remittance Date and the Group I and Group II Certificates, the Closing Date. With respect to any Remittance Date thereafter and the Fixed Rate Certificates and the Class R Certificate, the close of business of the last Business Day of the month preceding the month of the related Remittance Date. With respect to any Remittance Date after the initial Remittance Date and the Floating Rate Certificates, the Business Day preceding the related Remittance Date. In the event that a Definitive Certificate is issued with respect to a Class of Certificates, the Record Date with respect to such Class will be the close of business of the last Business Day of the month preceding the month of the related Remittance Date.

         RECORDED DOCUMENTS:  As defined in Section 2.04.

         REFERENCE BANK RATE: As to any Interest Period as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the related Class Principal Balance; provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Seller after consultation with the Trustee, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the outstanding related Class Principal Balance. If no such quotations can be obtained, the Reference Bank Rate shall be the Reference Bank Rate applicable to the preceding Interest Period.

         REFERENCE BANKS: Three major banks that are engaged in the London interbank market, selected by the Seller after consultation with the Trustee.

         REMIC: A real estate mortgage investment conduit within the meaning of
Section 860D(a) of the Code.

         REMIC CERTIFICATE MATURITY DATE: The "latest possible maturity date" of the Regular Certificates as that term is defined in Section 2.07.

         REMIC PROVISIONS: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

         REMITTANCE DATE: The ___ day of any month, or if such ___ day is not a Business Day, the first Business Day immediately following the ___ day of the month, commencing with _____ __, 1999.

         REMITTANCE RATE: As to each Class of Certificates, the Class I A-1 Remittance Rate, the Class I A-2 Remittance Rate, the Class I A-3 Remittance Rate, the Class I A-4 Remittance Rate, the Class I A-5 Remittance Rate, the Class I A-6 Remittance Rate, the Class I M-1 Remittance Rate, the Class I B-1 Remittance Rate, the Class I B-2 Remittance Rate, the Class II A-1 Remittance Rate, the Class II B-1 Remittance Rate, the Class II B-2 Remittance Rate or the Class II B-3 Remittance Rate, as applicable.

         REO ACCOUNT:  As defined in Section 5.17.

         REPLACED CONTRACT:  As defined in Section 3.05(b).

         REPOSSESSION PROFITS: As to any Remittance Date, the excess, if any, of Net Liquidation Proceeds in respect of each Contract that became a Liquidated Contract during the related Due Period over the sum of the unpaid principal balance of such Contract plus accrued and unpaid interest at the related APR on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Obligor to the Due Date for such Contract in the month in which such Contract became a Liquidated Contract.

         REPURCHASE OBLIGATION: The obligation of the Company, set forth in
Section 3.05, to repurchase the related Contracts as to which there exists an uncured breach of a representation or warranty contained in Section 3.02 or 3.03.

         REPURCHASE PRICE: With respect to any Contract required to be repurchased hereunder, an amount equal to the remaining principal amount outstanding on such Contract as of the beginning of the Due Period in which such repurchase occurs plus accrued interest from the Due Date with respect to which the Obligor last made the entire payment then due to the Due Date (or the latest-occurring Due Date, in the case of a Bi-weekly Contract or a Semi-Monthly Contract) in the Due Period in which such Contract is repurchased.

         REQUIRED CLASS II B PAYMENT: As to any Remittance Date on which (i) the Class II B Principal Distribution Test is met and (ii) the Class II B Percentage is greater than 50%, the amount required to be distributed to the Class II B Certificates so as to reduce the Class II B Percentage to 50%.

         REQUIRED OVERCOLLATERALIZATION AMOUNT: As to any Remittance Date prior to the date on which the Class II B Principal Distribution Test is satisfied, the Initial Required Overcollateralization Amount. As to any Remittance Date on and after the date on which the Class II B Principal Distribution Test is satisfied, the lesser of (i) the Initial Required Overcollateralization Amount and (ii) the greater of (a) ____% of the Group II Pool Principal Balance as of such Remittance Date and (b) ____% of the Group II Total Original Contract Pool Principal Balance.

         RESPONSIBLE OFFICER: When used with respect to the Trustee, any officer with direct responsibility for the administration of this Agreement and any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         SCHEDULED PRINCIPAL BALANCE: As to any Contract and any Remittance Date or the Cut-off Date, the principal balance of such Contract as of the Due Date (or, in the case of a Bi-weekly Contract or a Semi-Monthly Contract, the latest occurring Due Date) in the Due Period next preceding such Remittance Date or the Cut-off Date as specified in the Amortization Schedule at the time relating thereto after giving effect to the payment of principal due on such Due Date and irrespective of any delinquency in payment by, or extension granted to, the related Obligor.

         SEMI-MONTHLY CONTRACT: Any Contract pursuant to which the scheduled level payment of interest and principal is due twice each month.

         SENIOR CERTIFICATE: With respect to Group I, any one of the Class I A-1 Certificates, Class I A-2 Certificates, Class I A-3 Certificates, Class I A-4 Certificates or Class I A-5 Certificates, and, with respect to Group II, any one of the Class II A-1 Certificates.

         SERVICER: The Company or its successor in interest or any successor under this Agreement as provided by Section 8.08.

         SERVICING FILE: All documents, records, and other items maintained by the Servicer with respect to a Contract and not included in the corresponding Contract File, Land-and-Home Contract File or Mortgage Loan File, as applicable, including the credit application, credit reports and verifications, appraisals, tax and insurance records, payment records, insurance claim records, correspondence, and all historical computerized data files.

         SERVICING OFFICER: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Contracts whose name appears on a list of servicing officers furnished on the Closing Date to the Trustee by the Servicer, as such list may from time to time be amended.

         SUBORDINATE CERTIFICATE: With respect to Group I, any one of the Class I A-6 Certificates, Class I M-1 Certificates, Class I B-1 Certificates or Class I B-2 Certificates, and, with respect to Group II, any one of the Class II B-1 Certificates, Class II B-2 Certificates or Class II B-3 Certificates.

         TELERATE SCREEN LIBOR PAGE 3750: The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

         TOTAL ORIGINAL CONTRACT POOL PRINCIPAL BALANCE: As of any Remittance Date and with respect to any Group, the aggregate principal balance of the Contracts in such Group as of the Cut-off Date.

         TRANSFER:  As defined in Section 4.08(b).

         TRANSFER AFFIDAVIT:  As defined in Section 4.08(b).

         TRANSFER DATE:  With respect to each Contract, the Closing Date.

         TRANSFEREE:  As defined in Section 4.08(b).

         TRUSTEE: _________, or its successors or assigns or any successor under this Agreement.

         TRUSTEE'S FEES: The fees, expenses and disbursements of the Trustee set forth in Section 10.05.

         TRUST FUND: The corpus of the trust created by this Agreement, to the extent described herein, consisting of the Contracts (including, without limitation, the security interest created thereby), including all rights to receive payments on the Contracts that have not been received prior to the Cut-off Date (including any such payments that were due prior to the Cut-off Date but were not received by the Company prior to the Cut-off Date); such assets as shall from time to time be identified as deposited in the Certificate Accounts; all Manufactured Homes and any related Mortgaged Properties that secured Contracts not purchased pursuant to Section 3.05 and that have been acquired in realizing upon such Contracts; the Mortgages; the Repurchase Obligation; the proceeds of the Hazard Insurance Policies; [and the Limited Guarantees] for the benefit of the Class I B-2 and Class II B-3 Certificateholders.

         UCC: The Uniform Commercial Code as in effect in the relevant jurisdiction or, in the case of Louisiana, the comparable provisions of Louisiana law.

         UNDERWRITERS:  _______________________.

         WEIGHTED AVERAGE LIFETIME CAP: As to any Remittance Date, a per annum rate equal to the product of (i) the average of the Lifetime Caps of the Group II Contracts that were Outstanding Contracts on the first day of the related Interest Period, weighted by the respective Scheduled Principal Balances of such Contracts on the first day of such Interest Period, and (ii) a fraction whose numerator is the actual number of days elapsed in the related Interest Period and whose denominator is 360.

         Section 1.02. Determination of Scheduled Payments. Scheduled payments due on any Contract shall be determined without giving effect to any adjustments required by reason of the bankruptcy of the related Obligor or any similar proceeding or moratorium or any waiver, extension or grace period.

                               [End of Article I]





                                   Article II

                      CONVEYANCE OF CONTRACTS; TRUST FUND;
                        PERFECTION OF SECURITY INTEREST;
                              CUSTODY OF CONTRACTS

         Section 2.01. Conveyance of Contracts and Other Rights. (a) The Company, concurrently with the execution and delivery hereof, does hereby transfer, sell, assign, set over and otherwise convey to the Trustee or, in the case of any Contracts from Alaska, California, Delaware, District of Columbia, Florida, Georgia, Maine, Maryland, Minnesota, Missouri, Montana, Nevada, Texas, Utah or Washington, a separate trustee, without recourse (i) all of the right, title and interest of the Company in and to the Contracts (including, without limitation, the security interests created thereby) and any related Mortgages, including all interest and principal payments that have not been received prior to the Cut-off Date (including any such payments that were due prior to the Cut-off Date but were not received by the Company prior to the Cut-off Date), (ii) all of the rights under any Hazard Insurance Policy relating to a Manufactured Home securing a Contract for the benefit of the creditor of such Contract, (iii) all documents contained in the Contract Files, the Land-and-Home Contract Files and the Mortgage Loan Files, (iv) the Certificate Accounts and all funds and other assets deposited therein and all instruments, securities (including without limitation, Eligible Investments) or other property in which the Certificate Accounts may be invested in whole or in part from time to time and (v) all proceeds derived from any of the foregoing.

         As of the related Transfer Date, the ownership of each Contract and the contents of the related Contract File, Land-and-Home Contract File or Mortgage Loan File, as applicable, and Servicing File are vested in the Trustee or separate trustee, as the case may be. The contents of each File and Servicing File are and shall be held in trust by the Servicer for the benefit of the Trustee or the separate trustee as the owner thereof and the Servicer's possession of the contents of each Servicing File so retained is for the sole purpose of servicing the related Contract, and such retention and possession by the Servicer is in a custodial capacity only. The contents of the Land-and-Home Contract Files and the Mortgage Loan Files shall be delivered to the Trustee, or a custodian on behalf of the Trustee, in accordance with
Section 2.04 hereof. Neither the Company nor the Servicer shall take any action inconsistent with the Trustee's or such separate trustee's, as the case may be, ownership of the Contracts, and the Company and the Servicer shall promptly indicate to all inquiring parties that the Contracts have been sold, transferred, assigned, set over and conveyed to the Trustee or such separate trustee, as the case may be, and shall not claim any ownership interest in the Contracts.

         (b) Although the parties intend that the conveyance of the Company's right, title and interest in and to the items of property listed in Section 2.01(a) pursuant to this Agreement shall constitute a purchase and sale and not a loan, if such conveyance is deemed to be a loan, the parties intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The parties also intend and agree that the Company shall be deemed to have granted to the Trustee, and the Company does hereby grant to the Trustee, a perfected first priority security interest in all of the right, title and interest in, to and under the items of property listed in Section 2.01(a), and that this Agreement shall constitute a security agreement under applicable law. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person in any Certificates, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.

         The Company acknowledges and agrees that the conveyance of the Contracts for the consideration stated in this Agreement is a transfer for sufficient value and consideration and that the transfer is not an avoidable conveyance under any applicable state or federal fraudulent conveyance laws.

         Section 2.02. Filing; Name Change or Relocation. (a) On or prior to the Transfer Date, the Servicer shall cause to be filed in the office of the Secretary of State of Tennessee, UCC-1 financing statements describing the Contracts being transferred on such Transfer Date and naming the Company as "Seller" and the Trustee (or a separate trustee) as "Purchaser". Each financing statement shall bear a statement on the face thereof indicating that the parties intend the financing statement to evidence a true sale of the Contracts, but that if the transaction is recharacterized as a loan from the described Purchaser to the described Seller, the financing statement is to perfect the described Purchaser's security interest in the Contracts. The Servicer shall cause to be filed all necessary continuation statements for each of the foregoing UCC-1 financing statements. From time to time, the Servicer shall take and cause to be taken such actions and execute such documents as are necessary to perfect and protect the Certificateholders' interests in the Contracts and their proceeds and the Manufactured Homes and any related Mortgaged Property against all other Persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title; provided, however, that the Company, so long as it is the Servicer, shall not be required to cause notations to be made on any document of title relating to any Manufactured Home or to execute any transfer instrument (including, without limitation, any UCC-3 assignments) relating to any Manufactured Home (other than a notation or a transfer instrument necessary to show the Company as the lienholder or legal title holder) or to file documents in real property records with respect to a Manufactured Home or related Contract or any related Mortgaged Property, absent notice from the Trustee or the Company or actual knowledge that such Manufactured Home (other than a Manufactured Home securing a Land-and-Home Contract) has become real property under applicable state law; provided that the preceding proviso shall not have any effect on the representation and warranty in Section 3.02(k) and the Company's obligations in respect thereof in Section 3.05; provided, further, that the Servicer (if the Company is not the Servicer) shall not be required to protect the Trustee from any liens, claims, charges or other encumbrances on the Contracts, their proceeds or the Manufactured Homes created by the Company or conveyances of the Contracts or their proceeds by the Company. Nothing in the preceding sentence shall be construed to limit the indemnification obligations of the Servicer set forth in Section 10.05 hereof. The Company agrees to take whatever action is necessary to enable the Servicer to file financing statements and otherwise act to perfect and protect the Certificateholders' interests in the Contracts, the Manufactured Homes and any related Mortgage or Mortgaged Property. In particular, the Company shall deliver to the Trustee on or before the Closing Date a power of attorney substantially in the form as Exhibit K hereto, authorizing the Trustee to, among other things, record assignments of Mortgages securing Land Secured Contracts. Assuming that the Company and the Trustee perform such actions as are required at the direction of the Servicer, the Servicer will maintain a perfected first priority security interest in each Manufactured Home and any related Mortgaged Property so long as the related Contract is the property of the Trust Fund; provided, however, that the Company, so long as it is the Servicer, shall not be required to cause notations to be made on any document of title relating to any Manufactured Home, to execute any transfer instrument (including, without limitation, any UCC-3 assignments) relating to any Manufactured Home (other than a notation or a transfer instrument necessary to show the Company as lienholder or legal title holder) or to file documents in real property records with respect to a Manufactured Home or related Contract or any related Mortgaged Property, absent notice from the Trustee, or the Company or actual knowledge that such Manufactured Home (other than a Manufactured Home securing a Land-and-Home Contract) has become real property under applicable state law.

         (b) During the term of this Agreement, the Company shall not change its name, identity or structure or relocate its chief executive office without first giving notice to the Trustee. If any change in the Company's name, identity or structure or the relocation of its chief executive office would make any financing or continuation statement or notice of lien filed under this Agreement seriously misleading within the meaning of applicable provisions of the UCC or any title statute, the Company, no later than five days after the effective date of such change, shall file such amendments as may be required to preserve and protect the Certificateholders' interests in the Contracts and proceeds thereof and in the Manufactured Homes.

         (c) The Company hereby represents and warrants that its current principal executive office is located in the State of Tennessee. During the term of this Agreement, the Company will maintain its principal executive office in one of the States of the United States.

         (d) The Servicer agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Certificateholders' right, title and interest in and to the Contracts (including, without limitation, the security interest in the Manufactured Homes granted thereby) and any related Mortgages.

         Section 2.03. Acceptance by Trustee. The Trustee hereby acknowledges conveyance of the Contracts and any related Mortgages to the Trustee or a separate trustee, as the case may be, and declares that the Trustee, directly or through a custodian (which, except with respect to the Land-and-Home Contracts and the Mortgage Loan Files, shall be the Servicer pursuant to
Section 5.16), holds and will hold such Files in trust for the use and benefit of all present and future Certificateholders. The Trustee hereby certifies that although it has not undertaken any independent investigation or review of any Contract, any Contract File, any Land-and-Home Contract File, any Mortgage Loan File or any Servicing File, no Responsible Officer of the Trustee has notice or knowledge of (a) any adverse claim, lien or encumbrance with respect to any Contract, (b) any Contract being overdue or dishonored, (c) any evidence on the face of any Contract of any security interest therein adverse to the Trustee's interest, or (d) any defense against or claim against any Contract by the Obligor or by any other party.

         Section 2.04. Delivery of Land-and-Home Contract Files and Mortgage Loan Files and Recordation. (a) In connection with the conveyance pursuant to
Section 2.01, with respect to each Land-and-Home Contract and each Mortgage Loan, the Company shall (i) enter into a custodial agreement (the "Custodial Agreement") on the Closing Date substantially in the form attached hereto as Exhibit A-2 and (ii) deliver or cause to be delivered the related Land-and-Home Contract Files and Mortgage Loan Files, as applicable, to the custodian under the Custodial Agreement on behalf of the Trustee, within 30 days of the Closing Date in accordance with such Custodial Agreement. Such delivery of the Files shall be accompanied by a certificate of delivery signed by the Company substantially in the form set forth as Exhibit A to the Custodial Agreement.

         (b) In lieu of the items to be recorded and delivered pursuant to Sections (b), (c) and (e) of the definition of Land-and-Home Contract File and Sections (a), (b) and (c) of the definition of Mortgage Loan File (the "Recorded Documents"), if the original Mortgage or assignment has not been returned by the applicable recording office or is not otherwise available, the Company shall provide the custodian with a copy thereof together with an Officer's Certificate (which may be a blanket Officer's Certificate of the Company covering all such Mortgages and assignments) certifying that the copy is a true and correct copy of the original Mortgage or original assignment, as applicable, submitted for recording, which will be (1) replaced by the original Mortgage or original assignment when it is so returned or (2) if the recording office in the applicable jurisdiction retains the original Mortgage or original assignment or the original Mortgage or original assignment has been lost, a copy of such item certified by the applicable recording office.

         (c) The Company shall deliver each Recorded Document (or if the recording office in the applicable jurisdiction retains the original Mortgage or original assignment or the original Mortgage or original assignment has been lost, a copy of such item certified by the applicable recording office) to the custodian no later than the earlier of (i) five Business Days after receipt thereof and (ii) within 180 days of the Closing Date. In addition, within that same time period, the Company shall deliver to the custodian any other original documents constituting a part of the Files.

         (d) Within 30 days of the Closing Date and with respect to the ten states which have the highest concentration of Land-and-Home Contracts, by Cut-off Date principal balance of the Contract Pool, the Company shall deliver an Opinion of Counsel to the Trustee and the Rating Agencies to the effect that the Company need not cause to be recorded any assignment which relates to Land-and-Home Contracts in such states to protect the Trustee's and the Certificateholders' interest in such Land-and-Home Contracts. Such Opinions of Counsel shall be addressed to the Trustee and the Rating Agencies. In the event that any Opinion of Counsel referred to in the preceding sentence is not obtainable with respect to a state after reasonable effort, then the Company shall either record the assignments of mortgage for each Land-and-Home Contract located in such state or substitute an Eligible Substitute Contract (which would not be a Land-and-Home Contract in such state) for each Land-and-Home Contract in such state, in each case, within 90 days of the Closing Date.

         Section 2.05. REMIC Election; Designation of Regular and Residual Interests; Tax Year. The Company will cause the Trust Fund to elect to be treated as a REMIC. The Group I and Group II Certificates will constitute "regular interests" in the REMIC. The Class R Certificate will constitute the sole class of "residual interest" in the REMIC. The Holder of the Class R Certificate hereby agrees to pay any taxes assessed against it as holder of the "residual interest" in the REMIC. The tax year of the Trust Fund shall be the calendar year, and the Trust Fund shall use the accrual method of accounting.

         Section 2.06. Designation of Startup Day. The Closing Date is hereby designated as the "startup day" of the REMIC within the meaning of Section 860G(a)(9) of the Code.

         Section 2.07. REMIC Certificate Maturity Date. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the REMIC Provisions, and based upon certain assumptions described below, the "latest possible maturity date" of each of the Group I and Group II Certificates is the Remittance Date in ________ ____. The foregoing date represents the date by which the Certificates would be reduced to zero on the date on which the Contract with the latest maturity date in the Contract Pool matures plus twenty-five months.

                              [End of Article II]





                                  Article III

                        REPRESENTATIONS AND WARRANTIES

         Section 3.01. Representations and Warranties Regarding the Company. The Company makes the following representations and warranties to the Trustee and the Certificateholders (to the extent such representations and warranties are stated as being made by it):

         (a) Organization and Good Standing; Licensing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Company. The Company was properly licensed in each jurisdiction at the time of its purchase of each Contract in such jurisdiction to the extent required by the laws of such jurisdiction as applied to the purchase and servicing of such Contract.

         (b) Authorization; Binding Obligations. The Company has the power and authority to make, execute, deliver and perform this Agreement and perform all of the transactions contemplated to be performed by it under the Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

         (c) No Consent Required. The Company is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained.

         (d) No Violations. The execution, delivery and performance of this Agreement by the Company will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Company or the charter or bylaws of the Company, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Company is a party or by which the Company may be bound.

         (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Company, threatened, against the Company or any of its properties or with respect to this Agreement or the Certificates which, if adversely determined, would in the opinion of the Company have a material adverse effect on the transactions contemplated by this Agreement.

         Section 3.02. Representations and Warranties Regarding Each Contract. The Company represents and warrants to the Trustee and the Certificateholders as to each Contract as of the Closing Date (except as otherwise expressly stated):

         (a) Contract Schedule. The information set forth in the Contract
Schedule is true and correct.

         (b) Payments. As of the Cut-off Date, no scheduled payment of principal or interest on any Contract was more than 59 days past due and was not made directly or indirectly by the Company on behalf of the Obligor.

         (c) No Waivers. The terms of the Contract and any related Mortgage have not been waived, altered or modified in any respect, except by instruments or documents identified in the Contract File, the Land-and-Home Contract File or the Mortgage Loan File, as applicable.

         (d) Binding Obligation. The Contract and any related Mortgage is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         (e) No Defenses. The Contract and any related Mortgage is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Contract or the exercise of any right thereunder will not render the Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

         (f) Insurance. The Manufactured Home securing the Contract is covered by a Hazard Insurance Policy in the amount required by Section 5.09. All premiums due as of the Closing Date on such insurance have been paid in full.

         (g) Origination. The Contract was either (i) originated by a manufactured housing dealer acting, to the best of the Company's knowledge, in the regular course of its business and was purchased by the Company or an Originator in the regular course of its business, or (ii) originated by the Company or an Originator in the regular course of its business.

         (h) Lawful Assignment. The Contract and any related Mortgage was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer or ownership of the Contract under this Agreement or pursuant to transfers of Certificates unlawful or render the Contract unenforceable.

         (i) Compliance with Law. All requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending and equal credit opportunity laws and lender licensing laws, applicable to the Contract and any related Mortgage have been complied with, and the Servicer shall, for at least the period of this Agreement, maintain in its possession, available for the Trustee's inspection, and shall deliver to the Trustee upon demand, evidence of compliance with all such requirements.

         (j) Contract in Force. The Contract and any related Mortgage has not been satisfied or subordinated in whole or in part or rescinded, and the Manufactured Home securing the Contract has not been released from the lien of the Contract and any related Mortgage in whole or in part.

         (k) Valid Security Interest. The Contract, together with any related Mortgage or certificate of title, creates a valid, subsisting and enforceable first priority security interest in favor of the Company in the Manufactured Home covered thereby and, in the case of a Land-and-Home Contract or a Mortgage Loan, a first mortgage lien on the related Mortgaged Property; and the Trustee has a valid and perfected first priority security interest in such Manufactured Home and, in the case of a Land-and-Home Contract or a Mortgage Loan, a first mortgage lien on the related Mortgaged Property.

         (l) Capacity of Parties. All parties to the Contract and any related Mortgage had capacity to execute the Contract.

         (m) Good Title. The Company originated or purchased the Contract and any related Mortgage for value and took possession thereof in the ordinary course of its business, without knowledge that the Contract was subject to any security interest. Immediately prior to the transfer of the Contract and any related Mortgage by the Company, the Company had good and marketable title thereto free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest and was the sole owner thereof with full right to transfer the Contract and any related Mortgage to the Trustee.

         (n) No Defaults. As of the Closing Date, there was no default, breach, violation or event permitting acceleration existing under the Contract and any related Mortgage and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Contract (except payment delinquencies permitted by clause (b) above). The Company has not waived any such default, breach, violation or event permitting acceleration.

         (o) No Liens. As of the Closing Date, there are, to the best of the Company's knowledge, no liens or claims which have been filed for work, labor or materials affecting the Manufactured Home or related Mortgaged Property securing the Contract or the Mortgage Loan, as applicable, which are or may be liens prior to, or equal or coordinate with, the lien of the Contract.

         (p) Equal Installments. Except for Escalating Principal Payment Contracts, each Group I Contract has a fixed APR and provides for level monthly, bi-weekly or semi-monthly payments of principal and interest which fully amortize the loan over its term. If the Contract is a Group II Contract, it has a variable APR based on the Index. The Contract is an Actuarial Contract.

         (q) Enforceability. Each Contract and any related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security.

         (r) One Original. There is only one original executed Contract, and each original Contract is in the custody of the Company or otherwise held on behalf of the Trustee on the Closing Date.

         (s) Loan-to-Value Ratio. At the time of its origination other than one Contract with a Loan-to-Value Ratio of _______% and one Contract with a Loan-to-Value Ratio of _______%, all of the Contracts had a Loan-to-Value Ratio not greater than 100%.

         (t) Primary Residence. To the best of the Company's knowledge, at the time of origination of the Contracts, at least __% of the Manufactured Homes securing Contracts in each Group were the related Obligors' primary residences.

         (u) Not Real Estate. Except with respect to Land-and-Home Contracts and Mortgage Loans, the related Manufactured Home is personal property, was personal property at the time of the execution and delivery of the related Contract by the parties thereto, and is not and was not, at such time, considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located. The related Manufactured Home is, to the best of the Company's knowledge, free of damage and in good repair.

         (v) Notation of Security Interest. If the related Manufactured Home is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or if a new or replacement title document with respect to such Manufactured Home is being applied for such title document will be issued within 180 days and will show, the Company or the related Originator as the holder of a first priority security interest in such Manufactured Home. If the related Manufactured Home is located in a state in which the filing of a financing statement or the making of a fixture filing under the UCC is required to perfect a security interest in manufactured housing, such filings or recordings have been duly made and show the Company as secured party. If the related Manufactured Home secures a Land-and-Home Contract, the related land securing such Land-and-Home Contract is subject to a Mortgage properly filed in the appropriate public recording office and naming the Company as mortgagee. In each such case, the Trustee has the same rights as the secured party of record would have (if such secured party were still the owner of the Contract) against all Persons claiming an interest in such Manufactured Home.

         (w) Qualified Mortgage for REMIC. Each Contract is secured by a "single family residence" within the meaning of Section 25(e)(10) of the Code and is a "qualified mortgage" under Section 860G(a)(3) of the Code.

         (x) Stamping of Contracts. Within seven days after the Closing Date, each Contract will have been stamped with the following legend: "This Contract has been assigned to ____________, as Trustee, or a separate trustee under the Pooling and Servicing Agreement dated as of _______ __, 1999 or to any successor Trustee thereunder."

         (y) Secondary Mortgage Market Enhancement Act. With respect to each Contract, the related Manufactured Home is a "manufactured home" within the meaning of 42 United States Code, Section 5402(6), and at the origination of each such Contract, the Company was approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act and, at the origination of each Acquired Contract in Group II purchased by the Company, the Originator of such Acquired Contract was a savings and loan association, a savings bank or a Person approved for insurance by the Secretary of Housing and Urban Development under Section 2 of the National Housing Act or a "similar institution supervised and examined by a Federal or State authority" within the meaning of Section 3(a)(41) of the Securities Exchange Act of 1934, as amended.

         Section 3.03. Representations and Warranties Regarding the Contracts in the Aggregate. The Company represents and warrants that:

         (a) Amounts. The aggregate principal amounts payable by Obligors under the Group I Contracts and the Group II Contracts as of the Cut-off Date (including scheduled principal payments due before the Cut-off Date but received by the Company on or after the Cut-off Date and excluding scheduled principal payments due on or after the Cut-off Date but received by the Company prior to the Cut-off Date) equal or exceed the Group I Initial Principal Amount and the Group II Initial Principal Amount, respectively, and each Contract has an APR equal to or greater than _____%.

         (b) Characteristics. The Contracts have the following characteristics as of the Cut-off Date: (i) except for Group I Contracts secured by Manufactured Homes located in _____, _________, _______, _________, _______,
_______ and _______ not more than ____% of the Group I Contracts and except for Group II Contracts secured by Manufactured Homes located in ________, _______, _______, _______ and _______, not more than ____% of the Group II
Contracts, in each case by remaining principal balance, are secured by Manufactured Homes located in any one state, not more than ____% of the Group I Contracts or ____% of the Group II Contracts, in each case by remaining principal balance, are secured by Manufactured Homes located in an area with the same zip code; (ii) no Group I Contract has a remaining maturity of less than __ months or more than 360 months; (iii) the final scheduled payment date on the Group I Contract with the latest maturity is ________ ____ and the final scheduled payment date on the Group II Contract with the latest maturity is _____ ____; (iv) no less than approximately _____% of the Group I Initial Principal Amount or _____% of the Group II Initial Principal Amount is attributable to loans for purchases of new Manufactured Homes, and no more than approximately _____% of the Group I Initial Principal Amount or _____% of the Group II Initial Principal Amount is attributable to loans for purchases of used Manufactured Homes; (v) no Group I Contract was originated before _____ __, ____ and no Group II Contract was originated before _____ __, ____;
(vi) no more than _____% of the Contracts by Cut-Off Date principal balance are Contracts for which the related land was pledged in lieu of a down payment or a trade-in; (vii) no more than _____% of the Contracts by Cut-Off Date principal balance are Land-and-Home Contracts and no more than _____% of the Contracts by Cut-Off Date principal balance are Mortgage Loans; (viii) no more than ____% of the Contracts by Cut-off Date principal balance are Escalating Principal Payment Contracts; (ix) ______% and __% of the Group II Contracts by aggregate unpaid principal balance reset annually and semi-annually, respectively; (x) ___% of the Group II Contracts by aggregate unpaid principal balance consist of variable rate contracts which adjust based on the monthly average yield on U.S. treasury securities adjusted to a constant maturity of __ years, __% of the Group II Contracts by aggregate unpaid principal balance consist of variable rate contracts which adjust based on the monthly average yield on U.S. treasury securities adjusted to a constant maturity of __ year and __% of the Group II Contracts by aggregate unpaid principal balance consist of variable rate contracts which adjust based on other indices; (xi) each Group II Contract has an initial date for the adjustment of its Contract Rate no later than _______ __, ____; (xii) the Gross Margins on the Group II Contracts range from _____% to _______% and the weighted average of such Gross Margins as of the Cut-off Date was approximately _____%.

         (c) Computer Tape. The Computer Tape made available by the Servicer as of the close of business on _______ __, 1999 was accurate as of its date and includes a description of the same Contracts that are described in the Contract Schedule.

         (d) Marking Records. On or before the Closing Date, the Company will have caused the portions of the Electronic Ledger relating to the Contracts constituting part of the Trust Fund to be clearly and unambiguously marked to indicate that such Contracts constitute part of the Trust Fund and are owned by the Trust Fund in accordance with the terms of the trust created hereunder.

         (e) No Adverse Selection. Except for the effect of the representations and warranties made in Section 3.02 and 3.03 and the effect of the geographical distribution of the Manufactured Homes, no adverse selection procedures have been employed in selecting the Contracts.

         Section 3.04. Representations and Warranties Regarding the Contract Files, the Land-and-Home Contract Files and the Mortgage Loan Files. The Company represents and warrants that:

         (a) Possession. Immediately prior to the Closing Date, the Servicer will have possession of each original Contract and the remainder of the related Contract File. In addition, the Servicer will have possession of the Servicing Files with respect to each Contract, including each Land-and-Home Contract and each Mortgage Loan. There are and there will be no custodial agreements in effect materially and adversely affecting the right of the Company to make, or to cause to be made, any delivery required hereunder.

         (b) Bulk Transfer Laws. The transfer, assignment and conveyance of the Contracts, the Contract Files, the Land-and-Home Contract Files and the Mortgage Loan Files by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

         Section 3.05. Repurchases of Contracts or Substitution of Contracts for Breach of Representations and Warranties. (a) The Company shall either (i) repurchase a Contract at its Repurchase Price, or (ii) if the Company is able to satisfy the conditions of Section 3.05(b), remove a Contract from the Trust Fund and substitute therefor an Eligible Substitute Contract in accordance with and subject to the limitations of Section 3.05(b), in each case not later than one Business Day after the first Determination Date which is more than 90 days after the Company becomes aware, or receives written notice from the Servicer or the Trustee, of a breach of a representation or warranty of the Company set forth in Sections 3.02 or 3.03 of this Agreement that materially adversely affects the Trust Fund's interest in such Contract, unless such breach has been cured; provided, however, that with respect to any Contract incorrectly described on the Contract Schedule with respect to unpaid principal balance, which the Company would otherwise be required to repurchase pursuant to this Section, the Company may, in lieu of repurchasing such Contract, deposit in the related Certificate Account not later than one Business Day after such Determination Date cash in an amount sufficient to cure such deficiency or discrepancy; and provided, further, that with respect to a breach of a representation or warranty relating to the Contracts in the aggregate and not to each particular Contract, the Company may select Contracts to repurchase or substitute for such that, had such Contracts not been included as part of the related Contract Pool and after giving effect to such substitution, if any, there would have been no breach of such representation or warranty. It is understood and agreed that the obligation of the Company to repurchase or substitute for any Contract as to which a breach of a representation or warranty set forth in Section 3.02 or 3.03 of this Agreement has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee; provided, however, that the Company shall defend and indemnify the Trustee, the Trust Fund and Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or suffered by any of them as a result of third-party claims arising out of any breach of a representation or warranty set forth in Section 3.02 or 3.03. Nothing in the preceding sentence shall be construed to limit the indemnification obligations of the Servicer set forth in Section 10.05 hereof. Notwithstanding any other provision of this Agreement, the obligation of the Company under this Section shall not terminate upon an Event of Default and the indemnification obligation of the Servicer in this Section shall survive the resignation or removal of the Trustee and the termination of this Agreement.

         Notwithstanding any other provision of this Agreement to the contrary, any amount received on or recovered with respect to repurchased Contracts or Replaced Contracts during or after the Due Period in which such repurchase occurs shall be the property of the Company and need not be deposited in either Certificate Account.

         Notwithstanding the foregoing, the Company shall not deposit cash into either Certificate Account pursuant to this Section 3.05 after the end of the three month period beginning on the Closing Date unless it shall first have obtained an Opinion of Counsel to the effect that such deposit will not give rise to any tax under Section 860F(a)(1) of the Code or Section 860G(d) of the Code. Any such deposit shall not be invested. If the Company is required to purchase such Contract (or deposit cash in the related Certificate Account), the Company shall guarantee the payment of any tax under Section 860F(a)(1) of the Code or under Section 860G(d) of the Code by paying to the Trustee the amount of such tax not later than five Business Days before such tax shall be due and payable to the extent that amounts previously paid over to and then held by the Trustee pursuant to Section 5.17 hereof are insufficient to pay such tax and all other taxes chargeable under Section
5.17. If a payment of tax by the Company is required in connection with a repurchase, the Company shall give the Trustee notice of such tax and the amount of such tax and the date by which the Company shall provide funds to the Trustee to cover such tax. The Trustee shall hold any amount paid to it pursuant to the preceding sentence in an account that is not part of the Trust Fund. The Servicer shall give notice to the Trustee at the time of such repurchase of the amounts due from the Company pursuant to the guarantee of the Company and notice as to who should receive such payment.

         The Trustee shall have no obligation to pay any such amounts pursuant to this Section other than from moneys provided to it by the Company or from moneys held in the funds and accounts created under this Agreement. The Trustee shall be deemed conclusively to have complied with this Section if it follows the directions of the Servicer.

         In the event any tax that is guaranteed by the Company is refunded to the Trust Fund or otherwise is determined not to be payable, the Company shall be repaid the amount of such refund or that portion of any guarantee payment made by the Company that is not applied to the payment of such tax.

         Notwithstanding the above provisions of this Section 3.05(a), the Company shall not be required to repurchase or substitute for any Contract on account of a breach of the representation or warranty contained in Section 3.02(k) or (v) solely on the basis of failure by the Company to cause notations to be made on any document of title relating to any Manufactured Home or to execute any transfer instrument relating to any Manufactured Home (other than a notation or a transfer instrument necessary to show the Company as lienholder or legal title holder) unless (i) a court of competent jurisdiction has adjudged that, because of such failure, the Trustee does not have a perfected first-priority security interest in the related Manufactured Home or (ii) (A) the Servicer has received written advice of counsel (with a copy to the Trustee) to the effect that a court of competent jurisdiction has held that, solely because of a substantially similar failure on the part of a pledgor or assignor of manufactured housing contracts (who has perfected the assignment or pledge of such contracts), a perfected first-priority security interest was not created in favor of the pledgee or assignee (as the case may be) in a related manufactured home which is located in such jurisdiction and which is subject to the same laws regarding the perfection of security interest therein as apply to Manufactured Homes located in such jurisdiction, and (B) the Servicer shall not have completed all appropriate remedial action with respect to such Manufactured Home within 180 days after receipt of such written advice. Any such advice shall be from counsel selected by the Servicer on a non-discriminatory basis from among the counsel used by the Servicer in its general business in the jurisdiction in question. The Servicer shall have no obligation on an ongoing basis to seek any advice with respect to the matters described in clause (ii) above. However, the Servicer shall seek advice with respect to such matters whenever information comes to the attention of its General Counsel which causes such General Counsel to determine that a holding of the type described in clause (ii) (A) might exist.

         (b) On or prior to the date that is the second anniversary of the Closing Date, the Company, at its election, may substitute one or more Contracts for a Contract that it is obligated to repurchase pursuant to
Section 3.05(a) (such Contract being referred to as the "Replaced Contract") upon satisfaction of the following conditions:

                  (i) each Contract to be substituted for the Replaced Contract is an Eligible Substitute Contract and the Company delivers an Officer's Certificate, substantially in the form of Exhibit F hereto, to the Trustee certifying that such Contract is an Eligible Substitute Contract, describing in reasonable detail how such Contract satisfies the definition of the term "Eligible Substitute Contract" (as to satisfaction of representations and warranties, such description shall be that such Contract satisfies such representations and warranties) and certifying that (a) the Contract File for such Contract is in the possession of the Servicer or (b) the Land-and-Home Contract File or the Mortgage Loan File for such Contract is in the possession of a custodian acting on behalf of the Trustee;

                  (ii) the Company shall have delivered to the Trustee evidence of filing with the appropriate office in Tennessee of a UCC-1 financing statement describing such Contract executed by the Company as seller, naming the Trustee as purchaser and bearing the statement set forth in Section 2.02(a);

                  (iii) the Company shall have delivered to the Trustee an Opinion of Counsel (a) to the effect that the substitution of such Contract for such Replaced Contract will not cause the Trust Fund to fail to qualify as a REMIC at any time under then applicable REMIC Provisions or cause any "prohibited transaction" that will result in the imposition of a tax under such REMIC Provisions and (b) to the effect that no filing or other action other than the filing of a financing statement on Form UCC-1 with the Secretary of State of the State of Tennessee, naming the Company as debtor and the Trustee as secured party, and the filing of continuation statements as required by Section 2.02(a) of this Agreement, is necessary to perfect as against third parties the conveyance of the Contracts by the Company to the Trustee; and

                  (iv) if the aggregate of the Scheduled Principal Balances of the Replaced Contracts, if any, within a particular Group is greater than the Scheduled Principal Balances of the Contracts substituted for such Replaced Contracts, the Company shall have deposited in the related Certificate Account the amount of such excess and shall have included in the Officer's Certificate required by clause (i) above a certification that such deposit has been made.

Upon satisfaction of such conditions, the Servicer shall add each such Contract to, and delete each such Replaced Contract from (or cause such addition and deletion to be accomplished), the Contract Schedule and shall deliver a copy of such amended Contract Schedule to the Trustee. Such substitution shall be effected prior to the first Determination Date that occurs more than 90 days after the Company becomes aware, or receives written notice from the Servicer or the Trustee, of the breach referred to in Section 3.05(a).

         (c) Promptly after the repurchase referred to in Section 3.05(a) or the substitution referred to in Section 3.05(b), the Trustee shall execute such documents as are presented to it by the Company and are reasonably necessary to reconvey, without recourse, representation or warranty the repurchased Contract or Replaced Contract, as the case may be, to the Company.

                              [End of Article III]





                                   Article IV

                                THE CERTIFICATES

         Section 4.01. The Certificates. The Class I A, Class II A, Class I M-1, Class I B, Class II B and Class R Certificate shall be substantially in the forms annexed hereto as Exhibit B-1, Exhibit B-2, Exhibit B-3, Exhibit C-1, Exhibit C-2 and Exhibit D, respectively, and Exhibit E (reverse of all Certificates), with such immaterial changes as the Company deems appropriate, and on original issue, shall be executed by manual or facsimile signature by an authorized officer of the Trustee, countersigned by the Trustee and delivered to or upon the order of the Company. The Class I A-1 Certificates, Class I A-2 Certificates, Class I A-3 Certificates, Class I A-4 Certificates, Class I A-5 Certificates, Class I A-6 Certificates, Class I M-1 Certificates, Class I B-1 Certificates, Class I B-2 Certificates, Class II A-1 Certificates, Class II B-1 Certificates, Class II B-2 Certificates and Class II B-3 Certificates shall each be evidenced initially by single certificates representing $__________, $__________, $__________, $__________, $__________, $__________, $__________,
$__________, $__________, $__________, $__________, $_________, and $_________,
respectively, in initial aggregate principal balance, beneficial ownership of such Certificates to be held through Book-Entry Certificates. The Class R Certificate shall initially be held in the name of Vanderbilt SPC, Inc. Each Certificate other than the Class R Certificate shall be issued in minimum dollar denominations of $50,000 and integral dollar multiples of $1,000 in excess thereof. Upon original issuance, the sum of the denominations of each Class of the Class I A-1 Certificates, Class I A-2 Certificates, Class I A-3 Certificates, Class I A-4 Certificates, Class I A-5 Certificates and Class I A-6 Certificates, as the case may be, shall equal the Original Class I A-1 Principal Balance, the Original Class I A-2 Principal Balance, the Original Class I A-3 Principal Balance, the Original Class I A-4 Principal Balance, the Original Class I A-5 Principal Balance and the Original Class I A-6 Principal Balance, respectively, the sum of the denominations of the Class I M-1 Certificates shall equal the Original Class I M-1 Principal Balance and the sum of the denominations of each Class of the Class I B-1 Certificates and Class I B-2 Certificates shall equal the Original Class I B-1 Principal Balance and the Original Class I B-2 Principal Balance, respectively. Upon original issuance, the sum of the denominations of each Class of the Class II A-1 Certificates, Class II B-1 Certificates, Class II B-2 Certificates and Class II B-3 Certificates shall equal the Original Class II A-1 Principal Balance, the Original Class II B-1 Principal Balance, the Original Class II B-2 Principal Balance and the Original Class II B-3 Principal Balance, respectively. The Class R Certificate shall not have a principal balance.

         The Certificates shall be countersigned by manual signature on behalf of the Trustee by one of its authorized officers or its Authenticating Agent pursuant to Section 4.07. Certificates bearing the signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a manual countersignature by the Trustee or its Authenticating Agent and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly countersigned and delivered hereunder. All Certificates shall be dated the date of their countersignature.

         The rights of the Certificateholders to receive payments with respect to the Trust Fund in respect of the Certificates, and all ownership interests of the Certificateholders in such payments, shall be as set forth in this Agreement.

         Section 4.02. Registration of Transfer and Exchange of Certificates.
(a) The Trustee shall cause to be kept at its Corporate Trust Office or, at the election of the Trustee, at the office of its designated agent in New York City, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

         (b) Subject to Section 4.02(c) and the other provisions of this Section, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose, the Trustee shall execute, countersign and deliver, in the name of the designated transferee or transferees, a Certificate of a like aggregate Percentage Interest and dated the date of countersignature by the Trustee or its Authenticating Agent. The Holder and beneficial owner of any Class I A-6 Certificate, Class I M-1, Class I B-1, Class I B-2, Class II B-1, Class II B-2 or Class II B-3 Certificate must provide either (i) a representation to the effect that it is not an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code or a trustee of any such plan or a person acting on behalf of any such plan or acquiring a Certificate with the assets of any such plan to effect such transfer, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") and that the purchase and holding of such Certificates are covered under PTCE 95-60 or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to a Certificate that is not a Class R Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquiror's) acceptance of the Certificates. Notwithstanding anything else to the contrary herein, any purported transfer of a Class I A-6, Class I M-1, Class I B-1, Class I B-2, Class II B-1, Class II B-2 or Class II B-3 Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

         To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any Class I A-6, Class I M-1, Class I B-1, Class I B-2, Class II B-1, Class II B-2 or Class II B-3 Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

         No transfer of a Class R Certificate shall be made unless such transfer is made pursuant to an effective registration statement or in accordance with an exemption from the requirements under the Securities Act of 1933, as amended, or any applicable state securities laws. If such a transfer is to be made in reliance upon an exemption from said Act and laws, prior to the registration of any such transfer (i) the Trustee or the Company may require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Servicer, and (ii) the Trustee shall require the transferee to execute a certification, substantially in the form of Exhibit I hereto, acceptable to and in form and substance satisfactory to the Company and the Trustee setting forth the facts surrounding such transfer; provided that such Opinion of Counsel shall not be required in the case of transfers by or to Vanderbilt SPC, Inc. Such Opinions of Counsel shall not be an expense of the Trustee, the Company or the Servicer.

         No transfer of a Class R Certificate shall be made unless the Trustee shall have either (i) a representation letter from the proposed transferee to the effect that such transferee is not an employee benefit plan subject to
Section 406 of ERISA or Section 4975 of the Code or a trustee of any such plan or a person acting on behalf of any such plan or acquiring such Certificate with the assets of any such plan or (ii) an Opinion of Counsel satisfactory to the Trustee, the Company and the Servicer, and upon which each of them is authorized to rely, to the effect that the purchase or holding of such Certificate by the prospective transferee will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Company or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Servicer.

         (c) At the option of the Certificateholder, a Certificate may be exchanged for another Certificate or Certificates of the same Class and of authorized denominations of the same aggregate denomination, upon surrender of the Certificate to be exchanged at any office or agency of the Trustee maintained for such purpose. Whenever the Certificate is so surrendered for exchange, the Trustee or its Authenticating Agent shall execute, countersign and deliver, the Certificate or Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange (if so required by the Trustee) shall be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee or the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

         (d) No service charge shall be made to the Holder for any registration of transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate.

         (e) All Certificates surrendered for registration of transfer or exchange shall be held in accordance with the retention policy of the Trustee.

         (f) Except as provided in paragraph (g) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) transfer of the Book-Entry Certificates may not be registered by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal only with the Depository and its nominee, Cede & Co., as registered Holder of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such Persons shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

         All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         (g) If (x)(i) the Company or the Depository advises the Trustee in writing that the Depository is no longer willing, qualified or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Company is unable to locate a qualified successor, (y) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository and obtains the consent of the Trustee and the Servicer to such termination, or (z) after the occurrence of an Event of Default, the Depository notifies the Trustee that Certificate Owners representing Fractional Interests aggregating not less than 51% of the aggregate Fractional Interests of the Book-Entry Certificates together have advised the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall send notice to the Depository for distribution to the Certificate Owners, of the occurrence of any such event and of the availability of definitive, fully registered Group I and Group II Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the Group I and Group II Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall countersign the Definitive Certificates. Neither the Company nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         (h) On or prior to the Closing Date, there shall be delivered to the Depository one Class I A-1 Certificate, one Class I A-2 Certificate, one Class I A-3 Certificate, one Class I A-4 Certificate, one Class I A-5 Certificate, one Class I A-6 Certificate, one Class I M-1 Certificate, one Class I B-1 Certificate, one Class I B-2 Certificate, one Class II A-1 Certificate, one Class II B-1 Certificate, one Class II B-2 Certificate and one Class II B-3 Certificate in registered form registered in the name of the Depository's nominee, Cede & Co., the total face amount of each of which represents 100% of the Original Class I A-1 Principal Balance, 100% of the Original Class I A-2 Principal Balance, 100% of the Original Class I A-3 Principal Balance, 100% of the Original Class I A-4 Principal Balance, 100% of the Original Class I A-5 Principal Balance, 100% of the Original Class I A-6 Principal Balance, 100% of the Original Class I M-1 Principal Balance, 100% of the Original Class I B-1 Principal Balance, 100% of the Original Class I B-2 Principal Balance, 100% of the Original Class II A-1 Principal Balance, 100% of the Original Class II B-1 Principal Balance, 100% of the Original Class II B-2 Principal Balance and 100% of the Original Class II B-3 Principal Balance, respectively. Each Certificate registered in the name of the Depository shall bear the following legend:

          "Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein."

         Section 4.03. Mutilated, Destroyed, Lost or Stolen Certificate. If
(i) any mutilated Certificate is surrendered to the Trustee or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and any Certificate Registrar such security or indemnity as may be required by it to save each of them harmless, then, in the absence of notice to a Responsible Officer of the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like tenor and denomination. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the destroyed, lost or stolen Certificate shall be found at any time.

         Section 4.04. Persons Deemed Owners. The Company, the Servicer, the Trustee and any Paying Agent may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving payments pursuant to Section 6.01 and for all other purposes whatsoever, and none of the Company, the Servicer, any Paying Agent, the Certificate Registrar nor the Trustee shall be affected by notice to the contrary.

         Section 4.05. Appointment of Paying Agent. The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders pursuant to Section 6.01 and payments pursuant to Section 5.17. Any Paying Agent or its parent company so appointed either shall be a bank or trust company or shall have a rating acceptable to the Rating Agencies. In the event of any such appointment, on or prior to each Remittance Date, the Trustee shall deposit or cause to be deposited with the Paying Agent, from amounts in each Certificate Account, a sum sufficient to make the payments to the related Certificateholders in the amounts and in the manner provided for in Section 6.01, such sum to be held in trust for the benefit of the related Certificateholders. The Trustee initially appoints itself as Paying Agent.

         The Trustee shall cause each Paying Agent (other than itself) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent is at all times acting as agent for the Trustee and such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders.

         Section 4.06. Access to List of Certificateholders' Names and Addresses. The Certificate Registrar will furnish to the Trustee (if the Trustee is not the Certificate Registrar), the Company and the Servicer within five days after receipt by the Certificate Registrar of a request therefor from the Trustee, the Company or the Servicer in writing, a list, in such form as the Trustee, the Company or the Servicer reasonably may require, of the names and addresses of the Certificateholders as of the most recent Record Date. If Holders of Certificates of any Class evidencing, as to such Class, aggregate Percentage Interests of 25% or more (the "Applicants") apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Certificateholders of such Class with respect to their rights under this Agreement or under the Certificates of such Class and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, within five Business Days after the receipt of such application, shall afford such Applicants access during normal business hours to the most recent list of Certificateholders of such Class held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee promptly shall request from the Certificate Registrar a current list as provided above, and shall afford such Applicants access to such list promptly upon receipt. Every Certificateholder, by receiving and holding a Certificate, agrees with the Certificate Registrar and the Trustee that neither the Servicer, the Certificate Registrar, the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

         Section 4.07. Authenticating Agents. The Trustee may appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the execution and delivery of the Certificates. For all purposes of this Agreement, the execution and delivery of Certificates by the Authenticating Agent pursuant to this Section shall be deemed to be the execution and delivery of Certificates "by the Trustee."

         Section 4.08. Class R Certificate. (a) The Class R Certificate shall not be assigned or transferred except in accordance with Sections 4.08(b) and
(c) and any other applicable provision of this Agreement.

         (b) Each Person who has or acquires any Ownership Interest (as defined below) in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest in such Class R Certificate to have agreed to be bound by the following provisions and to have irrevocably appointed the Servicer as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (vi) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                     (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee (as defined below) and shall promptly notify the Servicer and the Trustee of any change or impending change in its status as a Permitted Transferee.

                     (ii) Any Ownership Interest in a Class R Certificate may not be subject to a Transfer (as defined below) without the express written consent of the Servicer (with a copy to the Trustee), and the Trustee shall not recognize the Transfer (as defined below) of such Class R Certificate, and such proposed Transfer shall not be effective, without such consent with respect thereto. In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Servicer shall, as a condition to such consent, require delivery to it, in form and substance satisfactory to it, and the proposed Transferee shall deliver to the Servicer and the Trustee, the following:

                           (A) an affidavit (a "Transfer Affidavit") of the
                  proposed Transferee in the form attached as Exhibit H hereto; and

                           (B) an express agreement by the proposed Transferee
                  to be bound by and to abide by the provisions of this Section.

         The Servicer shall notify the Trustee of any such Transfer to which it consents.

                     (iii) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (ii) above, if the Servicer or a Responsible Officer of the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of any Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

                     (iv) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (A) to require a Transfer Affidavit from any other Person to whom such Person attempts to Transfer any Ownership Interest in such Class R Certificate and
         (B) not to Transfer any Ownership Interest in such Class R Certificate or to cause the Transfer of any Ownership Interest in such Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

                     (v) Any attempted or purported Transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported Transferee shall become the holder of an Ownership Interest in a Class R Certificate in violation of the provisions of this Section, then, upon discovery by a Responsible Officer of the Trustee of, or due notification to the Trustee that the recognition of the Transfer of such Ownership Interest in such Class R Certificate was not in fact permitted by this Section, the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of Transfer of such Ownership Interest in such Class R Certificate. The Trustee shall promptly notify the Servicer if it discovers or receives notice of such an impermissible Transfer. The Trustee shall be under no liability to any Person for permitting the Transfer of an Ownership Interest in a Class R Certificate that is in fact not permitted by this Section or for making any payments in respect of a Class R Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was made with the express prior written consent of the Servicer. The Trustee shall be entitled but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Class R Certificate.

                     (vi) If any purported Transferee shall be a Holder of a Class R Certificate in violation of the restrictions in this Section, then the Servicer shall have the right without notice to the Holder or any prior Holder of such Class R Certificate to sell such Class R Certificate to a purchaser selected by the Servicer on such terms as the Servicer may choose. Such purchaser may be the Servicer itself or any Affiliate of the Servicer. The proceeds of such sale, net of commissions (which may include commissions payable to the Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Servicer to the last preceding Permitted Transferee of such Class R Certificate, except that in the event that the Servicer determines that the Holder or any prior Holder of such Class R Certificate will be liable for any amount due under this Section or any other provisions of this Agreement, the Servicer shall so inform the Trustee, and the Trustee shall withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (vi) shall be determined in the sole discretion of the Servicer, and it shall not be liable for the exercise of such discretion to any Person holding or purporting to hold a Class R Certificate.

         Upon notice to the Servicer that any legal or beneficial interest in any portion of a Class R Certificate has been transferred, either directly or indirectly, to any Person that is not a Permitted Transferee or an agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, or that is a pass-through entity, as defined in
Section 860E(e)(6) of the Code, an interest in which is held of record by a Person that is not a "Permitted Transferee," the Servicer agrees to furnish to the Internal Revenue Service and those Persons specified in Section 860E(e)(5) of the Code such information necessary to the application of Section 860E(e) of the Code as may be required by the Code, including but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R Certificate (or portion thereof) for periods after such Transfer and the total excess inclusions for any taxable year allocable to any holder of an interest in such pass-through entity which is not a Permitted Transferee. At the election of the Servicer, the Servicer may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent or to such pass-through entity referred to above; however, the Servicer shall in no event be excused from furnishing such information to the Internal Revenue Service. The foregoing restrictions on transfer contained in this
Section 4.08(b) shall cease to apply to Transfers occurring on or after the date on which there shall have been delivered to the Trustee, the Company and the Servicer, in form and substance satisfactory to the Servicer, an Opinion of Counsel that eliminating such restrictions will not cause the Trust Fund to fail to qualify as a REMIC at any time while the Certificates are outstanding.

         "Ownership Interest" means any legal or beneficial, direct or indirect, ownership or other interest.

         "Permitted Transferee" means any Person other than (a) the United States, a State or any political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, international organization or agency or instrumentality of either of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (c) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to a Class R Certificate (except certain farmers' cooperatives described in Code Section 521), (d) rural electric and telephone cooperatives described in Code Section 1381(a)(2), (e) a Non-U.S. Person, and (f) any other Person so designated by the Servicer based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Class R Certificate to such Person may cause the Trust Fund to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions. A "Non-U.S. Person" means an individual, corporation, partnership or other entity which is not a "U.S. Person".

         A "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered United States persons as well.

         "Transfer" means any direct or indirect transfer or sale of any Ownership Interest in a Class R Certificate.

         "Transferee" means any Person who is acquiring by Transfer any Ownership Interest in a Class R Certificate.

         (c) A Class R Certificate shall not be registered in the name of the Company or any Person known to a Responsible Officer of the Trustee to be an Affiliate thereof, and a Class I A-6, Class I M-1, Class I B-1, Class I B-2, Class II A-1, Class II B-1, Class II B-2 or Class II B-3 Certificate shall not be registered in the name of the Company or any such Affiliate thereof, unless the Trustee shall first have received written notification from the Rating Agencies that such Transfer will not cause a reduction or withdrawal of the rating then assigned to any of the Group I or Group II Certificates.

                              [End of Article IV]





                                   Article V

                   ADMINISTRATION AND SERVICING OF CONTRACTS

         Section 5.01. Responsibility for Contract Administration and Servicing. The Servicer shall service and administer the Contracts and, subject to the terms of this Agreement, shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Subject to Section 5.02, without limiting the generality of the foregoing, the Servicer hereby is authorized and empowered when the Servicer believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Contracts and any related Mortgages and with respect to the Manufactured Homes and any related Mortgaged Property. The Trustee shall execute and deliver to the Servicer any powers of attorney and other documents prepared by the Servicer and certified to the Trustee as being necessary or appropriate to enable the Servicer to service and administer the Contracts.

         The Servicer may perform its servicing and administration functions, as Servicer, pursuant to this Agreement through one or more subservicers. All actions by any subservicer with respect to the servicing and administration of the Contracts shall be treated as though done by the Servicer itself. All documents, instruments or contracts executed by any subservicer on behalf of the Servicer shall be treated by the Trustee as though executed by the Servicer itself. The Servicer shall remain primarily liable for all actions of any subservicer.

         Section 5.02. Standard of Care. In managing, administering, servicing and making collections on the Contracts pursuant to this Agreement, the Servicer will exercise the same degree of skill and care, consistent with the terms of this Agreement, that the Servicer exercises with respect to similar manufactured housing contracts owned and serviced by the Servicer but in no event shall such standard be lower than the standard prevailing in the industry; provided, however, that notwithstanding the foregoing, the Servicer shall not release or waive the right to collect the unpaid balance on any Contract; provided further that nothing herein shall require the Servicer to violate any applicable law.

         Section 5.03. Records. The Servicer, during the period it is servicer hereunder, shall maintain such books of account and other records as will enable the Trustee (if the Trustee so elects) to determine the status of each Contract. Without limiting the generality of the preceding sentence, the Servicer shall keep such records in respect of Liquidation Expenses as will enable the Trustee (if the Trustee so elects) to determine that the correct amount of Net Liquidation Proceeds in respect of a Liquidated Contract has been deposited in the related Certificate Account.

         Section 5.04. Inspection. (a) At all times during the term hereof, the Servicer shall afford the Trustee and its authorized agents reasonable access during normal business hours to the Servicer's records relating to the Contracts and will cause its personnel to assist in any examination of such records by the Trustee or any of its authorized agents. The examination referred to in this Section will be conducted in a manner which does not interfere unreasonably with the Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination the Trustee may make, the Trustee or its authorized agents, using generally accepted audit procedures, may in their discretion verify the status of each Contract and review the records relating thereto for conformity to Monthly Reports prepared pursuant to Article VII and compliance with the standards represented to exist as to each Contract in this Agreement.

         (b) At all times during the term hereof, the Servicer shall keep available a copy of the Contract Schedule at its principal executive office for inspection by Certificateholders.

         (c) On or before each Determination Date, the Servicer will, upon the written request of the Trustee, provide to the Trustee a list of outstanding Contracts, setting forth the principal balance of each such Contract as of the Due Period immediately preceding such Determination Date.

         (d) Notwithstanding the provisions of this Section 5.04, the Trustee shall at no time have any duty or obligation to examine any records of the Servicer or to recalculate or otherwise verify the accuracy of any certificate or report prepared by the Servicer (including certificates or reports as to the amount required to be deposited into either Certificate Account), and no implied duty to do so shall be asserted against the Trustee.

         Section 5.05. Establishment of and Deposits in Certificate Accounts. On or before the Closing Date, the Trustee shall have established, and thereafter shall maintain, with respect to each Group of Contracts, a Certificate Account which is an Eligible Account, in the form of one or more separate custodial accounts, titled (i) in the case of the Group I Contracts, "Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, 1999__ (Vanderbilt Mortgage and Finance, Inc., Seller), Group I, in trust for the Trustee" and (ii) in the case of the Group II Contracts, "Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, 1999__ (Vanderbilt Mortgage and Finance, Inc., Seller), Group II, in trust for the Trustee". The Trustee shall cause moneys in each Certificate Account to be invested in Eligible Investments as directed in writing by the Servicer, which shall mature or, in the case of a money market fund, be redeemed not later than the Business Day immediately preceding the Remittance Date next following the date of such investment (except that if such Eligible Investment is an obligation of the institution that maintains such Certificate Account, then such Eligible Investments shall mature or, in the case of a money market fund, be redeemed not later than such Remittance Date) and shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Trustee. The Servicer shall promptly notify the Trustee upon obtaining knowledge that an instrument or account in which a Certificate Account is invested has ceased to be an Eligible Investment or Eligible Account. All net income and gain realized from any such investments, to the extent provided by this Agreement, shall be added to the related Certificate Account.

         The Servicer shall deposit in the applicable Certificate Account, as promptly as practicable (but not later than the close of business of the second Business Day) following receipt thereof:

                  (1) All amounts received from Obligors with respect to principal of and interest on the related Contracts;

                  (2) All Net Liquidation Proceeds with respect to the related Contracts;

                  (3) All amounts required to be deposited by the Company pursuant to Sections 3.05(a) and (b) with respect to the related Contracts;

                  (4) All Monthly Advances with respect to the related Contracts pursuant to Section 6.04; and

                  (5) All amounts required to be withdrawn from an REO Account and deposited in the related Certificate Account in accordance with
         Section 5.17.

         Section 5.06. Payment of Taxes. If the Servicer becomes aware of the nonpayment by an Obligor of a personal property tax or other tax or charge which may result in a lien upon a Manufactured Home prior to, or equal to or coordinate with, the lien of the related Contract, the Servicer, consistent with Section 5.02, shall take action to avoid the attachment of any such lien. If the Servicer shall have paid any such personal property tax or other tax or charge directly on behalf of an Obligor, the Servicer shall seek reimbursement therefor only from the related Obligor (except as provided in the last sentence of this Section) and may separately add such amount to the Obligor's obligation as provided by the Contract, but, for the purposes of this Agreement, may not add such amount to the remaining principal balance of the Contract. If the Servicer shall have repossessed a Manufactured Home on behalf of the Certificateholders and the Trustee, the Servicer shall pay the amount of any such personal property tax or other tax or charge arising during the time such Manufactured Home is in the Servicer's possession, unless the Servicer is contesting in good faith such personal property tax or other tax or charge or the validity of the claimed lien on such Manufactured Home. If the Obligor does not reimburse the Servicer for payment of taxes pursuant to this Section and the related Contract is liquidated after a default, the Servicer shall be reimbursed for its payment of such taxes out of the related Liquidation Proceeds.

         Section 5.07. Enforcement. (a) The Servicer, consistent with Section 5.02, will act with respect to the Contracts in such manner as will maximize the receipt of principal and interest on such Contracts.

         (b) The Servicer shall sue to enforce or collect upon Contracts, in its own name, if possible, or as agent for the Trust Fund. If the Servicer elects to commence a legal proceeding to enforce a Contract, the act of commencement shall be deemed to be an automatic assignment of the Contract to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Contract on the ground that it is not a real party in interest or a holder entitled to enforce the Contract, the Trustee on behalf of the Certificateholders shall, at the Servicer's expense, take such steps as the Servicer deems necessary to enforce the Contract, including bringing suit in its name or the names of the Certificateholders. If there has been a recovery of attorneys' fees in favor of the Servicer or the Trust Fund in an action involving the enforcement of a Contract, the Servicer shall be reimbursed out of such recovery for its out-of-pocket attorney's fees and expenses incurred in such enforcement action.

         (c) The Servicer shall exercise any rights of recourse against third persons that exist with respect to any Contract in accordance with Section
5.02. In exercising recourse rights, the Servicer is authorized on the Trustee's behalf to reassign the Contract or to resell the related Manufactured Home to the Person against whom recourse exists at the price set forth in the document creating the recourse.

         (d) The Servicer may grant to the Obligor on any Contract any rebate, refund or adjustment out of the related Certificate Account that is required because of an overpayment in connection with the prepayment in full of such Contract or otherwise. The Servicer will not permit any rescission or cancellation of any Contract.

         Section 5.08. Transfer of Certificate Accounts. The Trustee may transfer either or both Certificate Accounts to a different depository institution from time to time, so long as such Certificate Account or Certificate Accounts remain Eligible Accounts. The Trustee shall give notice of any transfer of either Certificate Account to the Rating Agencies prior to such transfer.

         Section 5.09. Maintenance of Hazard Insurance Policies. (a) Except as otherwise provided in subsection (b) of this Section 5.09, the Servicer shall cause to be maintained with respect to each Contract one or more Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the Obligor on the related Contract, whichever is less; provided that such Hazard Insurance Policies may provide for customary deductible amounts, and provided further that the amount of coverage provided by each Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained therein. If a Manufactured Home is located within a federally designated special flood hazard area, the Servicer shall also cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each Hazard Insurance Policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Hazard Insurance Policy or Policies, the Servicer shall pay such premiums out of its own funds, and may add separately such premium to the Obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract for purposes of this Agreement. If the Obligor does not reimburse the Servicer for payment of such premiums and the related Contract is liquidated after a default, the Servicer shall be reimbursed for its payment of such premiums out of the related Liquidation Proceeds.

         (b) The Servicer may, in lieu of causing individual Hazard Insurance Policies to be maintained with respect to each Manufactured Home pursuant to subsection (a) of this Section 5.09, and shall, to the extent that the related Contract does not require the Obligor to maintain a Hazard Insurance Policy with respect to the related Manufactured Home, maintain one or more blanket insurance policies covering losses as provided in subsection (a) of this Section resulting from the absence or insufficiency of individual Hazard Insurance Policies. Any such blanket policy shall be substantially in the form that is the industry standard for blanket insurance policies issued to cover Manufactured Homes and in the amount sufficient to cover all losses on the Contracts. The Servicer shall pay, out of its own funds, the premium for such policy on the basis described therein and shall deposit in the related Certificate Account, on the Business Day next preceding the Determination Date following the Due Period in which the insurance proceeds from claims in respect of any Contracts under such blanket policy are or would have been received, the deductible amount with respect to such claims. The Servicer shall not, however, be required to deposit any deductible amount with respect to claims under individual Hazard Insurance Policies maintained pursuant to subsection (a) of this Section.

         (c) If the Servicer shall have repossessed a Manufactured Home on behalf of the Trustee or foreclosed upon or otherwise acquired any Mortgaged Property, the Servicer shall either (i) maintain at its expense a Hazard Insurance Policy with respect to such Manufactured Home or Mortgaged Property meeting the requirements of subsections (a) or (b), except that the Servicer shall be responsible for depositing any deductible amount with respect to all claims under individual Hazard Insurance Policies, or (ii) indemnify the Trust Fund against any damage to such Manufactured Home prior to resale or other disposition.

         (d) Any cost incurred by the Servicer in maintaining any of the foregoing insurance, for the purpose of calculating monthly distributions to Certificateholders, shall not be added to the amount owing under the Contract, notwithstanding that the terms of the Contract so permit. The Servicer shall not be entitled to reimbursement from the Company, the Trustee or the Certificateholders for such costs. Such costs (other than the cost of the blanket policy) shall only be recovered out of late payments by the Obligor for such premiums or, if the related Contract is liquidated after a default, out of the related Liquidation Proceeds.

         Section 5.10. Fidelity Bond and Errors and Omissions Insurance. The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies acceptable to the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation, on all officers, employees or other persons acting in any capacity with regard to the Contracts to handle funds, money, documents and papers relating to the Contracts. Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. No provision of this Section
5.10 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy, shall be in an amount as is customary for servicers that service a portfolio of manufactured housing installment sales contracts of $100 million or more and that are generally acceptable as servicers to institutional investors. Upon request of the Trustee, the Servicer shall cause to be delivered to the Trustee a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Trustee.

         Section 5.11. Collections under Hazard Insurance Policies; Consent to Transfers of Manufactured Homes; Assumption Agreements. (a) In connection with its activities as administrator and servicer of the Contracts, the Servicer agrees to present, on behalf of itself, the Trustee and Certificateholders, claims to the insurer under any Hazard Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Hazard Insurance Policies. Any amounts collected by the Servicer under any such Hazard Insurance Policies shall be deposited within two Business Days after receipt in the related Certificate Account pursuant to Section 5.05, except to the extent they are applied to the restoration of the related Manufactured Home or released to the related Obligor in accordance with the normal servicing procedures of the Servicer.

         (b) The Servicer shall not withhold its consent to any transfer of ownership of a Manufactured Home in accordance with the related Contract unless the proposed transferee does not meet the Servicer's then applicable underwriting standards (exclusive of down payment requirements). In addition, the Servicer shall not withhold such consent if such withholding of consent is not permitted under applicable law and governmental regulations.

         (c) In any case in which a Manufactured Home is to be conveyed to a Person by an Obligor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Contract, upon the closing of such conveyance, the Servicer shall cause the originals of the assumption agreement, the release (if any), or the modification or supplement to the Contract to be deposited with the Contract File, the Land-and-Home Contract File or the Mortgage Loan File, as applicable, for such Contract. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement with respect to such Contract will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, the rate of interest borne by, and all other material terms of, the related Contract shall not be changed.

         (d) Notwithstanding any of the foregoing, the Servicer shall not permit the extension of the maturity date of any Contract beyond the latest-occurring scheduled maturity date of any Contract as of the Cut-off Date.

         Section 5.12. Realization upon Defaulted Contracts. Subject to applicable law, the Servicer shall repossess, foreclose upon or otherwise comparably convert the ownership of Manufactured Homes and any related Mortgaged Property securing all Contracts that come into default and which the Servicer believes in its good faith business judgment will not be brought current; provided, however, that notwithstanding anything else in this Agreement to the contrary, but subject to the requirements of law, the Servicer shall commence repossession, foreclosure and other realization procedures in respect of any Contract that is at any one time delinquent as to all or part of five or more (or ten or more, in the case of Bi-weekly Contracts and Semi-Monthly Contracts) scheduled payments; provided that if the Servicer has actual knowledge that a Mortgaged Property is affected by hazardous waste, then the Servicer shall not cause the Trust Fund to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. For purposes of the last proviso in the preceding sentence, the Servicer shall not be deemed to have actual knowledge that a Mortgaged Property is affected by hazardous waste unless it shall have received written notice that hazardous waste is present on such property and such written notice has been made a part of the Servicing File with respect to the related Contract. Such written notice shall be provided to the Trustee. In the event that the Trustee is responsible for foreclosing on a Contract, if the Trustee has actual knowledge that a Mortgaged Property is affected by hazardous waste, then the Trustee shall not cause the Trust Fund to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with such repossession, foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be consistent with Section 5.02. Subject to the foregoing proviso, in the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, as Trustee, or, at its election, to its nominee on behalf of the Trustee, as Trustee. The Servicer shall manage, conserve and protect such Manufactured Homes and any related Mortgaged Property for the purposes of their prompt disposition and sale, and shall dispose of such Manufactured Homes and any related Mortgaged Property on such terms and conditions as it deems in the best interests of the Certificateholders. In connection with such activities, the Servicer shall follow such practices and procedures as are consistent with
Section 5.02.

         Section 5.13. Costs and Expenses. All costs and expenses incurred by the Servicer in carrying out its duties under this Agreement, including all fees and expenses incurred in connection with the enforcement of Contracts (including enforcement of defaulted Contracts and repossessions of Manufactured Homes securing such Contracts), shall be paid by the Servicer and the Servicer shall not be entitled to reimbursement hereunder, except to the extent such reimbursement is specifically provided for in this Agreement. Notwithstanding the foregoing, the Servicer shall be reimbursed out of the Liquidation Proceeds of a defaulted Contract for Liquidation Expenses incurred by it in realizing upon the related Manufactured Home and any related Mortgaged Property, including, but not limited to: (i) costs of refurbishing and securing such Manufactured Home; (ii) transportation expenses incurred in moving the Manufactured Home; (iii) reasonable legal fees and expenses of outside counsel; (iv) rental expenses (including the payment of rent not paid by the defaulting Obligor) incurred in maintaining a leasehold interest for the Manufactured Home; and (v) sales commissions paid to (a) Persons that are not Affiliates of the Servicer or (b) Affiliates of the Servicer, if such sales commission is no greater than the sales commission that would be paid to a Person that is not an Affiliate of the Servicer. The Servicer shall not incur the foregoing Liquidation Expenses unless it determines in its good faith business judgment that incurring such expenses will increase the Net Liquidation Proceeds from such Manufactured Home.

         Notwithstanding anything in this Agreement to the contrary, so long as the Company is the Servicer, the Servicer, in its sole discretion, may, but is not obligated to, liquidate a defaulted Contract by depositing into the related Certificate Account, as Liquidation Proceeds, an amount equal to (i) the outstanding principal balance of such Contract plus accrued and unpaid interest thereon to the Due Date in the Due Period in which such deposit is made less (ii) $2,000. The Servicer shall not be reimbursed for any Liquidation Expenses incurred in connection with such Contract and shall retain any liquidation proceeds thereafter collected in liquidating such Contract.

         Section 5.14. Trustee to Cooperate. Upon payment in full of any Contract, the Servicer will notify the Trustee on the next Determination Date by a certificate of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the related Certificate Account pursuant to Section 5.05 have been deposited). The Servicer is authorized to execute an instrument in satisfaction of such Contract and any related Mortgage and do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and eliminate the security interest in the Manufactured Home and any related Mortgaged Property related thereto. The Servicer shall determine when a Contract has been paid in full; to the extent insufficient payments are received on a Contract mistakenly determined by the Servicer to be prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds by deposit into the related Certificate Account. Upon request of a Servicing Officer, the Trustee shall, at the expense of the Servicer, perform such other acts as are reasonably requested by the Servicer (including, without limitation, the execution of documents) and otherwise cooperate with the Servicer in enforcement of rights and remedies with respect to Contracts, and the Trustee shall not be liable or responsible for the execution of any documents or performance of any acts requested by the Servicer pursuant to this Section.

         Section 5.15. Servicing and Other Compensation. The Servicer, as compensation for its activities hereunder including, without limitation, the payment of fees and expenses of the Trustee pursuant to Section 10.05, shall be entitled to receive on each Remittance Date the Group I Monthly Servicing Fee and the Group II Monthly Servicing Fee pursuant to, and to the extent provided in, Section 6.02. In addition, the Servicer may obtain any additional compensation permitted pursuant to this Agreement.

         Additional servicing compensation in the form of Late Payment Fees or Extension Fees and any transfer of equity or assumption fees shall be retained by the Servicer.

         The Servicer shall not be reimbursed for its costs and expenses in servicing the Contracts except as provided pursuant to Sections 5.06, 5.09 and 5.13.

         Section 5.16. Custody of Contracts. (a) Subject to the terms and conditions of this Section and Section 3.04(a), the Servicer shall maintain custody of the Contract Files as custodian for the benefit of the Certificateholders and the Trustee. The Trustee, or a custodian appointed by or on behalf of the Trustee, shall maintain custody of the Land-and-Home Contract Files and the Mortgage Loan Files.

         (b) The Servicer agrees to maintain the related Contract Files at its offices where they are presently maintained, or at such other offices of the Servicer in the State of Tennessee as shall from time to time be identified to the Trustee by ten days' prior written notice. The Servicer may temporarily move individual Contract Files or any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures.

         (c) As custodian, the Servicer shall have and perform the following powers and duties:

                  (i) hold the Contract Files on behalf of the Certificateholders and the Trustee, maintain accurate records pertaining to each Contract to enable it to comply with the terms and conditions of this Agreement, maintain a current inventory thereof;

                  (ii) implement policies and procedures in writing and signed by a Servicing Officer, with respect to persons authorized to have access to the Contract Files on the Servicer's premises and the receipting for Contract Files taken from their storage area by an employee of the Servicer for purposes of servicing or any other purposes; and

                  (iii) attend to all details in connection with maintaining custody of the Contract Files on behalf of the Certificateholders and the Trustee.

         (d) In performing its duties under this Section, the Servicer agrees to act with reasonable care, using that degree of skill and care that it exercises with respect to similar contracts owned and/or serviced by it, but in no event using a degree of skill and care that is lower than that used generally in the servicing industry for such contracts. The Servicer shall promptly report to the Trustee any failure by it to hold the Contract Files as herein provided and shall promptly take appropriate action to remedy any such failure. In acting as custodian of the Contract Files, the Servicer agrees further not to assert any beneficial ownership interests in the Contracts or the Contract Files. The Servicer agrees to indemnify the Certificateholders and the Trustee for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever which may be imposed on, incurred or asserted against the Certificateholders or the Trustee as the result of any act or omission by the Servicer relating to the maintenance and custody of the Contract Files; provided, however, that the Servicer will not be liable to the Certificateholders for any portion of any such amount resulting from the negligence or wilful misconduct of any Certificateholder or the Trustee and will not be liable to the Trustee for any portion of such amount resulting from the negligence or wilful misconduct of the Trustee. The agreement of the Servicer to indemnify the Trustee shall survive the resignation or removal of the Trustee and the termination of this Agreement.

         Section 5.17. REMIC Compliance. The parties intend that the Trust Fund formed hereunder shall constitute, and that the affairs of the Trust Fund shall be conducted so as to qualify it as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Servicer shall, to the extent permitted by applicable law, act as agent, and is hereby appointed to act as agent, of the Trust Fund and shall on behalf of the Trust Fund: (a) prepare, file and present to the Trustee to sign, or cause to be prepared, filed and presented to the Trustee to be signed, all required federal tax returns for the Trust Fund, including, but not limited to, Form 1066 using a calendar year as the taxable year for the Trust Fund when and as required by the REMIC Provisions and other applicable federal income tax laws; (b) make an election, on behalf of the Trust Fund, to be treated as a REMIC on the Form 1066 for its first taxable year, in accordance with the REMIC Provisions; (c) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders all information reports as and when required to be provided to them in accordance with the REMIC Provisions; (d) take such other actions as are necessary or appropriate to maintain the status of the Trust Fund as a REMIC; and (e) serve as tax matters person for the Trust Fund pursuant to Treasury Regulations
Section 1.860F-4(d) or serve as attorney-in-fact and agent for any Person that is the tax matters person. Neither the Trustee nor the Servicer shall take any action or omit to take any action if such action or omission (as the case may be) would cause the termination of the REMIC status of the Trust Fund; provided, however, that neither the Trustee nor the Servicer shall be required to take any action if a Responsible Officer of the Trustee or the Servicer, as applicable, in good faith believes such action or omission to be inconsistent with any other provision of this Agreement. The Company and the Servicer shall cooperate with the Servicer or its agent for such purpose in supplying any information within their control that is necessary to enable the Servicer to perform its duties under this Section. The Holder of the Class R Certificate, by purchasing such Class R Certificate, (a) shall be deemed to consent to the appointment of the Servicer as (i) the tax matters person for the Trust Fund and (ii) the attorney-in-fact and agent for any person that is the tax matters person if the Servicer is unable to serve as the tax matters person and (b) agrees to execute any documents required to give effect to clause (a) of this sentence.

         The Holder of the Class R Certificate, by purchasing such Class R Certificate, agrees to give the Servicer written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations section 1.67-3T(a)(2)(i)(A) immediately upon becoming the Holder of the Class R Certificate, if it is, or is holding the Class R Certificate on behalf of, a "pass-through interest holder."

         In the event that any tax, including interest, penalties, additional amounts or additions to tax (a "Tax"), is imposed on the Trust Fund, such tax shall be charged against amounts otherwise required to be distributed on the Class R Certificate. The Servicer shall notify the Trustee if any Tax is imposed on the Trust Fund and the amount of any such Tax. The Trustee is hereby authorized to retain, or cause the Paying Agent to retain, from amounts otherwise required to be distributed on the Class R Certificate, sufficient funds to pay or provide for the payment of, and to actually pay, or cause the Paying Agent to pay, such Tax as is legally owed by the Trust Fund (but such authorization shall not prevent the Trustee from contesting any such Tax in appropriate proceedings, and withholding payment of such Tax, if permitted by law, pending the outcome of such proceedings). To the extent that sufficient amounts cannot be so retained to pay or provide for the payment of any tax imposed on gain realized from any prohibited transaction (as defined in the REMIC Provisions), the Trustee is hereby authorized to and, upon the receipt of written notice of the existence of any tax liability, shall segregate, into a separate non-interest-bearing account, the net income from such prohibited transactions and pay, or cause the Paying Agent to pay, such Tax. In the event any (i) amounts initially retained from amounts required to be distributed on the Class R Certificate and (ii) income so segregated and applied towards the payment of such Tax shall not be sufficient to pay such Tax in its entirety, the amount of the shortfall shall be paid from funds in each Certificate Account after distributions of principal and interest to the related Certificateholders pursuant to Section 6.01 in respect of the related Remittance Date notwithstanding anything to the contrary contained herein. To the extent any such segregated income or funds from one of the Certificate Accounts are paid to the Internal Revenue Service, the Trustee shall retain, or cause to be retained, an amount equal to the amount of such income or funds so paid from future amounts otherwise required to be distributed on the Class R Certificate and shall deposit such retained amounts in such Certificate Account for distribution to the Holders of Certificates other than the Class R Certificate.

         Except as provided in Section 3.05 and except in connection with REO Property, the Trustee shall not sell any Contract or any other asset of the Trust Fund unless either (i) it has received an Opinion of Counsel to the effect that such sale will not result in the imposition of taxes on "prohibited transactions" on the Trust Fund as defined in Section 860F of the Code, or (ii) the proceeds of such sale, net of any related taxes on "prohibited transactions" on the Trust Fund as defined in Section 860F of the Code, will at least equal the Repurchase Price of such Contract.

         In the event that any Manufactured Home is acquired in a repossession or foreclosure (an "REO Property"), the Servicer shall sell any REO Property within two years of its acquisition by the Trust Fund, unless, at the request and expense of the Servicer, the Servicer seeks, and subsequently receives, an Opinion of Counsel, addressed to the Trustee and the Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to two years after its acquisition will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in Section 860F of the Code or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding. The Servicer shall manage, conserve, protect and operate each REO Property solely for the purpose of its prompt disposition and sale in a manner that does not cause any such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) or result in the receipt by the REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Servicer and the Certificateholders for the period prior to the sale of such REO Property.

         The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property an account held in trust for the Trustee for the benefit of the Certificateholders (each, an "REO Account"), which shall be an Eligible Account. The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in each REO Account by the depository.

         The Servicer shall deposit, or cause to be deposited, within two Business Days after receipt on a daily basis in each REO Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property. On or before each Determination Date, the Servicer shall withdraw from each REO Account and deliver to the Trustee for deposit into the related Certificate Account the income from the REO Property on deposit in the REO Account, net of its reasonable fees and expenses.

         The disposition of REO Property shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities.

         The proceeds from the REO disposition, net of any reimbursement to the Servicer as provided above, shall be deposited in the REO Account and shall be deposited in the related Certificate Account when the related Contract becomes a Liquidated Contract.

         Section 5.18. Establishment of and Deposits in Distribution Accounts. On or before the Closing Date, the Trustee shall have established, and thereafter shall maintain, with respect to each Certificate Group, a Distribution Account which is an Eligible Account, in the form of one or more separate custodial accounts, titled (i) in the case of the Group I Certificates, "Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1999__ (Vanderbilt Mortgage and Finance, Inc., Seller), Group I, in trust for the Trustee" and (ii) in the case of the Group II Certificates, "Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1999__ (Vanderbilt Mortgage and Finance, Inc., Seller), Group II, in trust for the Trustee". The moneys in the Distribution Accounts shall not be invested. One Business Day prior to each Distribution Date, the Trustee shall deposit in each Distribution Account the related Available Distribution Amount.

                               [End of Article V]





                                  Article VI

                PAYMENTS TO THE CERTIFICATEHOLDERS; WITHDRAWALS
                           FROM CERTIFICATE ACCOUNTS

         Section 6.01. Monthly Payments. (a) On each Remittance Date the Trustee shall, based upon the information set forth in the Monthly Report for such Remittance Date, withdraw from each Distribution Account an amount equal to the related Available Distribution Amount for such Remittance Date and apply such amount as set forth below:

On each Remittance Date on which the Class I M-1 and Class I B Principal Distribution Test is not met, the Group I Available Distribution Amount will be distributed in the following amounts in the following order of priority:

                  (i) interest accrued during the related Interest Period on the Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certificates, at their respective Remittance Rates on the outstanding Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Principal Balances, respectively, together with any previously undistributed shortfalls in interest due on the Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certificates, respectively, in respect of prior Remittance Dates; if the Group I Available Distribution Amount is not sufficient to distribute the full amount of interest due on the Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certificates, the Group I Available Distribution Amount will be distributed on such Classes of Certificates pro rata on the basis of the interest due thereon;

                  (ii) the Group I Formula Principal Distribution Amount in the following order of priority:

                           (a) to the Class I A-1 Certificates until the Class I A-1 Principal Balance is reduced to zero;

                           (b) to the Class I A-2 Certificates until the Class I A-2 Principal Balance is reduced to zero;

                           (c) to the Class I A-3 Certificates until the Class I A-3 Principal Balance is reduced to zero;

                           (d) to the Class I A-4 Certificates until the Class I A-4 Principal Balance is reduced to zero; and

                           (e) to the Class I A-5 Certificates until the Class I A-5 Principal Balance is reduced to zero;

                  (iii) interest accrued during the related Interest Period at the Class I A-6 Remittance Rate on the Class I A-6 Principal Balance to the Class I A-6 Certificates, together with any previously undistributed shortfalls in interest due on the Class I A-6 Certificates in respect of prior Remittance Dates;

                  (iv) the remainder of the Group I Formula Principal Distribution Amount, if any, to the Class I A-6 Certificates until the Class I A-6 Principal Balance is reduced to zero;

                  (v) interest accrued during the related Interest Period at the Class I M-1 Remittance Rate on the Class I M-1 Principal Balance to the Class I M-1 Certificates, together with any previously undistributed shortfalls in interest due on the Class I M-1 Certificates in respect of prior Remittance Dates;

                  (vi) the remainder of the Group I Formula Principal Distribution Amount, if any, to the Class I M-1 Certificates until the Class I M-1 Principal Balance is reduced to zero;

                  (vii) interest accrued during the related Interest Period at the Class I B-1 Remittance Rate on the Class I B-1 Principal Balance to the Class I B-1 Certificates, together with any previously undistributed shortfalls in interest due on the Class I B-1 Certificates in respect of prior Remittance Dates;

                  (viii) the remainder of the Group I Formula Principal Distribution Amount, if any, to the Class I B-1 Certificates until the Class I B-1 Principal Balance is reduced to zero;

                  (ix) interest accrued during the related Interest Period at the Class I B-2 Remittance Rate on the Class I B-2 Principal Balance to the Class I B-2 Certificates, together with any previously undistributed shortfalls in interest due on the Class I B-2 Certificates in respect of prior Remittance Dates;

                  (x) the remainder of the Group I Formula Principal Distribution Amount, if any, to the Class I B-2 Certificates until the Class I B-2 Principal Balance is reduced to zero;

                  (xi) any Group I Monthly Excess Spread, to fund any Group II Available Funds Shortfall;

                  (xii) any remaining Group I Monthly Excess Spread, to fund any unfunded Accelerated Principal Payment on the Group II Certificates after giving effect to the distribution specified in clause C(ix) or clause D(ix) of this Section 6.01(a);

                  (xiii) any remaining Group I Monthly Excess Spread, to pay the Servicer the amount of any Group I Monthly Servicing Fee, if the Company is the Servicer;

                  (xiv) [any remaining Group I Monthly Excess Spread, to pay CHI the Guarantee Reimbursement Amount, if any, with respect to the Class I B-2 Certificates];

                  (xv) any remaining Group I Monthly Excess Spread, to pay that portion of the Group II Monthly Servicing Fee, if any, that remains unpaid after giving effect to the distribution described in clause C(xii) or D(xii), as applicable, below, to the Servicer, if the Company is the Servicer;

                  (xvi) [any remaining Group I Monthly Excess Spread, to pay CHI that portion of the Guarantee Reimbursement Amount, if any, with respect to the Class II B-3 Certificates that remains unpaid after giving effect to the distribution described in clause C(xiii) or D(xiii), as applicable, below; and]

                  (xvii) any remaining Group I Monthly Excess Spread, to the holder of the Class R Certificate;

         B. On each Remittance Date on which the Class I M-1 and Class I B Principal Distribution Test is met, the Group I Available Distribution Amount will be distributed in the following amounts in the following order of priority:

                  (i) interest accrued during the related Interest Period on the Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certificates, at their respective Remittance Rates on the outstanding Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Principal Balances, respectively, together with any previously undistributed shortfalls in interest due on the Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certificates, respectively, in respect of prior Remittance Dates; if the Group I Available Distribution Amount is not sufficient to distribute the full amount of interest due on the Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certificates, the Group I Available Distribution Amount will be distributed on such Classes of Certificates pro rata on the basis of the interest due thereon;

                  (ii) the Class I A Percentage of the Group I Formula Principal Distribution Amount in the following order of priority:

                           (a) to the Class I A-1 Certificates until the Class I A-1 Principal Balance is reduced to zero;

                           (b) to the Class I A-2 Certificates until the Class I A-2 Principal Balance is reduced to zero;

                           (c) to the Class I A-3 Certificates until the Class I A-3 Principal Balance is reduced to zero;

                           (d) to the Class I A-4 Certificates until the Class I A-4 Principal Balance is reduced to zero; and

                           (e) to the Class I A-5 Certificates until the Class I A-5 Principal Balance is reduced to zero;

                  (iii) interest accrued during the related Interest Period at the Class I A-6 Remittance Rate on the Class I A-6 Principal Balance to the Class I A-6 Certificates, together with any previously undistributed shortfalls in interest due on the Class I A-6 Certificates in respect of prior Remittance Dates;

                  (iv) the remainder of the Class I A Percentage of the Group I Formula Principal Distribution Amount, if any, to the Class I A-6 Certificates until the Class I A-6 Principal Balance is reduced to zero;

                  (v) interest accrued during the related Interest Period at the Class I M-1 Remittance Rate on the Class I M-1 Principal Balance to the Class I M-1 Certificates, together with any previously undistributed shortfalls in interest due on the Class I M-1 Certificates in respect of prior Remittance Dates;

                  (vi) the Class I M-1 Percentage of the Group I Formula Principal Distribution Amount, if any, to the Class I M-1 Certificates until the Class I M-1 Principal Balance is reduced to zero;

                  (vii) interest accrued during the related Interest Period at the Class I B-1 Remittance Rate on the Class I B-1 Principal Balance to the Class I B-1 Certificates, together with any previously undistributed shortfalls in interest due on the Class I B-1 Certificates in respect of prior Remittance Dates;

                  (viii) the Class I B Percentage of the Group I Formula Principal Distribution Amount to the Class I B-1 Certificates until the Class I B-1 Principal Balance is reduced to zero;

                  (ix) interest accrued during the related Interest Period at the Class I B-2 Remittance Rate on the Class I B-2 Principal Balance to the Class I B-2 Certificates, together with any previously undistributed shortfalls in interest due on the Class I B-2 Certificates in respect of prior Remittance Dates;

                  (x) the remainder of the Group I Formula Principal Distribution Amount to the Class I B-2 Certificates until the Class I B-2 Principal Balance is reduced to zero; provided, however, if the Class I A and Class I M Principal Balances have not been reduced to zero on or before a Remittance Date, to the extent that allocations in respect of principal to the Class I B-2 Certificates would reduce the Class I B-2 Principal Balance below the Class I B-2 Floor Amount, then the amount of such excess principal will instead by distributed, pro rata, to the Class I A Certificates and the Class I M Certificates based on the Class IA Principal Balance and the Class I M-1 Principal Balance prior to distributions pursuant to clauses B(ii),
                  (iv) and (vi) above with respect to such Remittance Date. The allocations in respect of such excess principal to the Class I A Certificates will be in the order of priority set forth in clauses (B)(ii) and (iv) above;

                  (xi) any Group I Monthly Excess Spread, to fund any Group II Available Funds Shortfall;

                  (xii) any remaining Group I Monthly Excess Spread, to fund any unfunded Accelerated Principal Payment on the Group II Certificates after giving effect to the distribution specified in clause C(ix) or clause D(ix) of this Section 6.01(a);

                  (xiii) any remaining Group I Monthly Excess Spread, to pay the Servicer the amount of any Group I Monthly Servicing Fee, if the Company is the Servicer;

                  (xiv) [any remaining Group I Monthly Excess Spread, to pay CHI the Guarantee Reimbursement Amount, if any, with respect to the Class I B-2 Certificates];

                  (xv) any remaining Group I Monthly Excess Spread, to pay that portion of the Group II Monthly Servicing Fee, if any, that remains unpaid after giving effect to the distribution described in clause C(xii) or D(xii), as applicable, below, to the Servicer, if the Company is the Servicer;

                  (xvi) [any remaining Group I Monthly Excess Spread, to pay CHI that portion of the Guarantee Reimbursement Amount, if any, with respect to the Class II B-3 Certificates that remains unpaid after giving effect to the distribution described in clause C(xiii) or D(xiii), as applicable, below; and]

                  (xvii) any remaining Group I Monthly Excess Spread, to the holder of the Class R Certificate;

         C. On each Remittance Date on which the Class II B Principal Distribution Test is not met, the Group II Available Distribution Amount will be distributed in the following amounts in the following order of priority:

                  (i) interest accrued during the related Interest Period at the Class II A-1 Remittance Rate on the Class II A-1 Principal Balance to the Class II A-1 Certificates, together with any previously undistributed shortfalls in interest due on the Class II A-1 Certificates in respect of prior Remittance Dates;

                  (ii) the Group II Formula Principal Distribution Amount to the Class II A-1 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II A-1 Principal Balance is reduced to zero;

                  (iii) interest accrued during the related Interest Period at the Class II B-1 Remittance Rate on the Class II B-1 Principal Balance to the Class II B-1 Certificates, together with any previously undistributed shortfalls in interest due on the Class II B-1 Certificates in respect of prior Remittance Dates;

                  (iv) the remainder of the Group II Formula Principal Distribution Amount to the Class II B-1 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-1 Principal Balance is reduced to zero;

                  (v) interest accrued during the related Interest Period at the Class II B-2 Remittance Rate on the Class II B-2 Principal Balance to the Class II B-2 Certificates, together with any previously undistributed shortfalls in interest due on the Class II B-2 Certificates in respect of prior Remittance Dates;

                  (vi) the remainder of the Group II Formula Principal Distribution Amount, if any, to the Class II B-2 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-2 Principal Balance is reduced to zero;

                  (vii) interest accrued during the related Interest Period at the Class II B-3 Remittance Rate on the Class II B-3 Principal Balance to the Class II B-3 Certificates, together with any previously undistributed shortfalls in interest due on the Class II B-3 Certificates in respect of prior Remittance Dates;

                  (viii) the remainder of the Group II Formula Principal Distribution Amount, if any, to the Class II B-3 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-3 Principal Balance is reduced to zero;

                  (ix) any Group II Monthly Excess Spread, to fund any Accelerated Principal Payment on the Group II Certificates;

                  (x) any remaining Group II Monthly Excess Spread, together with any Overcollateralization Reduction Amount, to fund any Group I Available Funds Shortfall;

                  (xi) any remaining Group II Monthly Excess Spread, together with any remaining Overcollateralization Reduction Amount, up to the Class II A-1 Net Funds Cap Carryover Amount, Class II B-1 Net Funds Cap Carryover Amount, Class II B-2 Net Funds Cap Carryover Amount and Class II B-3 Net Funds Cap Carryover Amount to the applicable Classes of Certificates; if such remaining amounts are not sufficient to distribute the Aggregate Net Funds Cap Carryover Amount to the applicable Classes of Certificates, such remaining amounts will be distributed on such Classes of Certificates pro rata based on the amount of the Net Funds Cap Carryover Amount owed to each such Class of Certificates;

                  (xii) any remaining Group II Monthly Excess Spread, together with any remaining Overcollateralization Reduction Amount, to pay the Servicer the amount of any Group II Monthly Servicing Fee, if the Company is the Servicer;

                  (xiii) [any remaining Group II Monthly Excess Spread, together with any remaining Overcollateralization Reduction Amount, to pay CHI the Guarantee Reimbursement Amount, if any, with respect to the Class II B-3 Certificates;]

                  (xiv) any remaining Group II Monthly Excess Spread, together with any remaining Overcollateralization Reduction Amount, to pay that portion of the Group I Monthly Servicing Fee, if any, that remains unpaid after giving effect to the distribution described in clause A(xiii) or B(xiii), as applicable, above, to the Servicer, if the Company is the Servicer;

                  (xv) [any remaining Group II Monthly Excess Spread, together with any remaining Overcollateralization Reduction Amount, to pay CHI that portion of the Guarantee Reimbursement Amount, if any, with respect to the Class I B-2 Certificates that remains unpaid after giving effect to the distribution described in clause A(xiv) or B(xiv), as applicable, above; and]

                  (xvi) any remaining Group II Monthly Excess Spread, together with any remaining Overcollateralization Reduction Amount, to the holder of the Class R Certificate.

         D. On each Remittance Date on which the Class II B Principal Distribution Test is met, the Group II Available Distribution Amount will be distributed in the following amounts in the following order of priority:

                  (i) interest accrued during the related Interest Period at the Class II A-1 Remittance Rate on the Class II A-1 Principal Balance to the Class II A-1 Certificates, together with any previously undistributed shortfalls in interest due on the Class II A-1 Certificates in respect of prior Remittance Dates;

                  (ii) the Class II A Percentage of the Group II Formula Principal Distribution Amount to the Class II A-1 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II A-1 Principal Balance is reduced to zero;

                  (iii) interest accrued during the related Interest Period at the Class II B-1 Remittance Rate on the Class II B-1 Principal Balance to the Class II B-1 Certificates, together with any previously undistributed shortfalls in interest due on the Class II B-1 Certificates in respect of prior Remittance Dates;

                  (iv) the Class II B Percentage of the Group II Formula Principal Distribution Amount to the Class II B-1 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-1 Principal Balance is reduced to zero;

                  (v) interest accrued during the related Interest Period at the Class II B-2 Remittance Rate on the Class II B-2 Principal Balance to the Class II B-2 Certificates, together with any previously undistributed shortfalls in interest due on the Class II B-2 Certificates in respect of prior Remittance Dates;

                  (vi) the remainder of the Class II B Percentage of the Group II Formula Principal Distribution Amount, if any, to the Class II B-2 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-2 Principal Balance is reduced to zero;

                  (vii) interest accrued during the related Interest Period at the Class II B-3 Remittance Rate on the Class II B-3 Principal Balance to the Class II B-3 Certificates, together with any previously undistributed shortfalls in interest due on the Class II B-3 Certificates in respect of prior Remittance Dates;

                  (viii) subject to the proviso below, the remainder of the Group II Formula Principal Distribution Amount, if any, to the Class II B-3 Certificates, net of any portion of the Overcollateralization Reduction Amount, if any, then applicable to such Certificates, until the Class II B-3 Principal Balance is reduced to zero; provided, however, if the Class II A-1 Principal Balance has not been reduced to zero on or before a Remittance Date, to the extent that allocations in respect of principal to the Class II B-3 Certificates would reduce the sum of the Class II B-3 Principal Balance and the Overcollateralization Amount below the Group II Certificate Floor Amount, then the amount of such excess principal will instead be distributed to the Class II A-1 Certificates;

                  (ix) any Group II Monthly Excess Spread, to fund any Accelerated Principal Payment on the Group II Certificates;

                  (x) any remaining Group II Monthly Excess Spread, together with any Overcollateralization Reduction Amount, to fund any Group I Available Funds Shortfall;

                  (xi) any remaining Group II Monthly Excess Spread, together with any remaining Overcollateralization Reduction Amount, up to the Class II A-1 Net Funds Cap Carryover Amount, Class II B-1 Net Funds Cap Carryover Amount, Class II B-2 Net Funds Cap Carryover Amount and Class II B-3 Net Funds Cap Carryover Amount to the applicable Classes of Certificates; if such remaining amounts are not sufficient to distribute the Aggregate Net Funds Cap Carryover Amount to the applicable Classes of Certificates, such remaining amounts will be distributed on such Classes of Certificates pro rata based on the amount of the Net Funds Cap Carryover Amount owed to each such Class of Certificates;

                  (xii) any remaining Group II Monthly Excess Spread, together with any remaining Overcollateralization Reduction Amount, to pay the Servicer the amount of any Group II Monthly Servicing Fee, if the Company is the Servicer;

                  (xiii) [any remaining Group II Monthly Excess Spread, together with any remaining Overcollateralization Reduction Amount, to pay CHI the Guarantee Reimbursement Amount, if any, with respect to the Class II B-3 Certificates];

                  (xiv) any remaining Group II Monthly Excess Spread, together with any remaining Overcollateralization Reduction Amount, to pay that portion of the Group I Monthly Servicing Fee, if any, that remains unpaid after giving effect to the distribution described in clause A(xiii) or B(xiii), as applicable, above, to the Servicer, if the Company is the Servicer;

                  (xv) [any remaining Group II Monthly Excess Spread, together with any remaining Overcollateralization Reduction Amount, to pay CHI that portion of the Guarantee Reimbursement Amount, if any, with respect to the Class I B-2 Certificates that remains unpaid after giving effect to the distribution described in clause A(xiv) or B(xiv), as applicable, above; and]

                  (xvi) any remaining Group II Monthly Excess Spread, together with any remaining Overcollateralization Reduction Amount, to the holder of the Class R Certificate;

provided that, notwithstanding the prioritization of the distribution of the Group I Formula Principal Distribution Amount among the Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certificates pursuant to clauses A(ii) and B(ii) above, on each Remittance Date on and after the Remittance Date, if any, on which a Deficiency Event occurs, the Group I Available Distribution Amount remaining after making the distributions of interest on the Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certificates required by clauses A(i) and B(i) above will be applied to distribute the Group I Formula Principal Distribution Amount on each Class of Class I A-1, Class I A-2, Class I A-3, Class I A-4 and Class I A-5 Certificates pro rata in accordance with the outstanding Principal Balance of each such Class of Certificates; provided, further, that (I) the aggregate amounts distributed on the Class I A-1 Certificates, Class I A-2 Certificates, Class I A-3 Certificates, Class I A-4 Certificates, Class I A-5 Certificates, Class I A-6 Certificates, Class I M-1 Certificates, Class I B-1 Certificates and Class I B-2 Certificates on account of principal shall not exceed the Original Class I A-1 Principal Balance, the Original Class I A-2 Principal Balance, the Original Class I A-3 Principal Balance, the Original Class I A-4 Principal Balance, the Original Class I A-5 Principal Balance, the Original Class I A-6 Principal Balance, the Original Class I M-1 Principal Balance, the Original Class I B-1 Principal Balance and the Original Class I B-2 Principal Balance, respectively, and (II) the aggregate amounts distributed on the Class II A-1 Certificates, Class II B-1 Certificates, Class II B-2 Certificates and Class II B-3 Certificates on account of principal shall not exceed the Original Class II A-1 Principal Balance, the Original Class II B-1 Principal Balance, the Original Class II B-2 Principal Balance and the Original Class II B-3 Principal Balance, respectively.

         The distributions on the Group I Certificates on each Remittance Date shall be made such that the Trustee shall distribute (x) to the holder of each Class I A Certificate as of the preceding Record Date an amount equal to the product of (1) the aggregate Percentage Interest evidenced by such Class I A Certificate and (2) as applicable, the Class I A-1 Distribution Amount, Class I A-2 Distribution Amount, Class I A-3 Distribution Amount, Class I A-4 Distribution Amount, Class I A-5 Distribution Amount, or Class I A-6 Distribution Amount for such Remittance Date, (y) to the holder of each Class I M-1 Certificate as of the preceding Record Date an amount equal to the product of (1) the aggregate Percentage Interest evidenced by such Class I M-1 Certificates and (2) the Class I M-1 Distribution Amount for such Remittance Date, and (z) to the holder of each Class I B Certificate as of the preceding Record Date an amount equal to the product of (1) the aggregate Percentage Interest evidenced by such Class I B Certificates and (2) as applicable, the Class I B-1 Distribution Amount or Class I B-2 Distribution Amount for such Remittance Date.

         The distributions to the Group II Certificates on each Remittance Date shall be made such that the Trustee shall distribute (x) to the holder of each Class II A-1 Certificate as of the preceding Record Date an amount equal to the product of (1) the aggregate Percentage Interest evidenced by such Class II A-1 Certificate and (2) the Class II A-1 Distribution Amount for such Remittance Date, and (y) to the holder of each Class II B Certificate as of the preceding Record Date an amount equal to the product of (1) the aggregate Percentage Interest evidenced by such Certificateholder's Class II B Certificates and (2) as applicable, the Class II B-1 Distribution Amount, Class II B-2 Distribution Amount or Class II B-3 Distribution Amount for such Remittance Date. Any Accelerated Principal Payments distributable on a given Remittance Date pursuant to clauses A(xii), B(xii), C(ix) or D(ix), as applicable, of Section 6.01(a) shall be distributed to the holders of the Class of Group II Certificates then entitled to receive distributions in respect of principal on such date. The payment of any amounts made pursuant to clause A(xi) or B(xi), as applicable, of Section 6.01(a) to fund any Group II Available Funds Shortfall shall be applied as provided in clauses C(i) through C(viii), in that order, or D(i) through D(viii), in that order, as applicable, of Section 6.01(a). The payment of any amounts made pursuant to clause C(x) or D(x), as applicable, of Section 6.01(a) to fund any Group I Available Funds Shortfall shall be applied as provided in clauses A(i) through A(x), in that order, or B(i) through B(x), in that order, as applicable, of Section 6.01(a).

         The Trustee shall pay each Certificateholder of record by check mailed to such Certificateholder at the address for such Certificateholder appearing on the Certificate Register; provided that if such Certificateholder holds Certificates with original denominations aggregating at least $5 million and has given the Trustee appropriate written instructions at least 5 Business Days prior to the related Record Date (which instructions, until revised, shall remain operative for all Remittance Dates thereafter), the Trustee shall pay such Certificateholder by wire transfer of funds. If on any Determination Date the Servicer determines that there are no Contracts outstanding and no other funds or assets in the Trust Fund other than the funds in the Certificate Accounts, the Servicer promptly shall instruct the Trustee to send the final distribution notice to each Certificateholder and make provision for the final distribution in accordance with Section 11.01(b). Final payment of any Certificate shall be made only upon presentation of such Certificate at the office or agency of the Certificate Registrar.

         (b) On each Remittance Date, the Trustee shall, based upon the information set forth in the Monthly Report for such Remittance Date, withdraw from each Distribution Account (solely out of the related Available Distribution Amount for such Remittance Date after giving effect to the distributions made on the Group I and Group II Certificates pursuant to
Section 6.01(a) on such Remittance Date) and distribute to the Holder of the Class R Certificate the Class R Distribution Amount for such Remittance Date. Such distribution shall be made by a means that is mutually acceptable to the Trustee and the Holder of the Class R Certificate.

         (c) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Group I and Group II Certificates. None of the Trustee, the Certificate Registrar, the Company and the Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

         (d) [On each Remittance Date the Trustee shall withdraw from each Certificate Account an amount equal to the related Guarantee Payment for such Remittance Date received by it from CHI pursuant to Section 6.05 and distribute such amount to (i) in the case of a Group I Guarantee Payment, the Class I B-2 Certificateholders and (ii) in the case of a Group II Guarantee Payment, the Class II B-3 Certificateholders.]

         Section 6.02. Permitted Withdrawals from the Certificate Accounts. The Servicer may, and in the case of clause (vii) below shall, from time to time as provided herein, make withdrawals from each Certificate Account of amounts deposited therein pursuant to Section 5.05 that are attributable to Contracts of the related Group for the following purposes:

               (i) to pay to the Company with respect to each Contract of such Group or property acquired in respect thereof that has been purchased or replaced pursuant to Section 3.05 all amounts received thereon that are specified in such Section to be property of the Company;

               (ii) to reimburse itself for the payment of taxes out of Liquidation Proceeds relating to a Contract of such Group (to the extent not previously retained from such Liquidation Proceeds prior to their deposit) or out of payments expressly made by the related Obligor to reimburse the Servicer for such taxes, as permitted by Section 5.06;

               (iii) if neither the Company nor a wholly owned subsidiary of the Company is the Servicer, to pay to itself Monthly Servicing Fee relating to such Group.

               (iv) to reimburse itself or a previous Servicer out of Liquidation Proceeds (to the extent not previously retained from Liquidation Proceeds prior to their deposit in such Certificate Account) in respect of a Manufactured Home of such Group and out of payments by the related Obligor (to the extent of payments expressly made by the Obligor to reimburse the Servicer for insurance premiums) for expenses incurred by it in respect of such Manufactured Home that are specified as being reimbursable to it pursuant to Section 5.07,
         5.09 or 5.13 or to a previous Servicer under Section 8.08;

               (v) to reimburse itself for any Nonrecoverable Advance or Monthly Advances with respect to such Group in accordance with Section 6.04(c) and for advances in respect of Liquidated Contracts in accordance with
         Section 6.04(c);

               (vi) to reimburse the Servicer for expenses incurred with respect to such Group and reimbursable to the Servicer pursuant to Section 8.06 (such reimbursement to be made only from funds that would otherwise be distributed on the Class R Certificate pursuant to Section 6.01(a)A(xvii) or 6.01 (a)B(xvii), in the case of Group I, or pursuant to Section 6.01(a)C(xiv) or 6.01 (a)D(xiv), in the case of Group II.

               (vii) to withdraw any amount deposited in such Certificate Account that was not required to be deposited therein (including any collections on the related Contracts that, pursuant to Section 2.01(a), are not part of the Trust Fund);

               (viii) withdraw all amounts on deposit in such Certificate Account which are to be deposited in the related Distribution Account in respect of the related Available Distribution Amount;

               (ix) withdraw any amounts necessary to pay any Taxes pursuant to
         Section 5.17.

         Since, in connection with withdrawals pursuant to clauses (i), (ii) and (iv), the Servicer's entitlement thereto is limited to collections or other recoveries on the related Contract, the Servicer shall keep and maintain separate accounting, on a Contract by Contract basis, for the purpose of justifying any withdrawal from each Certificate Account pursuant to such clauses.

         The Servicer shall report withdrawals with respect to each Due Period pursuant to this Section 6.02 in the related Monthly Report.

         Section 6.03.  [Reserved].

         Section 6.04. Monthly Advances by the Servicer. (a) By the close of business on each Determination Date the Servicer shall deposit in each Certificate Account, out of its own funds, the related Monthly Advance; provided, however, that any such deposit out of the Servicer's own funds shall be made only to the extent necessary to cause the related Available Distribution Amount to be large enough to permit the distribution on the related Remittance Date of the amounts computed as set forth in (i) clauses A(i) through (x) or B(i) through (x), inclusive, as applicable, of Section 6.01(a), in the case of the Group I Certificates, and (ii) clauses C(i) through (viii) and D(i) through (viii), inclusive, as applicable, of Section 6.01(a), in the case of the Group II Certificates.

         (b) On each Remittance Date, the Servicer shall reimburse itself for the Outstanding Amount Advanced to the extent of actual collections of late scheduled payments on the related Contracts.

         (c) If the Servicer determines that any advance made pursuant to
Section 6.04(a) has become a Nonrecoverable Advance and at the time of such determination there exists an Outstanding Amount Advanced, then the Servicer shall reimburse itself out of funds in the related Certificate Account for the amount of such Nonrecoverable Advance, but only to the extent of such Outstanding Amount Advanced.

         [Section 6.05. Limited Guarantee. (a) No later than the third Business Day prior to each Remittance Date, the Servicer (if other than CHI) shall notify CHI of the amount of any Guarantee Payment for such Remittance Date. Not later than the Business Day preceding each Remittance Date, CHI shall deposit any such Guarantee Payment for such Remittance Date into the related Certificate Account.

         (b) The obligations of CHI under this Agreement shall not terminate upon or otherwise be affected by an Event of Default pursuant to Article IX of this Agreement.

         (c) The obligation of CHI to provide the Limited Guarantee under this Agreement shall terminate on the Final Remittance Date.

         (d) The obligation of CHI to make the Guarantee Payments described in subsection (a) above shall be unconditional and irrevocable and shall constitute an unsecured obligation of CHI and will rank on a parity with all other unsecured and unsubordinated indebtedness of CHI. CHI acknowledges that its obligation to make the Guarantee Payments described in subsection (a) above shall be deemed a guarantee by CHI of indebtedness of the Trust Fund for money borrowed from the Class I B-2 and Class II B-3 Certificateholders, and CHI acknowledges and agrees that it has no right of reimbursement, indemnity, exoneration, contribution or other similar right of recovery arising from amounts expended pursuant to its obligations under this Agreement, other than the right to receive distributions, to the extent available, from the Trust Fund as provided in this Agreement. In no event shall the amount paid on the Class I B-2 Certificates in respect of principal pursuant to the Group I Limited Guarantee exceed the Original Class I B-2 Principal Balance, and in no event shall the amount paid on the Class II B-3 Certificates in respect of principal pursuant to the Group II Limited Guarantee exceed the Original Class II B-3 Principal Balance. In no event shall either Limited Guarantee require CHI to make payments of the Class II B-3 Net Funds Cap Carryover Amount to the Class II B-3 Certificateholders.

         (e) If CHI fails to make a Guarantee Payment in whole or in part, CHI shall promptly notify the Trustee, and the Trustee shall promptly notify the Rating Agencies. CHI shall promptly notify the Rating Agencies in the event of any termination of the Limited Guarantee or any change of the Person providing the Limited Guarantee, including but not limited to a change by merger.]

         [Section 6.06. Alternate Credit Enhancement. CHI, at its option and upon prior written notice to the Rating Agencies, may substitute an alternate form of credit enhancement in place of the Limited Guarantee, provided that
(i) the Rating Agencies shall notify CHI, the Company, the Servicer and the Trustee in writing that such alternate form of credit enhancement shall not result in a reduction in the then current ratings of the Certificates and (ii) CHI shall cause to be delivered to the Trustee an Opinion of Counsel to the effect that such substitution of credit enhancement shall not adversely affect the status of the Trust Fund as a REMIC. Such alternate form of credit enhancement can be in the form of cash or securities deposited by CHI or any other Person in a segregated escrow, trust or collateral account or a letter of credit, certificate insurance policy or surety bond provided by a third party.]

         Section 6.07. Calculation of the Remittance Rates with respect to the Floating Rate Certificates. On the second LIBOR Business Day immediately preceding each Remittance Date, the Trustee shall determine LIBOR for the Interest Period commencing on such Remittance Date and inform the Servicer (at the facsimile number given to the Trustee in writing) of such rates. On each Determination Date, the Servicer shall determine the Class I A-1 Remittance Rate, Class II A-1 Remittance Rate, the Class II B-1 Remittance Rate, the Class II B-2 Remittance Rate and the Class II B-3 Remittance Rate for the related Remittance Date.

                              [End of Article VI]





                                  Article VII

                                    REPORTS

         Section 7.01. Monthly Reports. Within two Business Days following each Determination Date, the Servicer shall cause the Trustee to receive, with respect to each Group of Contracts and each Certificate Group, a report (the "Monthly Report"), which shall include the following information with respect to the immediately following Remittance Date:

         (I) As to the Group I Contracts and Group I Certificates:

               (a) the Class I A-1 Distribution Amount, the Class I A-2 Distribution Amount, the Class I A-3 Distribution Amount, the Class I A-4 Distribution Amount, the Class I A-5 Distribution Amount, the Class I A-6 Distribution Amount, the Class I M-1 Distribution Amount, the Class I B-1 Distribution Amount and the Class I B-2 Distribution Amount for such Remittance Date;

               (b) the amount of principal to be distributed on each Class of the Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5, Class I A-6, Class I M-1, Class I B-1 and Class I B-2 Certificates on such Remittance Date, separately stating the amounts specified in clauses (a) through (f) of the term "Formula Principal Distribution Amount" with respect to the Group I Certificates;

               (c) the amount of interest to be distributed on each Class of the Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5, Class I A-6, Class I M-1, Class I B-1 and Class I B-2 Certificates on such Remittance Date (separately identifying any Class I A-1 Unpaid Interest Shortfall, Class I A-2 Unpaid Interest Shortfall, Class I A-3 Unpaid Interest Shortfall, Class I A-4 Unpaid Interest Shortfall, Class I A-5 Unpaid Interest Shortfall, Class I A-6 Unpaid Interest Shortfall, Class I M-1 Unpaid Interest Shortfall, Class I B-1 Unpaid Interest Shortfall and Class I B-2 Unpaid Interest Shortfall included in such distribution) and the Remittance Rate for each such Class of Certificates for such Remittance Date;

               (d) the remaining Class I A-1 Principal Balance, Class I A-2 Principal Balance, Class I A-3 Principal Balance, Class I A-4 Principal Balance, Class I A-5 Principal Balance, Class I A-6 Principal Balance, Class I M-1 Principal Balance, Class I B-1 Principal Balance and Class I B-2 Principal Balance after giving effect to the payment of principal to be made on such Remittance Date (on which interest will be calculated on the next succeeding Remittance Date);

               (e) the total amount of fees payable on such Remittance Date with respect to the Group I Contracts, separately identifying the Group I Monthly Servicing Fee, any related reimbursement to the Company pursuant to Section 8.06, and any related Late Payment Fees, Extension Fees and assumption fees paid during the prior Due Period;

               (f) the number and aggregate unpaid principal balance of Group I Contracts with payments delinquent 31 to 59, 60 to 89, and 90 or more days, respectively;

               (g) the number of Group I Contracts that were repurchased by the Company in accordance with Section 3.05 during the prior Due Period, identifying such Contracts and the Repurchase Price of such Contracts;

               (h) the Pool Factor for the Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5, Class I A-6, Class I M-1, Class I B-1 and Class I B-2 Certificates after giving effect to the payment of principal to be made on such Remittance Date;

               (i) the Class R Distribution Amount, if any, for such Remittance Date, separately stating any Repossession Profits;

               (j) the aggregate principal balances of all Group I Contracts that are not Liquidated Contracts and in respect of which the related Manufactured Homes have been repossessed or foreclosed upon;

               (k) the Group I Aggregate Net Liquidation Losses through the Due Period immediately preceding such Remittance Date;

               (l) the amount, if any, by which the Class I B-2 Formula Distribution Amount exceeds the Remaining Amount Available for such Remittance Date;

               (m) the Class I B-2 Principal Liquidation Loss Amount, if any, for such Remittance Date;

               (n) [the Guarantee Payment with respect to the Group I Certificates, if any, for such Remittance Date;]

               (o) the amount of any related unadvanced shortfalls for the prior Due Period;

               (p) the number and dollar amount of Group I units repossessed during the prior Due Period;

               (q) the amount of any Principal Prepayments paid with respect to Group I Contracts during the prior Due Period;

               (r) the amount of any Scheduled Principal Payments to be made with respect to Group I Contracts on such Remittance Date;

               (s) the weighted average annual percentage rate of interest for the Contracts remaining in the Group I Contract Pool on such Remittance Date; and

         (II) As to the Group II Contracts and Group II Certificates:

               (a) the Class II A-1 Distribution Amount, the Class II B-1 Distribution Amount, the Class II B-2 Distribution Amount and the Class II B-3 Distribution Amount for such Remittance Date;

               (b) the amount of principal to be distributed on each Class of the Class II A-1, Class II B-1, Class II B-2 and Class II B-3 Certificates on such Remittance Date, separately stating the amounts specified in clauses (a) through (f) of the term "Formula Principal Distribution Amount" with respect to the Group II Certificates;

               (c) the amount of interest to be distributed on each Class of the Class II A-1, Class II B-1, Class II B-2 and Class II B-3 Certificates holders on such Remittance Date (separately identifying any Class II A-1 Unpaid Interest Shortfall, Class II B-1 Unpaid Interest Shortfall, Class II B-2 Unpaid Interest Shortfall and Class II B-3 Unpaid Interest Shortfall included in such distribution) and the Remittance Rate for each such Class of Certificates for such Remittance Date;

               (d) the remaining Class II A-1 Principal Balance, Class II B-1 Principal Balance, Class II B-2 Principal Balance and Class II B-3 Principal Balance after giving effect to the payment of principal to be made on such Remittance Date (on which interest will be calculated on the next succeeding Remittance Date);

               (e) the total amount of fees payable on such Remittance Date with respect to the Group II Contracts, separately identifying the Group II Monthly Servicing Fee, any related reimbursement to the Company pursuant to Section 8.06, and any related Late Payment Fees, Extension Fees and assumption fees paid during the prior Due Period;

               (f) the number and aggregate unpaid principal balance of Group II Contracts with payments delinquent 31 to 59, 60 to 89, and 90 or more days, respectively;

               (g) the number of Group II Contracts that were repurchased by the Company in accordance with Section 3.05 during the prior Due Period, identifying such Contracts and the Repurchase Price of such Contracts;

               (h) the Pool Factor for the Class II A-1, Class II B-1, Class II B-2 and Class II B-3 Certificates after giving effect to the payment of principal to be made on such Remittance Date;

               (i) the Class R Distribution Amount, if any, for such Remittance Date, separately stating any Repossession Profits;

               (j) the aggregate principal balances of all Group II Contracts that are not Liquidated Contracts and in respect of which the related Manufactured Homes have been repossessed or foreclosed upon;

               (k) the Group II Aggregate Net Liquidation Losses through the Due Period immediately preceding such Remittance Date;

               (l) the amount, if any, by which the Class II B-3 Formula Distribution Amount exceeds the Remaining Amount Available for such Remittance Date;

               (m) the Class II B-3 Principal Liquidation Loss Amount, if any, for such Remittance Date;

               (n) [the Guarantee Payment with respect to the Group II Certificates, if any, for such Remittance Date;]

               (o) the amount of any related unadvanced shortfalls for the prior Due Period;

               (p) the number and dollar amount of Group II units repossessed during the prior Due Period;

               (q) the amount of any Principal Prepayments paid with respect to Group II Contracts during the prior Due Period;

               (r) the amount of any Scheduled Principal Payments to be made with respect to Group II Contracts on such Remittance Date;

               (s) the weighted average annual percentage rate of interest for the Contracts remaining in the Group II Contract Pool on such Remittance Date;

               (t) the amount, if any, of any Accelerated Principal Payment for such Remittance Date;

               (u) the Overcollateralization Amount in respect of such Remittance Date;

               (v) the Required Overcollateralization Amount for such Remittance Date;

               (w) the amount, if any, of any Overcollateralization Reduction Amount on such Remittance Date;

               (x) the amount, if any, of any outstanding Class II A-1 Net Funds Cap Carryover Amount, Class II B-1 Net Funds Cap Carryover Amount, Class II B-2 Net Funds Cap Carryover Amount and Class II B-3 Net Funds Cap Carryover Amount; and

               (y) a summary of withdrawals from the Certificate Account pursuant to Section 6.02 of this Agreement.

         The Trustee shall send copies of all Monthly Reports to the Rating Agencies. The Trustee shall have no duty to recalculate or verify the information provided to it by the Servicer.

         Section 7.02. Certificate of Servicing Officer. Each Monthly Report pursuant to Section 7.01 shall be accompanied by a certificate of a Servicing Officer substantially in the form of Exhibit G, certifying the accuracy of the Monthly Report and that no Event of Default or event that with notice or lapse of time or both would become an Event of Default has occurred, or if such event has occurred and is continuing, specifying the event and its status.

         Section 7.03. Other Data. In addition, the Servicer on request of the Trustee shall furnish the Trustee such underlying data as may reasonably be requested.

         Section 7.04. Annual Statement as to Compliance. The Servicer will deliver to the Company, the Trustee and the Rating Agencies on or before the first day of the fifth month following the end of the Servicer's fiscal year, initially ________ __, 1999, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding fiscal year and of performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Servicer shall notify the Trustee in the event of a change in the Servicer's fiscal year.

         Section 7.05. Annual Independent Public Accountants' Servicing Report. On or before November 1 of each year, beginning with ________ __, 1999, the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Company, the Trustee and the Rating Agencies to the effect that such firm has examined certain documents and records relating to the servicing of the Contracts under this Agreement and, at the option of the Servicer, manufactured housing installment sale contracts under pooling and servicing agreements substantially similar to this Agreement with regard to servicing procedures (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby, including this Agreement) and that, on the basis of such examination conducted substantially in compliance with this Agreement or such agreements, as the case may be, and generally accepted auditing standards, such servicing has been conducted in compliance with this Agreement or such pooling and servicing agreements, as the case may be, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions that, in the opinion of such firm, generally accepted auditing standards require it to report. For purposes of such statement, such firm may assume conclusively that all pooling and servicing agreements among the Company, the Servicer and the Trustee relating to certificates evidencing an interest in manufactured housing contracts are substantially similar to one another except for any such pooling and servicing agreement which by its terms specifically states otherwise.

         Section 7.06. Statements to Certificateholders. (a) Concurrently with each distribution to Certificateholders pursuant to Article VI, the Trustee shall mail, or cause the Paying Agent to mail, to the Certificateholders of each Group, at the addresses appearing on the Certificate Register, a statement as of the related Remittance Date prepared by the Servicer setting forth, with respect to each Group:

         (I) As to the Group I Contracts and Group I Certificates:

                            (1) the Class I A-1 Distribution Amount, the Class I
                       A-2 Distribution Amount, the Class I A-3 Distribution Amount, the Class I A-4 Distribution Amount, the Class I A-5 Distribution Amount, the Class I A-6 Distribution Amount, the Class I M-1 Distribution Amount, the Class I B-1 Distribution Amount, the Class I B-2 Distribution Amount and the Class R Distribution Amount for such Remittance Date;

                            (2) the amount of principal to be distributed on
                       each Class of the Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5, Class I A-6, Class I M-1, Class I B-1 and Class I B-2 Certificates on such Remittance Date, separately stating the amounts specified in clauses
                       (a) through (f) of the term "Formula Principal Distribution Amount" with respect to the Group I Certificates;

                            (3) the amount of interest to be distributed on each
                       Class of the Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5, Class I A-6, Class I M-1, Class I B-1 and Class I B-2 Certificates on such Remittance Date (separately identifying any Class I A-1 Unpaid Interest Shortfall, Class I A-2 Unpaid Interest Shortfall, Class I A-3 Unpaid Interest Shortfall, Class I A-4 Unpaid Interest Shortfall, Class I A-5 Unpaid Interest Shortfall, Class I A-6 Unpaid Interest Shortfall, Class I M-1 Unpaid Interest Shortfall, Class I B-1 Unpaid Interest Shortfall or Class I B-2 Unpaid Interest Shortfall included in such distribution) and the related Remittance Rate for each such Class for such Remittance Date;

                            (4) the remaining Class I A-1 Principal Balance,
                       Class I A-2 Principal Balance, Class I A-3 Principal Balance, Class I A-4 Principal Balance, Class I A-5 Principal Balance, Class I A-6 Principal Balance, Class I M-1 Principal Balance, Class I B-1 Principal Balance and Class I B-2 Principal Balance after giving effect to the payment of principal to be made on such Remittance Date (on which interest will be calculated on the next succeeding Remittance Date);

                            (5) the number and aggregate unpaid principal amount
                       of Group I Contracts that are delinquent 31 to 59 days, 60 to 89 days, and 90 or more days, respectively;

                            (6) the total amount of fees payable out of the
                       Trust Fund for such Due Period with respect to the Group I Contracts;

                            (7) the Pool Factor for each Class of Group I
                       Certificates after giving effect to the distribution on such Remittance Date;

                            (8) such other customary factual information
                       available to the Servicer as the Servicer deems necessary and can obtain reasonably from its existing data base to enable Group I Certificateholders to prepare their tax returns;

                            (9) the amount, if any, by which the Class I B-2
                       Formula Distribution Amount exceeds the Remaining Amount Available for such Remittance Date;

                            (10) the Class I B-2 Principal Liquidation Loss
                       Amount, if any, for such Remittance Date;

                            (11) [the Group I Guarantee Payment, if any, for
                       such Remittance Date; and]

         (II) As to the Group II Contracts and Group II Certificates:

                            (1) the Class II A-1 Distribution Amount, the Class
                       II B-1 Distribution Amount, the Class II B-2 Distribution Amount, the Class II B-3 Distribution Amount and the Class R Distribution Amount for such Remittance Date;

                            (2) the amount of principal to be distributed on
                       each Class of the Class II A-1, Class II B-1, Class II B-2 and Class II B-3 Certificates on such Remittance Date, separately stating the amounts specified in clauses
                       (a) through (f) of the term "Formula Principal Distribution Amount" with respect to the Group II Certificates;

                            (3) the amount of interest to be distributed on each
                       Class of the Class II A-1, Class II B-1, Class II B-2 and Class II B-3 Certificates on such Remittance Date (separately identifying any Class II A-1 Unpaid Interest Shortfall, Class II B-1 Unpaid Interest Shortfall, Class II B-2 Unpaid Interest Shortfall or Class II B-3 Unpaid Interest Shortfall included in such distribution) and the related Remittance Rate for each such Class for such Remittance Date;

                            (4) the remaining Class II A-1 Principal Balance,
                       Class II B-1 Principal Balance, Class II B-2 Principal Balance and Class II B-3 Principal Balance after giving effect to the payment of principal to be made on such Remittance Date (on which interest will be calculated on the next succeeding Remittance Date);

                            (5) the number and aggregate unpaid principal amount
                       of Group II Contracts that are delinquent 31 to 59 days, 60 to 89 days, and 90 or more days, respectively;

                            (6) the total amount of fees payable out of the
                       Trust Fund for such Due Period with respect to the Group II Contracts;

                            (7) the Pool Factor for each Class of Group II
                       Certificates after giving effect to the distribution on such Remittance Date;

                            (8) such other customary factual information
                       available to the Servicer as the Servicer deems necessary and can obtain reasonably from its existing data base to enable Group II Certificateholders to prepare their tax returns;

                            (9) the amount, if any, by which the Class II B-3
                       Formula Distribution Amount exceeds the Remaining Amount Available for such Remittance Date;

                            (10) the Class II B-3 Principal Liquidation Loss
                       Amount, if any, for such Remittance Date;

                            (11) [the Group II Guarantee Payment, if any, for
                       such Remittance Date;]

                            (12) the amount, if any, of any Accelerated
                       Principal Payment for such Remittance Date;

                            (13) the Overcollateralization Amount in respect of
                       such Remittance Date;

                            (14) the Required Overcollateralization Amount for
                       such Remittance Date;

                            (15) the amount, if any, of any
                       Overcollateralization Reduction on such Remittance Date; and

                            (16) the amount, if any, of any outstanding Class II
                       A-1 Net Funds Cap Carryover Amount, Class II B-1 Net Funds Cap Carryover Amount, Class II B-2 Net Funds Cap Carryover Amount and Class II B-3 Net Funds Cap Carryover Amount.

         In the case of information furnished pursuant to clauses (I)(1) through (I)(4) and (II)(1) through (II)(4) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

         Within a reasonable period of time after the end of each calendar year, subject to the next sentence, but in no event later than 90 days after the end of such year, the Servicer shall prepare and furnish to the Trustee, and the Trustee, promptly upon receipt, shall furnish to each Person who at any time during the calendar year was the Holder of a Certificate, a statement containing the information set forth in clauses (2) and (3) above, in the case of Class I B and Class II B Certificateholders, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code as from time to time in force.

         On each Remittance Date, if the Servicer is not the Holder of the Class R Certificate, the Servicer shall forward or cause to be forwarded by mail to the Holder of the Class R Certificate a copy of the report forwarded to the Holders of Certificates on such Remittance Date. If the Servicer is not the Holder of the Class R Certificate, the Servicer shall also forward or cause to be forwarded by mail to the Holder of the Class R Certificate a statement setting forth the amount of the distribution to the Holder of the Class R Certificate, together with such other information as the Servicer deems necessary or appropriate.

         Within a reasonable period of time after the end of each calendar year, the Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the holder of the Residual Interest a statement containing the applicable distribution information provided pursuant to this Section aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of the Class R Certificate. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code as from time to time enforced.

         A Certificateholder holding Certificates of a Class representing in the aggregate at least 5% of the Percentage Interest of such Class shall, upon written request to the Trustee, be entitled to receive copies of all reports provided to the Trustee.

         The Servicer shall send copies of all reports provided to the Trustee for the Certificateholders to each of the Underwriters.

                              [End of Article VII]





                                 Article VIII

                   INDEMNITIES; THE COMPANY AND THE SERVICER

         Section 8.01. Liabilities to Obligors. No liability to any Obligor under any of the Contracts arising out of any act or omission to act of the Servicer in servicing the Contracts prior to the Closing Date is intended to be assumed by the Trustee or the Certificateholders under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Trustee and the Certificateholders expressly disclaim such assumption.

         Section 8.02. Tax Indemnification. The Company agrees to pay, and to indemnify, defend and hold harmless the Trust or any separate trustee, the Trustee, the Certificate Registrar, each Paying Agent and the Certificateholders from any taxes and related penalties which may at any time be asserted with respect to, and as of the date of, the transfer of the Contracts from the Company to the Trust or any separate trustee, including, without limitation, any sales, gross receipts, general corporation, personal property, privilege or license taxes (but not including any income or franchise taxes or federal, state or other taxes arising out of the creation of the Trust Fund and the issuance of the Certificates or distributions with respect thereto) or tax due under Tenn. Code Ann. ss.67-4-409(b) or any successor provision and, in each such case, costs, expenses and reasonable counsel fees in defending against the same. The Servicer shall promptly notify the Trustee and the Rating Agencies, and the Trustee shall promptly notify the Rating Agencies, in the event that either such party becomes aware of the assertion of a claim or imposition of a lien by the Tennessee Department of Revenue arising out of any characterization by such Department of the transfer of the Contracts to the Trustee or any separate trustee as a secured financing rather than a sale for purposes of the Tennessee indebtedness tax.

         Section 8.03. Servicer's Indemnities. The Servicer shall defend and indemnify the Trust Fund, the Trustee, the Certificate Registrar, each Paying Agent, the Company and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising from third party claims or actions in respect of any action taken or failed to be taken by the Servicer or a prior owner of Acquired Contracts or servicer on behalf of such owner with respect to any Contract or Manufactured Home and any failure by the Servicer to perform its obligations in compliance with the standard of care set forth in this Agreement. This indemnity shall survive any Event of Default (but a Servicer's obligations under this Section 8.03 shall not relate to any actions of any subsequent Servicer after an Event of Default) and any payment of the amount owing under, or any repurchase by the Company of, any such Contract.

         Section 8.04. Operation of Indemnities. Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Company or the Servicer has made any indemnity payments to the Trustee pursuant to this Article and the Trustee thereafter collects any of such amounts from others, the Trustee will repay such amounts collected to the Company or the Servicer, as the case may be, together with any interest collected thereon, but reduced by interest on amounts paid by the Trustee through the date of reimbursement. The indemnities under this Article shall survive the termination of this Agreement and any resignation or removal of the Trustee.

         Section 8.05. Merger or Consolidation of the Company or the Servicer. The Company and the Servicer will each keep in full effect its existence, rights and franchises as a corporation or association, as the case may be, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Contracts and to perform its duties under this Agreement.

         Any Person into which the Company or the Servicer may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Company or the Servicer shall be a party, or any Person succeeding to the business of the Company or the Servicer, shall be the successor of the Company or the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall satisfy the requirements of Section 8.08 with respect to the qualifications of a successor to the Servicer. Each of the Company and the Servicer shall promptly notify the Trustee and the Rating Agencies of any such merger to which it is a party.

         Section 8.06. Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of the failure to perform its obligations in strict compliance with the standard of care set forth in this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which arises under this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities payable from the related Certificate Account and the Servicer shall be entitled to be reimbursed therefor out of such Certificate Account as provided by Section 6.02; provided that such reimbursement shall be made, from time to time on one or more Remittance Dates, only out of the related Available Distribution Amount for such Remittance Date that remains after the distributions on both the Group I Certificates and the Group II Certificates for such Remittance Date have been made.

         Section 8.07. Assignment by Servicer. The Servicer may, with the prior written consent of the Company, assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is satisfactory to the Trustee, in its sole judgment, and executes and delivers to the Company and the Trustee an agreement, in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Agreement; provided further that the Rating Agencys' rating of the Group I or Group II Certificates in effect immediately prior to such assignment and delegation will not be withdrawn or reduced as a result of such assignment and delegation, as evidenced by a letter from the Rating Agencies. In the case of any such assignment and delegation, the Servicer shall be released from its obligations under this Agreement, except that the Servicer shall remain liable for all liabilities and obligations incurred by it as Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

         Section 8.08. Successor to the Servicer. In connection with the termination of the Servicer's responsibilities and duties under this Agreement pursuant to Section 9.01, the Trustee shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement (except the duty to pay and indemnify the Trustee pursuant to Section 10.05 hereof, which duty shall remain the obligation of the initial Servicer), or (ii) appoint a successor acceptable to the Company, which shall have a net worth of not less than $10,000,000 and shall have serviced for at least one year prior to such appointment a portfolio of not less than $100,000,000 principal amount of manufactured housing installment sale contracts or installment loans and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer's responsibilities, duties and liabilities under this Agreement (except that the duty to pay and indemnify the Trustee pursuant to Section 10.05 hereof shall be subject to negotiation at the time of such appointment). If the Trustee has become the successor to the Servicer in accordance with this Section, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, appoint or petition a court of competent jurisdiction to appoint, a successor satisfying the requirements set out in clause (ii) above. In connection with any appointment of a successor Servicer, the Trustee may make such arrangements for the compensation of such successor out of payments on Contracts as it and such successor shall agree or such court shall determine; provided, however, that with respect to either Group of Contracts, no such compensation shall be in excess of a monthly amount equal to 1/12 of the product of ____% and the Pool Scheduled Principal Balance for such Group for the Remittance Date in respect of which such compensation is being paid without the consent of all of the Certificateholders and notice to the Rating Agencies. If the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to Sections 8.07 or 9.01, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, shall cooperate with the Trustee and any successor Servicer in effecting the termination of the Servicer's responsibilities and rights hereunder, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The assignment by a Servicer pursuant to Section 8.07 or removal of Servicer pursuant to Section 9.01 shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Company of liability pursuant to Section 3.05 for breach of the representations and warranties made pursuant to Section 3.02 or 3.03.

         Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Trustee an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement and the Certificates. Any assignment by or termination of the Servicer pursuant to Section 8.07 or 9.01 or the termination of this Agreement pursuant to Section 11.01 shall not affect any claims that the Trustee may have against the Servicer arising prior to any such termination or resignation.

         The Servicer shall, at its expense, timely deliver to the successor the funds in both Certificate Accounts and all Contract Files and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as reasonably may be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer. Without limitation, the Trustee is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments (including, without limitation, transfer instruments in respect of certificates of title and financing statements relating to the Manufactured Homes), and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination.

         Upon a successor's acceptance of appointment as such, the Trustee shall notify in writing the Certificateholders of such appointment.

                             [End of Article VIII]





                                  Article IX

                                    DEFAULT

         Section 9.01. Events of Default. In case one or more of the following Events of Default shall occur and be continuing, that is to say:

                  (a) any failure by the Servicer to make any deposit or payment, or to remit to the Trustee any payment, required to be made under the terms of this Agreement which continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Company (which shall also give such notice to the Trustee) or to the Servicer, the Trustee and the Company by the Holders of Certificates evidencing not less than 25% of the Trust Fund; or

                  (b) failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Company (which shall also give such notice to the Trustee), or to the Servicer, the Trustee and the Company by the Holders of Certificates evidencing not less than 25% of the Trust Fund; or

                  (c) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                  (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property; or

                  (e) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing;

then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of the Certificates evidencing not less than 25% of the Trust Fund, by notice in writing to the Servicer shall, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Contracts and the proceeds thereof. The Trustee shall send a copy of any such notice to the Rating Agencies. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Contracts or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 8.08. Upon the occurrence of an Event of Default which shall not have been remedied, the Trustee may also pursue whatever rights it may have at law or in equity to damages, including injunctive relief and specific performance. The Trustee will have no obligation to take any action or institute, conduct or defend any litigation under this Agreement at the request, order or direction of any of the Holders of Certificates unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

         Section 9.02. Waiver of Defaults. The Trustee may waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except that a default in the making of any required remittance to the Trustee for distribution on any of the Certificates may be waived only by the affected Certificateholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

         Section 9.03. Trustee to Act; Appointment of Successor. On and after the time the Servicer receives a notice of termination pursuant to Section 9.01, the Trustee or its appointed agent shall be the successor in all respects to the Servicer as provided in Section 8.08 hereof.

         Section 9.04. Notification to Certificateholders. (a) Upon any such termination pursuant to Section 9.01, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

         (b) Within 60 days after the occurrence of any Event of Default known to a Responsible Officer of the Trustee, the Trustee shall transmit by mail to all Holders of Certificates, notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

         Section 9.05. Effect of Transfer. (a) After a transfer of servicing duties to a successor Servicer pursuant to Section 8.05, 8.07, 8.08 or 9.01, the Trustee or new Servicer may notify Obligors to make payments that are due under the Contracts after the effective date of the transfer of servicing duties directly to the new Servicer.

         (b) After the transfer of servicing duties to a successor Servicer pursuant to Section 8.05, 8.07, 8.08 or 9.01, the replaced Servicer shall have no further obligations with respect to the management, administration, servicing or collection of the Contracts, but in the case of a transfer pursuant to Section 8.08 or 9.01 shall remain liable for any liability of the Servicer hereunder and shall remain entitled to any compensation due the Servicer that had already accrued prior to such transfer.

         (c) A transfer of servicing duties to a successor Servicer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities of the Servicer pursuant to Article VIII) other than those relating to the management, administration, servicing or collection of the Contracts.

         Section 9.06. Transfer of the Accounts. Notwithstanding the provisions of Section 9.01, if either Certificate Account shall be maintained with the Servicer or an Affiliate of the Servicer and an Event of Default shall occur and be continuing, the Servicer, after five days' written notice from the Trustee, or in any event within ten days after the occurrence of the Event of Default, shall establish a new account or accounts, which shall be Eligible Accounts, conforming with the requirements of this Agreement at the trust department of the Trustee or with a depository institution other than the Servicer or an Affiliate of the Servicer and promptly transfer all funds in such Certificate Account to such new Certificate Account, which shall thereafter be deemed the Certificate Account for the related Group for the purposes hereof.

                              [End of Article IX]





                                   Article X

                            CONCERNING THE TRUSTEE

         Section 10.01. Duties of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are set forth specifically in this Agreement. In case an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are required specifically to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may rely conclusively, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and, if specifically required to be furnished pursuant to any provision of this Agreement, conforming to the requirements of this Agreement;

                  (ii) The Trustee shall not be liable personally for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) The Trustee shall not be liable personally with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Trust Fund as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

         None of the provisions contained in this Agreement shall require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

         Section 10.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 10.01:

                  (a) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (c) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                  (d) The Trustee shall not be liable personally for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (e) Prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Holders of Certificates evidencing Fractional Interests aggregating not less than 25%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholders requesting the investigation;

                  (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents (including appointing a custodian to maintain custody of the Land-and-Home Contract Files and the Mortgage Loan Files) or attorneys and the Trustee shall not be liable or responsible for the misconduct or negligence of any such agent or attorney appointed with due care; provided, however, that any Affiliate of the Company may only perform ministerial or custodial duties hereunder as agent for the Trustee; and

                  (g) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or wilful misconduct in the performance of any such act.

         Section 10.03. Trustee Not Liable for Certificates or Contracts. The recitals contained herein and in the Certificates (other than the countersignature of the Certificates) shall be taken as the statements of the Company or the Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement, of the Certificates (except that the Certificates shall be duly and validly countersigned by it) or of any Contract or related document. The Trustee shall not be accountable for the use or application by the Company of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Servicer in respect of the Contracts or deposited in or withdrawn from the Certificate Accounts by the Company or the Servicer. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer) or to prepare or file any Securities and Exchange Commission filing for the trust created hereby or to record this Agreement.

         Section 10.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates, and may deal with the Company[, CHI] and the Servicer in banking transactions, with the same rights it would have if it were not Trustee.

         Section 10.05. Servicer to Pay Fees and Expenses of Trustee. The Servicer covenants and agrees to pay, from its own funds, to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Servicer will pay (out of its own funds) or reimburse the Trustee, to the extent requested by the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee, in accordance with any of the provisions of this Agreement and the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ (including any custodian), and the expenses incurred by the Trustee in connection with the appointment of an office or agency pursuant to Section
10.11 except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Servicer also covenants and agrees to indemnify (out of its own funds) the Trustee for, and to hold it harmless against, any loss, liability or expense arising out of or in connection with the acceptance or administration of this trust and its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except any such loss, liability or expense arising from any negligence or bad faith on the part of the Trustee. The covenants in this Section 10.05 shall be for the benefit of the Trustee in its capacities as Trustee, Paying Agent and Certificate Registrar hereunder, and shall survive the termination of this Agreement.

         Section 10.06. Eligibility Requirements for Trustee. There shall at all times be a Trustee hereunder which shall be either (a) ________________________ or any other Person into which
________________________ is merged or consolidated or to which substantially all of the properties and assets of _______________________ are transferred as an entirety, and provided, further, that such entity is authorized to exercise corporate trust powers under the laws of the United States of America, any state thereof or the District of Columbia and has all necessary trust powers to perform its obligations hereunder, or (b) a corporation or banking association organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authority and with a long-term debt rating of at least Baa3 or a short-term debt rating of at least Prime-3. If the corporation or banking association referred to in clause (b) of the previous sentence publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         Section 10.07. Resignation and Removal of the Trustee. The Trustee at any time may resign and be discharged from the trusts hereby created by giving written notice thereof to the Company, the Servicer and the Rating Agencies. Upon receiving such notice of resignation, the Company promptly shall appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 10.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

         The Holders of Certificates evidencing more than 50% of the Trust Fund may remove the Trustee at any time and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Certificateholders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 10.08.

         Section 10.08. Successor Trustee. Any successor trustee appointed as provided in Section 10.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall execute and deliver such instruments and do such other things as reasonably may be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

         No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 10.06.

         Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Certificateholders at their addresses as shown in the Certificate Register, to the Servicer and to the Rating Agencies. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

         Section 10.09. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 10.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 10.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions hereof, at any time, for the purpose of
(i) meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may be located at the time or
(ii) meeting any legal requirements with respect to the holding of the Contracts, the Company and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 10.10, such powers, duties, obligations, rights and trusts as the Company and the Trustee may consider necessary or desirable. If the Company shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
10.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 10.08 hereof. The Servicer shall be responsible for the fees and expenses of any co-trustee or separate trustee appointed hereunder to the extent and in the manner set forth for the Trustee in Section 10.05.

         In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 10.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed or any regulation applicable to any of the Contracts (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         Any separate trustee or co-trustee may, at any time, appoint the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Nothing in this Section shall relieve the Trustee of its duties, obligations or liabilities under this Agreement.

         Section 10.11. Appointment of Office or Agency. The Trustee will appoint an office or agency in the City of New York where Certificates maybe surrendered for registration of transfer or exchange. The Trustee initially designates its offices at _____________________________________________ for such purposes. The Certificate Register may be kept in an electronic form capable of printing out a hard copy of the Certificate Register. The Trustee will maintain an office at the address stated in Section 12.10 hereof where notices and demands to or upon the Trustee in respect of the Certificates may be served. The Trustee will give prompt written notice to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

         Section 10.12. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto. Any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

         Section 10.13. Suits for Enforcement. In case an Event of Default or other default by the Servicer or of the Company shall occur and be continuing, the Trustee, in its discretion may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

                               [End of Article X]





                                  Article XI

                                  TERMINATION

         Section 11.01. Termination. (a) The respective obligations and responsibilities of the Company, the Servicer (except as to Section 10.05) and the Trustee shall terminate upon: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Contract or the disposition of all property acquired upon repossession of any Contract and the remittance of all funds due hereunder; or (ii) at the option of the Company (if the Company is not the Servicer) or the Servicer, on any Remittance Date after the first Remittance Date on which the sum of the Group I Pool Scheduled Principal Balance and the Group II Pool Scheduled Principal Balance is less than 10% of the Combined Total Original Contract Pool Principal Balance, upon the purchase of the Contracts at a price equal to the greater of (a) the sum of (x) 100% of the principal balance of each Contract (other than any Contract as to which the related Manufactured Home has been repossessed and not yet disposed of and whose fair market value is included pursuant to clause (y) below) as of the final Remittance Date, and (y) the fair market value of such acquired property (as determined by the Company or the Servicer, as the case may be, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to this Section), and (b) the aggregate fair market value (as determined by the Company or the Servicer, as the case may be, as of the close of business on such third Business Day) of all of the assets of the Trust Fund, plus, in the case of both (a) and (b), any Class I A-1 Unpaid Interest Shortfall, any Class I A-2 Unpaid Interest Shortfall, any Class I A-3 Unpaid Interest Shortfall, any Class I A-4 Unpaid Interest Shortfall, any Class I A-5 Unpaid Interest Shortfall, any Class I A-6 Unpaid Interest Shortfall, any Class I M-1 Unpaid Interest Shortfall, any Class I B-1 Unpaid Interest Shortfall and any Class I B-2 Unpaid Interest Shortfall, as well as one month's interest at the applicable APR on the Scheduled Principal Balance of each Contract (including any Contract as to which the related Manufactured Home has been repossessed or foreclosed upon and not yet disposed
of); provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. Notwithstanding the foregoing, the option specified in clause (ii) of this Section 11.01(a) shall not be exercisable if there will not be distributed on the Class I A-1, Class I A-2, Class I A-3, Class I A-4, Class I A-5, Class I A-6, Class I M-1, Class I B-1 and Class I B-2 Certificates an amount equal to the Class I A-1 Principal Balance, Class I A-2 Principal Balance, Class I A-3 Principal Balance, Class I A-4 Principal Balance, Class I A-5 Principal Balance, Class I A-6 Principal Balance, Class I M-1 Principal Balance, Class I B-1 Principal Balance and Class I B-2 Principal Balance, respectively, together with the Class I A-1 Unpaid Interest Shortfall, Class I A-2 Unpaid Interest Shortfall, Class I A-3 Unpaid Interest Shortfall, Class I A-4 Unpaid Interest Shortfall, Class I A-5 Unpaid Interest Shortfall, Class I A-6 Unpaid Interest Shortfall, Class I M-1 Unpaid Interest Shortfall, Class I B-1 Unpaid Interest Shortfall and Class I B-2 Unpaid Interest Shortfall, respectively, and interest accrued during the related Interest Period on the Principal Balance of each such Class of Certificates at the related Remittance Rate. If the Company and the Servicer both desire to exercise the option in clause (ii) of this paragraph on any Remittance Date after the first Remittance Date on which the sum of the Group I Pool Scheduled Principal Balance and the Group II Pool Scheduled Principal Balance is less than 10% of the Combined Total Original Contract Pool Principal Balance, the Servicer shall have the prior right to exercise such option.

         (b) Notice of any termination, specifying the Remittance Date upon which all Certificateholders may surrender their Certificates to the Trustee for payment and cancellation, shall be given promptly by the Servicer (if the Company is exercising the option given it in Section 11.01(a), upon direction by the Company given 10 days prior to the date such notice is to be mailed) by letter to Certificateholders, the Trustee and the Rating Agencies mailed no later than the 15th day of the month preceding the month of such final distribution specifying (i) the Remittance Date upon which final payment on the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Remittance Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. After giving such notice, the Trustee shall not register the transfer of or exchange any Certificates. If such notice is given in connection with the Company's or the Servicer's election to purchase, the Company or the Servicer shall deposit in each Certificate Account on the Business Day prior to the applicable Remittance Date the portion of the amount described in Section 11.01(a)(ii) relating to each Group. Upon presentation and surrender of the Group I Certificates, the Trustee shall cause to be distributed to Certificateholders, from funds in the Group I Certificate Account, in proportion to such Certificateholders' respective Percentage Interests, the following amounts (to the extent of available funds) in the following order of priority: (i) to the Class I A-1 Certificateholders, the Class I A-1 Principal Balance plus the interest due thereon; (ii) to the Class I A-2 Certificateholders, the Class I A-2 Principal Balance plus the interest due thereon; (iii) to the Class I A-3 Certificateholders, the Class I A-3 Principal Balance plus the interest due thereon; (iv) to the Class I A-4 Certificateholders, the Class I A-4 Principal Balance plus the interest due thereon; (v) to the Class I A-5 Certificateholders, the Class I A-5 Principal Balance plus the interest due thereon; (vi) to the Class I A-6 Certificateholders, the Class I A-6 Principal Balance plus the interest due thereon; (vii) to the Class I M-1 Certificateholders, the Class I M-1 Principal Balance plus the interest due thereon; (viii) to the Class I B-1 Certificateholders, the Class I B-1 Principal Balance plus the interest due thereon; (ix) to the Class I B-2 Certificateholders, the Class I B-2 Principal Balance plus the interest due thereon; provided that if a Deficiency Event has occurred, the distribution pursuant to clause (i) , (ii) and (iii) shall be pro rata among such Classes on the basis of the amounts specified in such clauses. Upon presentation and surrender of the Group II Certificates, the Trustee shall cause to be distributed to Certificateholders, from funds in the Group II Certificate Account, in proportion to such Certificateholders' respective Percentage Interests, the following amounts (to the extent of available funds) in the following order of priority: (i) to the Class II A-1 Certificateholders, the Class II A-1 Principal Balance plus the interest due thereon; (ii) to the Class II B-1 Certificateholders, the Class II B-1 Principal Balance plus the interest due thereon; (iii) to the Class II B-2 Certificateholders, the Class II B-2 Principal Balance plus the interest due thereon, (iv) to the Class II B-3 Certificateholders, the Class II B-3 Principal Balance plus the interest due thereon and (v) to the Group II Certificateholders, the Class II A-1 Net Funds Cap Carryover Amount, the Class II B-1 Net Funds Cap Carryover Amount, the Class II B-2 Net Funds Cap Carryover Amount and the Class II B-3 Net Funds Cap Carryover Amount, if any, pro rata based on the amount of the Net Funds Cap Carryover Amount owing to each such Class of Certificates. Upon such termination, any amounts remaining in the Certificate Accounts (other than amounts retained to meet claims) shall be paid to the Holder of the Class R Certificate. Following such final deposit, the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer. The distribution on the final Remittance Date shall be in lieu of the distribution otherwise required to be made on such Remittance Date in respect of the Certificates. Any amounts retained in the Certificate Accounts that are owed to Certificateholders which have not surrendered their Certificates as of the final Remittance Date shall be withdrawn from the Certificate Accounts and held in an escrow account with the Trustee pending distribution pursuant to Section 11.01(c).

         (c) If all of the Certificateholders shall not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within two years after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee shall so notify the Company and the Company may take appropriate steps, or may appoint an agent to take appropriate and reasonable steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of, and only to the extent of, the funds and other assets which remain in trust hereunder.

         Upon any termination pursuant to the exercise of the purchase option contained in Section 11.01(a)(ii) or otherwise, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust Fund to comply with the requirements of this Section will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust Fund as described in Section 860F of the Code, or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (i) Within 90 days prior to the final Remittance Date set forth in the notice given by the Servicer or the Trustee under this Section, the Holder of the Class R Certificate shall adopt a plan of complete liquidation of the Trust Fund; and

                  (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Remittance Date, the Servicer shall sell all of the assets of the Trust Fund to the Company or the Servicer, as the case may be, for cash.

         By its acceptance of the Class R Certificate, the Holder thereof hereby agrees to adopt such a plan of complete liquidation upon the written request of the Servicer or the Company and to take such other action in connection therewith as may be reasonably requested by the Company.

                              [End of Article XI]





                                  Article XII

                           MISCELLANEOUS PROVISIONS

         Section 12.01. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and in no way shall affect the validity or enforceability of the other provisions of this Agreement.

         Section 12.02. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being covenanted expressly by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 12.03. Acts of Certificateholders. (a) Except as otherwise specifically provided herein, whenever Certificate-holder approval, authorization, direction, notice, consent, waiver or other action is required hereunder, such approval, authorization, direction, notice, consent, waiver or other action shall be deemed to have been given or taken on behalf of, and shall be binding upon, all Certificateholders if agreed to by Holders of Certificates of the specified Class or Classes evidencing, as to each such Class, Percentage Interests aggregating 51% or more.

         (b) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where required, to the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Servicer and the Company if made in the manner provided in this Section.

         (c) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

         (d) The ownership of Certificates shall be proved by the Certificate Register.

         (e) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such security.

         (f) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

         Section 12.04. Calculations. Except as other provided in this Agreement with respect to the Class I A-1 Certificates and the Class II Certificates, all interest rate and basis point calculations under this Agreement will be made on the basis of a 360-day year and twelve thirty-day months and will be carried out to at least three decimal places.

         Section 12.05. Amendment. This Agreement may be amended from time to time by the Company, the Servicer, and the Trustee, but without the consent of any of the Certificateholders, (a) to cure any ambiguity, mistake or error or to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, (b) to add to the duties or obligations of the Servicer hereunder, (c) to obtain a rating by a nationally recognized rating agency or to maintain or improve the rating of Group I or Group II Certificates then given by a rating agency (it being understood that, after obtaining the rating of any Group I or Group II Certificates at the Closing Date, none of the Trustee, the Company or the Servicer is obligated to obtain, maintain or improve any rating of the Group I or Group II Certificates), (d) to facilitate the operation of a guarantee of either the Class I B-2 Certificates or the Class II B-3 Certificates by any Person (it being understood that the creation of any such guarantee is solely at the option of the Company and that such guarantee will not benefit in any way or result in any payments on any other Class of Certificates) or (e) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, including without limitation provisions relating to the issuance of definitive Certificates to Certificate Owners provided that book-entry registration of Group I and Group II Certificates is no longer permitted; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder (including, without limitation, the maintenance of the status of the Trust Fund as a REMIC under the Code).

         This Agreement may also be amended from time to time by the Company, the Servicer and the Trustee, without consent of the Certificateholders, to modify, eliminate or add to the provisions of this Agreement to such extent as shall be necessary to (i) maintain the qualification of the Trust Fund as a REMIC under the Code or avoid, or minimize the risk of, the imposition of any tax on the Trust Fund under the Code that would be a claim against the Trust Fund's assets, provided that (a) there shall have been delivered an Opinion of Counsel addressed to the Trustee to the effect that such action is necessary or appropriate to maintain such qualification or avoid any such tax or minimize the risk of its imposition, and (b) such amendment shall not adversely affect in any material respect the interests of any Certificateholder or (ii) prevent the Trust Fund from entering into any "prohibited transaction" as defined in Section 860F of the Code provided that
(a) there shall have been delivered an Opinion of Counsel addressed to the Trustee to the effect that such action is necessary or appropriate to prevent the Trust Fund from entering into such prohibited transaction, and (b) such amendment shall not adversely affect in any material respect the interests of any Certificateholder.

         This Agreement also may be amended from time to time by the Company, the Servicer and the Trustee, with the consent of the Holders of Certificates evidencing not less than 51% of the Trust Fund, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate; (ii) reduce the aforesaid percentage of Certificates, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding or (iii) adversely affect the status of the Trust Fund as a REMIC or cause a tax to be imposed on the Trust Fund under the REMIC Provisions.

         Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and the Rating Agencies.

         It shall not be necessary for the consent of Certificateholders under this Section 12.05 to approve the particular form of any proposed amendment but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to such execution and delivery have been satisfied. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

         Section 12.06. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Contracts are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Servicer's expense with the consent of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Contracts.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 12.07. Contribution of Assets. Except as provided in Section 3.05(b) and so much of Section 3.05(a) as does not relate to a deposit in lieu of repurchase of a Contract the principal balance of which is incorrectly set forth on the Contract Schedule, following the Closing Date, the Trustee shall not accept any contribution of additional assets to the Trust Fund unless the Company has delivered an Opinion of Counsel addressed to the Trustee to the effect that (i) the contribution of such assets into the Trust Fund will not cause the Trust Fund to fail to qualify as a REMIC so long as any Certificate is outstanding and (ii) such contribution will not cause the imposition of tax on contributions to the Trust Fund after the "start-up day" (as defined in Section 860G of the Code) with respect thereto.

         Section 12.08. Duration of Agreement. This Agreement shall continue in existence and effect until terminated as herein provided.

         Section 12.09. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, except that the laws of the State of Tennessee shall govern the transfer, sale, assignment, set over and conveyance of the Contracts from the Company to the Trustee and separate trustee hereunder, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, as applicable.

         Section 12.10. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, or telecopied (with transmission confirmed by telephone) to, or mailed by first class or registered mail, postage prepaid, to
(i) in the case of the Company, 500 Alcoa Trail, Maryville, TN 37804, Attention:
President; (ii) in the case of the Trustee, ________________________, ____________________, ___________________________________, Attention:
______________________; (iii) in the case of [Rating Agency], Attention:
______________; or (iv) in the case of [Rating Agency], Attention: ____________.

         Section 12.11. Merger and Integration of Documents. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

         Section 12.12. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

         Section 12.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                              [End of Article XII]






         IN WITNESS WHEREOF, the Company, as Seller and Servicer[, CHI] and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                       VANDERBILT MORTGAGE AND FINANCE,
                                         INC., as Seller and Servicer


                                       By:_______________________________
                                       Name:
                                       Title:


                                       _________________________,
                                         as Trustee


                                       By:_______________________________
                                       Name:
                                       Title:


                                       [CLAYTON HOMES, INC., as Provider
                                       of the Limited Guarantee


                                       By:_______________________________
                                       Name:
                                       Title: ]





STATE OF _____________   )
                         ) ss.:
COUNTY OF ____________   )


         On the ____ day of February, 1999, before me, a notary public in and for said State, personally appeared ____________, known to me to be ____________________ of Vanderbilt Mortgage and Finance, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                         _______________________________
                                                  Notary Public


[Notarial Seal]






[STATE OF ____________   )
                         ) ss.:
COUNTY OF ____________   )


         On the ____ day of ________, 1999 before me, a notary public in and for said State, personally appeared ___________, known to me to be ____________ of Clayton Homes, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                         _______________________________
                                                  Notary Public


[Notarial Seal]            ]






STATE OF ____________    )
                         ) ss.:
COUNTY OF ___________    )


         On the ____ day of ________, 1999, before me, a notary public in and for said State, personally appeared _______________, known to me to be a _______________ of ________________________, a ________ banking corporation that executed the within instrument, and also known to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                       _______________________________
                                                  Notary Public


[Notarial Seal]







                                  EXHIBIT A-1

                               CONTRACT SCHEDULE








                                  EXHIBIT A-2

                          FORM OF CUSTODIAL AGREEMENT

                         Dated as of ________ __, 1999


         ________________________, a ________ banking corporation, as trustee
(the "Trustee"), _____________________________________, a national banking association, or its successors in interest (the "Custodian" or "__________"), and VANDERBILT MORTGAGE AND FINANCE, INC., a Tennessee corporation, or its successors in interest, individually and as Servicer (individually, "Vanderbilt" or, in its capacity as servicer, the "Servicer"), agree as follows:

         WHEREAS, the Trustee, Vanderbilt [and Clayton Homes, Inc.] have entered into a Pooling and Servicing Agreement, dated as of _______ __, 1999 (the "Pooling Agreement"; terms used but not defined herein shall have the meanings assigned to them in Section 1.01 of the Pooling Agreement attached hereto at Appendix A) relating to the Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1999__ (the "Certificates");

         WHEREAS, pursuant to Section 2.04 of the Pooling Agreement, Vanderbilt shall deliver each Delivered Land-and-Home Contract File and each Delivered Mortgage Loan File to the Trustee or a custodian on its behalf and the Trustee may appoint a custodian with respect to such Delivered Land-and-Home Contract Files and the Delivered Mortgage Loan Files (collectively, the "Files");

         WHEREAS, the Trustee wishes to appoint __________ as custodian with respect to the Files; and

         WHEREAS, __________ is willing to act as custodian of the Files and perform its services in accordance with the terms and conditions hereof;

         WITNESSETH THAT:

         In consideration of the premises and of the mutual agreements herein contained, the Trustee, the Custodian and Vanderbilt agree as follows:

         1. Appointment as the Custodian. Subject to the terms and conditions herein, the Trustee hereby appoints the Custodian, and the Custodian hereby accepts such appointment, to maintain custody of the Files relating to the Land-and-Home Contracts and Mortgage Loans listed on Schedule I hereto (the "Schedule"). The Custodian shall have no duties or obligations except those expressly stated in this Agreement, and such duties or obligations shall be determined solely by the express provisions of this Agreement.

         2. Charges and Expenses. The Custodian will charge for its services under this Agreement as set forth in a separate agreement between the Custodian and Vanderbilt, the payment of which shall be the obligation of Vanderbilt. The Trustee shall not be responsible for the fees or expenses of the Custodian.

         3. Initial Delivery of Files. Within 30 days of the date hereof, the Servicer shall deliver the following items to the Custodian:

(1)      with respect to each Land-and-Home Contract,

         (a) the original of the Land-and-Home Contract, and, in the case of each Bi-weekly Contract, the original of the bi-weekly rider for such Contract, and, in the case of each Escalating Principal Payment Contract, the original of the graduated payment rider for such Contract;

         (b) the original related Mortgage with evidence of recording thereon and any title document for the related Manufactured Home;

         (c) with respect to any Land-and-Home Contract not originated by Vanderbilt, the assignment of the Land-and-Home Contract from the originator to Vanderbilt with evidence of recording thereon;

         (d) with respect to any Land-and-Home Contract originated by Vanderbilt, an endorsement of such Land-and-Home Contract by Vanderbilt without recourse;

         (e) with respect to the Land-and-Home Contracts located in the ten states with the highest concentration of Land-and-Home Contracts (listed on Exhibit D hereto), an Opinion of Counsel to the effect that Vanderbilt need not cause to be recorded any assignment which relates to Land-and-Home Contracts in such states to protect the Trustee's and the Certificateholders' interest in such Land-and-Home Contracts; provided, however, if Vanderbilt fails to deliver such an Opinion of Counsel for any of the states listed on Exhibit D, with respect to the Land-and-Home Contracts located in those states, Vanderbilt shall provide an original executed assignment of the Mortgage, with evidence of recording thereon, showing the assignment from Vanderbilt to the Trustee or to the separate trustee, as applicable; and

         (f) any extension, waiver or modification agreement(s) for each Land-and-Home Contract on the Schedule; and

(2)       with respect to each Mortgage Loan,

         (a) the original related Mortgage, with evidence of recording indicated thereon;

         (b) the original assignment and any intervening assignments of the Mortgage, with evidence of recording thereon, showing a complete chain of assignment of the Mortgage Loan from origination of the Mortgage Loan to Vanderbilt;

         (c) an original assignment, with evidence of recording thereon, showing the assignment from Vanderbilt to the Trustee or to the separate trustee, as applicable; and

         (d) any extension, modification or waiver agreement(s) for each Mortgage Loan on the Schedule.

         In lieu of the items to be recorded and delivered pursuant to Sections 3(1)(b), 3(1)(c), 3(1)(e), 3(2)(a), 3(2)(b) and 3(2)(c) above (the
"Recorded Documents"), if the original Mortgage or assignment has not been returned by the applicable recording office or is not otherwise available, Vanderbilt shall provide the Custodian with a copy thereof together with an Officer's Certificate (which may be a blanket Officer's Certificate of Vanderbilt covering all such Mortgages and assignments) certifying that the copy is a true and correct copy of the original Mortgage or original assignment, as applicable, submitted for recording, which will be (1) replaced by the original Mortgage or original assignment when it is so returned or (2) if the recording office in the applicable jurisdiction retains the original Mortgage or original assignment or the original Mortgage or original assignment has been lost, a copy of such item certified by the applicable recording office.

         All of the items with respect to a Land-and-Home Contract which are delivered to and held by the Custodian are referred to herein as the "Delivered Land-and-Home Contract File." All of the items with respect to a Mortgage Loan which are delivered to and held by the Custodian are referred to herein as the "Delivered Mortgage Loan File."

         Such delivery shall be accompanied by a Certificate of Delivery (the "Certificate of Delivery") of Vanderbilt substantially in the form of Exhibit A hereto.

         4. Subsequent Delivery of Documents. Vanderbilt shall deliver each Recorded Document (or if the recording office in the applicable jurisdiction retains the original Mortgage or original assignment or the original Mortgage or original assignment has been lost, a copy of such item certified by the applicable recording office) to the Custodian no later than the earlier of (1) five Business Days after receipt thereof and (ii) within 180 days of the Closing Date. In addition, within that same time period, Vanderbilt shall deliver to the Custodian any other original documents constituting a part of the Files.

         5. Maintenance of Office. The Custodian agrees to maintain the Delivered Land-and-Home Contract Files for each Land-and-Home Contract and the Delivered Mortgage Loan Files for each Mortgage Loan identified in the Schedule at the office of the Custodian located at _________________________________, or at such other offices of the Custodian in the State of _______ as the Custodian shall designate from time to time after giving the Servicer and the Trustee at least 10 days' prior written notice.

         6. Standard of Care and Limitation on Liability of the Custodian. The Custodian shall not be subject to liability for any loss with respect to the Files; provided, however, that the Custodian shall use its best judgment and perform its duties under this Agreement in good faith and in accordance with customary standards for such custody; and provided, however, that the provisions of this paragraph shall not be construed to relieve the Custodian from liability from its own negligence, or its own wilful misconduct or any breach by the Custodian of any of its obligations hereunder.

         7. Duties of the Custodian. The Custodian shall have the following rights and obligations and shall perform the following duties with respect to the Files in its possession:

         (a) Safekeeping. To segregate the Files from all other mortgages and mortgage notes and similar records in its possession, to maintain the Files in secure, fireproof facilities, to identify the Files as being held and to hold the Files for and on behalf of the Trustee for the benefit of all present and future Certificateholders, and to conduct periodic physical inspections of the Files held by it under this Agreement in such a manner as shall enable the Custodian to verify the physical possession thereof. The Custodian will promptly report to the Servicer and the Trustee any failure on its part to hold the Files as herein provided and promptly take appropriate action to remedy any such failure.

         (b)  Certification as to File Contents.

              (i) Within 45 days after the Custodian has received from (or on behalf of) the Servicer actual possession of each File, the Custodian shall (a) verify that, with respect to each File, all documents listed on the Certificate of Delivery have been executed, received and recorded, if applicable, except as noted on the list of exceptions attached thereto, and (b) deliver to the Servicer and the Trustee an Initial Certificate of Receipt, substantially in the form of Exhibit B-1 attached hereto, which ascertains that all required documents have been executed, received and recorded, if applicable. After the delivery of the Initial Certificate of Receipt, the Custodian shall provide to Vanderbilt and the Trustee, no less frequently than quarterly, updated certifications, in the form of Exhibit B-2, indicating the current status of exceptions until all such exceptions have been eliminated.

              (ii) In making such a review, the Custodian makes no representation and has no responsibilities as to the authenticity of such documents or their compliance with applicable law, including but not limited to their compliance with the requirements for recordation, the correctness of the legal description contained in any document or the collectibility of any of the loan amounts from any borrower. In making such verification, the Custodian may rely conclusively on the Schedule attached hereto and the Certificate of Delivery, and the Custodian shall have no obligation to independently verify the correctness of the Schedule or the Certificate of Delivery.

              (iii) If (a) any discrepancy exists between the Files in the possession of the Custodian and the Schedule or (b) any document or documents constituting a part of a File (the contents of which are indicated in the Certificate of Delivery) has been omitted or is defective in any material respect, the Custodian shall promptly notify the Servicer and the Trustee and deliver an exceptions report (the "Exceptions Report") as promptly as possible but in any event within 45 days of the date of receipt of the Files. Except as specifically provided above, the Custodian shall be under no duty to review, inspect or examine such documents to determine that any of them are enforceable or appropriate for their prescribed purpose.

         (c) Administration; Reports. The Custodian shall, at the expense of the Servicer and any subservicer, assist the Servicer and any subservicer generally in the preparation of reports to Certificateholders or to regulatory bodies to the extent necessitated by the Custodian's custody of the Files.

         (d) Release of Documents. Upon receipt of a Request for Release (a "Request for Release") (substantially in the form attached hereto as Exhibit C), to release all or a portion of any File to the Servicer, the Trustee, or the designee of either the Servicer or the Trustee, in accordance with the instructions furnished by the Servicer, and to cooperate on behalf of the Trustee in such release of Files. All documents so released to the Servicer, the Trustee or their respective designees shall be held by such entity in trust for the benefit of the Certificateholders. Unless such Land-and-Home Contract or Mortgage Loan has been liquidated, the Servicer, the Trustee or their respective designees shall return to the Custodian such released documents when such documents are no longer needed for the purpose set forth in the Request for Release.

         8. Access to Records. The Custodian shall permit the Trustee, _________________ (the "Separate Trustee"), the Servicer and any subservicer appointed by the Servicer and identified by the Trustee to the Custodian, or their duly authorized representatives, attorneys or auditors to inspect the Files and the books and records maintained by the Custodian at such time as the Trustee, the Separate Trustee, the Servicer or any subservicer may reasonably request, subject only to compliance by the Trustee, the Separate Trustee, the Servicer or any subservicer with the security procedures of the Custodian applied by the Custodian to its own employees having access to these and similar records.

         9. Instructions; Authority to Act. The Custodian shall be deemed to have received proper instructions with respect to the Files upon receipt of written notice, request, consent, certificate, order, affidavit, letter, telegram or other document reasonably believed by it to be genuine and to have been signed or sent by the proper party or parties and may be considered as in full force and effect until receipt of written notice to the contrary by the Custodian from the Trustee, the Separate Trustee, the Servicer or any subservicer; provided, however, that the provision of this paragraph shall not be construed to relieve the Custodian, its officers, directors, employees, agents or other representatives from liability from its own negligence or its own wilful misconduct.

         10. Indemnification of the Custodian. Vanderbilt agrees to indemnify the Custodian for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever (including reasonable attorneys fees) which may be imposed on, incurred or asserted against the Custodian as the result of any act or omission in any way relating to the maintenance and custody by the Custodian of the Files; provided, however, that Vanderbilt shall not be liable for any portion of any such amount resulting from the gross negligence or wilful misconduct of the Custodian.

         11. Indemnification of the Trustee. Vanderbilt agrees to indemnify the Trustee for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever (including reasonable attorneys fees) which may be imposed on, incurred or asserted against the Trustee as the result of any act or omission in any way relating to or arising out of the maintenance and custody by the Custodian of the Files or the performance by the Custodian, Vanderbilt or any Servicer of their respective duties hereunder; provided, however, that Vanderbilt shall not be liable for any portion of any such amount resulting from the gross negligence or wilful misconduct of the Trustee.

         12. Advice of Counsel. The Custodian shall be entitled to rely and act upon written advice of counsel with respect to its performance hereunder as custodian and shall be without liability for any action reasonably taken pursuant to such advice, provided that such action is not in violation of applicable Federal or State law and Vanderbilt shall reimburse the Custodian for the reasonable attorneys' fees of the Custodian.

         13. [Custodian] Not to Resign. [Custodian] shall not resign from its obligations and duties as Custodian hereby imposed on it except (a) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or affiliates, the other activities of [Custodian] so causing such a conflict being of a type and nature carried on by [Custodian] or its subsidiaries or affiliates at the date of this Agreement or (b) upon satisfaction of the following conditions: (i) [Custodian] has proposed a successor custodian to the Trustee in writing and such proposed successor is reasonably acceptable to the Trustee; and (ii) [Rating Agency] or its successor in interest and [Rating Agency] or its successor in interest shall have delivered a letter to the Trustee prior to the appointment of the successor stating that the proposed appointment of such successor of [Custodian] hereunder will not result in the reduction or withdrawal of the then current rating of the Certificates; provided, however, that no such resignation by [Custodian] shall become effective until its successor or, in the case of (a) above, the Trustee or a custodian appointed by the Trustee and acceptable to [Rating Agency] and [Rating Agency] shall have assumed [Custodian]'s responsibilities and obligations hereunder. Any such determination permitting the resignation of [Custodian] pursuant to clause (a) above shall be evidenced by an opinion of counsel to such effect reasonably satisfactory to the Trustee and delivered to Vanderbilt and the Trustee concurrently with the delivery of any notice of resignation.

         14. Effective Period, Termination and Amendment. This Agreement shall become effective as of the date hereof and shall continue in full force and effect until terminated as hereinafter provided, and may be amended at any time by mutual agreement of the parties hereto. This Agreement may be terminated by the Trustee with or without cause in a writing delivered or mailed, postage prepaid, to the other parties, such termination to take effect no sooner than sixty (60) days after the date of such delivery or mailing. Concurrently with, or as soon as practicable after, the termination of this Agreement, the Custodian shall redeliver the Files to the Trustee or a person designated by the Trustee at such place as the Trustee or the person designated by the Trustee may reasonably designate.

         15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         16. Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed, postage prepaid, to the Trustee at _______________________________, Attention:
____________________________; to the Custodian at ___________________________,
Attention: ___________________________; to the Servicer or Vanderbilt at 500 Alcoa Trail, Maryville, TN 37804, Attention: President; or to such other address as the Trustee, the Custodian, the Servicer or Vanderbilt may hereafter specify in writing. Notices or other writings shall be effective only upon actual receipt by the parties.

         17. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Trustee, the Custodian, Vanderbilt, in its individual capacity, the Servicer and their respective successors and assigns. Concurrently with the appointment of a successor trustee as provided in the Pooling Agreement, the parties hereto shall amend this Agreement to make said successor trustee the successor to the Trustee hereunder.

         18. Counterparts. This Agreement may be signed in any number of counterparts each of which will be deemed an original, which taken together shall constitute one and the same instrument.

         19. Obligations of the Trustee. Nothing in this Agreement shall be deemed to release the Trustee from any of its obligations under the Pooling Agreement.






         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.

                                       _______________________________,
                                             as Trustee



                                       By:  ___________________________
                                            Name:
                                            Title:


                                       ________________________________,
                                             as Custodian



                                       By:  _____________________________
                                            Name:
                                            Title:

                                       VANDERBILT MORTGAGE AND
                                         FINANCE, INC.
                                         individually and as Servicer



                                       By:  _____________________________
                                            Name:
                                            Title:





                                  APPENDIX A

                (Series 1999__ Pooling and Servicing Agreement)





                                  SCHEDULE I

           (Schedule of Land-and-Home Contracts and Mortgage Loans)






                     EXHIBIT A TO THE CUSTODIAL AGREEMENT

                            CERTIFICATE OF DELIVERY

         The undersigned hereby certifies that the documents listed below, except as noted on the list of exceptions attached hereto, are included in the Delivered Land-and-Home Contract Files and the Delivered Mortgage Loan Files delivered to the Custodian pursuant to the terms of the Custodial Agreement, dated ________ __, 1999 (the "Custodial Agreement"), among _________ ______________, as trustee (the "Trustee"), _________________________, as custodian (the "Custodian") and Vanderbilt Mortgage and Finance, Inc. ("Vanderbilt") for each contract on the Schedule:

(1) with respect to each Land-and-Home Contract,

         (a) the original of the Land-and-Home Contract, and, in the case of each Bi-weekly Contract, the original of the bi-weekly rider for such Contract, and, in the case of each Escalating Principal Payment Contract, the original of the graduated payment rider for such Contract;

         (b) the original related Mortgage with evidence of recording thereon and any title document for the related Manufactured Home;

         (c) with respect to any Land-and-Home Contract not originated by Vanderbilt, the assignment of the Land-and-Home Contract from the originator to Vanderbilt with evidence of recording thereon;

         (d) with respect to any Land-and-Home Contract originated by Vanderbilt, an endorsement of such Land-and-Home Contract by Vanderbilt with recourse;

         (e) with respect to the Land-and-Home Contracts located in the ten states listed on Exhibit D to the Custodial Agreement, the Opinion of Counsel specified in Section 3(1)(e) of the Custodial Agreement; provided, however, if Vanderbilt failed to deliver such an Opinion of Counsel for any of the states listed on Exhibit D to the Custodial Agreement, with respect to the Land-and-Home Contracts located in those states, the original executed assignment of the Mortgage, with evidence of recording thereon, showing the assignment from Vanderbilt to the Trustee or to the separate trustee, as applicable; and

         (f) any extension, waiver or modification agreement(s) for each Land-and-Home Contract on the Schedule.

(2) with respect to each Mortgage Loan,

         (a) the original related Mortgage, with evidence of recording indicated thereon;

         (b) the original assignment and any intervening assignments of the Mortgage, with evidence of recording thereon, showing a complete chain of assignment of the Mortgage Loan from origination of the Mortgage Loan to Vanderbilt;

         (c) the original assignment, with evidence of recording thereon, showing the assignment from Vanderbilt to the Trustee or to the separate trustee, as applicable; and

         (d) any extension, modification or waiver agreement(s) for each Mortgage Loan on the Schedule.

In lieu of the items to be recorded and delivered pursuant to Sections (1)(b),
(1)(c), (1)(e), (2)(a), (2)(b) and (2)(c) above (the "Recorded Documents"), if the original Mortgage or assignment has not been returned by the applicable recording office or is not otherwise available, Vanderbilt has provided the Custodian with a copy thereof together with an Officer's Certificate (which may be a blanket Officer's Certificate of Vanderbilt covering all such Mortgages and assignments) certifying that the copy is a true and correct copy of the original Mortgage or original assignment, as applicable, submitted for recording, which will be (1) replaced by the original Mortgage or original assignment when it is so returned or (2) if the recording office in the applicable jurisdiction retains the original Mortgage or original assignment or the original Mortgage or original assignment has been lost, a copy of such item certified by the applicable recording office.

         In accordance with Section 4 of the Custodial Agreement, Vanderbilt shall deliver to the Custodian any additional items required pursuant to Custodial Agreement within the time period specified therein.

         Capitalized terms not otherwise defined herein shall have the meaning set forth in the Custodial Agreement.

Dated:                                VANDERBILT MORTGAGE AND FINANCE, INC.,
                                        as Servicer



                                      By:__________________________________
                                         Name:
                                         Title:





                     EXHIBIT B-1 TO THE CUSTODIAL AGREEMENT

                        INITIAL CERTIFICATE OF RECEIPT

_________________________,
  as Trustee

_____________________
___________
_________________________
Attention:  ________________________________

Vanderbilt Mortgage and Finance, Inc.
500 Alcoa Trail
Maryville, TN  37802

         Re: Custodial Agreement, dated as of ________ __, 1999, among [Trustee], [Custodian] and Vanderbilt Mortgage and Finance, Inc.
               -----------------------------------------------------------
Ladies and Gentlemen:

         The undersigned hereby acknowledges receipt on this ___ day of __________ 1998 of the Certificate of Delivery and the Delivered Land-and-Home Contract Files and the Delivered Mortgage Loan Files. Subject to the Custodial Agreement, dated ________ __, 1999, among ________________________, as trustee
(the "Trustee"), _________________________, as custodian (the "Custodian") and Vanderbilt Mortgage and Finance, Inc. ("Vanderbilt" or in its capacity as servicer, the "Servicer") (the "Custodial Agreement"), the undersigned hereby certifies that it has reviewed each of the Files listed on the Schedule and that it is holding, on behalf of the Trustee and for the benefit of the Certificateholders, the following items (except as noted on the list of exceptions attached hereto):

(1) with respect to each Land-and-Home Contract,

         (a) the original of the Land-and-Home Contract, and, in the case of each Bi-weekly Contract, the original of the bi-weekly rider for such Contract, and, in the case of each Escalating Principal Payment Contract, the original of the graduated payment rider for such Contract;

         (b) the original related Mortgage with evidence of recording thereon and any title document for the related Manufactured Home;

         (c) with respect to any Land-and-Home Contract not originated by Vanderbilt, the assignment of the Land-and-Home Contract from the originator to Vanderbilt with evidence of recording thereon;

         (d) with respect to any Land-and-Home Contract originated by Vanderbilt, an endorsement of such Land-and-Home Contract by Vanderbilt without recourse;

         (e) (1) with respect to the Land-and-Home Contracts located in the ten states with the highest concentration of Land-and-Home Contracts (listed on Exhibit D to the Custodial Agreement), an Opinion of Counsel to the effect that Vanderbilt need not cause to be recorded any assignment which relates to Land-and-Home Contracts in such states to protect the Trustee's and the Certificateholders' interest in such Land-and-Home Contracts; or

         (2) if the above-referenced Opinion of Counsel is not delivered with respect to any of the ten states listed on Exhibit D to the Custodial Agreement, with respect to the Land-and-Home Contracts located in those states, an original executed assignment of the Mortgage, with evidence of recording thereon, showing the assignment from Vanderbilt to the Trustee or to the separate trustee, as applicable; and

         (f) any extension, waiver or modification agreement(s) of which the Custodian is aware for each Land-and-Home Contract on the Schedule.

(2) with respect to each Mortgage Loan,

         (a) the original related Mortgage, with evidence of recording indicated thereon;

         (b) the original assignment and any intervening assignments of the Mortgage, with evidence of recording thereon, showing a complete chain of assignment of the Mortgage Loan from origination of the Mortgage Loan to Vanderbilt;

         (c) the original assignment, with evidence of recording thereon, showing the assignment from Vanderbilt to the Trustee or to the separate trustee, as applicable; and

         (d) any extension, modification or waiver agreement(s) of which the Custodian is aware for each Mortgage Loan on the Schedule.

         In lieu of the items to be recorded and delivered pursuant to Sections (1)(b), (1)(c), (1)(e), (2)(a), (2)(b) and (2)(c) above (the
"Recorded Documents"), if the original Mortgage or assignment has not been returned by the applicable recording office or is not otherwise available, the Custodian has received a copy thereof together with an Officer's Certificate certifying that the copy is a true and correct copy of the original Mortgage or original assignment, as applicable, submitted for recording, which will be
(1) replaced by the original Mortgage or original assignment when it is so returned or (2) if the recording office in the applicable jurisdiction retains the original Mortgage or original assignment or the original Mortgage or original assignment has been lost, a copy of such item certified by the applicable recording office.

         Pursuant to Section 7(b) of the Custodial Agreement, the Custodian will provide an updated certification to Vanderbilt and the Trustee, no less frequently than quarterly, indicating the current status of exceptions until all such exceptions have been eliminated.

         The undersigned agrees to hold the Files strictly in accordance with the Custodial Agreement and shall perform its duties as explicitly set forth thereunder, and shall have no other duties thereunder. Terms not otherwise defined herein shall have the meaning set forth in the Custodial Agreement.

                                            [Custodian]


                                            By:______________________________
                                               Name:
                                               Title:





                     EXHIBIT B-2 TO THE CUSTODIAL AGREEMENT

                         FORM OF UPDATED CERTIFICATION

_________________________,
  as Trustee

_____________________
___________
_________________________
Attention:  ________________________________

Vanderbilt Mortgage and Finance, Inc.
500 Alcoa Trail
Maryville, TN  37804

         Re: Custodial Agreement, dated as of _______ __, 1999, among [Trustee], [Custodian] and Vanderbilt Mortgage and Finance, Inc.
               ----------------------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 7 of the above-referenced Custodial Agreement, the undersigned, as Custodian, hereby sets forth an updated exception report from the previous Custodian's Certificate issued [INSERT DATE].

         The undersigned agrees to hold the Files strictly in accordance with the Custodial Agreement and shall perform its duties as explicitly set forth thereunder, and shall have no other duties thereunder. Terms not otherwise defined herein shall have the meaning set forth in the Custodial Agreement.

                                            [Custodian]


                                            By:_______________________________
                                               Name:
                                               Title:





                     EXHIBIT C TO THE CUSTODIAL AGREEMENT

                       REQUEST FOR RELEASE OF DOCUMENTS
--------------------------------------------------------------------------------


TO:   [Custodian]                                     DATE:
      ___________________________
      ___________________________
      ___________________________
      ___________________________

FROM: ___________________________
      ___________________________
      ___________________________
      ___________________________

RE: Custodial Agreement, dated as of ________ __, 1999 (the "Custodial Agreement"), among ________________________, as trustee,
___________________________, as custodian and Vanderbilt Mortgage and Finance, Inc., individually and as Servicer.



--------------------------------------------------------------------------------
IN CONNECTION WITH THE ADMINISTRATION OF THE FILES HELD BY YOU IN CUSTODY FOR [TRUSTEE] AND PURSUANT TO THE CUSTODIAL AGREEMENT, THE UNDERSIGNED REQUESTS THE RELEASE OF THE DOCUMENTS DESCRIBED BELOW FOR THE REASON INDICATED.
--------------------------------------------------------------------------------

OBLIGOR'S NAME, ADDRESS AND ZIP CODE                 LOAN NO.

                                        POOL ID

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ORIGINAL CONTRACT AMOUNT............................    $___________

DATE OF ORIGINAL CONTRACT...........................           ___________

-----------
PAID THROUGH DATE...................................           ___________
--------------------------------------------------------------------------------
REASON FOR REQUESTING DOCUMENTS                    AMOUNT        SETTLEMENT
                                                                 DATE

     [  ] CONTRACT PAID IN FULL                    $________     _______________
     [  ] FORECLOSURE                              $________     __________
     [  ] EXHIBITS ATTACHED FOR SUBSTITUTION       $________     __________
     [  ] OTHER (explain)___________________       $________     __________

WE CERTIFY THAT ALL AMOUNTS RECEIVED OR TO BE RECEIVED IN CONNECTION WITH SUCH PAYMENT WHICH ARE REQUIRED TO BE CREDITED TO THE PROTECTED ACCOUNT OR DEPOSITED TO THE CERTIFICATE ACCOUNT HAVE BEEN OR, WITHIN TWO BUSINESS DAYS, RECEIPT OF SUCH PAYMENT WILL BE CREDITED OR DEPOSITED.

--------------------------------------------------------------------------------
SIGNATURE                                                      DATE


--------------------------------------------------------------------------------
PARTICIPANT AUTHORIZED SIGNATURE


--------------------------------------------------------------------------------
[CUSTODIAN'S] RELEASE AUTHORIZATION


--------------------------------------------------------------------------------
NAME AND TITLE                     SIGNATURE                    DATE
--------------------------------------------------------------------------------
TO CUSTODIAN: PLEASE ACKNOWLEDGE BELOW BY YOUR SIGNATURE THE EXECUTION OF THE ABOVE REQUEST. YOU MUST RETAIN THIS FORM FOR YOUR FILES.




DOCUMENT RETURNED TO CUSTODY:

-----------------------------                          -------------
SIGNATURE                                              DATE






                     EXHIBIT D TO THE CUSTODIAL AGREEMENT

                 LIST OF TEN STATES WITH HIGHEST CONCENTRATION
                        OF LAND-AND-HOME CONTRACT FILES









                                  EXHIBIT B-1

                  FORM OF FACE OF CLASS [I A-1][I A-2][I A-3]
                       [I A-4][I A-5][I A-6] CERTIFICATE

               SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS
               CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE
               DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               [FOR CLASS I A-6 ONLY: THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS I A-1, CLASS I A-2, CLASS I A-3 CLASS I A-4 AND CLASS I A-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT
               REFERRED TO HEREIN.]

Number ______

Date of Pooling and                         Original Denomination
Servicing Agreement and                     $ ___________________
Cut-off Date:
_______ __, 1999                            Original Class [I A-1][I A-2]
                                            [I A-3][I A-4][I A-5][I A-6]
                                            Principal Balance:
Class [I A-1][I A-2][I A-3]                 $[__________]
[I A-4][I A-5][I A-6]                       $[__________]
Remittance Rate: As specified               $[__________]
in the Pooling and Servicing                $[__________]
Agreement referred to herein                $[__________]
                                            $[ _________]

                                            Remittance Date after
                                            Latest Due Date:  ____ __, ____

First Remittance Date:                                CUSIP _______________
_____ __, 1999






                MANUFACTURED HOUSING CONTRACT SENIOR/SUBORDINATE
                            PASS-THROUGH CERTIFICATE
         SERIES 1999_, CLASS [I A-1][I A-2][I A-3][I A-4][I A-5][I A-6]
                            [(SENIOR)][(SUBORDINATE)]

                   evidencing a percentage interest in any
                   distributions allocable to the Class [I A-1][I
                   A-2][I A-3][I A-4][I A-5] [I A-6] Certificates with respect to a pool of fixed rate conventional manufactured housing contracts formed and sold by

                      VANDERBILT MORTGAGE AND FINANCE, INC.


which manufactured housing contracts either were originated or acquired by and are initially serviced by Vanderbilt Mortgage and Finance, Inc. (the "Servicer").

         This Certificate does not represent an obligation of or interest in Vanderbilt Mortgage and Finance, Inc., the Servicer or the Trustee referred to below or any of their Affiliates. Neither this Certificate nor the underlying manufactured housing contracts are guaranteed or insured by Vanderbilt Mortgage and Finance, Inc., the Servicer or by any governmental agency or instrumentality.

         THE PORTION OF THE ORIGINAL CLASS [I A-1][I A-2][I A-3] [I A-4][I A-5][I A-6] PRINCIPAL BALANCE EVIDENCED BY THIS CERTIFICATE ("CERTIFICATE BALANCE") WILL BE REDUCED BY DISTRIBUTIONS ON THIS CERTIFICATE THAT ARE ALLOCABLE TO PRINCIPAL. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN ABOVE. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. On the date of the initial issuance of the Certificates, the Paying Agent is the Trustee.

         This certifies that _________. is the registered owner of an undivided interest in certain monthly distributions with respect to a pool (the "Contract Pool") of conventional manufactured housing installment sales contracts, installment loan agreements and mortgage loans (collectively, the "Contracts") formed and sold by Vanderbilt Mortgage and Finance, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below) and certain other property (collectively, the "Trust Fund"). The Contracts either were originated or acquired by and are serviced by the Servicer and are secured by Manufactured Homes. The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement"), by and among the Company, as servicer[, Clayton Homes, Inc., as provider of the Limited Guarantee] and ____________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates, designated as Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1999__ (the "Certificates"), and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         On each Remittance Date, the Trustee will cause to be distributed from funds in the Certificate Account to each Class [I A-1][I A-2][I A-3][I A-4][I A-5][I A-6] Certificateholder an amount equal to the product of the Percentage Interest evidenced by such Class [A-1][A-2][A-3][A-4][A-5][A-6] Certificateholder's Certificate and the Class [I A-1][I A-2][I A-3][I A-4][I A-5][I A-6] Distribution Amount.

         Distributions on this Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register or by wire transfer to Holders of Class [I A-1][I A-2][I A-3][I A-4][I A-5][I A-6] Certificates with original denominations aggregating at least $5 million who have given the Trustee written instructions at least five Business Days prior to the related Record Date. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and specified in such notice of final distribution.

         [For Class I A-6 only] Unless the Opinion of Counsel as to certain ERISA matters required by Section 4.02(b) of the Agreement has been delivered to the Trustee in connection with this Certificate, the Holder of this Certificate represents, by virtue of its acceptance hereof, that it is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code or a Person acting on behalf of such a plan or using the assets of such a plan to acquire this Certificate.

         Reference is hereby made to the further provisions of this Certificate set forth hereafter, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless this Certificate has been countersigned by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.






         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       ________________________,
                                       as Trustee


                                       By ______________________________
                                                 Authorized Officer

[Form of Certificate of
  Countersignature]


This is one of the Certificates
referred to in the within-
mentioned Agreement.


By______________________________       By______________________________,

                                   OR

         Authenticating Agent                      Trustee



______________________________          ______________________________
Authorized Signatory                    Authorized Signatory


[Signature page to Class [I A-1][I A-2][I A-3][I A-4][I A-5][I A-6] Certificate, Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1999_]






                                  EXHIBIT B-2

                   FORM OF FACE OF CLASS II A-1 CERTIFICATE

               SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS
               CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE
               DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Number______

Date of Pooling and                     Original Denomination
Servicing Agreement and                 $____________________
Cut-off Date:
_______ __, 1999                        Original Class II
                                        Principal Balance:
Class II A-1                            $[__________]
Remittance Rate: As specified
in the Pooling and Servicing
Agreement referred to herein

                                        Remittance Date after
                                        Latest Due Date:  ____ __, ____
First Remittance Date:                  CUSIP _______________
_____ __, 1999





                MANUFACTURED HOUSING CONTRACT SENIOR/SUBORDINATE
                            PASS-THROUGH CERTIFICATE
                          SERIES 1999__, CLASS II A-1
                                    (SENIOR)

                      evidencing a percentage interest in any
                      distributions allocable to the Class II A-1
                      Certificates with respect to a pool of fixed rate conventional manufactured housing contracts formed and sold by

                      VANDERBILT MORTGAGE AND FINANCE, INC.


which manufactured housing contracts either were originated or acquired by and are initially serviced by Vanderbilt Mortgage and Finance, Inc. (the "Servicer").

         This Certificate does not represent an obligation of or interest in Vanderbilt Mortgage and Finance, Inc., the Servicer or the Trustee referred to below or any of their Affiliates. Neither this Certificate nor the underlying manufactured housing contracts are guaranteed or insured by Vanderbilt Mortgage and Finance, Inc., the Servicer or by any governmental agency or instrumentality.

         THE PORTION OF THE ORIGINAL CLASS II A-1 PRINCIPAL BALANCE EVIDENCED BY THIS CERTIFICATE ("CERTIFICATE BALANCE") WILL BE REDUCED BY DISTRIBUTIONS ON THIS CERTIFICATE THAT ARE ALLOCABLE TO PRINCIPAL. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN ABOVE. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. On the date of the initial issuance of the Certificates, the Paying Agent is the Trustee.

         This certifies that _________. is the registered owner of an undivided interest in certain monthly distributions with respect to a pool (the "Contract Pool") of conventional manufactured housing installment sales contracts, installment loan agreements and mortgage loans (collectively, the "Contracts") formed and sold by Vanderbilt Mortgage and Finance, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below) and certain other property (collectively, the "Trust Fund"). The Contracts either were originated or acquired by and are serviced by the Servicer and are secured by Manufactured Homes. The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement"), by and among the Company, as servicer[, Clayton Homes, Inc., as provider of the Limited Guarantee] and _________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates, designated as Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1999__ (the "Certificates"), and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         On each Remittance Date, the Trustee will cause to be distributed from funds in the Certificate Account to each Class II A-1 Certificateholder an amount equal to the product of the Percentage Interest evidenced by such Class II A-1 Certificateholder's Certificate and the Class II A-1 Distribution Amount.

         Distributions on this Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register or by wire transfer to Holders of Class II A-1 Certificates with original denominations aggregating at least $5 million who have given the Trustee written instructions at least five Business Days prior to the related Record Date. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and specified in such notice of final distribution.

         Reference is hereby made to the further provisions of this Certificate set forth hereafter, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless this Certificate has been countersigned by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.






         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                  ______________________________,
                                  as Trustee


                                  By ______________________________
                                     Authorized Officer
[Form of Certificate of
  Countersignature]


This is one of the Certificates
referred to in the within-
mentioned Agreement.


By ______________________________       By______________________________,

                                    OR

       Authenticating Agent                           Trustee


______________________________          ______________________________
Authorized Signatory                    Authorized Signatory


[Signature page to Class II A-1 Certificate, Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1999__]






                                  EXHIBIT B-3

                    FORM OF FACE OF CLASS I M-1 CERTIFICATE

               SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS
               CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE
               DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN

               THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS I A-1, CLASS I A-2, CLASS I A-3 CLASS I A-4, CLASS I A-5 AND CLASS I A-6 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Number_______

Date of Pooling and                     Original Denomination
Servicing Agreement and                 $____________________
Cut-off Date:
_______ __, 1999                        Original Class M-1
                                        Principal Balance:
Class I M-1                             $[__________]
Remittance Rate: As specified
in the Pooling and Servicing
Agreement referred to herein


                                        Remittance Date after
                                        Latest Due Date:  ____ __, ____

First Remittance Date:                         CUSIP _______________
_____ __, 1999





               MANUFACTURED HOUSING CONTRACT SENIOR/SUBORDINATE
                           PASS-THROUGH CERTIFICATE
                          SERIES 1999__, CLASS I M-1
                                 (SUBORDINATE)

                    evidencing a percentage interest in any
                    distributions allocable to the Class I M-1
                    Certificates with respect to a pool of fixed rate conventional manufactured housing contracts formed and sold by

                      VANDERBILT MORTGAGE AND FINANCE, INC.


which manufactured housing contracts either were originated or acquired by and are initially serviced by Vanderbilt Mortgage and Finance, Inc. (the "Servicer").

         This Certificate does not represent an obligation of or interest in Vanderbilt Mortgage and Finance, Inc., the Servicer or the Trustee referred to below or any of their Affiliates. Neither this Certificate nor the underlying manufactured housing contracts are guaranteed or insured by Vanderbilt Mortgage and Finance, Inc., the Servicer or by any governmental agency or instrumentality.

         THE PORTION OF THE ORIGINAL CLASS I M-1 PRINCIPAL BALANCE EVIDENCED BY THIS CERTIFICATE ("CERTIFICATE BALANCE") WILL BE REDUCED BY DISTRIBUTIONS ON THIS CERTIFICATE THAT ARE ALLOCABLE TO PRINCIPAL. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN ABOVE. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. On the date of the initial issuance of the Certificates, the Paying Agent is the Trustee.

         This certifies that _________. is the registered owner of an undivided interest in certain monthly distributions with respect to a pool (the "Contract Pool") of conventional manufactured housing installment sales contracts, installment loan agreements and mortgage loans (collectively, the "Contracts") formed and sold by Vanderbilt Mortgage and Finance, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below) and certain other property (collectively, the "Trust Fund"). The Contracts either were originated or acquired by and are serviced by the Servicer and are secured by Manufactured Homes. The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement"), by and among the Company, as servicer[, Clayton Homes, Inc., as provider of the Limited Guarantee] and ____________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates, designated as Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1999__ (the "Certificates"), and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         On each Remittance Date, the Trustee will cause to be distributed from funds in the Certificate Account to each Class I M-1 Certificateholder an amount equal to (i) the product of the Percentage Interest evidenced by such Class I M-1 Certificateholder's Certificate and (ii) subject to the prior rights of Holders of Class IA Certificates as specified in the Agreement, the Class I M-1 Distribution Amount.

         Distributions on this Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register or by wire transfer to Holders of Class I M-1 Certificates with original denominations aggregating at least $5 million who have given the Trustee written instructions at least five Business Days prior to the related Record Date. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and specified in such notice of final distribution.

         Unless the Opinion of Counsel as to certain ERISA matters required by
Section 4.02(b) of the Agreement has been delivered to the Trustee in connection with this Certificate, the Holder of this Certificate represents, by virtue of its acceptance hereof, that it is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code or a Person acting on behalf of such a plan or using the assets of such a plan to acquire this Certificate.

         Reference is hereby made to the further provisions of this Certificate set forth hereafter, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless this Certificate has been countersigned by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.






         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                        ______________________________,
                                        as Trustee


                                        By ______________________________
                                                   Authorized Officer

[Form of Certificate of
  Countersignature]


This is one of the Certificates
referred to in the within-
mentioned Agreement.


By______________________________        By______________________________,

                                    OR

         Authenticating Agent                       Trustee


______________________________          __________________________________
Authorized Signatory                    Authorized Signatory


[Signature page to Class I M-1 Certificate, Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1999__]







                                  EXHIBIT C-1

               FORM OF FACE OF CLASS [I B-1][I B-2] CERTIFICATE

               SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS
               CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE
               DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               [FOR CLASS I B-1 CERTIFICATES ONLY: THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS I A AND CLASS I M-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

               [FOR CLASS I B-2 CERTIFICATES ONLY] THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS I A, CLASS I M-1 AND CLASS I B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

               [FOR CLASS I B-2 CERTIFICATES ONLY: TO THE LIMITED EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT THIS CERTIFICATE IS ENTITLED TO THE BENEFITS OF THE LIMITED GUARANTEE OF CHI AS SET FORTH IN SECTION 6.06 THEREOF.]

Number _______

Date of Pooling and                     Original Denomination
Servicing Agreement and                 $____________________
Cut-off Date:
_______ __, 1999                        Original Class [I B-1][I B-2]
                                        Principal Balance:
Class [I B-1] [I B-2] Remittance
Rate: As specified in the               $[_________] $[____________]
Pooling and Servicing Agreement
referred to herein.
                                        Remittance Date after
                                        Latest Due Date:  ____ __, ____
First Remittance Date:
_____ __, 1999

                                                            CUSIP ______________


               MANUFACTURED HOUSING CONTRACT SENIOR/SUBORDINATE
                           PASS-THROUGH CERTIFICATE
               Series 1999__ CLASS [I B-1][I B-2] (SUBORDINATE)

               evidencing a percentage interest in any distributions allocable to the Class [I B-1][I B-2] Certificates with respect to a pool of fixed rate conventional manufactured housing contracts formed and sold by

                     VANDERBILT MORTGAGE AND FINANCE, INC.


which manufactured housing contracts either were originated or acquired by and are initially serviced by Vanderbilt Mortgage and Finance, Inc. (the "Servicer").

         Except as set forth in the Pooling and Servicing Agreement, this Certificate does not represent an obligation of or interest in Vanderbilt Mortgage and Finance, Inc., the Servicer or the Trustee referred to below or any of their Affiliates. Neither this Certificate nor the underlying manufactured housing contracts are guaranteed or insured by Vanderbilt Mortgage and Finance, Inc., the Servicer or by any governmental agency or instrumentality.

         THE PORTION OF THE ORIGINAL CLASS [I B-1][I B-2] PRINCIPAL BALANCE EVIDENCED BY THIS CERTIFICATE ("CERTIFICATE BALANCE") WILL BE REDUCED BY DISTRIBUTIONS ON THIS CERTIFICATE THAT ARE ALLOCABLE TO PRINCIPAL. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN ABOVE. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. On the date of the initial issuance of the Certificates, the Paying Agent is the Trustee.

         This certifies that __________ is the registered owner of an undivided interest in certain monthly distributions with respect to a pool (the "Contract Pool") of conventional manufactured housing installment sales contracts, installment loan agreements and mortgage loans (collectively, the "Contracts") formed and sold by Vanderbilt Mortgage and Finance, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below) and certain other property (collectively, the "Trust Fund"). The Contracts either were originated or acquired by and are serviced by the Servicer and are secured by Manufactured Homes. The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement"), by and among the Company, as seller and servicer[, Clayton Homes, Inc., as provider of the Limited Guarantee] and ___________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates, designated as Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1999__ (the "Certificates"), and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         On each Remittance Date, the Trustee will cause to be distributed to each Class [I B-1][I B-2] Certificateholder an amount equal to the product of
(i) the Percentage Interest evidenced by such Class [B-1][B-2] Certificateholder's Certificate and (ii) subject to the prior rights of Holders of Class I A, Class I M-1 [and Class I B-1] Certificates as specified in the Agreement, the Class [I B-1][I B-2] Distribution Amount.

         Distributions on this Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register or by wire transfer to Holders of Class [I B-1] [I B-2] Certificates with original denominations aggregating at least $5 million who have given the Trustee written instructions at least five Business Days prior to the related Record Date. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and specified in such notice of final distribution.

         Unless the Opinion of Counsel as to ERISA matters required by Section 4.02(b) of the Agreement has been delivered to the Trustee in connection with this Certificate, the holder of this Certificate represents, by virtue of its acceptance hereof, that it is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code or a person acting on behalf of such a plan or using the assets of such a plan to acquire this Certificate.

         Reference is hereby made to the further provisions of this Certificate set forth hereafter, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless this Certificate has been countersigned by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.






         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                        ______________________________,
                                        as Trustee


                                        By______________________________
                                          Authorized Officer
[Form of Certificate of
  Countersignature]

This is one of the Certificates
referred to in the within-
mentioned Agreement.


By______________________________        By______________________________,

                                    OR

         Authenticating Agent                     Trustee


______________________________          ______________________________
Authorized Signatory                    Authorized Signatory


[Signature page to Class [I B-1][I B-2]
Certificate, Manufactured Housing
Contract Senior/Subordinate
Pass-Through Certificates,
Series 1999__]







                                   EXHIBIT C-2

           FORM OF FACE OF CLASS [II B-1][II B-2][II B-3] CERTIFICATE

               SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS
               CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE
               DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

               [[FOR CLASS II B-1 CERTIFICATES ONLY] THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS II A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

               [FOR CLASS II B-2 CERTIFICATES ONLY] THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS II A AND CLASS II B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

               [FOR CLASS II B-3 CERTIFICATES ONLY] THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS II A, CLASS II B-1 AND CLASS II B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

               [FOR CLASS II B-3 CERTIFICATES ONLY: TO THE LIMITED EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT THIS CERTIFICATE IS ENTITLED TO THE BENEFITS OF THE LIMITED GUARANTEE OF CHI AS SET FORTH IN SECTION 6.06 THEREOF.]

Number_________

Date of Pooling and                     Original Denomination
Servicing Agreement and                 $____________________
Cut-off Date:
_______ __, 1999                     Original Class [II B-1][II B-2]
                                        [II B-3] Principal Balance:
Class [II B-1] [II B-2]
[II B-3] Remittance
Rate: As specified in the               $[_________] $[____________]
Pooling and Servicing Agreement
referred to herein.
                                        Remittance Date after
                                        Latest Due Date:  ____ __, ____
First Remittance Date:
_____ __, 1999


               MANUFACTURED HOUSING CONTRACT SENIOR/SUBORDINATE
                           PASS-THROUGH CERTIFICATE
           Series 1999__ CLASS [II B-1][II B-2][II B-3](SUBORDINATE)

               evidencing a percentage interest in any distributions allocable to the Class [II B-1][II B-2][II B-3]
               Certificates with respect to a pool of fixed rate conventional manufactured housing contracts formed and sold by

                     VANDERBILT MORTGAGE AND FINANCE, INC.


which manufactured housing contracts either were originated or acquired by and are initially serviced by Vanderbilt Mortgage and Finance, Inc. (the "Servicer").

         Except as set forth in the Pooling and Servicing Agreement, this Certificate does not represent an obligation of or interest in Vanderbilt Mortgage and Finance, Inc., the Servicer or the Trustee referred to below or any of their Affiliates. Neither this Certificate nor the underlying manufactured housing contracts are guaranteed or insured by Vanderbilt Mortgage and Finance, Inc., the Servicer or by any governmental agency or instrumentality.

         THE PORTION OF THE ORIGINAL CLASS [II B-1][II B-2][II B-3] PRINCIPAL BALANCE EVIDENCED BY THIS CERTIFICATE ("CERTIFICATE BALANCE") WILL BE REDUCED BY DISTRIBUTIONS ON THIS CERTIFICATE THAT ARE ALLOCABLE TO PRINCIPAL. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN ABOVE. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. On the date of the initial issuance of the Certificates, the Paying Agent is the Trustee.

         This certifies that __________ is the registered owner of an undivided interest in certain monthly distributions with respect to a pool (the "Contract Pool") of conventional manufactured housing installment sales contracts, installment loan agreements and mortgage loans (collectively, the "Contracts") formed and sold by Vanderbilt Mortgage and Finance, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below) and certain other property (collectively, the "Trust Fund"). The Contracts either were originated or acquired by and are serviced by the Servicer and are secured by Manufactured Homes. The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement"), by and among the Company, as seller and servicer[, Clayton Homes, Inc., as provider of the Limited Guarantee] and ___________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates, designated as Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1999__ (the "Certificates"), and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         On each Remittance Date, the Trustee will cause to be distributed to each Class [II B-1][II B-2][II B-3] Certificateholder an amount equal to the product of (i) the Percentage Interest evidenced by such Class [II B-1][II B-2][II B-3] Certificateholder's Certificate and (ii) subject to the prior rights of Holders of Class II A-1 [and Class II B-1][Class II B-2] Certificates as specified in the Agreement, the Class [II B-1][II B-2][II B-3] Distribution Amount.

         Distributions on this Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register or by wire transfer to Holders of Class [II B-1] [II B-2][II B-3] Certificates with original denominations aggregating at least $5 million who have given the Trustee written instructions at least five Business Days prior to the related Record Date. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and specified in such notice of final distribution.

         Unless the Opinion of Counsel as to ERISA matters required by Section 4.02(b) of the Agreement has been delivered to the Trustee in connection with this Certificate, the holder of this Certificate represents, by virtue of its acceptance hereof, that it is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code or a person acting on behalf of such a plan or using the assets of such a plan to acquire this Certificate.

         Reference is hereby made to the further provisions of this Certificate set forth hereafter, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless this Certificate has been countersigned by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.






         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                        ______________________________,
                                        as Trustee

                                        By______________________________
                                            Authorized Officer
[Form of Certificate of
  Countersignature]

This is one of the Certificates
referred to in the within-
mentioned Agreement.


By______________________________        By______________________________,

                                  OR

         Authenticating Agent                   Trustee


______________________________          ______________________________
Authorized Signatory                    Authorized Signatory


[Signature page to Class [II B-1][II B-2]
[II B-3] Certificate, Manufactured Housing
Contract Senior/Subordinate
Pass-Through Certificates,
Series 1999__]







                                   EXHIBIT D

                      FORM OF FACE OF CLASS R CERTIFICATE

               THIS CLASS R CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT OR LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE AGREEMENT REFERRED TO HEREIN.

               THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS I M-1 AND CLASS B CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT
               REFERRED TO HEREIN.

               SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS
               CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE
               DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

               NEITHER THIS CERTIFICATE NOR ANY BENEFICIAL INTEREST HEREIN MAY BE, DIRECTLY OR INDIRECTLY, TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED WITHOUT THE EXPRESS WRITTEN CONSENT OF THE SERVICER, ACTING ON BEHALF OF THE TRUST FUND, AND ANY TRANSFER IN VIOLATION OF THIS RESTRICTION SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE, AND SHALL SUBJECT THE HOLDER HEREOF TO LIABILITY FOR ANY TAX IMPOSED (AND RELATED EXPENSES, IF
               ANY) WITH RESPECT TO SUCH ATTEMPTED TRANSFER.

Number_____                             Percentage Interest: ___%

Date of Pooling and
Servicing Agreement and
Cut-off Date:
_______ __, 1999

                                        Remittance Date after
                                        Latest Due Date:  ____ __, ____
First Remittance Date:
_____ __, 1999


               MANUFACTURED HOUSING CONTRACT SENIOR/SUBORDINATE
                           PASS-THROUGH CERTIFICATE
                      Series 1999__ Class R (SUBORDINATE)

               evidencing the entire percentage interest in any distributions allocable to the Class R Certificate with respect to a pool of fixed rate and a pool of adjustable rate conventional manufactured housing contracts, in each case formed and sold by

                     VANDERBILT MORTGAGE AND FINANCE, INC.


which manufactured housing contracts either were originated or acquired by and are initially serviced by Vanderbilt Mortgage and Finance, Inc. (the "Servicer").

         This Certificate does not represent an obligation of or interest in Vanderbilt Mortgage and Finance, Inc., the Servicer or the Trustee referred to below or any of their Affiliates. Neither this Certificate nor the underlying manufactured housing contracts are guaranteed or insured by Vanderbilt Mortgage and Finance, Inc. or the Servicer or by any governmental agency or instrumentality.

         This certifies that ___________________ is the registered owner of an undivided interest in certain monthly distributions with respect to a pool (the "Contract Pool") of conventional manufactured housing installment sales contracts, installment loan agreements and mortgage loans (collectively, the "Contracts") formed and sold by Vanderbilt Mortgage and Finance, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below) and certain other property (collectively, the "Trust Fund"). The Contracts either were originated or acquired by and are serviced by Vanderbilt Mortgage and Finance, Inc. (the "Servicer") and are secured by Manufactured Homes. The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement"), by and among the Company, as seller and servicer[, Clayton Homes, Inc., as provider of the Limited Guarantee] and ____________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates, designated as Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1999__ (the "Certificates"), and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         On each Remittance Date, the Trustee will cause to be distributed to the Class R Certificateholder an amount equal to the Class R Distribution Amount.

         Distributions on this Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register or by wire transfer if the Holder has given the Trustee written instructions at least five business days prior to the related Record Date. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and specified in such notice of final distribution.

         No transfer of the Class R Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made pursuant to an effective registration statement under said Act or laws. The Trustee or the Company may require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Company that such transfer is exempt (describing the applicable exemption and the basis therefor) from the registration requirements of the Securities Act of 1933, as amended, and from any applicable securities statute of any state, and the transferee shall execute an investment letter in the form described by the Agreement.

         Unless the Opinion of Counsel as to ERISA matters required by Section 4.02(b) of the Agreement has been delivered to the Trustee in connection with this Certificate, the Holder of this Certificate represents, by virtue of its acceptance hereof, that it is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code or a Person acting on behalf of such a plan or using the assets of such a plan to acquire this Certificate. In addition, no transfer of this Class R Certificate shall be made without the consent of the Servicer pursuant to Sections 4.02 and 4.08 of the Agreement.

         Reference is hereby made to the further provisions of this Certificate set forth hereafter, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless this Certificate has been countersigned by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.






IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                        ______________________________,
                                        as Trustee

                                        By______________________________
                                          Authorized Officer

[Form of Certificate of
  Countersignature]

This is one of the Certificates
referred to in the within-
mentioned Agreement.


By______________________________        By______________________________,

                                    OR

         Authenticating Agent                    Trustee


______________________________          ______________________________
Authorized Signatory                    Authorized Signatory



[Signature page to Class R Certificate,
Manufactured Housing Contract
Senior/Subordinate Pass-Through
Certificates, Series 1999__]







                                   EXHIBIT E

          [FORM OF REVERSE OF CLASS A, CLASS B AND CLASS R CERTIFICATE]

         As provided in the Agreement, deductions and withdrawals from the Certificate Account will be made from time to time for purposes other than distributions to Certificateholders, such purposes including payment of the Monthly Servicing Fee, reimbursement to the Servicer for certain expenses incurred by it, and reimbursement to the Servicer for previous advances with respect to delinquent payments on the Contracts.

         The Trustee will cause to be kept at its Corporate Trust Office in New York City, or at the office of its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose, the Trustee will, subject to the limitations set forth in the Agreement, countersign and deliver, in the name of the designated transferee or transferees, a Certificate dated the date of countersignature by the Trustee.

         No service charge will be made to the Holder for any registration of transfer or exchange of this Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Company, the Servicer and the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Company, the Servicer nor the Trustee will be affected by notice to the contrary.

         The Agreement may be amended from time to time by the Company, the Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity, error or mistake or to correct or supplement any provisions therein which may be inconsistent with any other provisions therein, (ii) to add to the duties or obligations of the Servicer under the Agreement, (iii) to obtain a rating by a nationally recognized rating agency or to maintain or improve the rating of Group I or Group II Certificates then given by a rating agency (it being understood that, after obtaining the rating of any Group I or Group II Certificates at the Closing Date, none of the Trustee, the Company or the Servicer is obligated to obtain, maintain or improve any rating of the Group I or Group II Certificates), (iv) to facilitate the operation of a guarantee of the Class I B-2 or Class II B-3 Certificates by any Person (it being understood that the creation of any such guarantee is solely at the option of the Company and that such guarantee will not benefit in any way or result in any payments on any other Class of Certificates) or (v) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, including without limitation provisions relating to the issuance of definitive Certificates to Certificate Owners provided that book-entry registration of Group I and Group II Certificates is no longer permitted, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder (including, without limitation, the maintenance of the status of the Trust Fund as a REMIC under the Code). The Agreement may also be amended from time to time by the Company, the Servicer and the Trustee, without consent of the Certificateholders, to modify, eliminate or add to the provisions of the Agreement to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC under the Code or avoid, or minimize the risk of, the imposition of any tax on the Trust Fund or to prevent the Trust Fund from entering into certain prohibited transactions under the Code, provided that such amendment shall not adversely affect in any material respect the interests of any Certificateholder and there shall have been delivered to the Trustee an Opinion of Counsel to the effect that such action is necessary or appropriate for such purposes.

         The Agreement may also be amended from time to time by the Company, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than 51% of the Trust Fund, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding or
(iii) adversely affect the status of the Trust Fund as a REMIC or cause a tax to be imposed on the Trust Fund under the REMIC provisions.

         The respective obligations and responsibilities of the Company, the Servicer and the Trustee under the Agreement will terminate upon: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Contract or the disposition of all property acquired upon repossession of any Contract and the remittance of all funds due thereunder; or (ii) at the option of the Company or the Servicer, on any Remittance Date after the first Remittance Date on which the sum of the Pool Scheduled Principal Balances of the Group I and Group II Contracts is less than 10% of the sum of the Total Original Contract Pool Principal Balances of the Group I and Group II Contracts, so long as the Company or the Servicer, as the case may be, deposits in the Certificate Accounts the repurchase price specified in the Agreement.






                             [FORM OF ASSIGNMENT]

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

         (PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE) (*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)


___________________
___________________

________________________________________________________________________________
(Please Print or Typewrite Name and Address of Assignee)



________________________________________________________________________________
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint


_______________________________________________________________________Attorney
to transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:

(Signature guaranty)                    ______________________________
                                        NOTICE:  The signature to this
                                        assignment must correspond with the
                                        name as it appears upon the face of
                                        the within Certificate in every
                                        particular, without alteration or
                                        enlargement or any change whatever.






                                   EXHIBIT F

                                  [SERVICER]

                CERTIFICATE REGARDING SUBSTITUTION OF ELIGIBLE
                              SUBSTITUTE CONTRACT

         The undersigned certify that they are [title] and [title], respectively, of Vanderbilt Mortgage and Finance, Inc. (the "Company"), and that as such they are duly authorized to execute and deliver this certificate on behalf of the Company pursuant to Section 3.05(b) of the Pooling and Servicing Agreement (the "Agreement"), dated as of _______ __, 1999, among Vanderbilt Mortgage and Finance, Inc., as Seller and Servicer, and ___________, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certify that:

         1. The Contracts on the attached schedule are to be substituted on the date hereof pursuant to Section 3.05(b) of the Agreement and each such Contract is an Eligible Substitute Contract [description, as to each Contract, as to how it satisfies the definition of "Eligible Substitute Contract"].

         2. The Contract File for each such Contract being substituted for a Replaced Contract is in the custody of the Servicer and each such Contract has been stamped in accordance with Section 3.02(y) of the Agreement.

         3. The UCC-1 financing statement in respect of the Contracts to be substituted, in the form required by Section 3.05(b)(ii) of the Agreement, has been filed with the appropriate office in Tennessee.

         [4. There has been deposited in the appropriate Certificate Account the amounts listed on the schedule attached hereto as the amount by which the Scheduled Principal Balance of each Replaced Contract exceeds the Scheduled Principal Balance of each Contract being substituted therefor.]





         IN WITNESS WHEREOF, I have affixed hereunto my signature this ____ day of ________, 19__.

                                        [SERVICER]


                                        By______________________________
                                        [Name]
                                        [Title]






                                   EXHIBIT G

                                  [SERVICER]

                       CERTIFICATE OF SERVICING OFFICER


         The undersigned certifies that he is a [title] of [Servicer], a [ ] corporation (the "Servicer"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Servicer pursuant to
Section 7.02 of the Pooling and Servicing Agreement (the "Agreement"), dated as of _______ __, 1999, by and among Vanderbilt Mortgage and Finance, Inc., as Seller and Servicer[, Clayton Homes, Inc., as provider of the Limited Guarantee] and ____________________, as trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

               1. The Monthly Report for the period from ____________ to ___________ attached to this certificate is complete and accurate in accordance with the requirements of Sections 7.01 and 7.02 of the Agreement; and

               2. As of the date hereof, no Event of Default or event that with notice or lapse of time or both would become an Event of Default has occurred.

         IN WITNESS WHEREOF, I have affixed hereunto my signature this __ day of _________, ____.

                                        [SERVICER]


                                        By______________________________
                                          [Name]
                                          [Title]






                                   EXHIBIT H


                              TRANSFER AFFIDAVIT


STATE OF       )
               :  ss.:
COUNTY OF      )


         The undersigned, being first duly sworn, deposes and says as follows:

         1. The undersigned is an officer of ___________________ _________________, a corporation duly organized and existing under the laws of the State of _________, the proposed transferee (the "Transferee") of the Class R Certificate from the Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1999__, issued pursuant to the Pooling and Servicing Agreement, dated as of _______ __, 1999 (the "Agreement"), by and among Vanderbilt Mortgage and Finance, Inc., as seller and servicer[, Clayton Homes, Inc., as provider of the Limited Guarantee] and _____________________. Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

         2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring the Class R Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

         3. The Transferee has been advised and understands that (i) a tax shall be imposed on Transfers of the Class R Certificate to Persons that are not Permitted Transferees; (ii) such tax is imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

         4. The Transferee has been advised of, and understands that a tax shall be imposed on a "pass-through entity" holding the Class R Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that no tax will be imposed for any period for which the record holder furnishes to the pass-through entity an affidavit stating that the record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

         5. Transferee has reviewed the provisions of Section 4.08 of the Agreement (attached hereto as Exhibit 1 and incorporated herein by reference) and understands the legal consequences of the acquisition of the Class R Certificate, including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Sections 4.02 and 4.08 of the Agreement. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

         6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer the Class R Certificate and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer the Class R Certificate or cause the Class R Certificate to be Transferred to any Person that the Transferee knows is not a Permitted Transferee.

         7. The Transferee's taxpayer identification number is
__________________.

         8. The Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class R Certificate in connection with the conduct of a trade or business in the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R Certificate will not be disregarded for federal income tax purposes. "Non-U.S. Person" means an individual, corporation, partnership or other person which is not a U.S. Person. A "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered United States persons as well.

         9. The Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Class R Certificate, and the Purchaser hereby acknowledges that the Class R Certificate may generate tax liabilities in excess of the cash flow associated with the Class R Certificate and intends to pay such taxes associated with the Class R Certificate when they become due.






         IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ___ day of __________, 199_.

                                        [Name of transferee]


                                        By:_______________________________
                                           Name:
                                           Title:
[Corporate Seal]

ATTEST:


_______________________________
[Assistant] Secretary


         Personally appeared before me the above-named _____________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

         Subscribed and sworn before me this ____ day of ______, 1999.


                                        _______________________________
                                        NOTARY PUBLIC

                                        My commission expires the
                                        __ day of _______________, 19__.





                                   EXHIBIT I

                         FORM OF INVESTMENT LETTER OF
                           CLASS R CERTIFICATEHOLDER


Representations of Purchaser.
-----------------------------

         1. The Purchaser is acquiring a Class R Certificate as principal for its own account for the purpose of investment [neither the Underwriters nor any of their Affiliates need represent that it is acquiring for purposes of investment] and not with a view to or for sale in connection with any distribution thereof, subject nevertheless to any requirement of law that the disposition of the Purchaser's property shall at all times be and remain within its control.

         2. The Purchaser has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in a Class R Certificate and is able to bear the economic risk of such investment. The Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Purchaser has been given such information concerning the Class R Certificate, the underlying Contracts and the Servicer as it has requested.

         3. The Purchaser will comply with all applicable federal and state securities laws in connection with any subsequent resale by the Purchaser of the Class R Certificate.

         4. The Purchaser understands that the Class R Certificate has not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws and may be resold (which resale is not currently contemplated) only if an exemption from registration is available, that neither the Company, the Servicer nor the Trustee is required to register the Class R Certificate and that any transfer must comply with Sections 4.02 and 4.08 of the Pooling and Servicing Agreement. In connection with any resale of the Class R Certificate, the Purchaser shall not make any general solicitation or advertisement.

         5. The Purchaser represents that it is not an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or a person acting on behalf of such a plan or using the assets of such a plan to acquire the Class R Certificate.

         6. The Purchaser agrees that it will obtain from any purchaser of the Class R Certificate from it the same representations, warranties and agreements contained in the foregoing paragraphs 1 through 4 and in this paragraph 5.

         7. The Purchaser hereby directs the Trustee to register the Class R Certificate acquired by the Purchaser in the name of its nominee as follows:
_____________.

                                        Very truly yours,



                                        _______________________________
                                        NAME OF PURCHASER



                                        By:_______________________________
                                        Name:_____________________________
                                        Title:____________________________






                                                                       EXHIBIT J


             List of Sellers and Originators of Acquired Contracts


                  Seller                        Originator
                  ------                        ----------







                                                                       EXHIBIT K



                               POWER OF ATTORNEY

         Vanderbilt Mortgage and Finance, Inc. as Seller and Servicer (the "Seller") under the Pooling and Servicing Agreement dated as of _______ __, 1999 (the "Agreement"), between Vanderbilt Mortgage and Finance, Inc. and ____________________, as Trustee (the "Trustee"), hereby irrevocably constitutes and appoints the Trustee its true and lawful attorney-in-fact and agent, to execute, acknowledge, verify, swear to, deliver, record and file, in its name, place and stead, all instruments, documents and certificates which may from time to time be required in connection with the Agreement, including, without limitation, to execute any documents required to be executed or recorded by the Trustee pursuant to Section 2.02(a) of the Agreement. If required, the Seller shall execute and deliver to the Trustee upon request therefor, such further designations, powers of attorney or other instruments as the Trustee shall reasonably deem necessary for its purposes hereof.

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Agreement.

                                        VANDERBILT MORTGAGE AND FINANCE, INC.


                                        By:_______________________________
                                        Name:
                                        Title:


                                                                   Exhibit 5.1

                    [BOULT, CUMMINGS, CONNERS & BERRY, PLC]

                                 March 31, 1999

Vanderbilt Mortgage and Finance, Inc.
500 Alcoa Trail
Maryville, Tennessee 37804

Clayton Homes, Inc.
5000 Clayton Road
Maryville, Tennessee 37804

         Re:      Registration Statement on Form S-3
                  $2,500,000,000 Vanderbilt Mortgage and Finance, Inc. Manufactured Housing Contract Pass-Through Certificates and Clayton Homes, Inc. Limited Guarantee

Ladies and Gentlemen:

        We have acted as counsel for Vanderbilt Mortgage and Finance, Inc. ("VMF") and Clayton Homes, Inc. ("CHI") in connection with the Registration Statement on Form S-3 filed on March 31, 1999 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of $2,500,000,000 Vanderbilt Mortgage and Finance, Inc. Manufactured Housing Contract Pass-Through Certificates (the "Certificates") and the Clayton Homes, Inc. Limited Guarantee (the "Limited Guarantee"). Pursuant to Rule 429 under the Act, the Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-43583 previously filed with the Commission by VMF and CHI which became effective on January 26, 1998, for the registration under the Act of Vanderbilt Mortgage and Finance, Inc. Manufactured Housing Contract Pass-Through Certificates and the Clayton Homes, Inc. Limited Guarantee.

        Each series of such Certificates is proposed to be issued pursuant to a separate pooling and servicing agreement (the "Pooling and Servicing Agreement") between VMF, as servicer, VMF, as seller or, in some cases, a special purpose subsidiary of VMF ("SPC"), as seller, and a trustee (the "Trustee") to be identified in a prospectus supplement ("Prospectus Supplement") prepared and filed in connection with such series of Certificates.

        The Limited Guarantee may apply to certain of the Certificates, if so provided in the Prospectus Supplement for such class or series of Certificates.

        We have examined the Registration Statement and such other documents, agreements and instruments, and have reviewed such questions of law, as we have considered necessary and appropriate for purposes of rendering this opinion.

        Based on the foregoing, we are of the opinion that:

        1. When each Pooling and Servicing Agreement has been duly authorized by all necessary action on the part of VMF and the SPC, if applicable, and has been duly executed and delivered by each party thereto, it will constitute a valid and binding obligation of VMF and the SPC, if applicable, enforceable against VMF and the SPC, if applicable, in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        2. When the issuance, execution and delivery of the Certificates have been duly authorized by all necessary action on the part of VMF and CHI and the SPC, if applicable, and when such Certificates have been duly executed, delivered and authenticated and sold in accordance with the terms of a specific Pooling and Servicing Agreement and as described in the Registration Statement, such Certificates will be legally and validly issued, fully-paid and nonassessable and the holders of such Certificates will be entitled to the benefits provided by the Pooling and Servicing Agreement pursuant to which such Certificates were issued.

        3. When the Limited Guarantee has been duly authorized by all necessary action on the part of CHI and has been duly executed and delivered, it will constitute a valid and binding obligation of CHI, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        In rendering our opinion, we have assumed that, at the time of the execution and delivery of the applicable Pooling and Servicing Agreement and the Limited Guarantee and the execution, delivery and authentication of the related class or series of Certificates, (i) there will not have occurred any change in the law affecting the authorization, issuance, validity or enforceability of the Pooling and Servicing Agreement, the Limited Guarantee or the Certificates, (ii) the Registration Statement will have been declared effective by the Commission and will continue to be effective, and the issuance of such securities will be in compliance with all applicable state securities laws; (iii) the Certificates will be issued and sold as described in the applicable Prospectus Supplement; (iv) none of the particular terms of a class or series of Certificates will violate any applicable law, and (v) neither the issuance and sale of the Certificates and the Limited Guarantee nor the compliance by VMF or CHI or the SPC, if applicable, with the terms thereof will result in a violation of any agreement or instrument then binding upon VMF or CHI or the SPC, if applicable, or any order of any court or governmental body having jurisdiction over VMF or CHI or the SPC, if applicable. This opinion is applicable only to the authorization, execution and delivery of Pooling and Servicing Agreements and the Limited Guarantee and the issuance of Certificates with respect to which we have participated as counsel.

        Further, we have assumed the accuracy and completeness of all certifications, documents and other proceedings examined by us that have been executed or certified by officials of VMF and CHI acting within the scope of their official capacities and have not verified the accuracy or truthfulness thereof. We have also assumed the genuineness of the signatures appearing upon such public records, certifications, documents and proceedings. In addition, we have assumed that each such Pooling and Servicing Agreement and Limited Guarantee and the related Certificates will be executed and delivered in substantially the form filed as exhibits to the Registration Statement (including such exhibits incorporated therein which were previously filed with the Commission), and that such Certificates will be sold as described in the Prospectus Supplement described in the Registration Statement.

        We express no opinion as to the laws of any jurisdiction, other than the federal laws of the United States of America and the laws of the State of Tennessee.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                      Sincerely,

                                      /s/ BOULT, CUMMINGS, CONNERS & BERRY, PLC



                                                                    Exhibit 8.1

                               [BROWN & WOOD LLP]

                                 March 31, 1999

Vanderbilt Mortgage and Finance, Inc.
500 Alcoa Trail
Maryville, Tennessee 37804

Clayton Homes, Inc.
5000 Clayton Road
Maryville, Tennessee 37804

                              Re:   Vanderbilt Mortgage and Finance, Inc.
                                    Manufactured Housing Contract
                                    Pass-Through Certificates
                                    Registration Statement on Form S-3

 Ladies and Gentlemen:

        We have acted as special federal income tax counsel to Vanderbilt Mortgage and Finance, Inc., a Tennessee corporation (the "Registrant"), in connection with the issuance and sale of its Manufactured Housing Contract Pass-Through Certificates that evidence interests in certain pools of manufactured housing installment sales contracts (the "Certificates"). Each series of Certificates will be issued pursuant to a Pooling and Servicing Agreement among the Registrant and a trustee to be specified in the prospectus supplement for such series of Certificates. We have advised the Registrant with respect to certain federal income tax consequences of the proposed issuance of the Certificates. This advice is summarized under the headings "Certain Federal Income Tax Consequences" in the form of prospectus and "Summary of Terms of the Offered Certificates -- Certain Federal Income Tax Considerations" and "Certain Federal Income Tax Consequences" in the form of prospectus supplement, all as part of the Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on the date hereof for the registration of such Certificates under the Act. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion, the description is accurate in all material respects.

        We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as special federal income tax counsel to the Registrant) under the headings "Certain Federal Income Tax Consequences" and "Legal Matters" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                         Very truly yours,

                                                         /s/ BROWN & WOOD LLP





                                                                    Exhibit 12

               CLAYTON HOMES, INC. AND CONSOLIDATED SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                                        For Six Month
                                                                                        Period Ended
                                             For Year Ended June 30,                      December 31,
                              1994        1995        1996         1997         1998          1998
Income from operation
before taxes                 $108,285    $135,800     $172,300     $192,700    $222,100        $108,310

Add

Interest on Indebtedness       11,160       5,823        4,016        3,912       4,285          11,110
Portion of rents
representative of
interest factor                   720         757          906        1,031       1,235             821
Income as adjusted            120,185     142,380      177,222      197,643      22,620         120,241
Fixed Charges
Interest on Indebtedness       11,160       5,823        4,016        3,912       4,285          11,110
Portion of rents
representative of
interest factor                   720         757          906        1,031       1,235             821
Fixed Charges                  11,880       6,580        4,922        4,943       5,520          11,931
Ratio of earnings to
fixed charges                   10.12       21.64        36.00        39.99       41.24           10.08



                                                                  Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the registration statement of Vanderbilt Mortgage and Finance, Inc. and Clayton Homes, Inc. on Form S-3 of our report dated August 5, 1998, on our audits of the consolidated financial statements of Clayton Homes, Inc. (the "Company") as of June 30, 1998 and 1997, and for each of the years in the three year period ended June 30, 1998, which report is incorporated by reference, from the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, filed with the SEC. We also consent to the reference to our Firm under the caption "Experts".

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Knoxville, Tennessee
March 31, 1999